As filed with the Securities and Exchange Commission on October 20, 2023.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENFIRE RESOURCES LTD.

(Exact name of Registrant as Specified in its Charter)

NIA

(Translation of registrant’s name into English)

Canada	1311	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1900 – 205 5th Avenue SW

Calgary, Alberta T2P 2V7

(403) 264-9046

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Robert Logan Greenfire Resources Ltd. 1900 – 205 5th Avenue SW Calgary, AB T2P 2V7 (403) 465-2321	Guy P. Lander Carter, Ledyard & Milburn LLP 28 Liberty Street New York, NY 10005 (212) 238-8619	Ted Brown Burnet, Duckworth & Palmer LLP 2400, 525 – 8th Avenue SW Calgary, Alberta T2P 1G1 Canada (403) 260-0298

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may issue or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 20, 2023

GREENFIRE RESOURCES LTD.

44,863,226 COMMON SHARES

5,414,906 WARRANTS

5,414,906 COMMON SHARES ISSUABLE UPON EXERCISE OF WARRANTS

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of:

●	up to 4,177,091 common shares (“Common Shares”) of Greenfire Resources Ltd. (“we” or the “Company”) of certain Selling Securityholders who purchased MBSC Class A Common Shares (as defined herein) in a private placement pursuant to the PIPE Financing (as defined herein) consummated in connection with the Business Combination (as defined herein) for a purchase price of $10.10 per share, which shares were converted into Common Shares on a one-for-one basis as part of the Business Combination;

●	up to 4,250,000 Common Shares issued to the MBSC Sponsor (as defined below) and its transferees in exchange for their MBSC Class B Common Shares (as defined below) on a one-for-one basis (after giving effect to certain forfeitures of MBSC Class B Common Shares) pursuant to the Business Combination, which MBSC Class B Common Shares were originally issued in private placements by MBSC (as defined below) for a purchase price of approximately $0.0033 per share (the Common Shares of the MBSC Sponsor are subject to transfer restrictions in the Lock-Up Agreement (as defined below));

●	36,436,135 Common Shares and 2,888,239 warrants to purchase Common Shares at an exercise price of $11.50 per share (“Company Warrants”) issued to certain former securityholders (the “Greenfire Holders”) of Greenfire Resources Inc. (“Greenfire”) pursuant to the Business Combination in exchange for securities of Greenfire acquired by executives and founders that in most cases were issued for nominal consideration or pursuant to grants to such executives under Greenfire’s equity incentive plans (all of which are subject to transfer restrictions in the Lock-Up Agreement);

●	2,526,667 Company Warrants issued to the MBSC Sponsor in exchange for its MBSC Private Placement Warrants (as defined below) on a one-for-one basis (after giving effect to certain forfeitures of MBSC Private Placement Warrants) pursuant to the Business Combination, which MBSC Private Placement Warrants were originally purchased in a private placement in connection with the MBSC IPO (as defined below) for a purchase price of $1.50 per warrant (all of which are subject to transfer restrictions in the Lock-Up Agreement); and

●	up to 5,414,906 Common Shares issuable upon exercise of the Company Warrants of MBSC Sponsor and the Greenfire Holders (all of which are subject to transfer restrictions in the Lock-Up Agreement).

Capitalized terms used in this prospectus and not otherwise defined have the meanings set forth under the heading “Certain Defined Terms.”

In connection with the Business Combination, holders of 29,244,293 MBSC Class A Common Shares exercised their right to redeem those shares for cash at a price of approximately $10.33 per share, for an aggregate redemption price of approximately $302.3 million. At the closing of the Business Combination, there were 68,642,515 Common Shares issued and outstanding. The total number of Common Shares that may be offered and sold under this prospectus by the Selling Securityholders (the “Total Resale Shares”) represents a substantial percentage of the total outstanding Common Shares as of the date of this prospectus. The Total Resale Shares being offered for resale in this prospectus represent approximately 73% of our current total outstanding Common Shares, assuming the exercise of all Company Warrants. Further, certain Selling Securityholders beneficially own a significant percentage of our outstanding Common Shares. As of October 20, 2023, (i) the Greenfire Holders beneficially owned, in the aggregate 36,436,135 Common Shares, representing approximately 57% of all outstanding Common Shares (including 2,888,239 Common Shares issuable upon exercise of Company Warrants) and (ii) MBSC Sponsor beneficially owned 3,850,000 Common Shares, representing approximately 9% of all outstanding Common Shares (including 2,526,667 Common Shares issuable upon exercise of Company Warrants). All of those Common Shares and Company Warrants are subject to transfer restrictions in the Lock-up Agreement that expire on March 18, 2024 and thereafter may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Common Shares. Even if the current trading price of the Common Shares is at or significantly below the price at which the MBSC Units were issued in the MBSC IPO, some of the Selling Securityholders may still have an incentive to sell because they could still profit on sales due to the lower purchase price they paid with respect to their securities compared to public securityholders. Public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price. See “Risk Factors—Risks Related to Ownership of the Company’s Securities—A significant portion of the Company’s total outstanding securities may be sold into the market in the near future. This could cause the market price of the Common Shares to drop significantly, even if the Company’s business is performing well.”

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Common Shares or Company Warrants, except with respect to amounts received by us upon the exercise of the Company Warrants. Whether holders will exercise their Company Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Common Shares. Each Company Warrant is exercisable for one Common Share at an exercise price of $11.50. Therefore, if and when the trading price of the Common Shares is less than $11.50, we expect that holders would not exercise their Company Warrants. The last reported sales price for the Common Shares on the New York Stock Exchange (“NYSE”) on October 19, 2023 was $6.18 per share. Company Warrants may not be in the money during the period they are exercisable and prior to their expiration, and the Company Warrants may not be exercised prior to their maturity, even if they are in the money, and as such, the Company Warrants may expire worthless and we may receive minimal proceeds, if any, from the exercise of Company Warrants. To the extent that any of the Company Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Company Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed elsewhere in this prospectus to continue to fund our operations. See “Risk Factors—Risks Related to Ownership of the Company’s Securities—There is no guarantee that the exercise price of Company Warrants will ever be less than the trading price of our Common Shares on the NYSE, and they may expire worthless. In addition, we may reduce the exercise price of the Company Warrants in accordance with the provisions of the Warrant Agreements, and a reduction in exercise price of the Company Warrants would decrease the maximum amount of cash proceeds we could receive upon the exercise in full of the Company Warrants for cash”.

We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Common Shares or Company Warrants. See “Plan of Distribution”.

The Common Shares are listed on the NYSE under the symbol “GFR”. On October 19, 2023, the last reported sales price of the Common Shares on the NYSE was $6.18.

We are a “foreign private issuer” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Additionally, the NYSE rules allow foreign private issuers to follow home country practices in lieu of certain of the NYSE’s corporate governance rules. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all the NYSE corporate governance requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

None of the Securities and Exchange Commission, any state securities commission or the securities commission of any Canadian province or territory has approved or disapproved of these securities, or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2023.

No one has been authorized to provide you with information that is different from that contained in this prospectus or any free writing prospectus filed by us. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning the Company’s industry and business, as well as data regarding market research, estimates, forecasts and projections prepared by the Company’s management. Information that is based on market research, estimates, forecasts, projections, or similar methodologies is subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, the Company obtained industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, the Company does not expressly refer to the sources from which this data is derived. In that regard, when the Company refers to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources that the Company paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While the Company has compiled, extracted, and reproduced industry data from these sources, the Company has not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See Cautionary Note Regarding Forward-Looking Statements.

TRADEMARKS AND TRADE NAMES

The Company owns or has rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to create, and does not imply, a relationship with the Company or an endorsement or sponsorship by or of the Company. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

PRESENTATION OF FINANCIAL INFORMATION

This prospectus contains:

●	the audited financial statements of MBSC for the year ended December 31, 2022 and for the period from March 25, 2021 (inception) to December 31, 2021;

●	the unaudited interim financial statements of MBSC for the three and six months ended June 30, 2023;

●	the audited financial statements of the Company as at December 31, 2022;

●	the unaudited condensed interim consolidated financial statements of the Company as at June 30, 2023;

●	the audited consolidated financial statements of Greenfire for the years ended December 31, 2022 and December 31, 2021 and for the period from November 2, 2020 (inception) to December 31, 2020;

●	the unaudited condensed interim consolidated financial statements of Greenfire for the three and six month periods ended June 30, 2023 and 2022; and

●	the audited consolidated financial statements of Japan Canada Oil Sands Limited (“JACOS”), the predecessor to Greenfire, for the period from January 1, 2021 to September 17, 2021 and for the year ended December 31, 2020.

Unless indicated otherwise, financial data presented in this prospectus has been taken from the unaudited interim financial statements of MBSC, the Company and Greenfire, and the audited financial statements of MBSC, the Company, Greenfire and JACOS included in this prospectus. Unless otherwise indicated, financial information of MBSC has been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and the financial information in respect of the Company, Greenfire and JACOS has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). This prospectus does not include any explanation of the principal differences or any reconciliation between U.S. GAAP and IFRS.

The Company and Greenfire present their consolidated financial statements in Canadian dollars. MBSC published its financial statements in U.S. dollars. In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “$,” “US$,” “USD” and “dollars” mean U.S. dollars and all references to “CAD$”, “C$” and “CAD” mean Canadian dollars.

NON-GAAP FINANCIAL MEASURES

The Company reports certain financial information using meaningful measures commonly used in the oil and natural gas industry that are not defined under IFRS, and are referred to as non-GAAP measures. The Company believes that these measures provide information that is useful to investors in understanding the performance of the Company and facilitate a comparison of the Company’s results from period to period. Non-GAAP financial measures and ratios used in the Company’s financial information include excess cash flow, adjusted EBITDA, adjusted funds flow, adjusted funds flow per barrel ($/bbl), adjusted working capital and net debt. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with IFRS, and should be read in conjunction with the audited annual consolidated financial statements and unaudited interim consolidated financial statements of Greenfire. Readers are cautioned that these non-GAAP financial measures and ratios are not standardized measures under IFRS, and may not be comparable to similar financial measures disclosed by other entities.

For more information on the non-GAAP financial measures used in this prospectus, please see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures and Other Performance Measures.”

DISCLOSURE OF OIL AND GAS PRODUCTION VOLUMES

Greenfire owns interests in two steam-assisted gravity drainage (“SAGD”) facilities, the Demo Asset and the Expansion Asset. Greenfire owns a 100% working interest in the Demo Asset and a 75% working interest in the Expansion Asset. Greenfire reports its bitumen production volumes from its Expansion Asset as “gross” and “net” where “gross” refers to the total aggregate production volumes from the Expansion Asset, including the portion of such production that is not attributable to Greenfire’s working interest in the Expansion Asset, and “net” refers to Greenfire’s percentage of such total aggregate production volumes from the Expansion Asset attributable to Greenfire’s working interest in the Expansion Asset. In reporting production from the Demo Asset, as Greenfire owns a 100% working interest in the Demo Asset, the gross and net production are equal. Unless otherwise indicated, the production volumes reported herein, whether referred to as “gross,” “net” or otherwise, are reported before any deduction for royalties.

EXCHANGE RATES

The Company’s reporting currency is the Canadian dollar. The determination of the functional and reporting currency of each group company is based on the primary currency in which the group company operates. The functional currency of the Company’s subsidiaries is generally the local currency.

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus to:

●	“ABCA” are to the Business Corporations Act (Alberta).

●	“Affiliate” are to, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

●	“Amalgamation” are to the amalgamation of Greenfire and Canadian Merger Sub.

●	“Ancillary Documents” are to the Lock-Up Agreement, the Investor Rights Agreement, the Sponsor Support Agreement, the Subscription Agreements, the Greenfire Shareholder Support Agreement, MBSC Warrant Agreement Amendment and each other agreement, document, instrument and/or certificate executed, or contemplated by the Business Combination Agreement to be executed, in connection with the Transactions.

●	“APEGA” are to the Association of Professional Engineers and Geoscientists of Alberta.

●	“Arrangement” are to an arrangement under section 193 of the ABCA on the terms and subject to the conditions set forth in the Plan of Arrangement.

●	“Arrangement Effective Date” are to the date on which the Articles of Arrangement were filed with the Registrar.

●	“Arrangement Effective Time” are to the time at which the Articles of Arrangement were filed with the Registrar on the Arrangement Effective Date.

●	“Articles of Arrangement” are to the articles of arrangement in respect of the Arrangement.

●	“bbl” are to barrel.

●	“bbls/d” are to barrels per day.

●	“bitumen” are to a naturally occurring solid or semi-solid hydrocarbon (a) consisting mainly of heavier hydrocarbons, with a viscosity greater than 10,000 millipascal-seconds (mPa·s) or 10,000 centipoise (cP) measured at the hydrocarbon’s original temperature in the reservoir and at atmospheric pressure on a gas-free basis, and (b) that is not primarily recoverable at economic rates through a well without the implementation of enhanced recovery methods.

●	“Brigade” are to Brigade Capital Management, LP, a Delaware limited partnership.

●	“Business Combination” are to the transactions contemplated by the Business Combination Agreement.

●	“Business Combination Agreement” are to that certain Business Combination Agreement, dated December 14, 2022, as amended on April 21, 2023, June 15, 2023, and September 5, 2023, by and between MBSC, Greenfire, the Company, DE Merger Sub and Canadian Merger Sub, as amended.

●	“C$,” “CAD$” and “CAD” are to Canadian dollars.

●	“Canadian Merger Sub” are to 2476276 Alberta ULC, an Alberta unlimited liability corporation and a direct, wholly-owned subsidiary of the Company.

●	“Cantor” are to Cantor Fitzgerald & Co.

●	“Cash Consideration” are to $75,000,000.

●	“Closing” are to the closing of the Transactions.

●	“Closing Date” are to the date of Closing.

●	“Code” are to the U.S. Internal Revenue Code of 1986, as amended.

●	“Company” are to Greenfire Resources Ltd., an Alberta corporation.

●	“Company Articles” are to the articles of incorporation of the Company, as may be amended and/or restated from time to time.

●	“Company Awards” are to, collectively, the Company Options, the Company Share Units and the Company DSUs granted pursuant to the terms of the Company Incentive Plan.

●	“Company Board” are to the board of directors of the Company.

●	“Company Bylaws” are to the bylaws of the Company, as may be amended and/or restated from time to time.

●	“Company Debt Financing” are to the subscription by certain investors for $50,000,000 aggregate principal amount of convertible notes of the Company pursuant to subscription agreements entered into with MBSC and the Company concurrently with the execution of the Business Combination Agreement.

●	“Common Shares” are to the common shares in the capital of the Company.

●	“Company Incentive Plan” are to the omnibus share incentive plan of the Company providing for the grant of the Company Awards for certain qualified directors, executive officers, employees or consultants of the Company.

●	“Company Options” means options to purchase the Common Shares granted pursuant to the terms of the Company Incentive Plan.

●	“ Company Performance Warrant Plan” are to the amended and restated performance warrant plan of the Company, which amends and restates the Greenfire Equity Plan.

●	“Company Performance Warrants” are to warrants to purchase Common Shares with each such warrant entitling the holder to purchase one the Company Common Share subject to the terms and conditions of the Company Performance Warrant Plan.

●	“Company Securities” are to the Common Shares and Company Warrants, collectively.

●	“Company Shareholders” are to the holders of the Common Shares.

●	“Company Warrants” are to warrants to purchase Common Shares issued to MBSC Sponsor and former securityholders of Greenfire at Closing with each such warrant entitling the holder to purchase one Common Share at an exercise price of $11.50 per Common Share.

●	“Credit Agreement” refers to a credit agreement, dated as of September 30, 2023, with Bank of Montreal, as agent, and a syndicate of certain other financial institutions as lenders to provide for senior secured extendible revolving credit facilities.

●	“Consideration” are to, collectively, the Cash Consideration and the Share Consideration.

●	“Court” are to the Alberta Court of King’s Bench.

●	“CRA” are to the Canada Revenue Agency.

●	“Crown” are to His Majesty the King in right of Canada or His Majesty the King in right of the Province of Alberta, as the context may require.

●	“Demo GP” are to Hangingstone Demo (GP) Inc.

●	“Demo LP” are to Hangingstone Demo Limited Partnership.

●	“DE Merger Sub” are to DE Greenfire Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company.

●	“Demo Asset” are to the Hangingstone Demonstration Facility, a SAGD thermal oil sands production facility in the Athabasca region of Alberta.

●	“diluent” are to lighter viscosity petroleum products that are used to dilute bitumen for transportation in pipelines.

●	“Directors” are to the directors of the Company.

●	“ESG” are to environmental, social and governance.

●	“Exchange Act” are to the U.S. Securities Exchange Act of 1934, as amended.

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●	“Excluded MBSC Class A Common Share” are to each MBSC Class A Common Share held in MBSC’s treasury or owned by Greenfire or any other wholly-owned subsidiary of Greenfire or MBSC immediately prior to the Merger Effective Time.

●	“Expansion Asset” are to the Hangingstone Expansion Facility, a SAGD thermal oil sands production facility in the Athabasca region of Alberta.

●	“Expansion GP” are to Hangingstone Expansion (GP) Inc.

●	“Expansion LP” are to Hangingstone Expansion Limited Partnership.

●	“Forward Purchase Agreement” are to that agreement entered into by MBSC and M3-Brigade III FPA LP, an affiliate of the MBSC Sponsor, dated October 21, 2021, which provides for the purchase of up to $40,000,000 of shares of Class A common stock, for a purchase price of $10.00 per share.

●	“GAC” are to Greenfire Acquisition Corporation.

●	“GAC HoldCo” are to GAC HoldCo Inc.

●	“GHOPCO” are to Greenfire Hangingstone Operating Corporation.

●	“Governing Documents” are to the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and bylaws and the “Governing Documents” of an Alberta corporation are its certificate and articles of incorporation, bylaws and any unanimous shareholders agreement that may be in force.

●	“Governmental Entity” means any United States, Canadian, international or other (a) federal, state, provincial, local, municipal or other government entity, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, bureau, ministry or entity and any court or other tribunal), or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private).

●	“Greenfire” are to Greenfire Resources Inc., an Alberta corporation.

●	“Greenfire Board” are to the board of directors of Greenfire.

●	“2025 Notes” are to Greenfire’s 12.000% Senior Secured Notes due 2025 issued pursuant to the Greenfire Indenture.

●	“Greenfire Bond Warrant” are to, as of any determination time, each warrant to purchase Greenfire Common Shares that is outstanding, unexercised and issued pursuant to the Greenfire Warrant Agreement.

●	“Greenfire Common Shares” are to the common shares in the authorized share capital of Greenfire.

●	“Greenfire Enterprise Value” are to $950,000,000.

●	“Greenfire Equity Plan” are to the Greenfire Resources Inc. Performance Warrant Plan, dated February 2, 2022, as amended from time to time, and the Greenfire Employee Trust established by trust agreement between Greenfire and Greenfire Resources Employment Corporation dated March 7, 2022, as amended from time to time.

●	“Greenfire Employee Shareholders” are to all holders of Greenfire Common Shares other than the Greenfire Founders.

●	“Greenfire Founders” are to Annapurna Limited, Spicelo Limited, Modro Holdings LLC and Allard Services Limited.

●	“Greenfire Holders” are to certain former securityholders of Greenfire who are Selling Securityholders under this prospectus.

●	“Greenfire Indenture” are to the Indenture, dated as of August 12, 2021, by and among Greenfire (formerly GAC HoldCo Inc.), the guarantors party thereto from time to time, The Bank of New York Mellon, as trustee, BNY Trust Company of Canada, as Canadian co-trustee, and BNY Trust Company of Canada, as collateral agent, and any and all successors thereto, as amended, restated, supplemented or otherwise modified.

●	“Greenfire Net Indebtedness” are to $170,000,000.

●	“Greenfire Performance Warrant” are to, as of any determination time, each warrant to purchase Greenfire Common Shares issued pursuant to the Greenfire Equity Plan that is outstanding and unexercised, whether vested or unvested.

●	“Greenfire Performance Warrantholders” are to the holders of the Greenfire Performance Warrants.

●	“Greenfire Pre-Money Equity Value” are to the (A) the Greenfire Enterprise Value minus (B) Greenfire Net Indebtedness.

●	“Greenfire Shareholders” are to the holders of Greenfire Common Shares as of any determination time prior to the Merger Effective Time or the Arrangement Effective Time, as applicable.

●	“Greenfire Supplemental Warrant Agreement” are to the First Supplemental Warrant Agreement, dated December 14, 2022, between Greenfire and The Bank of New York Mellon, as warrant agent amending the Greenfire Warrant Agreement.

●	“Greenfire Warrant Agreement” are to that certain Warrant Agreement dated as of August 12, 2021 between GAC Holdco Inc. (n/k/a Greenfire Resources Inc.), as issuer and The Bank of New York Mellon, as warrant agent providing for the issuance of Greenfire Bond Warrants.

●	“Hangingstone Facilities” are to, collectively, the Demo Asset and the Expansion Asset.

●	“HEAC” are to HE Acquisition Corporation.

●	“Holder” are to a person who is a beneficial owner of the Company Securities immediately following the Business Combination.

●	“Hydrocarbons” are to crude oil, natural gas, condensate, drip gas and natural gas liquids, coalbed gas, ethane, propane, iso-butane, nor-butane, gasoline, scrubber liquids and other liquids or gaseous hydrocarbons or other substances (including minerals or gases) or any combination thereof, produced or associated therewith.

●	“IFRS” are to the International Financial Reporting Standards, as issued by the International Accounting Standards Board.

●	“in situ” are to “in place” and, when referring to oil sands, means a process for recovering bitumen from oil sands by means other than surface mining, such as SAGD.

●	“Investor Rights Agreement” are to the investor rights agreement into at the Closing by and among the Company, the MBSC Sponsor, the other holders of the MBSC Class B Common Shares, the PIPE Investors and certain Greenfire Shareholders.

●	“IRS” are to the U.S. Internal Revenue Service.

●	“ITA” are to the Income Tax Act (Canada) and the regulations made thereunder as amended from time to time.

●	“JACOS” are to Japan Oil Sands Limited.

●	“JACOS Acquisition” are to the acquisition of all of the issued and outstanding shares in the capital of JACOS from Canada Oil Sands Co. Ltd., for a purchase price of approximately CAD$347 million on September 17, 2021 by Greenfire through its subsidiary predecessor entities.

●	“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012.

●	“Law” are to, to the extent applicable, any federal, state, local, provincial, municipal, foreign, national or supranational statute, law (including statutory, common, civil or otherwise), act, statute, ordinance, treaty, rule, code, regulation, judgment, award, order, decree or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

●	“Letter of Credit Facility” are to one or more letter of credit facilities with Trafigura Canada General Partnership or any of its Affiliates or with banks (or other institutional lenders that provide revolving or non-revolving letter of credit facilities in the ordinary course of business) providing for revolving or non-revolving credit loans or other arrangements for the purposes of issuing letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

●	“Listing Rules” are to the exchange listing rules of the NYSE.

●	“Lock-Up Agreement” are to the lock-up agreement by and among the Company, the MBSC Sponsor, and certain Greenfire Shareholders entered into at the Closing.

●	“MBSC” are to M3-Brigade Acquisition III Corp., a Delaware corporation.

●	“MBSC Articles” are to the amended and restated certificate of incorporation of MBSC, adopted on October 21, 2021, as may be amended and/or restated from time to time.

●	“MBSC Bylaws” are to the bylaws of MBSC, as may be amended and/or restated from time to time.

●	“MBSC Board” are to the board of directors of MBSC.

●	“MBSC Class A Common Shares” are to MBSC’s Class A common shares, par value $0.0001 per share, which are subject to possible redemption.

●	“MBSC Class B Common Shares” are to MBSC’s Class B common shares, par value $0.0001 per share.

●	“MBSC Class B Common Share Amount” are to an amount equal to the number of MBSC Class B Common Shares outstanding at the Merger Effective Time (other than any Excluded MBSC Class A Common Shares, and, for the avoidance of doubt, after giving effect to any certain forfeitures pursuant to Section 4.6(a) and Section 4.6(b) of the Business Combination Agreement), multiplied by $10.10.

●	“MBSC Common Shares” are to the MBSC Class A Common Shares and the MBSC Class B Common Shares.

●	“MBSC Extension Amount” means, as of any measurement time, the aggregate amount deposited by the MBSC Sponsor, or its affiliates or designees to the Trust Account to extend the period of time MBSC shall have to consummate an Initial Business Combination (as defined in the MBSC Articles) pursuant to Section 9.1(c) of the MBSC Articles.

●	“MBSC Founder Shares” are to the outstanding MBSC Class B Common Shares.

●	“MBSC Initial Stockholders” are to the MBSC Sponsor, MBSC’s current executive officers and current independent directors, as well as MBSC’s officers, other current directors and other special advisors.

●	“MBSC IPO” are to MBSC’s initial public offering of MBSC Units, which closed on October 26, 2021.

●	“MBSC Private Placement Warrants” are to the warrants issued to the MBSC Sponsor and to Cantor in a private placement simultaneously with the closing of the MBSC IPO.

●	“MBSC Private Warrant Agreement” are to the Private Warrant Agreement, dated October 21, 2021, between MBSC and Continental Stock Transfer and Trust Company, as warrant agent.

●	“MBSC Public Shares” are to MBSC Class A Common Shares sold as part of the MBSC Units in the MBSC IPO (whether they were purchased in the MBSC IPO or thereafter in the open market).

●	“MBSC Public Stockholders” are to the holders of MBSC Public Shares.

●	“MBSC Public Warrants” are to the MBSC Warrants held by any Persons other than the MBSC Sponsor and Cantor.

●	“MBSC Sponsor” are to M3-Brigade Sponsor III LP, a Delaware limited partnership.

●	“MBSC Sponsor Class B Share Forfeitures” are to, immediately prior to the Merger, (i) the forfeiture and cancellation for no consideration of 750,000 MBSC Class B Common Shares held by the MBSC Sponsor and (ii) the forfeiture and cancellation for no consideration of 2,500,000 MBSC Class B Common Shares held by the MBSC Sponsor.

●	“MBSC Sponsor Warrant Forfeiture” are to, immediately prior to the Merger, the forfeiture and cancellation of 3,260,000 MBSC Private Placement Warrants held by the MBSC Sponsor for no consideration.

●	“MBSC Stockholder Redemption” are to the right of the holders of MBSC Class A Common Shares to redeem all or a portion of their MBSC Class A Common Shares as set forth in MBSC’s Governing Documents.

●	“MBSC Stockholders” are to, collectively, the MBSC Initial Stockholders and the MBSC Public Stockholders.

●	“MBSC Stockholders’ Meeting” are to the special meeting of MBSC Stockholders that is the subject of this prospectus and any adjournments thereof.

●	“MBSC Units” are to the units of MBSC sold in the MBSC IPO, each of which consists of one MBSC Class A Common Share and one-third of one MBSC Public Warrant.

●	“MBSC Warrant Agreements” are to the MBSC Private Warrant Agreement and the MBSC Public Warrant Agreement.

●	“MBSC Warrants” are to each warrant to purchase one MBSC Class A Common Share at an exercise price of $11.50 per share, subject to adjustment, on the terms and subject to the conditions set forth in the MBSC Warrant Agreements.

●	“MBSC Working Capital” are to the unrestricted cash on the balance sheet of MBSC at Closing.

●	“McDaniel” are to McDaniel & Associates Consultants Ltd.

●	“Merger” are to the merger of DE Merger Sub with and into MBSC pursuant to the Business Combination Agreement.

●	“Merger Effective Time” are to the effective time of the Merger.

●	“MMBOE” are to one million barrels of oil equivalent.

●	“New Notes” are to the Company’s 12.0% Senior Secured Notes due 2028 which were issued by the Company concurrently with the Business Combination.

●	“NI 51-101” are to the National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities.

●	“NOI Proceedings” are to the proceedings commenced on October 8, 2020, by each of GHOPCO and its parent company, Greenfire Oil and Gas Ltd., filing a Notice of Intention to Make A Proposal pursuant to the provisions of the Bankruptcy and Insolvency Act (Canada).

●	“NOI Transaction” are to the asset purchase agreement between GHOPCO and GAC entered into around December 1, 2020, pursuant to which GAC agreed to acquire the Demo Asset from GHOPCO.

●	“Non-Canadian Holder” are as defined in the section entitled “Material Canadian Federal Income Tax Considerations.”

●	“Notes” are to, collectively, the Greenfire Bonds and the Company Convertible Notes.

●	“NYSE” are to the New York Stock Exchange.

●	“PCAOB” are to the Public Company Accounting Oversight Board (United States).

●	“Person” are to an individual, partnership, corporation, limited partnership, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

●	“Petroleum Marketer” are to Trafigura Canada General Partnership and Trafigura Canada Limited, collectively.

●	“PIPE Financing” are to the subscription by certain investors for an aggregate of 4,950,496 MBSC Class A Common Shares for an aggregate purchase price of $50,000,000 pursuant to subscription agreements entered into with MBSC concurrently with the execution of the Business Combination Agreement.

●	“PIPE Investors” are to the investors participating in the PIPE Financing.

●	“Plan of Arrangement” are to the Plan of Arrangement made in accordance with the Business Combination Agreement and the Plan of Arrangement or made at the direction of the Court with the prior written consent of MBSC and Greenfire (such agreement not to be unreasonably withheld, conditioned or delayed by either MBSC or Greenfire, as applicable).

●	“Proposed Amendments” are as defined in the section entitled “Material Canadian Federal Income Tax Considerations.”

●	“Registrar” are to the Registrar of Corporations for the Province of Alberta or the Deputy Registrar of Corporations appointed under subsection 263(1) of the ABCA.

●	“Resale Registration Statement” are to the registration statement registering the resale of certain securities held by or issuable to certain existing shareholders of MBSC and Greenfire and the PIPE Investors, to be filed by the Company pursuant to the Investor Rights Agreement.

●	“Reservoir” are to a subsurface body of rock having sufficient porosity and permeability to store and transmit fluids.

●	“SAGD” are to steam-assisted gravity drainage, an in-situ thermal oil production extraction technique.

●	“Sarbanes-Oxley Act” are to the U.S. Sarbanes-Oxley Act of 2002.

●	“SEC” are to the U.S. Securities and Exchange Commission.

●	“Securities Act” are to the U.S. Securities Act of 1933, as amended.

●	“ServiceCo” are to 2373525 Alberta Ltd.

●	“Share Consideration” are to the aggregate number of Company Consideration Shares equal to the quotient of: (a) the difference of (i) the Greenfire Pre-Money Equity Value, minus (ii) the Cash Consideration, minus (iii) Unpaid Expenses, minus (iv) the MBSC Class B Common Share Amount, divided by (b) $10.10.

●	“Sponsor Support Agreement” are to the sponsor agreement dated December 14, 2022, by and among the MBSC Sponsor, MBSC, the Company and Greenfire.

●	“SubCo” are to 2373436 Alberta Ltd.

●	“Subscription Agreements” are to those certain subscription agreements dated December 14, 2022 entered into by MBSC and the PIPE Investors.

●	“Surviving Greenfire” are to Greenfire as the surviving corporate entity following the Amalgamation.

●	“Surviving MBSC” are to MBSC as the survivor corporate entity following the Merger.

●	“Transactions” are to the transactions contemplated by the Business Combination Agreement, the Plan of Arrangement and the Ancillary Documents.

●	“Transfer Agent” are to Continental Stock Transfer & Trust Company, as transfer agent of MBSC.

●	“Treasury Regulations” means the United States Department of the Treasury regulations issued pursuant to the Code.

●	“Trust Account” are to the trust account that holds proceeds from the MBSC IPO and the concurrent private placement of the MBSC Private Placement Warrants, established by MBSC for the benefit of the MBSC Public Stockholders maintained at J.P. Morgan Chase Bank, N.A.

●	“U.S. GAAP” are to generally accepted accounting principles in the United States.

●	“Unpaid Expenses” are to Unpaid Greenfire Expenses and Unpaid MBSC Expenses, in each case to the extent limited pursuant to Section 2.3(b) of the Business Combination Agreement.

●	“Unpaid Greenfire Expenses” are to, as of any determination time, the Greenfire Expenses that are unpaid as of immediately prior to the Closing.

●	“Unpaid MBSC Expenses” are to MBSC Expenses that are unpaid as of immediately prior to the Closing.

●	“Warrant Agreements” are to the Warrant Agreement and Amended and Restated Warrant Agreement, each dated as of September 20, 2023, by and between Greenfire Resources Ltd., Computershare Inc. and Computershare Trust Company, N.A., governing the Greenfire Warrants.

●	“WCS” are to Western Canadian Select, which is the broadly used benchmark that reflects heavy oil prices at Hardisty, Alberta and “WCS differentials” are to the difference between WCS and WTI.

●	“WDB” are to Western Canada Dilbit Blend, a blended stream comprised of Sunrise Dilbit Blend, Hangingstone Dilbit Blend and Leismer Corner Blend.

●	“WTI” are to West Texas Intermediate, which is the current benchmark for mid-continent North American crude oil prices at Cushing, Oklahoma.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views, as applicable, with respect to, among other things, their respective capital resources, performance and results of operations. Likewise, all of the Company’s statements regarding anticipated growth in operations, anticipated market conditions, demographics, reserves and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “forecasts,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements in this prospectus reflect the Company’s current views, as applicable, about future events that are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The transactions and events described in this prospectus may not happen as described (or they may not happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

●	general economic uncertainty;

●	the Company’s ability to maintain the listing of the Common Shares on the NYSE or any other national stock exchange;

●	potential disruption in the Company’s employee retention as a result of the Business Combination;

●	potential litigation, governmental or regulatory proceedings, investigations or inquiries involving the Company, including in relation to the Business Combination;

●	international, national or local economic, social or political conditions that could adversely affect the companies and their business;

●	the effectiveness of the Company’s internal controls and its corporate policies and procedures;

●	changes in personnel and availability of qualified personnel;

●	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

●	potential write-downs, write-offs, restructuring and impairment or other charges required to be taken by the Company due to the Business Combination;

●	the limited experience of certain members of the Company’s management team in operating a public company in the United States;

●	the volatility of the market price and liquidity of the Common Shares;

●	the volatility of the prices of crude oil, diluted bitumen, non-diluted bitumen and the differentials among various crude oil prices, natural gas and power;

●	risks associated with the Company’s SAGD operations, including reservoir performance, operating cost increases and various other factors, could adversely affect the Company’s operating results;

●	risks associated with the recovery of bitumen using SAGD processes, including uncertainty as to whether bitumen will be recovered in the expected volumes and at the expected economics;

●	the Company’s reliance on the Petroleum Marketer;

●	the risk that the Company’s capital expenditures relating to debottlenecking its production from the Demo Asset and Expansion Asset do not perform as anticipated;

●	risks associated with estimating quantities of reserves and future net revenues to be derived therefrom;

●	a failure to achieve anticipated benefits of acquisitions or the need to dispose of non-core assets for less than their carrying value on the financial statements as a result of weak market conditions;

●	global political events that affect commodity prices;

●	the risk that the Company’s properties may be subject to actions and opposition by non-governmental agencies;

●	the risk that the COVID-19 pandemic continues to cause disruptions in economic activity internationally and impact demand for crude oil and bitumen;

●	risks associated with the Company’s groundwater licenses;

●	costs associated with abandonment and reclamation that the Company may have to pay;

●	a failure by the Company to obtain the regulatory approvals it needs for general operating activities or compliance for decommissioning;

●	the geographical concentration of the Company’s assets;

●	lack of capacity and/or regulatory constraints on gathering and processing facilities, pipeline systems, trucking and railway lines;

●	competition with other oil and natural gas companies;

●	changes to the demand for oil and natural gas products and the rise of petroleum alternatives;

●	changes to current, or implementation of additional, regulations applicable to the Company’s operations;

●	changes to royalty regimes;

●	a failure to secure the services and equipment necessary for the Company’s operations for the expected price, on the expected timeline, or at all;

●	seasonal weather conditions that may cause operational delays;

●	changes to applicable tax laws or government incentive programs;

●	the Company’s ability to obtain financing to fund the acquisition, exploration and development of properties on a timely fashion and on acceptable terms;

●	defects in the title or rights to produce the Company’s properties;

●	the risk that the Company will be required to surrender lands to the Province of Alberta if annual lease payments are not made;

●	risk management activities that expose the Company to the risk of financial loss and counter-party risk;

●	the occurrence of an uninsurable event;

●	opposition by First Nations groups to the conduct of the Company’s operations, development or exploratory activities;

●	an inability to recruit and retain a skilled workforce and key personnel;

●	the impact of climate change and other environmental concerns on demand for the Company’s products and securities;

●	the potential physical effects of climate change on the Company’s production and costs;

●	the direct and indirect costs of various GHG and other environmental regulations, existing and proposed;

●	any breaches of the Company’s cyber-security and loss of, or unauthorized access to, data;

●	changes to applicable tax laws and regulations or exposure to additional tax liabilities;

●	the significant increased expenses and administrative burdens that the Company will incur as a public company;

●	internal control weaknesses and any misstatements of financial statements or the Company’s inability to meet periodic reporting obligations;

●	foreign currency and interest rate fluctuations; and

●	failure to comply with anticorruption, economic sanctions, and anti-money laundering laws.

Additionally, statements relating to “reserves” are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the reserves described exist in the quantities predicted or estimated and can be profitably produced in the future. Forward-looking statements are inherently uncertain. Estimates such as expected revenue, production, operating expenses, transportation and marketing expenses, adjusted EBITDA, general and administrative expenses, interest and financing expense, taxes, capital expenditures, adjusted funds flow, net debt, reserves and other measures are preliminary in nature. There can be no assurance that the forward-looking statements will prove to be accurate and reliance should not be placed on these estimates in making your investment decision with respect to our securities.

The forward-looking statements contained herein are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. For a further discussion of the risks and other factors that could cause the Company’s future results, performance or transactions to differ significantly from those expressed in any forward-looking statements, please see the section entitled “Risk Factors.” There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made in making these forward-looking statements prove incorrect, actual results may vary materially from those projected in these forward-looking statements. While such forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company.

SUMMARY OF PROSPECTUS

This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should read carefully this entire prospectus, including the accompanying financial statements of the Company, MBSC and Greenfire. Please see the section entitled “Where You Can Find More Information” elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company,” “we,” “our,” “us” and other similar terms refer to Greenfire Resources Ltd. and its consolidated subsidiaries.

Our Company

The Company is an intermediate-sized oil sands producer focused on responsible energy development in the Athabasca region of Alberta, Canada. The Company is actively developing its existing producing assets using SAGD, an enhanced oil recovery extraction method, to responsibly increase the economic recovery of oil.

About 80% of Alberta’s bitumen reserves are too deep to be mined and must be extracted in-place (or in-situ) using steam. Bitumen is heated and pumped out of the ground, leaving most of the solids behind. In-situ extraction has a much smaller footprint than oil sands mining, uses less water, and does not produce a tailings stream.

SAGD uses a dual-pair of horizontal wells drilled approximately five meters apart, one above the other. Well depth can vary anywhere from 150 to 450 meters and length can be as long as 1,000 meters. High pressure steam is injected into the top well, or the injection well, and the hot steam heats the surrounding bitumen. As the bitumen warms up, it liquefies and, due to gravity, begins to flow to the lower well, or the producing well. The bitumen and condensed steam emulsion contained in the lower well are pumped to the surface and sent to a processing plant, where the bitumen and water are separated. The recovered water is treated and recycled back into the process and the bitumen is typically diluted with natural gas condensate, and sold to market.

Both the Demo Asset and the Expansion Asset use SAGD to produce bitumen reserves. Both the Demo Asset and Expansion Asset are considered tier-one SAGD reservoirs in that they have no top gas, bottom water or lean zones. Top gas, bottom water or lean zones are considered “thief zones” as they provide an unwanted outlet for steam and reservoir pressure. Thief zones require costly downhole pumps and recurring pump replacements to achieve targeted production rates, leading to higher capital and operating expenditures.

Principal Properties

Hangingstone Expansion Asset

The Company owns a 75% working interest in the Expansion Asset. The Expansion Asset is located in the southern Athabasca region of Northeastern Alberta, approximately 30 miles southwest of Fort McMurray. JACOS commenced Phase I construction of the Expansion Asset in 2013, investing approximately CAD$1.5 billion of capital to create robust infrastructure to support growth. The Expansion Asset’s first steam occurred in April 2017 and first production occurred in July 2017. We estimate that the Expansion Asset has a debottlenecked capacity of 35,000 bbls/d of bitumen production. Since the commencement of production in 2017, 32 well pairs have been developed at the Expansion Asset. The Expansion Asset is pipeline connected for diluted bitumen and diluent, and as a result, all production from the Expansion Asset is transported by pipeline following the blending of bitumen with diluent to meet pipeline specifications.

For 2022 the annual average gross production from the Expansion Asset was 22,402 bbls/d (approximately 16,802 bbls/d net to our working interest) of bitumen and for the six months ended June 30, 2023 the average gross production from the Expansion Asset was 20,152 bbls/d (approximately 15,114 bbls/d net to our working interest) of bitumen. The Company has an interest in 17,730 gross hectares (13,298 net hectares) of land at the Expansion Asset.

Hangingstone Demo Asset

The Company owns a 100% working interest in the Demo Asset, which is approximately three miles from the Expansion Asset. Management estimates that the Demo Asset has a debottlenecked capacity of 7,500 bbls/d of bitumen production. The Demo Asset was originally commissioned in 1999 by JACOS as a demonstration asset to prove the economic viability of enhanced thermal oil recovery.

As of December 31, 2022, approximately 39 million barrels of bitumen had been produced at the Demo Asset and the facility has a long history of production.

Bitumen production from the Demo Asset is unique relative to other thermal oil assets in western Canada as it is produced without the use of added diluent or synthetic oils. This attribute results in relatively lower operating expenses when compared to other oilsands assets of similar scale and provides more options in terms of marketing and selling the product. Access to a diluent-free heavy crude oil barrel is also valued by refiners in the United States, which facilitates additional sales points for the Demo Asset’s production, including transportation by rail to the United States to access WTI indexed pricing, when it is economically viable to do so. Following the JACOS Acquisition, Greenfire constructed a truck offloading facility at the Expansion Asset to accept trucked production volumes from the Demo Asset. Prior to the construction of the truck offloading facility, production from the Demo Asset was required to be trucked over 600 miles round trip to a pipeline salespoint, and following completion of the construction of the truck offloading facility the round trip trucking distance has been reduced to approximately six miles. Aside from enhancing profitability by reducing transportation costs, the reduction of distance trucked reduces emissions associated with the transportation of its production.

For 2022 the gross and net annual average bitumen production from the Demo Asset was 3,701 bbls/d and for the six months ended June 30, 2023 the average gross and net bitumen production from the Demo Asset was 4,190 bbls/d of bitumen. The Company has an interest in 974 hectares of land at the Demo Asset.

Business Combination

On September 20, 2023 (the “Closing Date”), the Company consummated its previously announced business combination, pursuant to the Business Combination Agreement, dated as of December 14, 2022 (as amended on April 21, 2023, June 15, 2023, and September 5, 2023, (the “Business Combination Agreement,” and the transactions contemplated thereby, collectively, the “Business Combination”), with M3-Brigade Acquisition III Corp., a Delaware corporation (“MBSC”), DE Greenfire Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“DE Merger Sub”), 2476276 Alberta ULC, an Alberta unlimited liability corporation and a direct, wholly-owned subsidiary of the Company (“Canadian Merger Sub”), and Greenfire Resources Inc., an Alberta corporation (“Greenfire”).

As part of the Business Combination, on the Closing Date (i) Canadian Merger Sub amalgamated with and into Greenfire pursuant to a statutory plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (Alberta), with Greenfire continuing as the surviving company (“Surviving Greenfire”), and Surviving Greenfire became a direct, wholly-owned subsidiary of The Company and (ii) DE Merger Sub merged with and into MBSC pursuant to a Delaware statutory merger (the “Merger”), with MBSC continuing as the surviving corporation following the Merger (“Surviving MBSC”), as a result of which Surviving MBSC became a direct, wholly-owned subsidiary of the Company.

On the Closing Date, pursuant to the Plan of Arrangement and prior to the effective time of the Merger (the “Merger Effective Time”), among other things, (i) the holders of common shares of Greenfire (“Greenfire Common Shares”) received, in the aggregate, 43,690,534 Common Shares and their pro rata share of US$75,000,000 (the “Cash Consideration”), as determined in accordance with the Plan of Arrangement, in exchange for their Greenfire Common Shares, (ii) the holders of warrants to purchase Greenfire Common Shares issued pursuant to the Greenfire’s former equity plan (“Greenfire Performance Warrants”) received 3,617,016 warrants to purchase Common Shares, with substantially the same terms as the Greenfire Performance Warrants, as adjusted in accordance with the Plan of Arrangement (the “Company Performance Warrants”), and their pro rata share of the Cash Consideration, as determined in accordance with the Plan of Arrangement, in exchange for their Greenfire Performance Warrants, (iii) holders of warrants (“Greenfire Bond Warrants”) to purchase Greenfire Common Shares issued pursuant to the Warrant Agreement, dated August 12, 2021, between GAC Holdco Inc. (n/k/a Greenfire Resources Inc.), as issuer, and The Bank of New York Mellon, as warrant agent, as amended by the First Greenfire Supplemental Warrant Agreement dated December 14, 2022 (the “Bond Warrant Agreement”), received 15,769,183 Common Shares and a cash payment equal to their pro rata share of the Cash Consideration payable to holders of Greenfire Bond Warrants, each as determined in accordance with the Bond Warrant Agreement and the Plan of Arrangement, in exchange for their Greenfire Bond Warrants. In addition, 5,000,000 Company Warrants (as defined below), were issued to the pre-Plan of Arrangement holders of Greenfire Performance Warrants, Greenfire Bond Warrants, and Greenfire Common Shares, in each case in the numbers determined in accordance with the Plan of Arrangement.

On the Closing Date, at the Merger Effective Time, (i) holders of MBSC Class A Common Shares (after giving effect to the stockholder redemptions of the MBSC Class A Common Shares and the issuance of MBSC Class A Common Shares pursuant to the PIPE Financing) received, in aggregate, 4,177,091 Common Shares for their MBSC Class A Common Shares and, (ii) holders of MBSC Class B Common Shares(after giving effect to certain forfeitures pursuant to the Business Combination Agreement) received, in the aggregate 4,250,000 Common Shares and a cash payment equal to the MBSC Working Capital plus the MBSC Extension Amount (at the Merger Effective Time; (iii) private placement warrants to purchase shares of MBSC held by MBSC Sponsor (after giving effect to certain forfeitures pursuant to the Business Combination Agreement) were converted into 2,526,667 Company Warrants. In addition, immediately prior the Merger Effective time (i) the outstanding units of MBSC were each automatically separated into one MBSC Class A Common Share and one-third of one MBSC Public Warrant and (ii) MBSC redeemed all of the MBSC Public Warrants at $0.50 per MBSC Public Warrant.

Substantially concurrently with the closing of the Business Combination, the Company and MBSC consummated the PIPE Financing pursuant to which the PIPE Investors received 4,177,091 Common Shares for a purchase price of $10.10.

New Financing Transactions

Concurrently with the closing of the Business Combination, the Company completed a refinancing of the Greenfire’s 12.0% Senior Secured Notes due 2025 (the “2025 Notes”) and the indenture governing the 2025 Notes was satisfied and discharged. As part of that refinancing, the Company issued $300 million aggregate principal amount of 12.0% Senior Secured Notes due 2028 (the “New Notes”), governed by an indenture, dated as of September 20, 2023, with The Bank of New York Mellon, as Trustee, BNY Trust Company of Canada, as Canadian co-trustee, and Computershare Trust Company of Canada, as collateral agent. The Company also entered into a credit agreement, dated as of September 20, 2023, with Bank of Montreal, as agent, and a syndicate of certain other financial institutions as lenders (the “Credit Agreement”) to provide for up to CAD$50 million of senior secured extendible revolving credit facilities. As a result of completing the refinancing, pursuant to amendments to Business Combination Agreement and the Subscription Agreements, the Company Debt Financing was not completed.

Recent Developments

David Phung resigned as the Chief Financial Officer, effective as of September 30, 2023, and Tony Kraljic was appointed as the new Chief Financial Officer of the Company.

Use of Proceeds

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Common Shares or Company Warrants, except with respect to amounts received by us upon the exercise of the Company Warrants. Whether holders will exercise their Company Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Common Shares. Each Company Warrant is exercisable for one Common Share at an exercise price of $11.50. Therefore, if and when the trading price of the Common Shares is less than $11.50, we expect that holders would not exercise their Company Warrants. The last reported sales price for the Common Shares on the New York Stock Exchange (“NYSE”) on October 19, 2023 was $6.18 per share. Company Warrants may not be in the money during the period they are exercisable and prior to their expiration, and the Company Warrants may not be exercised prior to their maturity, even if they are in the money, and as such, the Company Warrants may expire worthless and we may receive minimal proceeds, if any, from the exercise of Company Warrants. To the extent that any of the Company Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Company Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed elsewhere in this prospectus to continue to fund our operations. See “Risk Factors—Risks Related to Ownership of the Company’s Securities—There is no guarantee that the exercise price of Company Warrants will ever be less than the trading price of our Common Shares on the NYSE, and they may expire worthless. In addition, we may reduce the exercise price of the Company Warrants in accordance with the provisions of the Warrant Agreements, and a reduction in exercise price of the Company Warrants would decrease the maximum amount of cash proceeds we could receive upon the exercise in full of the Company Warrants for cash”.

Risk Factor Summary

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Common Shares or Company Warrants. Some of the risks related to the Company’s business and industry are summarized below.

●	The prices of crude oil, diluted bitumen, non-diluted bitumen and the differentials among various crude oil prices, natural gas and power are volatile, outside of the Company’s control and affect its revenues, profitability, cash flows and future rate of growth.

●	The Company’s SAGD operations are subject to numerous risks, including reservoir performance, operating cost increases and various other factors, could adversely affect the Company’s operating results.

●	The Company markets all of its bitumen production and receives all of its revenue from its Petroleum Marketer and as a result if the Petroleum Marketer faced financial difficulty or has other issues marketing the Company’s bitumen production, it could have a serious impact on the Company’s operations and financial position.

●	If the Company’s capital expenditures relating to debottlenecking its production from the Demo Asset and Expansion Asset do not perform as expected it could impact the Company’s ability to grow its production.

●	Shortages and volatility of pricing on commodity inputs or a failure to secure the services and equipment necessary to the Company’s operations for the expected price, on the expected timeline, or at all, may have an adverse effect on the Company’s financial performance and cash flows.

●	There are numerous uncertainties inherent in estimating quantities of reserves and future net revenues to be derived therefrom, including many factors beyond the Company’s control.

●	Global political events and political decisions made in Canada may adversely affect commodity prices which in turn affect the Company’s cash flow.

●	The successful operation of a portion of the Company’s properties is dependent on third parties.

●	The Company relies on groundwater licenses, which, if rescinded or the conditions of which are amended, could disrupt its business.

●	The Company may not be able to obtain the regulatory approvals it needs for general operating activities or compliance for decommissioning.

●	Lack of capacity and/or regulatory constraints on gathering and processing facilities, pipeline systems, trucking and railway lines may have a negative impact on the Company’s ability to produce and sell its oil and natural gas.

●	Modification to current, or implementation of additional, regulations and the rise of petroleum alternatives may reduce the demand for oil and natural gas and/or increase the Company’s costs and/or delay planned operations.

●	The Company’s access to capital may be limited or restricted as a result of factors related and unrelated to it, impacting its ability to conduct future operations and acquire and develop reserves.

●	The anticipated benefits of acquisitions may not be achieved and the Company may dispose of non-core assets for less than their carrying value on the financial statements as a result of weak market conditions.

●	The Company’s risk management activities expose it to the risk of financial loss and counter-party risk.

●	Climate change and other environmental concerns could result in increased operating costs and reduced demand for the Company’s products and securities, while the potential physical effects of climate change could disrupt the Company’s production and cause it to incur significant costs in preparing for or responding to those effects.

●	The Company is subject to laws, rules, regulations and policies regarding data privacy and security which are subject to change and reinterpretation, and could result in claims or increased cost of operations and breaches of the Company’s cyber-security and loss of, or unauthorized access to, data may adversely impact the Company’s operations and financial position

●	Changes to applicable tax laws and regulations or exposure to additional tax liabilities could adversely affect the Company’s business and future profitability.

●	The Company will incur significant increased expenses and administrative burdens as a public company.

●	The Company may identify internal control weaknesses in the future or otherwise fail to develop and maintain an effective system of internal controls, which may result in material misstatements of financial statements and/or the Company’s inability to meet periodic reporting obligations.

THE OFFERING

Securities offered by the Selling Securityholders	We are registering the resale by Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 44,863,226 Common Shares and Company Warrants to purchase 5,414,906 Common Shares.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the Common Shares and Company Warrants registered under this prospectus for resale.

Shares outstanding prior to the offering	As of October 20, 2023, we had 68,642,515 Common Shares outstanding. The number of Common Shares outstanding prior to this offering excludes (i) up to 7,526,667 Common Shares issuable upon the exercise of Company Warrants, with an exercise price of $11.50 per share, and (ii) up to 3,617,016 Common Shares issuable upon the exercise of Company Performance Warrants, with an exercise price that ranges from CAD$2.14 to CAD$11.08.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this prospectus, including the financial statements and notes to the financial statements included herein before making a decision to invest in our Securities. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, cash flows, financial condition and results of operations of the Company. This could cause the trading price of the Common Shares or the Company Warrants to decline, perhaps significantly, and you therefore may lose all or part of your investment. You should carefully consider the following risk factors in conjunction with the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial statements of Greenfire, and notes to the financial statements included herein. The risks discussed below are not exhaustive and are based on certain assumptions made by the Company which later may prove to be incorrect or incomplete. Investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company. The Company may face additional risks and uncertainties that are not presently known to it, or that are currently deemed immaterial, which may also impair its business or financial condition.

Risks Related to the Company’s Operations and the Oil and Gas Industry

The prices of crude oil, diluted bitumen, non-diluted bitumen and the differentials among various crude oil prices, natural gas and power are volatile and outside of the Company’s control and affect its revenues, profitability, cash flows and future rate of growth.

The Company’s revenues, profitability, cash flows and future rate of growth are highly dependent on commodity prices, including with respect to crude oil, diluted bitumen, non-diluted bitumen and the differentials among various crude oil prices, natural gas and power. Commodity prices may fluctuate widely in response to relatively minor changes in the supply of, and demand for, crude oil, diluted bitumen and non-diluted bitumen, natural gas, power, market uncertainty and a variety of additional factors that are beyond the Company’s control, such as:

●	domestic and global supply of, and demand for, crude oil, diluted bitumen, non-diluted bitumen and natural gas, as impacted by economic factors that affect gross domestic product growth rates of countries around the world, including impacts from international trade, pandemics and related concerns;

●	market expectations with respect to the future supply of, and demand for, crude oil, Natural Gas Liquids (“NGLs”) and natural gas and price changes;

●	global crude oil, diluted bitumen, non-diluted bitumen and natural gas inventory levels;

●	volatility and trading patterns in the commodity-futures markets;

●	the proximity, capacity, cost and availability of pipelines and other transportation facilities;

●	the capacity of refiners to utilize available supplies of crude oil and condensate;

●	weather conditions affecting supply and demand;

●	overall domestic and global political and economic conditions;

●	actions of Organization of Petroleum Exporting Countries (“OPEC”), its members and other state-controlled oil companies relating to oil price and production controls;

●	fluctuations in the value of the U.S. dollar relative to the Canadian dollar;

●	the price and quantity of crude oil, diluent and LNG imports to and exports from the U.S. and other countries;

●	the development of new hydrocarbon exploration, production and transportation methods or technological advancements in existing methods, including hydraulic fracturing and SAGD;

●	capital investments by oil and gas companies relating to the exploration, development and production of hydrocarbons;

●	social attitudes or policies affecting energy consumption and energy supply;

●	domestic and foreign governmental regulations, including environmental regulations, climate change regulations and applicable tax regulations;

●	shareholder activism or activities by non-governmental organizations to limit certain sources of capital for the energy sector or restrict the exploration, development and production of crude oil and natural gas; and

●	the effect of energy conservation efforts and the price, availability and acceptance of alternative energies, including renewable energy.

The Company makes price assumptions regarding commodity prices that are used for planning purposes, and a significant portion of its cash outlays, including capital, operating and transportation commitments, are largely fixed in nature. Accordingly, if commodity prices are below the expectations on which these commitments were based, the Company’s financial results are likely to be adversely affected because these cash outlays are not variable in the short term and cannot be quickly reduced to respond to unanticipated decreases in commodity prices. the Company’s risk management arrangements will not fully mitigate the effects of unexpected price fluctuations.

Significant or extended price declines could also materially and adversely affect the amount of diluted and non-diluted bitumen that the Company can economically produce, require the Company to make significant downward adjustments to its reserve estimates or result in the deferral or cancellation of the Company’s growth projects. A reduction in production could also result in a shortfall in expected cash flows and require the Company to reduce capital spending or borrow funds or access the capital markets to cover any such shortfall. Any of these factors could negatively affect the Company’s ability to replace its production and its future rate of growth.

The Company’s financial condition is substantially dependent on, and highly sensitive to, the prevailing prices of crude oil and the differentials among various crude oil prices and natural gas. Low prices for crude oil produced by the Company could have a material adverse effect on the Company’s operations, financial condition and the value and amount of the Company’s reserves.

Prices for crude oil and natural gas fluctuate in response to changes in the supply of, and demand for, crude oil and natural gas, market uncertainty and a variety of additional factors beyond the Company’s control. Crude oil prices are primarily determined by international supply and demand. Factors which affect crude oil prices include the actions of OPEC, the condition of the Canadian, United States, European and Asian economies, government regulation, political stability in the Middle East and elsewhere, the supply of crude oil in North America and internationally, the ability to secure adequate transportation for products, the availability of alternate fuel sources and weather conditions. Natural gas prices, which represent an energy input cost to the Company, are affected primarily in North America by supply and demand, weather conditions, industrial demand, prices of alternate sources of energy and developments related to the market for liquefied natural gas. All of these factors are beyond the Company’s control and can result in a high degree of price volatility. Fluctuations in currency exchange rates further compound this volatility when commodity prices, which are generally set in U.S. dollars, are stated in Canadian dollars.

The Company’s financial performance also depends on revenues from the sale of commodities which differ in quality and location from underlying commodity prices quoted on financial exchanges. The market prices for heavy oil (which includes bitumen blends) are lower than the established market prices for light and medium grades of oil, principally due to the cost of diluent and the higher transportation and refining costs associated with heavy oil. In addition, there is limited pipeline egress capacity for Canadian crude oil to access the American refinery complex or tidewater to access world markets, relative to production rates in Western Canada, and the availability of additional transport capacity via rail is more expensive and variable; therefore, the price for Canadian crude oil is very sensitive to pipeline and refinery outages, which contributes to this volatility. The market for heavy oil is also more limited than for light and medium grades of oil making it further susceptible to supply and demand fluctuations. These factors all contribute to price differentials. Future price differentials are uncertain and any widening in heavy oil differentials specifically could have an adverse effect on the Company’s results of operations, financial condition and prospects.

Decreases to or prolonged periods of low commodity prices, particularly for oil, may negatively impact the Company’s ability to meet guidance targets, maintain our business and meet all of the Company’s financial obligations as they come due. It could also result in the shut-in of currently producing wells without an equivalent decrease in expenses due to fixed costs, a delay or cancellation of existing or future drilling, development or construction programs, unutilized long-term transportation commitments and a reduction in the value and amount of the Company’s reserves.

The Company conducts assessments of the carrying value of the Company’s assets in accordance with IFRS. If crude oil and natural gas forecast prices decline, the carrying value of the Company’s assets could be subject to downward revisions and the Company’s net earnings could be adversely affected.

Risks associated with the marketability of oil affecting net production revenue, production volumes and development and exploration activities.

The Company’s ability to market its oil may depend upon its ability to acquire capacity in pipelines that deliver oil to commercial markets or contract for the delivery of oil by rail or truck. Numerous factors beyond the Company’s control do, and will continue to, affect the marketability and price of oil acquired, produced, or discovered by the Company, including:

●	deliverability uncertainties related to the distance the Company’s reserves are from pipelines, railway lines and processing and storage facilities;

●	operational problems affecting pipelines, railway lines and processing and storage facilities; and

●	government regulation relating to prices, taxes, royalties, land tenure, allowable production and the export of oil.

Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of, and demand for, oil and natural gas, market uncertainty and a variety of additional factors beyond the control of the Company. These factors include the current state of the world economies, political conditions in the United States, Canada, Europe, China and emerging markets, the actions of OPEC, sanctions imposed on certain oil-producing nations by other countries, the ongoing COVID-19 pandemic, governmental regulation, political stability and conflict in the Middle East, Ukraine and elsewhere, the foreign supply and demand of oil and natural gas, risks of supply disruption, the price of foreign imports and the availability of alternative fuel sources. Prices for oil and natural gas are also subject to the availability of foreign markets and the Company’s ability to access such markets. Oil prices are expected to remain volatile as a result of a wide variety of factors, including but not limited to the actions and decisions of OPEC and other factors mentioned herein. A material decline in prices could result in a reduction of the Company’s net production revenue. The economics of producing from bitumen resources may change because of lower prices, which could result in reduced production of diluted and non-diluted bitumen, resulting in a reduction in the Company’s net production revenue and the value of the Company’s reserves. The Company might also elect not to produce from certain wells at lower prices.

All these factors could result in a material decrease in the Company’s net production revenue and a reduction in its production, development and exploration activities. Any substantial and extended decline in the price of oil would have an adverse effect on the Company’s carrying value of its reserves, borrowing capacity, revenues, profitability and cash flows from operations and may have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

Volatile oil and natural gas prices make it difficult to estimate the value of producing properties for acquisitions and often cause disruption in the market for oil and natural gas-producing properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for, and project the return on, acquisitions and development and exploitation projects.

Risks associated with SAGD operations could adversely affect the Company’s operating results.

The Company’s operating results and the value of its reserves and resources depend, in part, on the price received for diluted bitumen and non-diluted bitumen, as well as the operating costs of the Demo Asset and the Expansion Asset, all of which may significantly vary from the prices and costs that the Company currently anticipates. If such operating costs increase, or if the Company does not achieve its expected production volumes or revenue, the Company’s earnings and cash flow will be reduced, and its business and financial condition may be materially adversely affected. In addition to the other factors and variables discussed herein, principal factors which could affect the Company’s operating results include (without limitation):

●	increases in the price applied to carbon emissions;

●	lower than expected reservoir performance, including, but not limited to, lower oil production rates and/or higher steam oil ratio;

●	the reliability and maintenance of the Company’s facilities, including timely and cost-effective execution of turnaround activities;

●	the safety and reliability of pipelines, tankage, trucks, railways and railcars and barges that transport the Company’s products;

●	the need to replace significant portions of existing wells, referred to as “workovers”, or the need to drill additional wells;

●	the cost to transport bitumen, diluent and bitumen blend, and the cost to dispose of certain by-products;

●	reliance on the Petroleum Marketer as our sole third-party commodity marketer to market bitumen blend sales, procure diluent supply and perform logistics management for the Demo Asset and Expansion Asset;

●	reliance on the Petroleum Marketer as our sole third-party commodity marketer for timely payment of bitumen blend marketed on behalf of the Company;

●	labor disputes or disruptions, declines in labor productivity or the unavailability of, or increased cost of, skilled labor;

●	increases in the cost of materials, including in the current inflationary environment;

●	the availability of water supplies;

●	effects of inclement and severe weather events, including fire, drought and flooding;

●	the ability to obtain further approvals and permits for future potential projects;

●	engineering and/or procurement performance falling below expected levels of output or efficiency;

●	refining markets for the Company’s bitumen blend; and

●	the cost of chemicals used in the Company’s operations, including, but not limited to, in connection with water and/or oil treatment facilities.

The recovery of bitumen using SAGD processes is subject to uncertainty.

Current SAGD technologies for in situ extraction of bitumen or for reservoir injection require significant consumption of natural gas or other inputs to produce steam for use in the recovery process. There can be no assurance that the Company’s operations will produce bitumen at the expected levels or on schedule. The quality and performance of a bitumen reservoir can also impact the steam oil ratio and the timing and levels of production. In addition, the geological characteristics and integrity of bitumen reservoirs are inherently uncertain. The injection of steam into reservoirs under significant pressure may cause fluid containment issues and unforeseen damage to reservoirs, resulting in large steam losses in parts of the reservoir where caprock is compromised. Should these adverse reservoir conditions occur, they would have a negative impact on the Company’s ability to recover bitumen.

The Company’s future performance may be affected by the financial, operational, environmental and safety risks associated with the exploration, development and production of oil and natural gas.

Oil and natural gas operations involve many risks. The long-term commercial success of the Company depends on its ability to find, acquire, develop and commercially produce oil reserves. Without the continual addition of new reserves, the Company’s existing reserves, and the production from them, will decline over time as the Company produces from such reserves. A future increase in the Company’s reserves will depend on both the ability of the Company to explore and develop its existing properties and its ability to select and acquire suitable producing properties or prospects. the Company may not be able to continue to find satisfactory properties to acquire or participate in. Moreover, management of the Company may determine that current markets, terms of acquisitions, participation or pricing conditions make potential acquisitions or participation uneconomic. The Company may not discover or acquire further commercial quantities of oil and natural gas.

Future oil and natural gas exploration may involve unprofitable efforts from dry wells or wells that are productive but do not produce sufficient petroleum substances to return a profit after drilling, completing, operating and other costs. The completion of a well does not ensure a profit on the investment or recovery of drilling, completion and operating costs.

Drilling hazards, environmental damage and various field operating conditions could greatly increase the cost of operations and adversely affect the production from successful wells. Field operating conditions include, but are not limited to, delays in obtaining governmental approvals or consents, shut-ins of wells resulting from extreme weather conditions, insufficient storage or transportation capacity or geological and mechanical conditions. It is difficult to eliminate production delays and declines from normal field operating conditions, which can negatively affect revenue and cash flow levels to varying degrees.

Oil and natural gas exploration, development and production operations are subject to all the risks and hazards typically associated with such operations, including blowouts, craterings, explosions, uncontrollable flows of natural gas, NGLs or well fluids, fires, pipe, casing or cement failures, abnormal pressure, pipeline leaks, ruptures or spills, vandalism, pollution, releases of toxic gases, adverse weather conditions or natural disasters and other environmental hazards and risks. These typical risks and hazards could result in substantial damage to oil and natural gas wells, production facilities, other property and the environment and cause personal injury or threaten wildlife, all of which could result in liability to the Company.

Oil and natural gas production operations are also subject to geological and seismic risks, including encountering unexpected formations, pressures, reservoir thief zones such as bottom water and top gas and/or water, caprock integrity, premature decline of reservoirs and the invasion of water into producing formations. Losses resulting from the occurrence of any of these risks may have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

Shortages and volatility of pricing on commodity inputs could negatively impact the Company’s operating results.

The nature of the Company’s operations results in exposure to fluctuations in diluent, natural gas and electricity prices. Natural gas is a significant component of the Company’s cost structure, as it is used to generate steam for the SAGD process. Diluent, such as condensate, is also one of the Company’s significant commodity inputs and is used to decrease the viscosity of bitumen to allow it to be transported. Electricity is required to power facilities and wells. Historically, the markets for bitumen, diluent, natural gas and electricity have been volatile, and they are likely to continue to be volatile. Shortages of, and increased costs for, these inputs could increase the Company’s marketing and operating costs.

The Company is heavily reliant on the Petroleum Marketer as its sole third-party commodity marketer and a failure of the Petroleum Marketer to fulfill its obligations to the Company could have a significant negative impact on the Company’s operations, costs and cashflow.

The Company has contracted with the Petroleum Marketer as its sole third-party petroleum marketer and as a result faces concentrated counterparty risk if the Petroleum Marketer cannot, or refuses to, fulfill its contractual obligations. The Petroleum Marketer markets all of the Company’s product to buyers and thus is the sole source of all of the Company’s revenue. The Petroleum Marketer also sources and pays for diluent for the Company’s operations, provides security for key pipeline assignments, schedules and executes delivery of blend and diluent by pipeline and is responsible for transport of the Company’s bitumen when product is transported by truck. A failure of the Petroleum Marketer to provide any of those contracted services could have a significant negative impact on the Company’s operations, costs and cashflow.

There are numerous uncertainties inherent in estimating quantities of proved and probable reserves, quantities of contingent resources and future net revenues to be derived therefrom, including many factors beyond the Company’s control.

The reserves and estimated financial information with respect to certain of the Company’s oil sands leases have been independently evaluated by an independent reserve evaluation firm. These evaluations include several factors and assumptions made as of the date on which the evaluation is made, including but not limited to:

●	geological and engineering estimates, which have inherent uncertainties;

●	the effects of regulation by governmental agencies;

●	initial production rates;

●	production decline rates;

●	ultimate recovery of reserves;

●	timing and amount of capital expenditures;

●	marketability of production;

●	current and forecast prices of diluted and non-diluted bitumen, crude oil, condensate, power and natural gas;

●	the Company’s ability to transport its product to various markets;

●	operating costs;

●	abandonment and salvage values; and

●	royalties and other government levies that may be imposed over the producing life of the reserves.

Many of these assumptions that are valid at the time of the evaluation may change significantly when new information becomes available and may prove to be inaccurate. Furthermore, different reserve engineers may make different estimates of reserves based on the same data. The Company’s actual production, revenues and expenditures with respect to the Company’s oil sands leases will vary from these evaluations, and those variations may be material.

Reserves and estimates may require revision based on actual production experience. Such figures have been determined based on assumed commodity prices and operating costs. Market price fluctuations of bitumen, diluent and natural gas prices may render the recovery of certain grades of bitumen uneconomic. The present value of the Company’s estimated future net revenue in this report should not be construed as the fair market value of the Company’s reserves.

There is uncertainty associated with non-producing or undeveloped reserves.

The Company’s reserves may not ultimately be developed or produced in their entirety, either because it may not be commercially viable to do so or for other reasons. Furthermore, not all of the Company’s undeveloped or developed non-producing reserves may be ultimately produced on the Company’s projected timelines, at the costs the Company has budgeted, or at all. A shortfall in production below could have an adverse effect on the Company’s business, financial condition, results of operations and prospects.

The anticipated benefits of acquisitions may not be achieved and the Company may dispose of non-core assets for less than their carrying value on the financial statements as a result of weak market conditions.

The Company evaluates and, where appropriate, pursues acquisitions of additional mineral leases or oil and gas assets in the ordinary course of business. Acquisitions of mineral leases, as well as the exploration and development of land subject to such leases, may require substantial capital or the incurrence of substantial additional indebtedness. Furthermore, the acquisition of any additional mineral leases may not ultimately increase the Company’s reserves and contingent resources or result in any additional production of bitumen. If the Company consummates any future acquisitions of mineral leases, it may need to change its anticipated capital expenditure programs and the use of the Company’s capital resources. Management continually assesses the value and contribution of services provided by third parties and the resources required to provide such services. In this regard, non-core assets may be periodically disposed of so the Company can focus its efforts and resources more efficiently. Depending on the market conditions for such non-core assets, certain non-core assets of the Company may realize less on disposition than their carrying value on the financial statements of the Company.

Global political events may adversely affect commodity prices, which in turn affect the Company’s cash flow.

Political events throughout the world that cause disruptions in the supply of oil continuously affect the marketability and price of oil and natural gas acquired or discovered by the Company. Conflicts, or conversely peaceful developments, arising outside of Canada, including changes in political regimes or the parties in power, have a significant impact on the price of oil and natural gas. Any particular event could result in a material decline in prices and result in a reduction of the Company’s net production revenue.

The Company’s properties may be subject to actions and opposition by non-governmental agencies.

In addition to the risks outlined above related to geopolitical developments, the Company’s oil and natural gas properties, wells and facilities could be subject to physical sabotage or public opposition. Such public opposition could expose the Company to the risk of higher costs, delays or even project cancellations due to increased pressure on governments and regulators by special interest groups including First Nations groups, landowners, environmental interest groups (including those opposed to oil and natural gas production operations) and other non-governmental organizations, blockades, legal or regulatory actions or challenges, increased regulatory oversight, reduced support from the federal, provincial or municipal governments, delays in, challenges to, or the revocation of regulatory approvals, permits and/or licenses, and direct legal challenges, including the possibility of climate-related litigation. The Company may not be able to satisfy the concerns of special interest groups and non-governmental organizations and attempting to address such concerns may require the Company to incur significant and unanticipated capital and operating expenditures. If any of the Company’s properties, wells or facilities are the subject of physical sabotage or public opposition, it may have a material adverse effect on the Company’s business, financial condition, results of operations and prospects. The Company does not have insurance to protect against such risks.

The COVID-19 pandemic continues to cause disruptions in economic activity in Canada and internationally and impact demand for oil, natural gas liquids and natural gas.

The COVID-19 pandemic, and initial actions taken in response, resulted in a significant contraction in the global economy. This caused a period of unprecedented disruption in the oil and gas industry and negatively impacted the demand for, and pricing of, energy products, including diluted bitumen and non-diluted bitumen produced by the Company. A consequence of this disruption is that the oil and gas industry experienced a period of market contraction. Furthermore, the oil and gas industry experienced increased counterparty risk. Although the pricing of energy products has begun to trend back towards historical norms, volatility persists and disruptions to the oil and gas industry related to the pandemic could be severe.

There are many variables and uncertainties that remain regarding COVID-19, as well as its continued impact on the economic environment, including the duration of any further disruption to the oil and gas industry. Throughout the COVID-19 pandemic, inflation has been driven by many factors, including disruptions to local and global supply chains and transportation services. Inflation in Canada has significantly increased labor and capital costs for drilling, construction and equipment. Additionally, increased demand for experienced technical and manual labor in Northern Alberta and delays in procurement of equipment such as steel, tanks, machinery and electrical components can increase the time required to complete projects. Inflation and disruptions to supply chain and transportation services have the potential to disrupt the Company’s operations, projects and financial condition.

There may be further disruption in the demand for certain commodities, which may have a prolonged adverse effect on the Company’s financial condition, operations, income, results from operations and cash flows. Additionally, COVID-19 and its effect on local and global economic conditions stemming from the pandemic could also aggravate the other risk factors identified herein, the extent of which is not yet known.

The successful operation of a portion of the Company’s properties is dependent on third parties.

The Company’s projects will depend on the availability and successful operation of certain infrastructure owned and operated by third parties or joint ventures with third parties, including (without limitation):

●	pipelines for the transport of natural gas, diluent and diluted bitumen;

●	refinery operators;

●	power transmission grids supplying and exporting electricity; and

●	other third-party transportation infrastructure such as roads, rail, airstrips, terminals and vessels.

The unavailability or decreased capacity of any or all of the infrastructure described above could negatively impact the operation of the Company’s projects, which, in turn, may have a material adverse effect on the Company’s results of operations, financial condition and prospects.

In addition, if any of the Company’s various counterparties experience financial difficulty, it could impact their ability to fund and pursue capital expenditures, carry out their operations in a safe and effective manner and satisfy regulatory requirements with respect to abandonment and reclamation obligations. If such companies fail to satisfy regulatory requirements with respect to abandonment and reclamation obligations, the Company may be required to satisfy such obligations and seek reimbursement from such companies. To the extent that any of such companies go bankrupt, become insolvent or make a proposal or institute any proceedings relating to bankruptcy or insolvency, it could result in such assets being shut-in, the Company potentially becoming subject to additional liabilities relating to such assets and the Company having difficulty collecting revenue due from such operators or recovering amounts owing to the Company from such operators for their share of abandonment and reclamation obligations. Any of these factors could have a material adverse effect on the Company’s financial and operational results.

Firm transportation and storage agreements require the Company to pay demand charges for firm transportation and storage capacities that it does not use.

The Company pays fixed charges for storage and transportation of operating inputs such as natural gas, diluent and electricity, regardless of whether bitumen and blend are being produced. If the Company fails to use its firm transportation and storage capacities due to production shortfalls or otherwise, margins, results of operations and financial performance could be adversely affected.

The Company may be unable to retain existing suppliers.

The Company may be unable to retain existing suppliers, contractors or employees, unless it provides letters of credit or other financial assurances, the quantum of which may eventually prove to be higher than the Company’s current estimates. The Company may have restricted access to capital and increased borrowing costs. Failure to obtain financing on a timely basis could impair the Company’s ability to retain such suppliers, contractors or employees, which could have a material adverse effect on its operations.

The Company relies on groundwater licenses, which, if rescinded or the conditions of which are amended, could disrupt its business and have a material adverse effect on its business, financial condition, results of operations and prospects.

The Company relies on access to groundwater, which is obtained under government licenses, to provide the substantial quantities of water required for certain of its operations. The licenses to withdraw water may be rescinded or additional conditions may be added to these licenses. Further, the Company may have to pay increased fees for the use of water in the future, and any such fees may be uneconomic. Finally, new projects or the expansion of existing projects may be dependent on securing licenses for additional water withdrawal, and these licenses may be granted on terms not favorable to the Company, or at all, and such additional water may not be available to divert under such licenses. Any prolonged droughts in the Fort McMurray area could result in the Company’s groundwater licenses being subject to additional conditions or rescission. The Company’s inability to secure groundwater licenses in the future and any amendment to or rescission of, its current licenses may disrupt its business and have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

The Company may have to pay certain costs associated with abandonment and reclamation in excess of amounts currently estimated in its consolidated financial statements.

The Company will need to comply with the terms and conditions of environmental and regulatory approvals and all legislation regarding the abandonment of its projects and reclamation of the project lands at the end of their economic life, which may result in substantial abandonment and reclamation costs. Any failure to comply with the terms and conditions of the Company’s approvals and legislation may result in the imposition of fines and penalties, which may be material. Generally, abandonment and reclamation costs are substantial and, while the Company accrues a reserve in its financial statements for such costs in accordance with IFRS, such accruals may be insufficient.

In the future, the Company may determine it prudent or be required by applicable Laws, regulations or regulatory approvals to establish and fund one or more reclamation funds to provide for payment of future abandonment and reclamation costs. If the Company establishes a reclamation fund, its liquidity and cash flow may be adversely affected.

Alberta has developed a liability management framework designed to prevent taxpayers from incurring costs associated with suspension, abandonment, remediation and reclamation of wells, facilities and pipelines if a licensee or permit holder is unable to satisfy its regulatory obligations. The implementation of or changes to the requirements of the liability management framework may result in significant increases to the security that must be posted by licensees, increased and more frequent financial disclosure obligations or may result in the denial of license or permit transfers, which could impact the availability of capital to be spent by such licensees which could in turn materially adversely affect the Company’s business and financial condition. In addition, this liability management framework may prevent or interfere with a licensee’s ability to acquire or dispose of assets, as both the vendor and the purchaser of oil and natural gas assets must be in compliance with the liability management framework for the applicable regulatory agency to allow for the transfer of such assets.

The Company may not be able to obtain the regulatory approvals it needs for general operating activities or compliance for decommissioning.

The construction, operation and eventual decommissioning of the Demo Asset and the Expansion Asset and other potential future projects are and will be conditional upon various environmental and regulatory approvals, permits, leases and licenses issued by governmental authorities, including but not limited to the approval of the Alberta Energy Regulator and the Alberta Ministry of Environment and Protected Areas. There can be no assurance that such approvals, permits, leases and licenses will be granted or, once granted, that they will subsequently be renewed or will not be cancelled or contain terms and conditions which make the Company’s projects uneconomic, or cause the Company to significantly alter its projects. Further, the construction, operation and decommissioning of the Demo Asset and Expansion Asset projects and other potential future projects will be subject to regulatory approvals and statutes and regulations relating to environmental protection and operational safety. There can be no assurance that third parties will not object to the development of such projects during applicable regulatory processes.

Due to the geographical concentration of the Company’s assets, the Company may be disproportionately impacted by delays or interruptions in the region in which it operates.

The Company’s properties and production are focused in the Southern Athabasca region of Northeastern Alberta. As a result, the Company may be disproportionately exposed to the impact of delays or interruptions of production caused by transportation capacity constraints, curtailment of production, availability of equipment, facilities, personnel or services, water shortages, significant governmental regulation, natural disasters, fires, adverse weather conditions, plant closures for scheduled maintenance or interruption of transportation of oil or natural gas produced from the wells in these areas.

In addition, the effect of fluctuations on supply and demand may become more pronounced within the specific geographic oil and gas-producing areas in which the Company’s properties are located, which may cause these conditions to occur with greater frequency or magnify the effect of these conditions on the Company. Due to the concentrated nature of the Company’s portfolio of properties, a number of the Company’s properties could experience one or more of the same conditions at the same time, resulting in a relatively greater impact on the Company’s results of operations than they might have on other companies that have a more diversified portfolio of properties. Such delays or interruptions could have a material adverse effect on the operating results and financial condition of the Company.

Entrance into new industry-related activities or geographical areas could adversely affect the Company’s future operational and financial conditions.

In the future, the Company may acquire or move into new industry-related activities or new geographical areas or acquire different energy-related assets, and as a result, may face unexpected risks or alternatively, significantly increase its exposure to one or more existing risk factors, which may in turn result in the Company’s future operational and financial conditions being adversely affected.

The Company’s operations may be negatively impacted by factors outside of its control, resulting in operational delays and cost overruns.

Project interruptions may delay expected revenues from operations. Significant project cost overruns could make a project uneconomic. the Company’s ability to execute projects and to market bitumen depends upon numerous factors beyond the Company’s control, including:

●	availability of processing capacity;

●	availability and proximity of pipeline capacity;

●	availability of trucking sources;

●	availability of storage capacity;

●	availability and cost of diluent, natural gas and power;

●	changes in production or regulation of sulfur and/or sulfur dioxide;

●	availability of, and the ability to acquire, water supplies needed for drilling and SAGD operations or the Company’s ability to dispose of water used or removed from strata at a reasonable cost and in accordance with applicable environmental regulations;

●	effects of inclement and severe weather events, including forest fires, drought and flooding;

●	availability of drilling and related equipment;

●	loss of wellbore integrity or failure of pressure equipment;

●	unexpected cost increases;

●	accidental events;

●	currency fluctuations;

●	regulatory changes;

●	availability and productivity of skilled labor; and

●	regulation of the oil and natural gas industry by various levels of government and governmental agencies.

A portion of the Company’s production costs are fixed regardless of current operating levels. As noted, the Company’s operating levels are subject to factors beyond its control that can delay deliveries or increase the cost of operation at particular sites for varying lengths of time. These factors include weather conditions (e.g., extreme winter weather, tornadoes, floods, and the lack of availability of process water due to drought), fires and other natural and man-made disasters, unanticipated geological conditions, including variations in the amount and type of rock and soil overlying the oil or natural gas deposits, variations in rock and other natural materials and variations in geologic conditions.

Fire in the Athabasca region has been a recurring issue and in 2016 resulted in the suspension of operations at the Demo Asset and suspension of construction at the Expansion Asset, as well as suspension of operations at surrounding SAGD facilities due to safety concerns.

The processes that take place in the Company’s facilities and those facilities owned by third parties through which the Company’s production is transported and processed depend on critical pieces of equipment. This equipment may, on occasion, be out of service because of unanticipated failures. In addition, some of these facilities have been in operation for several decades, and the equipment is aged. In the future, the Company may experience additional material shutdowns or periods of reduced production because of equipment failures. Further, remediation of any interruption in production capability may require the Company to make large capital expenditures that could have a negative effect on profitability and cash flows. The Company’s business interruption insurance may not cover all or any of the lost revenues associated with equipment failures. Longer-term business disruptions could result in a loss of customers, which adversely could affect future sales levels and profitability.

Lack of capacity and/or regulatory constraints on gathering and processing facilities, pipeline systems, trucking and railway lines may have a negative impact on the Company’s ability to produce and sell its oil and natural gas.

The Company delivers its products through gathering and processing facilities, pipeline systems and may in certain circumstances, deliver by truck and rail. The amount of bitumen that the Company can produce and sell is subject to the accessibility, availability, proximity and capacity of these gathering and processing facilities, pipeline systems, trucking and railway lines. The lack of availability of capacity in any of the gathering and processing facilities, pipeline systems, trucking and railway lines could result in the Company’s inability to realize the full economic potential of its production or in a reduction of the price offered for the Company’s production. The lack of firm pipeline capacity continues to affect the oil and natural gas industry and limit the ability to transport produced oil and gas to market. In addition, the pro-rationing of capacity on inter-provincial pipeline systems continues to affect the ability to export oil and natural gas. Unexpected shutdowns or curtailment of the capacity of pipelines for maintenance or integrity work or because of actions taken by regulators could also affect the Company’s production, operations and financial results.

A portion of the Company’s production may, from time to time, be processed through facilities owned by third parties and over which the Company does not have control. From time to time, these facilities may discontinue or decrease operations as a result of normal servicing requirements or unexpected events. A discontinuation or decrease of operations could have a material adverse effect on the Company’s ability to process its production and deliver the same to market. Midstream and pipeline companies may take actions to maximize their return on investment, which may in turn adversely affect producers and shippers, especially when combined with a regulatory framework that may not always align with the interests of particular shippers.

The Company competes with other oil and natural gas companies, many of which have greater financial and operational resources.

The Canadian and international petroleum industry is highly competitive in all aspects, including the exploration for, and the development of, new sources of supply, the acquisition of oil production leases and the distribution and marketing of petroleum products. the Company competes with producers of bitumen, synthetic crude oil blends and conventional crude oil. Some of the conventional producers have lower operating costs than the Company, and many of them have greater resources to source, attract and retain the personnel, materials and services that the Company requires to conduct its operations. Other producers may also have substantially greater financial resources, staff and facilities than the Company. Some of these companies not only explore for, develop and produce oil and natural gas, but also carry on refining operations and market oil and natural gas on an international basis. As a result of these complementary activities, some of these competitors may have greater and more diverse competitive resources to draw on than the Company. The Company’s ability to increase its reserves in the future will depend not only on its ability to explore and develop its present properties, but also on its ability to select and acquire other suitable producing properties or prospects for exploratory drilling.

The petroleum industry is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies that may increase the viability of reserves or reduce production costs. Other companies may have greater financial, technical and personnel resources that allow them to implement and benefit from such technological advantages. The Company may not be able to respond to such competitive pressures and implement such technologies on a timely basis, or at an acceptable cost. If the Company does implement such technologies, it may not do so successfully. One or more of the technologies currently used by the Company or implemented in the future may become obsolete. If the Company is unable to use the most advanced commercially available technology, or is unsuccessful in implementing certain technologies, its business, financial condition and results of operations could also be adversely affected in a material way.

The Company also faces competition from companies that supply alternative resources of energy, such as wind and solar power.

Other factors that could affect competition in the marketplace include additional discoveries of hydrocarbon reserves by the Company’s competitors, changes in the cost of production, political and economic factors and other factors outside Greenfire’s control.

Changes to the demand for oil and natural gas products and the rise of petroleum alternatives may negatively affect the Company’s financial condition, results of operations and cash flow.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas and technological advances in fuel economy and renewable energy generation systems could reduce the demand for oil, natural gas and liquid hydrocarbons. Recently, certain jurisdictions have implemented policies or incentives to decrease the use of hydrocarbons and encourage the use of renewable fuel alternatives, which may lessen the demand for petroleum products and result in downward pressure on commodity prices. Advancements in energy-efficient products have a similar effect on the demand for oil and natural gas products. The Company cannot predict the impact of changing demand for oil and natural gas products, and any major changes may have a material adverse effect on the Company’s business, financial condition, results of operations and cash flow by decreasing the Company’s profitability, increasing its costs, limiting its access to capital and decreasing the value of its assets.

Modification to current, or implementation of additional, regulations may reduce the demand for oil and natural gas and/or increase the Company’s costs and/or delay planned operations.

The oil and gas industry in Canada is a regulated industry. Various levels of government impose extensive controls and regulations on oil sands and other oil and natural gas operations (including exploration, development, production, pricing, marketing and transportation). Governments may regulate or intervene with respect to exploration and production activities, prices, taxes, royalties and the exportation of bitumen, oil and natural gas. Amendments to these controls and regulations may occur from time to time in response to economic or political conditions. The implementation of new regulations or the modification of existing regulations affecting the oil sands and the oil and natural gas industry could generally reduce demand for bitumen, oil and natural gas and increase the Company’s costs, either of which may have a material adverse effect on the Company’s business, financial condition, results of operations and prospects. Further, the ongoing third-party challenges to regulatory decisions or orders have reduced the efficiency of the regulatory regime, as the implementation of the decisions and orders has been delayed, resulting in uncertainty and interruption to the business of the oil sands and the oil and natural gas industry.

To conduct its operations, the Company will require regulatory permits, licenses, registrations, approvals and authorizations from various governmental authorities at the municipal, provincial and federal levels. The Company may not be able to obtain all permits, licenses, registrations, approvals and authorizations that may be required to conduct operations that it may wish to undertake. In addition, certain federal legislation such as the Competition Act (Canada) and the Investment Canada Act could negatively affect the Company’s business, financial condition and the market value of its securities or its assets, particularly when undertaking, or attempting to undertake, acquisition or disposition activity.

There has also been increased activism relating to climate change and public opposition to fossil fuels. The federal government and certain provincial governments in Canada have responded to these shifting societal attitudes by adopting ambitious emissions reduction targets and supporting legislation, including measures relating to carbon pricing, clean energy, field and emission standards, and alternative energy incentives and mandates. See “Climate change concerns could result in increased operating expenses and reduced demand for the Company’s products and securities, while the potential physical effects of climate change could disrupt the Company’s production and cause it to incur significant costs in preparing for or responding to those effects” and “Compliance with environmental regulations requires the dedication of a portion of the Company’s financial and operational resources” for additional information. Concerns over climate change, fossil fuel extraction, greenhouse gas (“GHG”) emissions, and water and land-use practices could lead governments to enact additional or more stringent laws and regulations applicable to the Company and other companies in the energy industry in general.

Changes to royalty regimes could adversely affect the profitability of the Company’s operations.

The Province of Alberta receives royalties on the production of natural resources from lands in which it owns the mineral rights that are linked to price and production levels and that apply to both new and existing thermal oil production projects. There can be no assurances that the Government of Alberta will not adopt new royalty regimes or alter existing royalty regimes, which may render the Company’s projects uneconomical or otherwise adversely affect its results of operations, financial condition or prospects.

A failure to secure the services and equipment necessary to the Company’s operations for the expected price, on the expected timeline, or at all, may have an adverse effect on the Company’s financial performance and cash flows.

The Company’s operating costs could escalate and become uncompetitive due to supply chain disruptions, inflationary cost pressures, equipment limitations, escalating supply costs, commodity prices, and additional government intervention through stimulus spending or additional regulations. The Company’s inability to manage costs may impact project returns and future development decisions, which could have a material adverse effect on its financial performance and cash flows.

The cost or availability of oil and gas field equipment may adversely affect the Company’s ability to undertake exploration, development and construction projects. The oil and gas industry is cyclical in nature and is prone to shortages of supply of equipment and services including drilling rigs, geological and geophysical services, engineering and construction services, major equipment items for infrastructure projects and construction materials generally. These materials and services may not be available when required at reasonable prices. A failure to secure the services and equipment necessary for the Company’s operations for the expected price, on the expected timeline, or at all, may have an adverse effect on the Company’s financial performance and cash flows.

Oil and natural gas operations are subject to seasonal weather conditions, and the Company may experience significant operational delays or costs as a result.

The level of activity in the Canadian oil and natural gas industry is influenced by seasonal weather patterns. Wet weather and spring thaw may make the ground unstable. Consequently, municipalities and provincial transportation departments enforce road bans that restrict the movement of rigs and other heavy equipment, thereby reducing activity levels. Certain oil and natural gas producing areas are located in areas that are inaccessible other than during the winter months because the ground surrounding the sites in these areas consists of swampy terrain. Extreme cold weather, heavy snowfall and heavy rainfall may restrict the Company’s ability to access its properties and cause operational difficulties. In addition, low temperatures increase the viscosity of diluent and bitumen. With higher viscosities, more diluent is required to blend bitumen for pipeline transportation, and bitumen becomes thicker and more difficult to transport by truck, in each case, resulting in increased operating costs. Higher than normal temperatures can negatively affect the operation of equipment used for processing and cooling of product and for inputs, such as natural gas delivery from third parties. Seasonal factors and unexpected weather patterns may lead to declines in exploration and production activity and increased operating costs, which may have an adverse effect on the Company’s business, financial condition and results of operations.

The Company’s access to capital may be limited or restricted as a result of factors related and unrelated to it, impacting its ability to conduct future operations and acquire and develop reserves.

The Company anticipates making substantial capital expenditures for the acquisition, exploration, development and production of bitumen, oil and natural gas reserves in the future. As future capital expenditures will be financed out of cash generated from operations, borrowings and possible future equity sales, the Company’s ability to do so is dependent on, among other factors:

●	the overall state of the capital markets;

●	the Company’s credit rating (if applicable);

●	commodity prices;

●	production rates;

●	interest rates;

●	royalty rates;

●	tax burden due to currently applicable tax laws and potential changes in tax laws; and

●	investor appetite for investment in the energy industry and the Company’s securities in particular.

Further, if the Company’s revenues or reserves decline, it may not have access to the capital necessary to undertake or complete future drilling programs. The current conditions in the oil and gas industry have negatively impacted the ability of oil and gas companies to access financing. Debt or equity financing or cash generated by operations may not be available or sufficient to meet these requirements or for other corporate purposes or, if debt or equity financing is available, it may not be on terms acceptable to the Company. The Company may be required to seek additional equity financing on terms that are highly dilutive to existing securityholders. The inability of the Company to access sufficient capital for its operations could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

Changes to applicable tax laws or government incentive programs may affect the Company’s operations, financial condition or prospects.

Income tax laws or government incentive programs relating to the oil and gas industry and in particular, the oil sands sector, may in the future be changed or interpreted in a manner that adversely affects the Company’s result of operations, financial condition or prospects. In addition, corporate tax pools may be adjusted due to changes with respect to changes of tax law interpretation or audit.

The Company may require additional financing, from time to time, to fund the acquisition, exploration and development of properties, and its ability to obtain such financing in a timely fashion and on acceptable terms may be negatively impacted by the current economic and global market volatility.

The Company’s cash flow from operations may not be sufficient to fund its ongoing activities at all times and, from time to time, the Company may require additional financing in order to carry out its acquisition, exploration and development activities. Failure to obtain financing on a timely basis could cause the Company to forfeit its interest in certain properties, miss certain acquisition opportunities and reduce its operations. Due to the conditions in the oil and natural gas industry and/or global economic and political volatility, the Company may, from time to time, have restricted access to capital and increased borrowing costs. The current conditions in the oil and natural gas industry have negatively impacted the ability of oil and natural gas companies to access, or the cost of, additional financing.

As a result of global economic and political conditions and the domestic lending landscape, the Company may, from time to time, have restricted access to capital and increased borrowing costs. If the Company’s cash flow from operations decreases as a result of lower commodity prices or otherwise, it will affect the Company’s ability to expend the necessary capital to replace its reserves or to maintain its production. To the extent that external sources of capital become limited, unavailable or available on onerous terms, the Company’s ability to make capital investments and maintain existing assets may be impaired, and its assets, liabilities, business, financial condition and results of operations may be affected materially and adversely. In addition, the future development of the Company’s properties may require additional financing, and such financing may not be available or, if available, may not be available upon acceptable terms. Alternatively, any available financing may be highly dilutive to existing securityholders. Failure to obtain any financing necessary for the Company’s capital expenditure plans may result in a delay in development or production on the Company’s properties.

Defects in the title or rights to produce the Company’s properties may result in a financial loss.

The Company’s actual title to and interest in its properties, and its right to produce and sell the products therefrom, may vary from the Company’s records. In addition, there may be valid legal challenges or legislative changes, or prior unregistered agreements, interests or claims of which the Company is currently unaware, that affect the Company’s title to and right to produce petroleum from its properties, which could impair the Company’s activities and result in a reduction of the revenue received by the Company.

If a defect exists in the chain of title or in the Company’s right to produce, or a legal challenge or legislative change arises, it is possible that the Company may lose all, or a portion of, the properties to which the title defect relates and/or its right to produce from such properties. This may have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

The Company may be required to surrender lands to the Province of Alberta if annual lease payments are not made.

The Company has two project regions in the Athabasca region of Alberta consisting of oil sands leases, either acquired from the Government of Alberta or from third parties. All of the Company’s leases require annual lease payments to the Alberta provincial government. If the Company does not maintain the annual lease payments, it will lose its ability to explore and develop the properties, and the Company will not retain any kind of interest in the properties.

Risk management activities expose the Company to the risk of financial loss and counter-party risk.

The Company has and continues to use physical and financial instruments to hedge a portion of its exposure to fluctuations in commodity prices (potentially including, but not limited to, hedging the index price that approximates the Company’s realized price for its bitumen and benchmark pricing that approximates the price the Company pays for diluent, natural gas and power) and may also use such instruments in respect of exchange and interest rates. If bitumen, diluent, natural gas, power prices, exchange or interest rates increase above or decrease below levels contracted for in any hedging agreements, such hedging arrangements may prevent the Company from realizing the full benefit of such increases or decreases. In addition, the Company’s risk management arrangements may expose it to the risk of financial loss or otherwise have a negative impact on the Company’s results of operations or prospects in certain circumstances, including instances in which:

●	production falls short of the contracted volumes or prices fall significantly lower than projected;

●	there is a widening of price-basis differentials between delivery points for production and the delivery point assumed in the arrangement;

●	the Company is required to pay a margin call on a derivative instrument based on a market or reference price that is higher than the hedged price;

●	counterparties to the arrangements or other price risk management contracts become insolvent or otherwise fail to perform under those arrangements; or

●	a sudden or unexpected event materially impacts market prices for bitumen, diluent, natural gas, power or exchange or interest rates.

It is an obligation under the indenture governing the New Notes to execute a continuously rolling 12-month commodity price hedging program for at least 50% of its proved developed producing reserve forecast, subject to adjustment in certain circumstances, from its most recent reserve report, which is completed by an independent reserve evaluator. Although the Company has been successful in executing its hedging strategy to meet this obligation in the past, there can be no guarantee that it will continue to be successful in meeting this obligation in the future. Should the Company fail to meet its obligations under the indenture, an event of default may occur and negatively impact the Company’s financial and operating performance.

Not all risks of conducting oil and natural gas opportunities are insurable and the occurrence of an uninsurable event may have a material adverse effect on the Company.

The operation of the Company’s SAGD production properties and projects have experienced and will continue to be subject to the customary hazards of recovering, transporting and processing hydrocarbons, such as fires, explosions, gaseous leaks, migration of harmful substances, equipment failures, blowouts, spills and other accidents.

In addition, the geological characteristics and integrity of the bitumen reservoirs are inherently uncertain. The injection of steam into reservoirs under significant pressure may result in unforeseen damage to reservoirs that could result in steam blowouts or oil or gaseous leaks. A casualty occurrence might result in the loss of equipment or life, as well as injury, environmental or property damage or the interruption of the Company’s operations.

Although the Company maintains insurance in accordance with industry standards to address certain of these risks, such insurance has limitations on liability and may not be sufficient to cover the full extent of such liabilities. In addition, certain risks are not, in all circumstances, insurable or, in certain circumstances, the Company may elect not to obtain insurance to deal with specific risks due to the high premiums associated with such insurance or other reasons. The payment of any uninsured liabilities would reduce the funds available to the Company. The occurrence of a significant event that the Company is not fully insured against, or the insolvency of the insurer of such event, may have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

The Company’s insurance policies are generally renewed on an annual basis and, depending on factors such as market conditions, the premiums, policy limits and/or deductibles for certain insurance policies can vary substantially. In some instances, certain insurance may become unavailable or available only for reduced amounts of coverage. Significantly increased costs could lead the Company to decide to reduce or possibly eliminate coverage. In addition, insurance is purchased from a number of third-party insurers, often in layered insurance arrangements, some of whom may discontinue providing insurance coverage for their own policy or strategic reasons. Should any of these insurers refuse to continue to provide insurance coverage, the Company’s overall risk exposure could be increased and the Company could incur significant costs.

The Company relies on its reputation to continue its operations and to attract and retain investors and employees.

Oil sands development receives significant political, media and activist commentary regarding GHG emissions, pipeline transportation, water usage, harm to First Nations communities and potential for environmental damage. Public concerns regarding such issues may directly or indirectly harm the Company’s operations and profitability in a number of ways, including by: (i) creating significant regulatory uncertainty that could challenge the economic modelling of future development; (ii) motivating extraordinary environmental regulation by governmental authorities that could result in changes to facility design and operating requirements, thereby increasing the cost of construction, operation and abandonment; (iii) imposing restrictions on production from oil sands operations that could reduce the amount of bitumen, crude oil and natural gas that the Company is ultimately able to produce from its reserves; and (iv) resulting in proposed pipelines not being able to receive the necessary permits and approvals, which, in turn, may limit the market for the Company’s crude oil and natural gas and reduce its price. Concerns over these issues may also harm the Company’s corporate reputation and limit its ability to access land and joint venture opportunities.

The Company’s business, operations or financial condition may be negatively impacted as a result of any negative public opinion towards the Company or as a result of any negative sentiment toward, or in respect of, the Company’s reputation with stakeholders, special interest groups, political leadership, the media or other entities. Public opinion may be influenced by certain media and special interest groups’ negative portrayal of the industry in which the Company operates as well as their opposition to certain oil sands and other oil and natural gas projects. Potential impacts of negative public opinion or reputational issues may include delays or interruptions in operations, legal or regulatory actions or challenges, blockades, increased regulatory oversight, reduced support for, delays in, challenges to, or the revocation of regulatory approvals, permits and/or licenses and increased costs and/or cost overruns. The Company’s reputation and public opinion could also be impacted by the actions and activities of other companies operating in the oil and natural gas industry, particularly other producers, over which the Company has no control. Similarly, the Company’s reputation could be impacted by negative publicity related to loss of life, injury or damage to property and environmental damage caused by the Company’s operations. In addition, if the Company develops a reputation of having an unsafe work site, it may impact the ability of the Company to attract and retain the necessary skilled employees and consultants to operate its business. Opposition from special interest groups opposed to oil and natural gas development and the possibility of climate-related litigation against governments and hydrocarbon companies may impact the Company’s reputation.

Reputational risk cannot be managed in isolation from other forms of risk. Credit, market, operational, insurance, regulatory and legal risks, among others, must all be managed effectively to safeguard the Company’s reputation. Damage to the Company’s reputation could result in negative investor sentiment towards the Company, which may result in limiting the Company’s access to capital, increasing the cost of capital, and decreasing the price and liquidity of the Company’s securities.

Opposition by First Nations groups to the conduct of the Company’s operations, development or exploratory activities may negatively impact the Company.

Opposition by First Nations groups to the conduct of the Company’s operations, development or exploratory activities may negatively impact it in terms of public perception, diversion of management’s time and resources, and legal and other advisory expenses, and could adversely impact the Company’s progress and ability to explore and develop properties.

Some First Nations groups have established or asserted treaty, Aboriginal title and Aboriginal rights to a substantial portion of Western Canada. Certain First Nations peoples have filed a claim against the Government of Canada, the Province of Alberta, certain Governmental Entities and the Regional Municipality of Wood Buffalo (which includes the City of Fort McMurray, Alberta) claiming, among other things, Aboriginal title to large areas of lands surrounding Fort McMurray, including lands on which the Company’s assets are located. Such claims, and other similar claims that may be initiated, if successful, could have a material adverse effect on the Company’s assets.

The Canadian federal and provincial governments have a duty to consult with First Nations people when contemplating actions that may adversely affect the asserted or proven Aboriginal or treaty rights and, in certain circumstances, accommodate their concerns. The scope of the duty to consult by federal and provincial governments varies with the circumstances and is often the subject of ongoing litigation. The fulfillment of the duty to consult First Nations people and any associated accommodations may adversely affect the Company’s ability to, or increase the timeline to, obtain or renew, permits, leases, licenses and other approvals, or to meet the terms and conditions of those approvals.

In addition, the Canadian federal government has introduced legislation to implement the United Nations Declaration on the Rights of Indigenous Peoples (“UNDRIP”). Other Canadian jurisdictions have also introduced or passed similar legislation, or begun considering the principles and objectives of UNDRIP, or may do so in the future. The means and timelines associated with UNDRIP’s implementation by the government are uncertain; additional processes may be created, or legislation amended or introduced associated with project development and operations, further increasing uncertainty with respect to project regulatory approval timelines and requirements.

An inability to recruit and retain a skilled workforce and key personnel may negatively impact the Company.

The operations and management of the Company require the recruitment and retention of a skilled workforce, including engineers, technical personnel and other professionals. The loss of key members of such workforce, or a substantial portion of the workforce as a whole, could result in the failure to implement the Company’s business plans which could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

The labor force in Alberta, and in the surrounding area, is limited and there can be no assurance that all the required employees with the necessary expertise will be available. Competition for qualified personnel in the oil and natural gas industry is high and the Company may not be able to continue to attract and retain all personnel necessary for the development and operation of its business. The Company does not have any key personnel insurance in effect. Contributions of the existing management team to the immediate and near-term operations of the Company are likely to be of central importance. In addition, certain of the Company’s current employees may have significant institutional knowledge that must be transferred to other employees prior to their departure from the workforce. If the Company is unable to: (i) retain current employees; (ii) successfully complete effective knowledge transfers; and/or (iii) recruit new employees with the requisite knowledge and experience, the Company could be negatively impacted. In addition, the Company could experience increased costs to retain and recruit these professionals.

Restrictions on operational activities intended to protect certain species of wildlife may adversely affect the Company’s ability to conduct drilling and other operational activities in some of the areas where it operates.

Operations in the Company’s operating areas can be adversely affected by seasonal or permanent restrictions on construction, drilling and well completions activities designed to protect various wildlife. Seasonal restrictions may limit the Company’s ability to operate in protected areas and can intensify competition for drilling rigs, oilfield equipment, services, supplies and qualified personnel, which may lead to periodic shortages when drilling and completion activities are allowed. These constraints and the resulting shortages or high costs could delay the Company’s operations and materially increase the Company’s operating and capital costs. Permanent restrictions imposed to protect endangered species could prohibit development in certain areas or require the implementation of expensive mitigation measures. The designation of previously unprotected species as threatened or endangered in areas where the Company operates could cause the Company to incur increased costs arising from species protection measures or could result in limitations on the Company’s exploration and production activities that could have an adverse impact on the Company’s ability to develop and produce its reserves.

Risks Related to Climate Change and Related Regulation

Compliance with environmental regulations requires the dedication of a portion of the Company’s financial and operational resources.

Compliance with environmental legislation may require significant expenditures, some of which may be material. Environmental compliance requirements may result in a curtailment of production or a material increase in the costs of production, development or exploration activities or otherwise have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

The direct and indirect costs of the various GHG regulations, current and emerging in both Canada and the United States, including any limits on oil sands emissions through the Canadian federal government’s implementation of the Paris Agreement through the Greenhouse Gas Pollution Pricing Act, the Clean Fuel Standard, the Alberta Technology Innovation and Emissions Reduction Regulation and any other federal or provincial carbon emission pricing system, may adversely affect the Company’s business, operations and financial results.

Environmental regulation of GHG emissions in the United States could result in increased costs and/or reduced revenue for oil sands companies such as the Company. At the federal level, the U.S. Environmental Protection Agency (the “EPA”) is currently responsible for regulating GHG emissions, pursuant to the Clean Air Act. The EPA has issued regulations restricting GHG emissions from automobiles and trucks, and administers the Renewable Fuel Standard, which requires specified “renewable fuels” to be blended into U.S. transportation fuel, with increasing volumes coming from lower GHG-emitting fuels over time. While the future regulatory environment in the United States is uncertain, it is possible that fuel suppliers’ GHG emissions will eventually be regulated in the United States. The Company’s operations may be impacted by such regulation, which could impose increased costs on direct and indirect users of the Company’s products, which could result in reduced demand therefore.

Climate change concerns could result in increased operating costs and reduced demand for the Company’s products and securities, while the potential physical effects of climate change could disrupt the Company’s production and cause it to incur significant costs in preparing for or responding to those effects.

Global climate issues continue to attract public and scientific attention. Numerous reports, including reports from the Intergovernmental Panel on Climate Change, have engendered concern about the impacts of human activity, especially hydrocarbon combustion, on the global climate. In turn, increasing public, government, and investor attention is being paid to global climate issues and to emissions of GHGs, including emissions of carbon dioxide and methane from the production and use of bitumen, oil, liquids and natural gas. Most countries across the globe, including Canada, have agreed to reduce their carbon emissions in accordance with the Paris Agreement. In addition, during the 2021 United Nations Climate Change Conference in Glasgow, Scotland, Canada’s Prime Minister, Justin Trudeau, made several pledges aimed at reducing Canada’s GHG emissions and environmental impact. Greenfire faces both transition risks and physical risks associated with climate change policy and regulations.

Foreign and domestic governments continue to evaluate and implement policy, legislation, and regulations focused on restricting GHG emissions and promoting adaptation to climate change and the transition to a low-carbon economy. It is not possible to predict what measures foreign and domestic governments may implement in this regard, nor is it possible to predict the requirements that such measures may impose or when such measures may be implemented. However, international multilateral agreements, the obligations adopted thereunder and legal challenges concerning the adequacy of climate-related policy brought against foreign and domestic governments may accelerate the implementation of these measures. Given the evolving nature of climate change policy and the control of GHG emissions and resulting requirements, including carbon taxes and carbon pricing schemes implemented by varying levels of government, it is expected that current and future climate change regulations will have the effect of increasing the Company’s operating costs, and, in the long-term, potentially reducing the demand for oil, liquids, natural gas and related products, resulting in a decrease in the Company’s profitability and a reduction in the value of its assets.

Concerns about climate change have resulted in environmental activists and members of the public opposing the continued extraction and development of fossil fuels, which has influenced investors’ willingness to invest in the oil and natural gas industry. Historically, political and legal opposition to the fossil fuel industry focused on public opinion and the regulatory process. More recently, however, there has been a movement to more directly hold governments and oil and natural gas companies responsible for climate change through climate litigation. Claims have been made against certain energy companies alleging that GHG emissions from oil and natural gas operations constitute a public nuisance under certain laws or that such energy companies provided misleading disclosure to the public and investors of current or future risks associated with climate change. As a result, individuals, government authorities, or other organizations may make claims against oil and natural gas companies, including the Company, for alleged personal injury, property damage, or other potential liabilities. While the Company is not currently a party to any such litigation or proceedings, it could be named in actions making similar allegations. An unfavorable ruling in any such case could reduce the demand for the Company’s products and price of securities, impact its operations and have an adverse impact on its financial condition.

Given the perceived elevated long-term risks associated with policy development, regulatory changes, public and private legal challenges, or other market developments related to climate change, there have also been efforts in recent years affecting the investment community, including investment advisors, sovereign wealth funds, banks, public pension funds, universities and other institutional investors, promoting direct engagement and dialogue with companies in their portfolios on climate change action (including exercising their voting rights on matters relating to climate change) and increased capital allocation to investments in low-carbon assets and businesses while decreasing the carbon intensity of their portfolios through, among other measures, divestments of companies with high exposure to GHG-intensive operations and products. Certain stakeholders have also pressured insurance providers and commercial and investment banks to reduce or stop financing and providing insurance coverage to oil and natural gas and related infrastructure businesses and projects. The impact of such efforts requires the Company’s management to dedicate significant time and resources to these climate change-related concerns and may adversely affect the Company’s operations, the demand for and price of the Company’s securities and products and may negatively impact the Company’s cost of capital and access to the capital markets.

Emissions, carbon and other regulations impacting climate and climate-related matters are constantly evolving. With respect to ESG and climate reporting, the International Sustainability Standards Board has issued an IFRS Sustainability Disclosure Standard with the aim to develop sustainability disclosure standards that are globally consistent, comparable and reliable. If the Company is not able to meet future sustainability reporting requirements of regulators or current and future expectations of investors, insurance providers, or other stakeholders, its business and ability to attract and retain skilled employees, obtain regulatory permits, licenses, registrations, approvals, and authorizations from various governmental authorities, and raise capital may be adversely affected.

The direct and indirect costs of various GHG regulations, existing and proposed, may adversely affect the Company’s business, operations and financial results, including demand for the Company’s products.

The Company’s exploration and production facilities and other operations and activities emit GHGs, which require the Company to comply with federal and/or provincial GHG emissions legislation in Canada. Climate change policy is evolving at regional, national and international levels, and political and economic events may significantly affect the scope and timing of climate change measures that are ultimately put in place to prevent climate change or mitigate its effects. The direct or indirect costs of compliance with GHG-related regulations may have a material adverse effect on the Company’s business, financial condition, results of operations and prospects. The Company’s facilities may ultimately be subject to future regional, provincial and/or federal climate change regulations to manage GHG emissions.

Further, while reporting on most ESG information is currently voluntary, in March 2022, the SEC issued a proposed rule that would require public companies to disclose certain climate-related information, including climate-related risks, impacts, oversight and management, financial statement metrics and emissions, targets, goals and plans. While the proposed rule is not yet effective and is expected to be subject to a lengthy comment process, compliance with the proposed rule as drafted could result in increased legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place strain on our personnel, systems and resources.

Although it is not possible at this time to predict how new laws or regulations in the United States and Canada would impact the Company’s business, any such future laws, regulations or legal requirements imposing reporting or permitting obligations on, or limiting emissions of GHGs from, the Company’s equipment and operations could require the Company to incur costs to reduce emissions of GHGs associated with its operations or to purchase emission credits or offsets as well as delays or restrictions in its ability to permit GHG emissions from new or modified sources. The direct or indirect costs of compliance with these regulations may have a material adverse effect on the business, financial condition, results of operations and prospects of the Company. Any such regulations could also increase the cost of consumption, and thereby reduce demand for the bitumen the Company produces. Given the evolving nature of the discourse related to climate change and the control of GHGs and resulting regulatory requirements, it is not possible to predict with certainty the impact on the Company and its operations and financial condition.

The Company faces physical risks associated with climate change.

Based on the Company’s current understanding, the potential physical risks resulting from climate change are long-term in nature and the timing, scope, and severity of potential impacts are uncertain. Many experts believe global climate change could increase extreme variability in weather patterns, such as increased frequency of severe weather, rising mean temperature and sea levels and long-term changes in precipitation patterns. Extreme hot and cold weather, heavy snowfall, heavy rainfall and wildfires may restrict the Company’s ability to access its properties and cause operational difficulties, including damage to equipment and infrastructure. Extreme weather also increases the risk of personnel injury as a result of dangerous working conditions. Certain of the Company’s assets are located in locations that are near forests and rivers and a wildfire or flood may lead to significant downtime and/or damage to the Company’s assets or cause disruptions to the production and transport of its products or the delivery of goods and services in its supply chain.

Risks Related to Political and other Legal Matters and Regulations

The Company’s business may be adversely affected by political and social events and decisions made in Canada.

The Company’s results can be adversely impacted by political, legal, or regulatory developments in Canada that affect local operations and local and international markets. Changes in government, government policy or regulations, changes in law or interpretation of settled law, third-party opposition to industrial activity generally or projects specifically, and duration of regulatory reviews could impact the Company’s existing operations and planned projects. This includes actions by regulators or political actors to delay or deny necessary licenses and permits for the Company’s activities or restrict the operation of third-party infrastructure that the Company relies on. Additionally, changes in environmental regulations, assessment processes or other laws, and increasing and expanding stakeholder consultation (including First Nations stakeholders), may increase the cost of compliance or reduce or delay available business opportunities and adversely impact the Company’s results.

Other government and political factors that could adversely affect the Company’s financial results include increases in taxes or government royalty rates (including retroactive claims) and changes in trade policies and agreements. Further, the adoption of regulations mandating efficiency standards, and the use of alternative fuels or uncompetitive fuel components could affect the Company’s operations. Many governments are providing tax advantages and other subsidies to support alternative energy sources or are mandating the use of specific fuels or technologies. Governments and others are also promoting research into new technologies to reduce the cost and increase the scalability of alternative energy sources, and the success of these initiatives may decrease demand for the Company’s products.

A change in federal, provincial or municipal governments in Canada may have an impact on the directions taken by such governments on matters that may impact the oil and natural gas industry, including the balance between economic development and environmental policy. The oil and natural gas industry has become an increasingly politically polarizing topic in Canada, which has resulted in a rise in civil disobedience surrounding oil and natural gas development — particularly with respect to infrastructure projects. Protests, blockades and demonstrations have the potential to delay and disrupt the Company’s activities.

The handling of secure information for destruction exposes the Company to potential data security risks that could result in monetary damages against the Company and could otherwise damage its reputation, and adversely affect its business, financial condition and results of operations.

The protection of customer, employee, and company data is critical to the Company’s business. The regulatory environment in Canada surrounding information security and privacy is increasingly demanding, with the frequent imposition of new and constantly changing requirements. Certain legislation, including the Personal Information Protection and Electronic Documents Act in Canada, require documents to be securely destroyed to avoid identity theft and inadvertent disclosure of confidential and sensitive information. A significant breach of customer, employee, or company data could attract a substantial amount of media attention, damage the Company’s customer relationships and reputation, and result in lost sales, fines, or lawsuits. In addition, an increasing number of countries have introduced and/or increased enforcement of comprehensive privacy laws or are expected to do so. The continued emphasis on information security as well as increasing concerns about government surveillance may lead customers to request the Company to take additional measures to enhance security and/or assume higher liability under its contracts. As a result of legislative initiatives and customer demands, the Company may have to modify its operations to further improve data security. Any such modifications may result in increased expenses and operational complexity, and adversely affect its reputation, business, financial condition and results of operations.

Failure to comply with anti-corruption, economic sanctions, and anti-money laundering laws — including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, the Canadian Corruption of Foreign Public Officials Act, Criminal Code, Special Economic Measures Act, Justice for Victims of Corrupt Foreign Officials Act, United Nations Act and Freezing Assets of Corrupt Foreign Officials Act, and similar laws associated with activities outside the United States or Canada — could subject the Company to penalties and other adverse consequences.

The Company is subject to governmental export and import control laws and regulations, as well as laws and regulations relating to foreign ownership and economic sanctions. The Company’s failure to comply with these laws and regulations and other anti-corruption laws that prohibit companies, their officers, directors, employees and third-party intermediaries from directly or indirectly promising, authorizing, offering, or providing improper payments or benefits to any person or entity, including any government officials, political parties, and private-sector recipients, for the purpose of obtaining or retaining business, directing business to any person, or securing any advantage could have an adverse effect on the Company’s business, prospects, financial condition and results of operations. Changes to trade policy, economic sanctions, tariffs, and import/export regulations may have a material adverse effect on the Company’s business, financial condition and results of operations. The Company will likely be subject to, and will be required to remain in compliance with, numerous laws and governmental regulations concerning the production, use, and distribution of its products and services. Potential future customers may also require that Greenfire complies with their own unique requirements relating to these matters, including provision of data and related assurance for ESG-related standards or goals. Existing and future environmental, health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in internal and/or government investigations, substantial fines, or other limitations that may adversely impact the Company’s financial results or results of operation. The Company’s business may also be adversely affected by changes in the regulation of the global energy industry.

Foreign markets may impose import restrictions and penalties on high carbon fuels which may impact the price the Company receives for its products.

Some foreign jurisdictions, including the State of California, have attempted to introduce carbon fuel standards that require a reduction in life cycle GHG emissions from vehicle fuels. Some standards propose a system to calculate the life cycle of GHG emissions of fuels to permit the identification and use of lower-emitting fuels. Any foreign import restrictions or financial penalties imposed on the use of bitumen or bitumen blend products may restrict the markets in which the Company may sell its bitumen and bitumen blend products and/or result in the Company receiving a lower price for such products.

Failure to comply with laws relating to labor and employment could subject the Company to penalties and other adverse consequences.

The Company is subject to various employment-related laws in the jurisdictions in which its employees are based. It faces risks if it fails to comply with applicable Canadian federal or provincial wage law or applicable Canadian federal or provincial labor and employment laws, or wage, labor or employment laws applicable to any employees outside of Canada. Any violation of applicable wage laws or other labor or employment-related laws could result in complaints by current or former employees, adverse media coverage, investigations, and damages or penalties which could have a materially adverse effect on the Company’s reputation, business, operating results, and prospects. In addition, responding to any such proceeding may result in a significant diversion of management’s attention and resources, significant defense costs, and other professional fees.

Risks Relating to the Company’s Technology, Intellectual Property and Infrastructure

Unauthorized use of intellectual property may cause the Company to engage in, or be the subject of, litigation.

Due to the rapid development of oil and natural gas technology, including with respect to recovering in situ oil sands resources, in the normal course of the Company’s operations, the Company may become involved in, named as a party to, or be the subject of, various legal proceedings in which it is alleged that the Company has infringed, misappropriated or otherwise violated the intellectual property or proprietary rights of others. The Company may also initiate similar claims against third parties if it believes that such parties are infringing, misappropriating or otherwise violating its intellectual property or proprietary rights. The Company’s involvement in any intellectual property litigation or legal proceedings could (i) result in significant expense, (ii) adversely affect the development of its assets or intellectual property, or (iii) otherwise divert the efforts of its technical and management personnel, whether or not such litigation or proceedings are resolved in the Company’s favor. In the event of an adverse outcome in any such litigation or proceeding, the Company may, among other things, be required to:

●	pay substantial damages and/or cease the development, use, sale or importation of processes that infringe or violate upon the intellectual property rights of a third party;

●	expend significant resources to develop or acquire the non-infringing intellectual property;

●	discontinue processes incorporating the infringing technology; or

●	obtain licenses to the non-infringing intellectual property.

However, the Company may not be successful in such development or acquisition of the applicable non-infringing intellectual property, or such licenses may not be available on reasonable terms. In the event of a successful claim of infringement, misappropriation or violation of third-party intellectual property rights against the Company and its failure or inability to obtain a license to continue to use such technology on reasonable terms, the Company’s business, prospects, operating results and financial condition could be materially adversely affected.

Breaches of the Company’s cyber-security and loss of, or unauthorized access to, data may adversely impact the Company’s operations and financial position.

The Company is increasingly dependent upon the availability, capacity, reliability and security of the Company’s information technology infrastructure, and the Company’s ability to expand and continually update this infrastructure, to conduct daily operations. the Company depends on various information technology systems to estimate reserve quantities, process and record financial data, manage the Company’s land base, manage financial resources, analyze seismic information, administer contracts with operators and lessees and communicate with employees and third-party partners. The Company currently uses, and may use in the future, outsourced service providers to help provide certain information technology services, and any such service providers may face similar security and system disruption risks. Moreover, due to the COVID-19 pandemic, an increased number of the Company’s employees and service providers may be working from home and connecting to its networks remotely on less secure systems, which may further increase the risk of, and vulnerability to, a cyber-security attack or security breach to the Company’s network. In addition, the Company’s ability to monitor its outsourced service providers’ security measures is limited and third parties may be able to circumvent those security measures, resulting in the unauthorized access to, misuse, acquisition, disclosure, loss, alteration, or destruction of the Company’s personal, confidential, or other data, including data relating to individuals.

Further, the Company is subject to a variety of information technology and system risks as a part of its operations including potential breakdowns, invasions, viruses, cyber-attacks, cyber-fraud, security breaches, and destruction or interruption of the Company’s information technology systems by third parties or employees. Unauthorized access to these systems by employees or third parties could lead to corruption or exposure of confidential, fiduciary or proprietary information, interruption to communications or operations or disruption to business activities or the Company’s competitive position. In addition, cyber phishing attempts have become more widespread and sophisticated in recent years. If the Company becomes a victim to a cyber phishing attack, it could result in a loss or theft of the Company’s financial resources or critical data and information, or could result in a loss of control of the Company’s technological infrastructure or financial resources. The Company’s employees are often the targets of such cyber phishing attacks by third parties using fraudulent “spoof” emails to misappropriate information or to introduce viruses or other malware through “Trojan horse” programs to the Company’s computers.

Increasingly, social media is used as a vehicle to carry out cyber phishing attacks by nefarious actors. Information posted on social media sites, for business or personal purposes, may be used by attackers to gain entry into the Company’s systems and obtain confidential information. There are significant risks that the Company may not be able to properly regulate social media use by its employees and preserve adequate records of business activities and client communications conducted through the use of social media platforms.

The Company maintains policies and procedures that address and implement employee protocols with respect to electronic communications and electronic devices and conducts annual cyber-security risk assessments. The Company also employs encryption protection of its confidential information, and all computers and other electronic devices. Despite the Company’s efforts to mitigate such cyber phishing attacks through employee education and training, cyber phishing activities may result in unauthorized access, data theft and damage to its information technology infrastructure. The Company applies technical and process controls in line with industry-accepted standards to protect its information, assets and systems. However, these controls may not adequately prevent cyber-security breaches or attacks. As such, the Company may need to continuously develop, modify, upgrade or enhance its information technology infrastructure and cyber-security measures to secure its business, which can lead to increased cyber-security protection costs. Such costs may include making organizational changes, deploying additional personnel and protection technologies, training employees, and engaging third party experts and consultants. These efforts may come at the potential cost of revenues and human resources that could be used to continue to enhance the Company’s business, and such increased costs and diversion of resources may adversely affect operating margins. Disruption of critical information technology services, or breaches of information security, could have a negative effect on the Company’s performance and earnings, as well as its reputation, and any damages sustained may not be adequately covered by the Company’s current insurance coverage, or at all. The impact of any such cyber-security event could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company is subject to laws, rules, regulations and policies regarding data privacy and security. Many of these laws and regulations are subject to change and reinterpretation, and could result in claims, changes to its business practices, monetary penalties, increased cost of operations or other harm to its business.

The Company is subject to certain laws, regulations, standards, and other actual and potential obligations relating to privacy, data hosting and transparency of data, data protection, and data security. Such laws are evolving rapidly, and the Company expects to potentially be subject to new laws and regulations, or new interpretations of laws and regulations, in the future in various jurisdictions. These laws, regulations, and other obligations, and changes in their interpretation, could require the Company to modify its operations and practices, restrict its activities, and increase its costs. Further, these laws, regulations, and other obligations are complex and evolving rapidly, and despite the Company’s reasonable efforts to monitor its potential obligations, the Company may face claims, allegations, or other proceedings related to its obligations under applicable privacy, data protection, or data security laws and regulations. The interpretation and implementation of these laws, regulations, and other obligations are uncertain for the foreseeable future and could be inconsistent with one another, which may complicate and increase the costs for compliance. As a result, the Company anticipates needing to dedicate substantial resources to comply with such laws, regulations, and other obligations relating to privacy and cyber-security. Despite the Company’s reasonable efforts to comply, any failure or alleged or perceived failure to comply with any applicable Laws, regulations, or other obligations relating to privacy, data protection, or data security could also result in regulatory investigations and proceedings, and misuse of or failure to secure data relating to individuals could also result in claims and proceedings against the Company by Governmental Entities or other third parties, penalties, fines and other liabilities, and may potentially damage the Company’s reputation and credibility, which could adversely affect the Company’s business, operating results, financial condition and prospects.

General Risk Factors Related to the Company

The Company is exposed to exchange and interest rate risks.

The Company is exposed to exchange rate risks from its U.S dollar-denominated debts. The Company’s revenues are based on the U.S. dollar, since revenue received from the sale of diluted bitumen and non-diluted bitumen is referenced to a price denominated in U.S. dollars, and the Company incurs most of its operating and other costs in Canadian dollars. As a result, the Company is impacted by exchange rate fluctuations between the U.S. dollar and the Canadian dollar, and any strengthening of the Canadian dollar relative to the U.S. dollar could negatively impact the Company’s operating margins and cash flows.

From time to time, the Company may enter into agreements to fix the exchange rate of Canadian to U.S. dollars or other currencies to offset the risk of revenue losses if the Canadian dollar increases in value compared to other currencies. However, if the Canadian dollar declines in value compared to such fixed currencies, the Company would not benefit from the fluctuating exchange rate.

Default under any of the Company’s debt instruments could result in the Company being required to repay amounts outstanding thereunder.

The Company is required to comply with covenants under the New Notes, the Credit Agreement and Letter of Credit Facility and in the event it does not comply with these covenants, the Company’s access to capital could be restricted or repayment could be required. Events beyond the Company’s control may contribute to its failure to comply with such covenants. The acceleration of indebtedness under one agreement may permit acceleration of indebtedness under other agreements that contain cross default or cross-acceleration provisions. In addition, the New Notes may impose operating and financial restrictions on the Company that could include restrictions on the payment of dividends, repurchase or making of other distributions with respect to the Company’s securities, incurring of additional indebtedness, the provision of guarantees, the assumption of loans, making of capital expenditures, entering into of amalgamations, mergers, takeover bids or dispositions of assets, among others.

If repayment of all or a portion of the amounts outstanding under the New Notes, the Credit Agreement or Letter of Credit Facility is required for any reason, including for a default of a covenant, there is no certainty that the Company would be in a position to make such repayment. Even if the Company is able to obtain new financing in order to make any required repayment under the New Notes, the Credit Agreement or Letter of Credit Facility, it may not be on commercially reasonable terms, or terms that are acceptable to the Company. If the Company is unable to repay amounts owing under the New Notes, the Credit Agreement or Letter of Credit Facility, the noteholders or lenders, as applicable under such facility could proceed to foreclose or otherwise realize upon the collateral granted to them to secure the indebtedness.

The Company’s substantial indebtedness could adversely affect the Company’s financial health.

As of June 30, 2023, after giving pro forma effect to the Business Combination and the use of proceeds therefrom, including the refinancing of the 2025 Notes and related transactions, the Company would have had approximately CAD$397.2 million of debt outstanding, consisting of the principal amount of the New Notes, and CAD$50 million of availability under the facilities pursuant to the Credit Agreement, which were undrawn at the Closing.

The Company’s substantial indebtedness could have important consequences for the Company’s securityholders and a significant effect on the Company’s business. For example, it could:

●	make it more difficult for the Company to satisfy its financial obligations;

●	increase the Company vulnerability to general adverse economic, industry and competitive conditions;

●	reduce the availability of the Company’s cash flow to fund working capital, capital expenditures and other general corporate purposes because the Company will be required to dedicate a substantial portion of the Company’s cash flow from operations to the payment of principal and interest on the Company’s indebtedness;

●	limit the Company flexibility in planning for, or reacting to, changes in our business and the industry in which the Company operate;

●	result in dilution to the Company’s shareholders in the event we issue equity to fund the Company’s debt obligations;

●	place the Company at a competitive disadvantage compared to the Company’s competitors that are less highly leveraged and that, therefore, may be able to take advantage of opportunities that the Company leverage prevents the Company from exploiting; and

●	limit the Company’s ability to borrow additional funds.

To the extent the Company is unable to repay the Company’s debt as it becomes due with cash on hand or from other sources, the Company will need to refinance the Company’s debt, sell assets or repay the debt with the proceeds from equity offerings in order to continue in business. Additional indebtedness or equity financing may not be available to the Company in the future for the refinancing or repayment of existing debt, or if available, such additional debt or equity financing may not be available on a timely basis, or on terms acceptable to the Company and within the limitations specified in the Company’s then existing debt instruments. If the Company is unable to make payments on the Greenfire Bonds or repay amounts owing under the Letter of Credit Agreement, the holders of the Greenfire Bonds or lenders under the Letter of Credit Agreement could proceed to foreclose or otherwise realize upon the collateral granted to them to secure that indebtedness.

In addition, the indenture governing the New Notes includes restrictive covenants which restrict the Company’s ability to, among other things:

●	incur, assume or guarantee additional indebtedness; or

●	repurchase capital stock and make other restricted payments, including paying dividends and making investments;

●	create liens;

●	sell or otherwise dispose of assets, including capital stock of subsidiaries;

●	pay dividends and enter into agreements that restrict dividends from subsidiaries; and

●	enter into transactions with affiliates.

Those restrictive covenants could restrict the Company’s ability to carry on its business and operations or raise additional capital. Interference with the business and operations of the Company or the Company’s ability to raise additional capital could have a material adverse effect on the Company’s business, prospects and its financial and operational condition.

Increased debt levels may impair the Company’s ability to borrow additional capital on a timely basis to fund opportunities as they arise.

From time to time, the Company may enter into transactions to acquire assets or shares of other entities. These transactions may be financed in whole, or in part, with debt, which may increase the Company’s debt levels above industry standards for oil and natural gas companies of similar size. Depending on future exploration and development plans, the Company may require additional debt financing that may not be available or, if available, may not be available on favorable terms. The Company’s constating documents do not limit the amount of indebtedness that the Company may incur. The level of the Company’s indebtedness from time to time could impair the Company’s ability to obtain additional financing on a timely basis to take advantage of business opportunities that may arise.

Investor confidence and share value may be adversely impacted if the Company concludes that our internal control over financial reporting is not effective.

Effective internal controls are necessary for the Company to provide reliable financial reports and to help prevent fraud. Although the Company undertakes a number of procedures in order to help ensure the reliability of its financial reports, including those imposed on it under U.S. and Canadian securities laws, the Company cannot be certain that such measures will ensure that it will maintain adequate control over financial processes and reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s results of operations or cause it to fail to meet its reporting obligations. If the Company discovers a material weakness, the disclosure of that fact, even if quickly remedied, could reduce investor confidence in its consolidated financial statements and effectiveness of our internal controls, which ultimately could negatively impact the market price of our common shares.

The Company is a “foreign private issuer” under U.S. securities laws and therefore will be exempt from certain requirements applicable to U.S. domestic registrants listed on the NYSE.

Although the Company is subject to the periodic reporting requirement of the Exchange Act, the periodic disclosure required of foreign private issuers under the Exchange Act is different from periodic disclosure required of U.S. domestic registrants. Therefore, there may be less publicly available information about the Company than is regularly published by or about other companies in the United States. The Company is exempt from certain other sections of the Exchange Act to which U.S. domestic issuers are subject, including the requirement to provide its shareholders with information statements or proxy statements that comply with the Exchange Act. In addition, insiders and large shareholders of the Company are not obligated to file reports under Section 16 of the Exchange Act.

The Company is permitted to follow certain home country corporate governance practices instead of those otherwise required by the NYSE for domestic issuers. A foreign private issuer must disclose in its annual reports filed with the SEC or on its website each NYSE requirement with which it does not comply, followed by a description of its applicable home country practice. The Company has the option to rely on available exemptions under the rules of the NYSE that allow it to follow its home country practice, including, among other things, the ability to opt out of (i) the requirement that the Board be comprised of a majority independent directors, (ii) the requirement that the Company’s independent directors meet regularly in executive sessions and (iii) the requirement that the Company obtain shareholder approval prior to the issuance of securities in connection with certain acquisitions, private placements of securities, or the establishment or amendment of certain share option, purchase or other compensation plans. The Company may elect to follow certain other home country corporate governance practices in lieu of the requirements for U.S. companies listed on the NYSE , as permitted by the rules of the NYSE, in which case the protection that is afforded to our shareholders would be different from that accorded to investors of U.S. domestic issuers.

The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States. If the Company loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, the Company would likely incur substantial costs in fulfilling these additional regulatory requirements and members of the Company’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

The Company is an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make the Common Shares less attractive to investors.

The Company is an “emerging growth company” (“EGC”), as defined in the JOBS Act, and is eligible for certain exemptions from various requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of SOX; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements. As a result, the Company Shareholders may not have access to certain information they deem important. The Company will remain an “emerging growth company” until the earliest of (a) the last day of the first fiscal year in which the Company’s annual gross revenues exceed $1.235 billion, (b) the date that the Company becomes a “large accelerated filer” as defined in Rule 12b-2 under the U.S. Exchange Act, which would occur if the market value of the Common Shares that are held by non-affiliates exceeds $700 million as of the last business day of the Company’s most recently completed second fiscal quarter, (c) the date on which the Company has issued more than $1.0 billion in nonconvertible debt during the preceding three-year period or (d) the last day of the Company’s fiscal year containing the fifth anniversary of the MBSC IPO.  The Company may choose to rely upon some or all of the available exemptions. When the Company is no longer deemed to be an emerging growth company, the Company will not be entitled to the exemptions provided in the JOBS Act discussed above. The Company cannot predict if investors will find the Common Shares less attractive as a result of the Company’s reliance on exemptions under the JOBS Act. If investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Company share price may be more volatile.

Canadian and U.S. investors may find it difficult or impossible to effect service of process and enforce judgments against the Company, the Company directors and executive officers.

Certain directors of the Company reside outside of Canada. Consequently, it may not be possible for Canadian investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada any judgment of a court of Canada against the directors of Greenfire who reside outside of Canada since a substantial portion of the assets of such person may be located outside of Canada.

Similarly, the Company is incorporated under the laws of Alberta, Canada, and most of its officers and directors are not residents of the United States, and substantially all of the assets of the Company are located outside the United States. As a result, it may be difficult for U.S. investors to: (i) effect service of process within the United States upon the Company or those directors and officers who are not residents of the United States; or (ii) realize in the United States upon judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws.

The Company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

The Company will face increased legal, accounting, administrative and other costs and expenses as a public company that the Company did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404 thereof, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require the Company to carry out activities the Company has not done previously. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a significant deficiency or material weaknesses in the internal control over financial reporting), the Company could incur additional costs to rectify those issues, and the existence of those issues could adversely affect its reputation or investor perceptions. In addition, the Company will purchase director and officer liability insurance, which has substantial additional premiums. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Management estimates are subject to uncertainty.

In preparing consolidated financial statements in conformity with IFRS, estimates and assumptions are used by management in determining the reported amounts of assets and liabilities, revenues and expenses recognized during the periods presented and disclosures of contingent assets and liabilities known to exist as of the date of the financial statements. These estimates and assumptions must be made because certain information that is used in the preparation of such financial statements is dependent on future events, cannot be calculated with a high degree of precision from data available, or is not capable of being readily calculated based on generally accepted methodologies. In some cases, these estimates are particularly difficult to determine and the Company must exercise significant judgment. Estimates may be used in management’s assessment of items such as fair values, income taxes, stock-based compensation and asset retirement obligations. Actual results for all estimates could differ materially from the estimates and assumptions used by the Company, which could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows and future prospects.

The Company has a limited operating history, which may not be sufficient to evaluate its business and prospects.

Greenfire commenced operations in April of 2021, when a predecessor entity of Greenfire acquired the Demo Asset, and a predecessor entity of Greenfire acquired the Expansion Asset in September of 2021. The Company had no material operations prior to the Business Combination and has continued the business of Greenfire since the Closing of the Business Combination. As a result, there is a limited operating history on which to base any estimates of future operating costs related to any future development of the Company’s properties, there can be no assurance that the Company’s actual capital and operating costs for any future development activities will not be higher than anticipated and Greenfire’s historical financial statements may not be a reliable basis for evaluating the Company’s business prospects or the value of Common Shares. We cannot give you any assurance that the Company’s strategy will be successful or that the Company will be able to implement that strategy on a timely basis.

Risks Related to Ownership of the Company’s Securities

Concentration of ownership among the Company’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

As of October 20, 2023, the Company’s executive officers, directors and their affiliates, beneficially held approximately 49.4% (including 4,307,046 Common Shares issuable upon exercise of Company Warrants and Company Performance Warrants) of the outstanding Common Shares. As a result, these shareholders are able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, any amendment of the Company Articles and the Company Bylaws and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

A significant portion of the Company’s total outstanding securities may be sold into the market in the near future. This could cause the market price of the Common Shares to drop significantly, even if the Company’s business is performing well.

Sales of a substantial number of Common Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Common Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Shares.

As of October 20, 2023, (i) the Greenfire Holders beneficially owned, in the aggregate 36,436,135 Common Shares, representing approximately 57% of all outstanding Common Shares (including 2,888,239 Common Shares issuable upon exercise of Company Warrants), and (ii) MBSC Sponsor beneficially owned 3,850,000 Common Shares, representing approximately 9% of the Common Shares (including 2,526,667 Common Shares issuable upon exercise of Company Warrants). The sale of substantial amounts of such Common Shares in the public market by the Greenfire Holders or the MBSC Sponsor, or the perception that such sales could occur, could harm the prevailing market price of the Common Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for the Company to sell Common Shares in the future at a time and at a price that it deems appropriate. There can be no assurance as to the timing of any disposition of Common Shares by the Greenfire Holders or the MBSC Sponsor, subject to the restrictions in the Lock-Up Agreement.

After the restrictions in the Lock-Up Agreement, the Greenfire Holders and MBSC Sponsor could sell, or indicate an intention to sell, any or all of their Common Shares in the public market. As a result, the trading price of the Common Shares could decline. In addition, the perception in the market that these sales may occur could also cause the trading price of the Common Shares to decline. The sale of all the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the differences in the purchase prices described below.

Given the relatively lower purchase prices that certain of the Selling Securityholders paid to acquire Common Shares, those Selling Securityholders in some instances would earn a positive rate of return on their investment, which may be a significant positive rate of return, depending on the market price of the Common Shares at the time that such Selling Securityholders choose to sell their Common Shares, at prices where other of our securityholders may not experience a positive rate of return if they were to sell at the same prices. For example, (a) the MBSC Sponsor received its 3,850,000 Common Shares in exchange for MBSC Class B Common Shares, which were originally purchased for a purchase price equivalent to approximately $0.0033 per share and (b) the Greenfire Holders received their Common Shares in exchange for securities of Greenfire for little or no cash consideration.

The last reported sales price of the Common Shares on the NYSE on October 19, 2023 was $6.18. Even though the trading price of the Common Shares is currently significantly below the last reported sales price on the NYSE of $9.37 on the Closing Date of the Business Combination, all of such Selling Securityholders may have an incentive to sell their Common Shares because they acquired them in exchange for securities acquired for prices lower, and in some cases significantly lower, than the current trading price of the Common Shares and may profit, in some cases significantly so, even under circumstances in which our public shareholders would experience losses in connection with their investment. Investors who purchase the Common Shares on the NYSE following the Business Combination are unlikely to experience a similar rate of return on the Common Shares they purchase due to differences in the purchase prices and the current trading price. In addition, sales by the Selling Securityholders may cause the trading prices of our securities to experience a decline, which decline may be significant. As a result, the Selling Securityholders may effect sales of Common Shares at prices significantly below the current market price, which could cause market prices to decline further.

If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business or its market, or if they change their recommendations regarding the Common Shares adversely, the price and trading volume of the Common Shares could decline.

The trading market for the Common Shares will be influenced by the research and reports that industry or securities analysts may publish about the Company, its business, its market or its competitors. If any of the analysts who cover the Company change their recommendation regarding the Common Shares adversely, or provide more favorable relative recommendations about the Company’s competitors, the price of the Company’s Securities would likely decline. If any analyst who covers the Company were to cease their coverage or fail to regularly publish reports on the Company, the Company could lose visibility in the financial markets, which could cause its share price or trading volume to decline.

The Company’s sole material asset is its direct equity interest in Greenfire, and the Company is accordingly dependent upon distributions from Greenfire to pay taxes and cover its corporate and other overhead expenses and pay dividends, if any, on Common Shares.

The Company has no material assets other than its direct equity interest in Greenfire. The Company has no independent means of generating revenue. To the extent Greenfire has available cash, the Company will cause Greenfire to make distributions of cash to the Company to pay taxes, cover the Company’s corporate and other overhead expenses and pay dividends, if any, on Common Shares. To the extent that the Company needs funds and Greenfire fails to generate sufficient cash flow to distribute funds to the Company or is restricted from making such distributions or payments under applicable law or regulation or under the terms of its financing arrangements, or is otherwise unable to provide such funds, the Company’s liquidity and financial condition could be materially adversely affected.

The price at which the Common Shares are quoted on the NYSE may increase or decrease due to a number of factors, which may negatively affect the price of the Common Shares.

The price at which the Common Shares are quoted on the NYSE may increase or decrease due to a number of factors. The price of the Common Shares may not increase, even if the Company’s operations and financial performance improves. Some of the factors which may affect the price of the Common Shares include:

●	fluctuations in domestic and international markets for listed securities;

●	general economic conditions, including interest rates, inflation rates, exchange rates and commodity and oil prices;

●	changes to government fiscal, monetary or regulatory policies, legislation or regulation;

●	inclusion in or removal from market indices;

●	strategic decisions by the Company or the Company’s competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business or growth strategies;

●	securities issuances by the Company, or share resales by shareholders, or the perception that such issuances or resales may occur;

●	pandemic risk;

●	the nature of the markets in which the Company operates; and

●	general operational and business risks.

Other factors which may negatively affect investor sentiment and influence the Company, specifically or the securities markets more generally include acts of terrorism, an outbreak of international hostilities or tensions, fires, floods, earthquakes, labor strikes, civil wars, natural disasters, outbreaks of disease or other man-made or natural events. The Company will have a limited ability to insure against the risks mentioned above.

In the future, the Company may need to raise additional funds which may result in the dilution of shareholders, and such funds may not be available on favorable terms or at all.

The Company may need to raise additional capital in the future and may elect to issue shares or engage in fundraising activities for a variety of reasons, including funding acquisitions or growth initiatives. Shareholders may be diluted as a result of such fundraisings.

Additionally, the Company may raise additional funds through the issuance of debt securities or through obtaining credit from government or financial institutions. The Company cannot be certain that additional funds will be available on favorable terms when required, or at all. If the Company cannot raise additional funds when needed, its financial condition, results of operations, business and prospects could be materially and adversely affected. If the Company raises funds through the issuance of debt securities or through loan arrangements, the terms of such securities or loans could require significant interest payments, contain covenants that restrict the Company’s business, or other unfavorable terms.

The Company may not pay dividends or make other distributions in the future.

Historically, except pursuant to the Plan of Arrangement, neither the Company nor its predecessors, has paid any dividends. The Company’s ability to pay dividends or make other distributions in the future is contingent on profits and certain other factors, including the capital and operational expenditure requirements of the Company’s business. In addition, the payment of dividends is subject to the approval of the Board and even if the Company is generating profit it may choose to utilize such profit for other purposes, such as paying down debt, capital expenditures or acquisitions, instead of paying dividends. Under the ABCA, a dividend may not be declared or paid by the Company if there are reasonable grounds for believing that the Company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the Company’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes. Therefore, dividends may not be paid. See the section entitled “Material Canadian Tax Considerations” for more information regarding the Canadian tax consequences of future Company dividends. Furthermore, please see the subsection entitled “Material U.S. Federal Income Tax Considerations for U.S. Holders-Tax Characterization of Distributions with Respect to Common Shares” for a more detailed discussion with respect to the U.S. federal income tax treatment of the Company’s payment of distributions of cash or other property to U.S. Holders of Common Shares.

An active trading market may not develop or be sustained for the Common Shares and there is not expected to be an active market for the Company Warrants.

Although the Common Shares are currently listed on the NYSE, an active trading market for Common Shares may not develop or the price of Common Shares may not increase. There may be relatively few potential buyers or sellers of Common Shares on the NYSE at any time. This may increase the volatility of the market price of Common Shares. It may also affect the prevailing market price at which shareholders are able to sell their Common Shares. This may result in shareholders receiving a market price for their Common Shares that is less than the value of their initial investment.

If the Business Combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of the Company’s securities may decline.

Fluctuations in the price of the Company’s securities could contribute to the loss of all or part of your investment. If an active market for the Company’s securities develops and continues, the trading price of the Company’s securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond the Company’s control. Any of the factors listed below could have a material adverse effect on the Company’s securities and such securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of such securities may not recover and may experience a further decline.

Factors affecting the trading price of the Company’s securities may include:

●	actual or anticipated fluctuations in its financial results or the financial results of companies perceived to be similar to the Company;

●	changes in the market’s expectations about the Company’s operating results;

●	success of competitors;

●	the Company’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the market in general;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	changes in laws and regulations affecting the Company’s business;

●	the Company’s ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving the Company;

●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Common Shares available for public sale;

●	any major change in the board of directors or management of the Company;

●	sales of substantial amounts of Common Shares by the Company’s directors, executive officers or significant shareholders, including the MBSC parties, or the perception that such sales could occur; and

●	general economic and political conditions such as recessions; fluctuations in interest rates, fuel prices and international currency; and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the Company’s securities irrespective of their operating performance. The stock market in general and the NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the Company’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress the Company’s share price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of the Company’s securities also could adversely affect the Company’s ability to issue additional securities and its ability to obtain additional financing in the future.

The trading price of the securities of oil and natural gas issuers is subject to substantial volatility often based on factors related and unrelated to the financial performance or prospects of the issuers involved. Factors unrelated to the Company’s performance could include macroeconomic developments nationally, within North America or globally, domestic and global commodity prices, and/or current perceptions of the oil and natural gas market. In recent years, the volatility of commodities has increased due, in part, to the implementation of computerized trading and the decrease of discretionary commodity trading. In addition, the volatility, trading volume and share price of issuers have been impacted by increasing investment levels in passive funds that track major indices, as such funds only purchase securities included in such indices. Similarly, the market price of the Company’s securities could be subject to significant fluctuations in response to variations in the Company’s operating results, financial condition, liquidity and other internal factors. Accordingly, the price at which the Company’s securities will trade cannot be accurately predicted.

The NYSE may delist Common Shares from trading on its exchange, which could limit investors’ ability to make transactions in the Common Shares and subject the Company to additional trading restrictions.

The Common Shares may not continue to be listed on the NYSE.

If the NYSE delists the Common Shares from trading on its exchange and the Company is not able to list its securities on another national securities exchange, the Company expects that its securities could be quoted on an over-the-counter market. If this were to occur, the Company could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Common Shares;

●	reduced liquidity for the Common Shares;

●	a determination that Common Shares are a “penny stock” which will require brokers trading in Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Common Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a United States federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If the Common Shares are not listed on the NYSE or another United States national securities exchange, the Common Shares would not qualify as covered securities and the Company would be subject to regulation in each state in which the Company offers its Common Shares because states are not preempted from regulating the sale of securities that are not covered securities.

The listing of our securities on the NYSE did not benefit from the process customarily undertaken in connection with an underwritten initial public offering, which could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for our securities.

Unlike an underwritten initial public offering of our securities, the initial listing of the Common Shares as a result of the Business Combination did not benefit from the book-building process undertaken by underwriters that helps to inform efficient price discovery with respect to opening trades of newly listed securities or underwriter support to help stabilize, maintain or affect the public price of the new issue immediately after listing.

The lack of such a process in connection with the listing of our securities could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for our securities during the period immediately following the listing than in connection with an underwritten initial public offering.

There is no guarantee that the exercise price of Company Warrants will ever be less than the trading price of the Common Shares, and the Company Warrants may expire worthless. In addition, we may reduce the exercise price of the Company Warrants in accordance with the provisions of the Warrant Agreements, and a reduction in exercise price of the Company Warrants would decrease the maximum amount of cash proceeds we could receive upon the exercise in full of the Company Warrants for cash.

As of the date of this prospectus, the exercise price for Company Warrants is $11.50 per Common Share. On October 20, 2023, the closing price of our Common Shares was $6.18 on the NYSE. If the price of our Common Shares remains below $11.50 per share, we believe holders of Greenfire will be unlikely to exercise their Company Warrants, resulting in little or no cash proceeds to us. There is no guarantee that the Company Warrants will be in the money prior to their expiration and, as such, the Company Warrants may expire worthless.

In addition, at the current exercise price of $11.50 per share, we would receive up to approximately $62.3 million from the exercise of the Company Warrants, assuming the exercise in full of all of the Company Warrants for cash. However, we may lower the exercise price of the in accordance with the Warrant Agreements. The Company may effect such reduction in exercise price without the consent of warrant holders and such reduction would decrease the maximum amount of cash proceeds we would receive upon the exercise in full of the Company Warrants for cash.

USE OF PROCEEDS

All of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Company would receive up to an aggregate of approximately $62 million from the exercise of Company Warrants, assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of Company Warrants, if any, to support the Company’s execution of its capital program. Our management will have broad discretion over the use of any proceeds received from the exercise of the Company Warrants.

There is no assurance that the holders of Company Warrants will elect to exercise any or all of the Company Warrants. Whether holders of Company Warrants will exercise their Company Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Common Shares, the last reported sales price for which was $6.18 per share on October 19, 2023 on the NYSE. Each Company Warrant is exercisable for one Common Share at an exercise price of $11.50. Therefore, if and when the trading price of the Common Shares is less than $11.50, we expect that holders of Company Warrants would not exercise their Company Warrants. Although we could receive up to an aggregate of approximately $62 million if all of the Company Warrants are exercised for cash, we would only receive any proceeds if and when the holders exercise those warrants. The Company Warrants may not be in the money during the period they are exercisable and prior to their expiration, and the Company Warrants may not be exercised prior to their maturity on September 20, 2028, even if they are in the money, and as such, the Company Warrants may expire worthless and we may receive minimal proceeds, if any, from the exercise of the Company Warrants. To the extent that any of the Company Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Company Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed elsewhere in this prospectus to continue to fund our operations. See “Risk Factors—Risks Related to Ownership of the Company’s Securities—There is no guarantee that the exercise price of our Company Warrants will ever be less than the trading price of our Common Shares on the NYSE, and they may expire worthless. In addition, we may reduce the exercise price of the Warrants in accordance with the provisions of the Warrant Agreement, and a reduction in exercise price of the Company Warrants would decrease the maximum amount of cash proceeds we could receive upon the exercise in full of the Company Warrants for cash” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resource and Liquidity.”

MARKET PRICE OF OUR SECURITIES AND DIVIDENDS

Our Common Shares were listed on the NYSE under the symbol “GFR” on September 20, 2023. On October 19, 2023, the last reported sale prices of the Common Shares on the NYSE was $6.18.

Dividends

Except pursuant to the Plan of Arrangement, neither the Company nor its predecessors has paid any dividends to its shareholders. Under the Company Articles, the holders of the Common Shares will be entitled to receive dividends at such times and in such amounts as the Board may in their discretion from time to time declare, subject to the prior rights and privileges attached to any other class or series of shares of the Company. The holders of each series of Company Preferred Shares (if any) will be entitled, in priority to holders of Common Shares and any other shares of the Company ranking junior to the Company Preferred Shares from time to time with respect to the payment of dividends, to be paid rateably with holders of each other series of Company Preferred Shares, the amount of accumulated dividends (if any) specified as being payable preferentially to the holders of such series.

Under the ABCA, the Company may not pay a dividend in money or other property if there are reasonable grounds for believing that the Company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the Company’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

The Company currently intends to retain any earnings to fund the development and growth of its business and repay indebtedness and does not currently anticipate paying dividends in the near term. Any decision to pay dividends in the future will be at the discretion of the Board and will depend on many factors including, among others, the Company’s financial condition, fluctuations in commodity prices, production levels, capital expenditure requirements, debt services requirements, operating costs, royalty burdens, foreign exchange rates, contractual restrictions (including other credit facilities), financing agreement covenants, solvency tests imposed by applicable corporate law and other factors that the Board may deem relevant.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information presents the combination of the financial information of Greenfire Resources Ltd. (the “Company”), Greenfire Resources Inc. (“Greenfire”), and M3-Brigade Acquisition III Corp. (“MBSC”) adjusted to give effect to the Business Combination and related transactions.

The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Company is an Alberta corporation incorporated on December 9, 2022. The Company’s business is the exploration, development and operation of oil and gas properties primarily focused in the Athabasca oil sands region of Alberta.

MBSC is a blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving MBSC and one or more target businesses.

The historical financial information of the Company was derived from the unaudited condensed interim consolidated financial statements of the Company as at June 30, 2023, and the audited financial statements of the Company as at December 31, 2022. The historical financial information of Greenfire was derived from the condensed interim consolidated financial statements of Greenfire as at and for the six months ended June 30, 2023, and the audited consolidated financial statements of Greenfire as at and for the year ended December 31, 2022. The historical financial information of MBSC was derived from the unaudited financial statements of MBSC as at and for the six months ended June 30, 2023, and the audited financial statements of MBSC as at and for the year ended December 31, 2022. Such unaudited and audited financial statements are included in this prospectus. This information should be read together with the Company’s, Greenfire’s and MBSC’s financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in this prospectus.

The unaudited pro forma condensed consolidated financial statements have been prepared based on the Company historical consolidated financial statements, the Greenfire historical consolidated financial statements, and the MBSC historical financial statements, as adjusted to give effect to the Transactions. The unaudited pro forma condensed consolidated statement of financial position gives pro forma effect to the Transactions as if they had been consummated on June 30, 2023. The unaudited pro forma condensed consolidated statement of profit (loss) and comprehensive profit (loss) for the six months ended June 30, 2023 and for the year ended December 31, 2022 gives effect to the Transactions as if they had occurred on January 1, 2022.

The unaudited pro forma condensed consolidated financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed consolidated financial information does not necessarily represent the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed consolidated financial information and is subject to change as additional information becomes available and analyses are performed.

Description of the Business Combination

On December 14, 2022, MBSC, Greenfire, the Company, DE Merger Sub and Canadian Merger Sub, entered into a Business Combination Agreement pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement and the Plan of Arrangement, (i) Canadian Merger Sub amalgamated with and into Greenfire pursuant to the Plan of Arrangement, except that the legal existence of Greenfire did not cease and Greenfire survived the Amalgamation, and Greenfire became a direct, wholly-owned subsidiary of the Company, and (ii) DE Merger Sub merged with and into MBSC, with MBSC continuing as the surviving corporation following the Merger, as a result of which Surviving MBSC became a direct, wholly-owned subsidiary of the Company.

The transactions contemplated by the Transactions were structured as follows:

●	prior to the effectiveness of the Merger, by way of a Plan of Arrangement under the ABCA, Greenfire completed a number of corporate steps as described below pursuant to the Plan of Arrangement, whereby (i) the Greenfire Shareholders received a number of the Common Shares as Share Consideration and a cash payment equal to their pro rata share of the Cash Consideration, in exchange for their Greenfire shares, all as determined in accordance with the Plan of Arrangement, (ii) a portion of the Greenfire Performance Warrants to purchase Greenfire Common Shares issued pursuant to the Greenfire Equity Plan, whether vested or unvested, that were held by each Greenfire Performance Warrantholder were deemed to be cancelled in exchange for a cash payment from Greenfire equal to the pro rata share of the Cash Consideration payable to the Greenfire Performance Warrantholders, as determined in accordance with the Plan of Arrangement, and the remaining Greenfire Performance Warrants were converted into Company Performance Warrants with substantially the same terms as the Greenfire Performance Warrants as adjusted in accordance with the Plan of Arrangement, (iii) Canadian Merger Sub amalgamated with and into Greenfire pursuant to the Plan of Arrangement, except that the legal existence of Greenfire did not cease and Greenfire survived the Amalgamation, and (iv) Greenfire became a wholly-owned subsidiary of the Company;

●	in accordance with the terms of the Greenfire Warrant Agreement, as amended by the Greenfire Supplemental Warrant Agreement: (a) a portion of the Greenfire Bond Warrants held by each holder of Greenfire Bond Warrants were deemed to be cancelled in exchange for a cash payment from Greenfire equal to the pro rata share of the Cash Consideration payable to holders of Greenfire Bond Warrants as determined in accordance with the Greenfire Supplemental Warrant Agreement, following which (b) each remaining Greenfire Bond Warrant was deemed to be exercised for Greenfire Common Shares pursuant to the terms of the Greenfire Warrant Agreement as amended by the Greenfire Supplemental Warrant Agreement, and each former holder of Greenfire Bond Warrants, following the Amalgamation and in exchange for such Greenfire Common Shares, received the Common Shares as determined in accordance with the Greenfire Supplemental Warrant Agreement; and

●	on the Closing Date following the consummation of the transactions described above, DE Merger Sub merged with and into MBSC, with MBSC continuing as the surviving corporation following the Merger, as a result of which Surviving MBSC became a direct, wholly-owned subsidiary of the Company, with the equity holders of MBSC receiving consideration as described in the subsection entitled “The Business Combination — Disposition of Securities” of the Registration Statement/Proxy Statement.

Prior to the Merger Effective Time on the Closing Date, the following transactions occurred pursuant to the Plan of Arrangement:

●	The Shareholders Agreement among Greenfire and certain Greenfire Shareholders, dated August 5, 2021, was terminated.

●	The Greenfire Founders: (i) received a dividend equal to the pro rata share of the Cash Consideration payable to Greenfire Founders; (ii) had their Greenfire Common Shares consolidated, and (iii) thereafter received the Common Shares, in exchange for their Greenfire Common Shares, all as determined in accordance with the Plan of Arrangement.

●	The Greenfire Employee Shareholders: (i) through a series of transactions, received a cash payment from Greenfire equal to the pro rata share of the Cash Consideration payable to Greenfire Employee Shareholders in consideration for a portion of the Greenfire Common Shares held by such Greenfire Employee Shareholders; and (ii) received the Common Shares, in exchange for their Common Shares, all as determined in accordance with the Plan of Arrangement.

●	The Greenfire Performance Warrantholders had a portion of their Greenfire Performance Warrants cancelled in exchange for a cash payment from Greenfire equal to the pro rata share of the Cash Consideration payable to the Greenfire Performance Warrantholders, and the remaining Greenfire Performance Warrants were converted into the Company Performance Warrants, in exchange for their Greenfire Common Shares, all as determined in accordance with the Plan of Arrangement.

●	Greenfire and Canadian Merger Sub completed the Amalgamation to form one corporate entity with the same effect as if they had amalgamated under the ABCA except that the separate legal existence of Greenfire did not cease and Greenfire survived the Amalgamation.

●	Upon the Amalgamation, the Greenfire Equity Plan was deemed to be amended and restated by the Company Performance Warrant Plan.

●	5,000,000 Company Warrants, with an expiration date that is five years from the Closing of the Business Combination, were issued to the pre-Merger holders of the Common Shares and the Company Performance Warrants in each case in the numbers determined in accordance with the Plan of Arrangement.

●	The directors of the Company immediately prior to the Merger Effective Time resigned and were replaced by a slate of directors described in the Registration Statement/Proxy Statement, each to hold office until their respective term expires in accordance with the articles of incorporation of the Company, or until their successors are elected or appointed.

Immediately prior to the Merger, the following occurred:

●	750,000 MBSC Class B Common Shares held by the MBSC Sponsor were forfeited and cancelled for no consideration;

●	2,500,000 MBSC Class B Common Shares held by the MBSC Sponsor were forfeited and cancelled for no consideration (the bullet above and this bullet, together, the “MBSC Sponsor Class B Share Forfeitures”); and

●	3,260,000 MBSC Private Placement Warrants held by the MBSC Sponsor were forfeited and cancelled for no consideration (the “MBSC Sponsor Warrant Forfeiture”).

All units of MBSC issued in the MBSC IPO (“MBSC Units”) that remained outstanding and unseparated immediately prior to the Merger Effective Time were automatically separated into the MBSC Class A Common Shares and MBSC Public Warrants comprising each such issued and outstanding MBSC Unit (the “Unit Separation”) and the holder of each MBSC Unit was deemed to hold one MBSC Class A Common Share and one-third (1/3) of one MBSC Public Warrant.

In addition, immediately prior to the Merger Effective Time, but subsequent to the Unit Separation, MBSC redeemed all of the MBSC Public Warrants at $0.50 per MBSC Public Warrant (the “MBSC Public Warrant Redemption”).

At the Merger Effective Time, by virtue of the Merger and without any further action on the part of the parties or any other person, the following occurred:

●	each issued and outstanding MBSC Class A Common Share, after giving effect to the MBSC Stockholder Redemption and the PIPE Financing pursuant to the Subscription Agreements, was automatically converted into and exchanged for one Common Share;

●	each issued and outstanding MBSC Class B Common Share (after giving effect to the MBSC Sponsor Class B Share Forfeitures and any other transfers of MBSC Class B Common Shares in connection with the Closing) was automatically converted into and exchanged for (i) one Common Share, and (ii) an amount in cash equal to the quotient of (A) the MBSC Working Capital plus the MBSC Extension Amount at the Merger Effective Time divided by (B) the number of MBSC Class B Common Shares outstanding at the Closing;

●	each remaining MBSC Private Placement Warrant (after forfeitures described above) issued and outstanding immediately prior to the Merger Effective Time (after giving effect to the MBSC Sponsor Warrant Forfeiture and any other forfeitures of MBSC Warrants in connection with the Closing) was automatically and irrevocably converted into one Company Warrant on the same terms as were in effect immediately prior to the Merger Effective Time pursuant to the MBSC Private Warrant Agreement; and

●	each share of common stock, par value $0.01 per share, of DE Merger Sub issued and outstanding immediately prior to the Merger Effective Time was converted automatically into one share of common stock, par value $0.01 per share, of Surviving MBSC.

Given the substance of the transaction, the Business Combination was accounted for as a share-based payment transaction within the scope of IFRS 2 Share-based Payment (“IFRS 2”) as it relates to instruments issued to acquire the stock exchange listing service received and other assets acquired and liabilities assumed, and under IAS 32 — Financial Instruments: Presentations (“IAS 32”) as it relates to instruments issued in exchange of MBSC Private Placement Warrants. Greenfire is treated as the “acquirer” and MBSC is treated as the “acquiree” for financial reporting purposes given that, following the Business Combination, Greenfire’s operations comprise the operations of the Company, Greenfire’s executive management are the executive management of the Company, Greenfire’s director nominees hold the majority of director seats of the Company, and Greenfire’s former shareholders are the largest shareholder group of the Company.

As part of the Business Combination, the MBSC Private Placement Warrants that were not forfeited were assumed by the Company. As the Company Warrants are issued as replacement of the MBSC Private Placement Warrants assumed, the exchange of warrants is accounted for under IAS 32, as the Company Warrants were not issued to acquire goods or services and are not in the scope of IFRS 2. Based on the information currently available at the Closing, it was determined that the MBSC Private Placement Warrants have similar fair value as the Company Warrants as of the Closing, and no material impact on profit or loss occurred.

The remaining instruments issued as part of the Business Combination (i.e., common shares issued by the Company) are accounted for in accordance with IFRS 2. IFRS 2 requires that the difference in the fair value of the instruments issued as consideration for the acquisition of MBSC (i.e., common shares issued by the Company) over the fair value of the remaining identifiable net assets of MBSC (i.e., those identifiable net assets not accounted for pursuant to IAS 32) represent a service for the listing of the Company and are recognized as a listing expense. The fair value of the instruments issued as consideration for the acquisition of MBSC was determined using the price referenced in the PIPE Financing of $10.10 per share.

The Company reports its historical financial information in Canadian Dollars (“CAD$”), Greenfire reports its historical financial information in CAD$ and MBSC reports its historical financial information in U.S. Dollars (“US$”). For purposes of this presentation, all US$ statement of financial position amounts have been translated into CAD$ using an exchange rate of US$1.00 to CAD$1.32. All US$ statement of profit (loss) and comprehensive profit (loss) amounts have been translated into CAD$ using an average exchange rate of US$1.00 to CAD$1.35 for the six months ended June 30, 2023 and US$1.00 to CAD$1.30 for the year ended December 31, 2022. All amounts reported within this pro forma financial information are CAD$ unless otherwise noted as US$.

The following summarizes the pro forma ownership of the Common Shares following the Business Combination (basic):

	Final redemption
	Shares	%
Shares held by former MBSC Public Stockholders	755,707	1%
Shares held by MBSC Sponsor [1]	3,850,000	6%
Shares held by HT Investments, LLC	400,000	1%
Shares held by former Greenfire Shareholders	43,690,534	64%
Shares held by former holders of Greenfire Bond Warrants	15,769,183	22%
Shares held by PIPE Investors [2]	4,177,091	6%
Total Common Shares - basic	68,642,515	100%

[1]	An additional 750,000 MBSC Class B Common Shares were forfeited and cancelled for no consideration as the Backstop Debt Financing (as defined in the Business Combination Agreement) at the Closing exceeded US$25 million, without impacting the Greenfire Enterprise Value.

[2]	PIPE Investment of US$42 million to purchase 4,177,091 MBSC Class A Common Shares, which were converted into Common Shares on a 1:1 basis on the Closing Date.

The following summarizes the pro forma ownership of the Common Shares following the Business Combination (on a fully diluted basis):

	Final redemption
	Shares	%
Shares held by former MBSC Public Stockholders	755,707	1%
Shares held by MBSC Sponsor[3]	6,376,667	8%
Shares held by HT Investments, LLC	400,000	1%
Shares held by former Greenfire Shareholders [4][5]	51,057,550	64%
Shares held by former holders of Greenfire Bond Warrants[6]	17,019,183	21%
Shares held by PIPE Investors	4,177,091	5%
Total Common Shares - diluted	79,786,198	100%

[3]	As of June 30, 2023, MBSC had outstanding Private Placement Warrants of 7,526,667. Immediately prior to the Merger, 3,260,000 MBSC Warrants held by the MBSC Sponsor and 1,740,000 MBSC Warrants held by the MBSC Underwriters were forfeited and cancelled for no consideration. The remaining 2,526,667 Private Placement Warrants were converted into Company Warrants on a 1:1 basis, which have been included in the fully diluted Common Shares.

[4]	On the Closing Date, 3,750,000 Company Warrants, including 2,906,250 Company Warrants to Greenfire Founders and 843,750 Company Warrants to Greenfire Employees, have been included in the fully diluted Common Shares.

[5]	On the Closing Date, the Greenfire Performance Warrantholders had a portion of their Greenfire Performance Warrants cancelled in exchange for a cash payment from Greenfire equal to the pro rata share of the Cash Consideration payable to the Greenfire Performance Warrantholders, and the remaining Greenfire Performance Warrants were converted into the Company Performance Warrants. The Company Performance Warrants of 3,617,016 have been included in the fully diluted Common Shares.

[6]	On the Closing Date, 1,250,000 Company Warrants were issued to the former holders of Greenfire Bond Warrants, which have been included in the fully diluted Common Shares.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL POSITION
AS AT JUNE 30, 2023

(in thousands, except share and per share amounts)

								Final Redemption
	The Company (IFRS, Historical), CAD	Greenfire (IFRS, Historical), CAD	MBSC (U.S. GAAP, Historical), USD	IFRS Conversion and Presentation Alignment, USD (Note 2)		MBSC as-adjusted (IFRS Conversion), USD	MBSC as-adjusted (IFRS Conversion), CAD	Transaction Accounting Adjustments, CAD		Combined Pro Forma (Business Combination), CAD	Additional Pro Forma Transaction Adjustments (Senior Secured Note Refinancing), CAD (Note 6)		Combined Pro Forma, CAD
ASSETS
Current
Cash and equivalents	-	36,882	498	-		498	659	414,350	A	(31,879)	378,068	(1)	34,914
								(400,231)	B		(311,275	)(2)
								(33,199)	C		-
								(6,620)	I		-
								(99,300)	J
								(28)	L		-
								55,608	Q
Restricted cash	-	47,363	-	-		-		-		47,363	-		47,363
Accounts receivable	-	36,511	-	-		-		2,573	N	39,084	774	(3)	39,858
Inventories	-	10,714	-	-		-	-	-		10,714	-		10,714
Prepaid expenses and other current assets	-	3,072	18	-		18	24	-		3,096	-		3,096
Prepaid insurance	-	-	160	-		160	212	-		212	-		212
Prepaid income taxes	-	-	-	-		-	-	-		-	-		-
Total Current	-	134,542	676	-		676	895	(66,847)		68,590	67,567		136,157
Non-Current
Property, plant and equipment	-	930,280	-	-		-				930,280	-		930,280
Prepaid expenses and Deposits - long term portion	-	-	-	-		-				-	-		-
Investments and marketable securities held in trust	-	-	312,953	-		312,953	414,350	(414,350)	A	-	-		-
Deferred income taxes	-	88,199	-	-		-		-		88,199	-		88,199
Total non-current	-	1,018,479	312,953	-		312,953	414,350	(414,350)		1,018,479	-		1,018,479
TOTAL ASSETS	-	1,153,021	313,629	-		313,629	415,245	(481,197)		1,087,069	67,567		1,154,636

LIABILITIES
Current
Accounts payable and accrued liabilities	-	39,843	2,487	-		2,487	3,293	(3,104)	C	40,032	-		40,032
Current portion of long-term debt	-	61,156	-	-		-	-	-		61,156	(61,156	)(2)	-
Current portion of lease liabilities		186	-	-		-	-	-		186	-		186
Due to related parties	-	-	21	-		21	28	(28)	L	-	-		-
Risk management contracts	-	10,847	-	-		-	-	-		10,847	-		10,847
Income taxes payable		-	1,355			1,355	1,794	-		1,794	-		1,794
Total current	-	112,032	3,863	-		3,863	5,115	(3,132)		114,015	(61,156)		52,859
Non-Current
Long-term debt	-	185,649	-	-		-	-	-		185,649	378,068	(1)	378,068
											(185,649	)(2)
Lease liabilities		1,259	-	-		-	-	-		1,259	-		1,259
Risk management contracts	-	-	-	-		-	-	-		-	-		-
Decommissioning liabilities	-	7,983	-	-		-	-	-		7,983	-		7,983
Deferred underwriting fees	-	-	14,280	-		14,280	18,907	(18,907)	C	-	-		-
MBSC Class A Common Shares subject to possible redemption	-	-	-	311,540	aa	311,540	412,480	(412,480)	B	-	-		-
Warrants liabilities	-	-	-	8,176	bb	19,466	25,773	(4,205)	E	37,324	-		37,324
				11,290	gg		-	(6,620)	I
							-	(9,930)	H				-
							-	32,306	O
Subscription purchase agreement liability			1,924	-		1,924	2,546	(2,546)	P	-	-		-
Total Non-current liabilities	-	194,891	16,204	331,006		347,210	459,706	(422,382)		232,215	192,419		424,634
Total liabilities	-	306,923	20,067	331,006		351,073	464,821	(425,514)		346,230	131,263		477,493
COMMITMENTS
Class A Common Stock subject to possible redemption, $0.0001 par value; 500,000,000 shares authorized; 30,000,000 issued and outstanding;	-	-	311,540	(311,540)	aa	-	-	-		-	-		-
EQUITY	-	-	-	-		-	-			-	-		-
Share capital - The Company	-	-	-	-		-	-	12,282	B	132,008			132,008
						-	-	68,388	F
						-	-	15	G
						-	-	(49,609)	K
						-	-	45,324	M
								55,608	Q
Share capital - Greenfire		15	-			-	-	(15)	G	-			-
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-	-	-		-	-	-		-	-		-
Class A Common Stock, $0.0001 par value; 500,000,000 shares authorized (excluding 30,000,000 Shares subject to possible redemption)	-	-	-	-		-	-	-		-	-		-
Class B Common Stock. $0.0001 par value, 50,000,000 shares authorized; 7,500,000 issued and outstanding	-	-	1	24	cc	25	33	(33)	B	-	-		-
Contributed surplus	-	45,324	-			-	-	7,766	D	7,766			7,766
						-	-	(45,324)	M
Additional paid in capital	-	-	-	(8,176)	bb	-	-	-		-	-		-
				(24)	cc		-
				542	dd		-
				18,948	ee		-
				(11,290)	gg		-
Retained earnings (deficit)	-	800,759	(17,979)	(542)	dd	(37,469)	(49,609)	(11,188)	C	601,065	(64,470	)(2)	537,369
				(20,092)	ee		-	(7,766)	D		774	(3)
				(8,176)	ee			4,205	E
				9,320	ee			(68,388)	F
				3,000	ff		-	9,930	H
				(3,000)	ff		-	(99,300)	J
				3,188	ff		-	49,609	K
				(3,188)	ff		-	2,573	N
				5,352	ff		-	(32,306)	O
				(5,352)	ff		-	2,546	P
TOTAL EQUITY	-	846,098	(17,978)	(19,466)		(37,444)	(49,576)	(55,683)		740,839	(63,696)		677,143
TOTAL LIABILITIES AND EQUITY	-	1,153,021	313,629	-		313,629	415,245	(481,197)		1,087,069	67,567		1,154,636

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF PROFIT (LOSS) AND COMPREHENSIVE PROFIT (LOSS)
FOR THE SIX MONTHS ENDED JUNE 30, 2023

(in thousands, except share and per share amounts)

											Final Redemption
	The Company (IFRS, Historical), CAD	Greenfire (IFRS, Historical), CAD	MBSC (U.S. GAAP, Historical), USD	IFRS Conversion and Presentation Alignment, USD (Note 2)		MBSC as-adjusted (IFRS, Conversion), USD	MBSC as-adjusted (IFRS Conversion), CAD		Transaction Accounting Adjustments, CAD		Combined Pro Forma (Business Combination), CAD	Additional Pro Forma Transaction Adjustments (Senior Secured Note Refinancing), CAD (Note 6)		Combined Pro Forma, CAD

Revenues
Oil sales	-	353,273	-	-		-	-		-		353,273	-		353,273
Royalties	-	(10,295)	-	-		-	-		-		(10,295)	-		(10,295)
	-	342,978	-	-		-	-		-		342,978	-		342,978

Realized loss on risk management contracts	-	(6,957)	-	-		-	-		-		(6,957)	-		(6,957)
Initial loss on subscription purchase agreement liability	-	-	-	-		-	-		-		-	-		-
Unrealized loss on risk management contracts	-	16,157	-	-		-	-		-		16,157	-		16,157
Unrealized gain on marketable securities held in Trust Account	-		-	-		-	-		-		-	-		-
Change in fair value of forward purchase agreement liability	-		339	-		339	457		-		457	-		457
Change in fair value of subscription purchase agreement liability	-		(599)	-		(599)	(807)		-		(807)	-		(807)
	-	352,178	(260)	-		(260)	(350)		-		351,828	-		351,828
Expenses
Diluent expense	-	175,883	-	-		-	-		-		175,883	-		175,883
Transportation and marketing	-	29,600	-	-		-	-		-		29,600	-		29,600
Operating expenses	-	75,439	-	-		-	-		-		75,439	-		75,439
General and administrative	-	5,483	-	-		-	-		-		5,483	-		5,483
Transaction costs	-	4,241	-	917	i	917	1,236		(4,363)	Bb	1,114	-		1,114
				-		-	-		-			-		-
Financing and interest	-	20,714	-	-		-	-		-		20,714	6,492	(4)	27,206
Depletion and depreciation	-	38,035	-	-		-	-		-		38,035	-		38,035
Exploration and other expenses	-	2,819	-	-		-	-		-		2,819	-		2,819
Other income and expenses	-	(666)	-	5,352	ff	5,352	7,213		-		6,547	-		6,547
Gain on acquisitions	-	-	-	-		-	-		-		-	-		-
Foreign Exchange gain	-	(6,529)	-			-	(127)	[1]	-		(6,656)	-		(6,656)
Operating and formation costs	-		917	(917)	i	-	-		-		-	-		-
Gain on marketable securities (net), dividends and interest on cash and marketable securities held in Trust Account	-		(6,916)	-		(6,916)	(9,321)		9,321	Aa	-	-		-
	-	-	-	-		-	-		-		-	-		-
	-	345,019	(5,999)	5,352		(647)	(999)		4,958		348,978	6,492		355,470
Net Income (loss) and comprehensive income (loss) before tax	-	7,159	5,739	(5,352)		387	649		(4,958)		2,850	(6,492)		(3,642)
Income tax (provision) recovery		518	(1,431)	-		(1,431)	(1,929)		(1,004)	Cc	(486)	1,493	(6)	1,007
									1,929	Dd
Net Income (loss) and comprehensive income (loss) before tax	-	7,677	4,308	(5,352)		(1,044)	(1,280)		(4,033)		2,364	(4,999)		(2,635)

Net income (loss) per share
Basic	-	0.86
Diluted	-	0.60
Class A common stock subject to possible redemption
Weighted average shares outstanding, Class A Common shares			30,000,000
Basic and diluted net loss per share, Class A common Shares			0.15
Class B Common Stock
Weighted average shares outstanding, Class B Common shares			7,500,000
Basic and diluted net loss per share, Class B common Shares			(0.03)
Weighted average number of common shares outstanding—basic and diluted														68,642,515
Net income (loss) per share - Basic and Diluted														(0.04)

[1]	Foreign exchange impact of CAD$0.1 million for the period ended June 30, 2023

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF PROFIT (LOSS) AND COMPREHENSIVE PROFIT (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share amounts)

											Final Redemption
	The Company (IFRS, Historical), CAD	Greenfire (IFRS, Historical), CAD	MBSC (U.S. GAAP, Historical), USD	IFRS Conversion and Presentation Alignment, USD (Note 2)		MBSC as-adjusted (IFRS, Conversion), USD	MBSC as-adjusted (IFRS Conversion), CAD		Transaction Accounting Adjustments, CAD		Combined Pro Forma (Business Combination), CAD	Additional Pro Forma Transaction Adjustments (Senior Secured Note Refinancing), CAD (Note 6)		Combined Pro Forma, CAD

Revenues
Oil sales	-	998,849	-	-		-	-		-		998,849	-		998,849
Royalties	-	(50,064)	-	-		-	-		-		(50,064)	-		(50,064)
	-	948,785	-	-		-	-		-		948,785	-		948,785

Realized loss on risk management contracts	-	(122,408)	-	-		-	-		-		(122,408)	-		(122,408)
Initial loss on subscription purchase agreement liability	-	-	(1,225)	-		(1,225)	(1,595)		-		(1,595)	-		(1,595)
Unrealized loss on risk management contracts	-	930	-	-		-	-		-		930	-		930
Unrealized gain on marketable securities held in Trust Account	-		561	-		561	730		(730)	AA	-	-		-
Change in fair value of forward purchase agreement liability	-		(339)	-		(339)	(441)		-		(441)	-		(441)
Change in fair value of subscription purchase agreement liability	-		(101)	-		(101)	(131)		-		(131)	-		(131)
	-	827,307	(1,104)	-		(1,104)	(1,437)		(730)		825,140	-		825,140
Expenses
Diluent expense	-	368,015	-	-		-	-		-		368,015	-		368,015
Transportation and marketing	-	67,842	-	-		-	-		-		67,842	-		67,842
Operating expenses	-	160,826	-	-		-	-		-		160,826	-		160,826
General and administrative	-	11,019	-	-		-	-		7,766	DD	18,785	-		18,785
Transaction costs	-	-	-	2,792	i	2,792	3,635		15,216	BB	87,239			87,239
				-		-	-		68,388	CC		-		-
Financing and interest	-	77,074	-	-		-	-		-		77,074	(20,178	)(4)	56,896
Depletion and depreciation	-	68,027	-	-		-	-		-		68,027	-		68,027
Exploration and other expenses	-	1,825	-	-		-	-		-		1,825	-		1,825
Acquisition transaction costs		2,769	-	-		-	-		-		2,769	-		2,769
Other income and expenses	-	(206)	-	3,188	ff	3,188	4,151		-		3,945	89,982	(5)	93,927
Gain on acquisitions	-	-	-	-		-	-		-		-	-		-
Foreign Exchange loss	-	26,099	-			-	169	[1]	-		26,268	-		26,268
Operating and formation costs	-		2,792	(2,792)	i	-	-		-		-	-		-
Interest earned on marketable securities held in Trust Account	-		(3,827)	-		(3,827)	(4,982)		4,982	AA	-	-		-
Dividend on cash and marketable securities held in Trust Account	-	-	(100)	-		(100)	(130)		130	AA	-	-		-
	-	783,290	(1,135)	3,188		2,053	2,843		96,482		882,615	69,804		952,419
Net Income (loss) and comprehensive income (loss) before tax	-	44,017	31	(3,188)		(3,157)	(4,280)		(97,212)		(57,475)	(69,804)		(127,279)
Income tax (provision) recovery		87,681	(901)	-		(901)	(1,173)		3,500	EE	91,181	(4,641	)(6)	86,540
									1,173	FF
Net Income (loss) and comprehensive income (loss) before tax	-	131,698	(870)	(3,188)		(4,058)	(5,453)		(92,539)		33,706	(74,445)		(40,739)
Net income (loss) per share
Basic	-	14.71
Diluted	-	10.29
Class A common stock subject to possible redemption
Weighted average shares outstanding, Class A Common shares			30,000,000
Basic and diluted net loss per share, Class A common Shares			(0.00)
Class B Common Stock
Weighted average shares outstanding, Class B Common shares			7,500,000
Basic and diluted net loss per share, Class B common Shares			(0.11)
Weighted average number of common shares outstanding—basic and diluted														68,642,515
Net income (loss) per share - Basic and Diluted														(0.59)

[1]	Foreign exchange impact of CAD$0.2 million for the year ended December 31, 2022

Note 1. Basis of Presentation

The historical financial statements of the Company have been prepared in accordance with IFRS and in its presentation and reporting currency of Canadian Dollars (CAD$). The historical consolidated financial statements of Greenfire have been prepared in accordance with IFRS and in its presentation and reporting currency of CAD$. The historical financial statements of MBSC have been prepared in accordance with U.S. GAAP in its presentation and reporting currency of US$.

The Business Combination will be accounted for as a share-based payment transaction, with no goodwill or other intangible assets recorded. Under this method of accounting, MBSC will be treated as the “accounting acquiree” and Greenfire as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Greenfire issuing shares for the net assets of MBSC, followed by a recapitalization by the Company. The net assets of Greenfire will be stated at historical cost.

The unaudited pro forma condensed consolidated statement of financial position as at June 30, 2023 gives effect to the Business Combination and related transactions as if they occurred on June 30, 2023. The unaudited pro forma condensed consolidated statements of profit (loss) and comprehensive profit (loss) for the six months ended June 30, 2023 and for the year ended December 31, 2022 give effect to the Business Combination and related transactions as if they occurred on January 1, 2022.

The pro forma adjustments reflecting the consummation of the Business Combination and the related transaction are based on currently available information and certain assumptions and methodologies that Greenfire management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. Greenfire management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto of the Company, Greenfire and MBSC.

The following table reconciles pro forma share ownership of the Company to historical Greenfire Common Shares issued and outstanding as at June 30, 2023 in the historical Greenfire financial statements as at and for the year ended June 30, 2023.

	Historical as of June 30, 2023	Settled as part of Business Combination	Greenfire Exchange Ratio	Pro Forma The Company Class A Common Shares

Greenfire Founder Shares [1]	7,500,010	6,710,064	5.464	36,663,361
Greenfire Employees Common shares [2]	1,451,614	1,286,101	5.464	7,027,173
Total Pro Forma Ownership by the Company Shareholders				43,690,534

Greenfire Bond Warrants Exercise Shares [3]	3,221,518	2,886,048	5.464	15,769,183

Greenfire Performance Warrants [4]	716,878	661,980	5.464	3,617,016

Footnotes:

[1]	The Greenfire Founders had a portion of their Greenfire Common Shares cancelled in exchange for a dividend payment from Greenfire equal to the pro rata share of the Cash Consideration payable to the Greenfire Founders, and the remaining Greenfire Common Shares held by the Founders were converted into Common Shares.

[2]	The Greenfire Employees had a portion of their Greenfire Common Shares cancelled in exchange for a cash payment from Greenfire equal to the pro rata share of the Cash Consideration payable to the Greenfire Employees, and the remaining Greenfire Common Shares held by the Greenfire Employees were converted into Common Shares.

[3]	The Greenfire Bond Warrantholders had a portion of their Greenfire Bond Warrants cancelled in exchange for a cash payment from Greenfire equal to the pro rata share of the Cash Consideration payable to the Greenfire Bond Warrantholders, and the remaining Greenfire Bond Warrants were exercised and converted into Common Shares.

[4]	The Greenfire Performance Warrantholders had a portion of their Greenfire Performance Warrants cancelled in exchange for a cash payment from Greenfire equal to the pro rata share of the Cash Consideration payable to the Greenfire Performance Warrantholders, and the remaining Greenfire Performance Warrants were converted into Company Performance Warrants.

Note 2. IFRS Policy and Presentation Alignment

The historical financial information of MBSC has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the unaudited pro forma condensed consolidated financial statements. The adjustment required to convert MBSC’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed consolidated financial statements are as follows:

(aa)	MBSC Class A Common Shares subject to possible redemption balance of US$311.5 million classified as mezzanine equity under U.S. GAAP are reclassified to non-current liabilities under IFRS because the right to redeem the MBSC Class A Common Shares is at the option of the holder.

(bb)	MBSC Public Warrants of US$8.2 million classified as additional paid-in capital under U.S. GAAP are reclassified to derivative liabilities under IFRS because the MBSC Public Warrants are deemed to settle in MBSC Class A Common Shares, which are classified as financial liabilities under IFRS.

(cc)	MBSC Class B Common Shares include an amount of US$0.02 million recorded as additional paid-in capital under U.S. GAAP. This balance has been reclassified to share capital as a change in presentation under IFRS.

(dd)	Transaction costs of US$0.5 million related to the issuance of MBSC Private Warrants and MBSC Public Warrants are recorded against additional paid-in capital under U.S. GAAP and are expensed in the statement of profit (loss) and comprehensive profit (loss) under IFRS.

(ee)	Transaction costs of US$20.1 million related to the issuance of MBSC Class A Common Shares are recorded against mezzanine equity under U.S. GAAP and are expensed in the statement of profit (loss) and comprehensive profit (loss) under IFRS.

US$8.2 million initially allocated on a relative fair value basis to the MBSC Public Warrants under U.S. GAAP is recorded through the statement of profit (loss) and comprehensive profit (loss) under IFRS to recognize the MBSC Class A Common Shares classified as non-current liabilities at their redemption amount.

The change in the redemption amount of the MBSC Class A Common Shares classified as mezzanine equity under U.S. GAAP is recorded in accumulated deficit of US$9.3 million and additional paid-in capital of US$18.9 million under U.S. GAAP, and is eliminated, as such an entry would not be recorded under IFRS.

(ff)	The change in the redemption amount of MBSC Class A Common Shares of US$3.0 million for the year ended December 31, 2021, US$3.2 million for the year ended December 31, 2022, and US$5.4 million for six months ended June 30, 2023 was recorded in mezzanine equity and accumulated deficit, respectively, under U.S. GAAP. Under IFRS, these balances are recorded through the statement of profit (loss) and comprehensive profit (loss), inclusive of foreign exchange impact of CAD$0.1 million, for the six months ended June 30, 2023, and CAD$0.2 million, for the year ended December 31, 2022.

(gg)	Reflects the reclassification of the MBSC Private Placement Warrants of US$11.3 million from equity to derivative liabilities under IFRS because the MBSC Private Placement Warrants are deemed to settle in MBSC Class A Common Shares, which are classified as financial liabilities under IFRS.

Further, as part of the preparation of the unaudited pro forma condensed consolidated financial statements, MBSC’s operating and formation costs of US$0.9 million, for the six months ended June 30, 2023, and US$2.8 million, for the year ended December 31, 2022, were reclassified to align with the presentation of Greenfire’s historical financial statements. Refer to adjustment (i).

Note 3. Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Information

Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Financial Position

The adjustments included in the unaudited pro forma condensed consolidated statement of financial position as at June 30, 2023, are as follows:

A.	Reflects the reclassification of CAD$414.4 million (US$312.9 million) held in the Trust Account to cash that becomes available at a closing of the Business Combination.

B.	Reflects the redemption cash payout of CAD$400.2 million (US$302.3million) from MBSC Trust Account to holders of MBSC Class A Common Shares and reclassification of approximately CAD$12.3 million (US$9.3 million) of MBSC Class A Common Shares that were not redeemed, and approximately CAD$33,000 (US$25,500) of MBSC Class B Common Shares, to the Company share capital as a result of a series of transactions as part of the Business Combination.

C.	Represents estimated transaction costs of approximately CAD$36.8 million (US$27.8 million) in relation to the Business Combination. Of the CAD$36.8 million, CAD$18.9 million (US$14.3 million) relates to the deferred underwriting fees incurred by MBSC, CAD$4.2 million (US$3.2 million) in costs accrued by Greenfire, and CAD$2.5 million (US$1.9 million) accrued by MBSC. CAD$3.7 million (US$2.8 million) has been paid by Greenfire as of December 31, 2022.

D.	Reflects the acceleration of share-based compensation expense of CAD$7.8 million related to the expectation to accelerate vesting of unvested employee performance warrants in connection with the Business Combination.

E.	Reflects the forfeiture of the MBSC’s public warrants as part of the Business Combination.

F.	Represents the preliminary estimated expense recognized for the stock exchange listing service received, in accordance with IFRS 2, for the excess of the fair value of the Common Shares issued to MBSC shareholders and the fair value of MBSC’s identifiable net assets at the date of the Business Combination, resulting in a CAD$68.4 million (US$51.7 million) decrease to retained earnings. The consideration for the acquisition of MBSC was determined using the Company common share price referenced to the PIPE Financing at US$10.10 per share. The estimated IFRS 2 listing expense is further illustrated below:

	As of June 30, 2023
	C$	US$
	(in thousands except share and per share amounts)
Fair value of equity instruments deemed to have been issued by the Company
MBSC Share Consideration price	13.37	10.10
Total number of MBSC shares at Closing	4,250,000	4,250,000

Total fair value of equity instruments issued to MBSC shareholders	56,834	42,925

Fair value of identifiable net assets of MBSC
Cash and equivalents	659	498
Marketable securities held in Trust Account	414,350	312,953
Redemption to MBSC Class A Shareholders	(400,231)	(302,289)
Prepaid expenses and deposits	236	178
Accounts payable and accrued liabilities	(3,293)	(2,487)
Due to affiliates	(28)	(21)
Income taxes payable	(1,794)	(1,355)
Subscription purchase agreement liability	(2,548)	(1,924)
Deferred underwriting fee payable	(18,907)	(14,280)
Fair value of identifiable net assets of MBSC	(11,556)	(8,727)
IFRS 2 listing expense	68,388	51,652

G.	Reflects the elimination of Greenfire share capital.

H.	Reflects the impact of the forfeiture of 1,740,000 MBSC Private Placement Warrants held by the underwriters and 3,260,000 MBSC Private Placement Warrants held by the MBSC Sponsor.

I.	Reflects the repurchase of outstanding 10 million MBSC Public warrants at CAD$0.66 (US$0.50) per warrant as part of the Business Combination.

J.	Reflects the cash payment of CAD$99.3 million (US$75 million), including a distribution of CAD$58.5 million (US$44.2 million) to Greenfire Founders, settlement of CAD$25.2 million (US$19 million) Greenfire Bond Warrants, distribution of CAD$11.3 million (US$8.5 million) to Greenfire Employees and settlement of CAD$4.3 million (US$3.3 million) Greenfire Performance Warrants.

K.	Reflects the elimination of MBSC’s historical accumulated deficit of CAD$23.8 million (US$18 million) and the elimination of the IFRS conversion and presentation adjustments of CAD$25.8 million (US$19.5 million), as set out in Notes (dd), (ee) and (ff).

L.	Reflects the repayment on the balance due to the sponsors of MBSC.

M.	Reflects the reclassification of contributed surplus of CAD$45.3 million due to the exercise of the Greenfire Bond Warrants.

N.	Reflects the estimated income tax impact using the Company’s statutory income tax rate of 23% due to the Business Combination.

O.	Reflects 5,000,000 Company warrant derivative liabilities issued to the founders, bondholders and employees of Greenfire as part of the Business Combination. The Black-Scholes model was used to estimate the fair value of the warrant derivative liabilities, based on the most current inputs and assumptions. Those inputs and assumptions are: exercise price of US$11.50, share price of US$10.10, risk free rate of 1.46%, volatility of 60%, and life expectancy of 5 years.

P.	Reflects the derecognition of subscription purchase agreement liability and forward purchase agreement liability as part of the Business Combination.

Q.	Reflects cash proceeds of CAD$55.6 million (US$42 million) pursuant to the PIPE Financing.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Profit (Loss) and Comprehensive Profit (Loss) for the six months ended June 30, 2023

The adjustments included in the unaudited pro forma condensed consolidated statement of profit (loss) and comprehensive profit (loss) for the six months ended June 30, 2023 are as follows:

Aa.	Reflects elimination of investment income from the MBSC Trust Account.

Bb.	This amount includes CAD$4.2 million (US$3.2 million) and CAD$0.2 million (US$0.1 million) of transaction costs recognized in the unaudited financial statements for the six months ended June 30, 2023 of Greenfire and MBSC, respectively. The historical amounts have been reversed in the unaudited pro forma condensed consolidated statements of profit (loss) and comprehensive profit (loss) for the six months ended June 30, 2023 to recognize all transaction costs as of the beginning of the earliest period presented.

Cc.	Reflects the estimated income tax impact using the Company’s statutory income tax rate of 23% due to the Business Combination.

Dd.	Reflects the elimination of income tax provision associated with the investment income on the MBSC Trust Account.

Note 4. Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Information

Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Profit (Loss) and Comprehensive Profit (Loss) for the year ended December 31, 2022

The adjustments included in the unaudited pro forma condensed consolidated statement of profit (loss) and comprehensive profit (loss) for the year ended December 31, 2022 are as follows:

AA.	Reflects elimination of investment income from the MBSC Trust Account.

BB.	Reflects estimated transaction costs of CAD$15.2 million (US$11.7 million) in addition to the transaction costs included in the historical statements of profit (loss) and comprehensive profit (loss) of MBSC and Greenfire.

CC.	Represents the preliminary estimated expense of CAD$68.4 million (US$51.7 million) recognized for the stock exchange listing service received, in accordance with IFRS 2, for the excess of the fair value of the Common Shares issued to MBSC shareholders over the net asset of MBSC.

DD.	Reflects the acceleration of share-based compensation expense of CAD$7.8 million related to the expectation to accelerate vesting of unvested employee Greenfire Performance Warrants in connection with the Business Combination.

EE.	Reflects the estimated income tax impact using the Company’s statutory income tax rate of 23% due to the Business Combination.

FF.	Reflects the elimination of income tax provision associated with the investment income on the MBSC Trust Account.

Note 5. Net Income (Loss) per Share

Net income (loss) per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable in the Business Combination have been outstanding for the entirety of all periods presented.

	For the six months ended June 30, 2023[1]	For the year ended December 31, 2022[1]
	Pro Forma Combined	Pro Forma Combined

Pro forma net income (loss)	$(2,635)	$(40,739)

Weighted average shares outstanding - basic and diluted [2]	68,642,515	68,642,515
Pro Forma net income (Loss) Per Share - basic and diluted	$(0.04)	$(0.59)

[1]	Pro forma net income (loss) per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Consolidated Financial Information.”

[2]	The effect of Company Warrants and the Company Performance Warrants are not considered as their conversion to ordinary common shares would decrease the loss per share and would therefore have an antidilutive effect.

Note 6. Senior Secured Note Refinancing

Concurrently with the Business Combination, the Company closed a private offering of US$300 million aggregate principal amount of senior secured notes, which were issued at a price of US$980.00 per US$1,000.00 principal amount (the ‘New Notes’). The New Notes mature on October 1, 2028, and have a fixed coupon of 12.0% per annum, paid semi-annually on April 1 and October 1 of each year, commencing on April 1, 2024.

The Company has used a portion of the net proceeds from the New Notes to retire Greenfire’s existing 12.0% Senior Secured Notes due 2025 (the “2025 Notes”) pursuant to a previously announced tender offer (the “Tender Offer”). An aggregate of US$217,934,000 principal amount of the 2025 Notes, or 99.99954% of the aggregate principal amount outstanding, were validly tendered pursuant to the Tender Offer. The tender price paid for the 2025 Notes was US$1,065.00 per US$1,000 principal amount of the 2025 Notes validly tendered and accepted for purchase pursuant to the Tender Offer, plus accrued and unpaid interest up to, but not including, the settlement date. The remaining 2025 Notes will be redeemed on or about October 5, 2023, in accordance with a notice of redemption issued by Greenfire on September 5, 2023.

The adjustments included in the unaudited pro forma condensed consolidated statement of financial position as at June 30, 2023, are as follows:

(1)	Reflects the net proceeds of CAD$378.1 million (US$285.6 million) received from the New Notes.

(2)	Reflects the cash repayment of CAD$311.3 million (US$235.1 million) to the 2025 Notes, inclusive of premium of CAD$18.8 million (US$14.2 million), interest payment of CAD$3.4 million (US$2.5 million), other expense of CAD$0.6 million (US$0.5 million), the extinguishment of the 2025 Notes of CAD$246.8 million (US$217.9 million), and loss on extinguishment of CAD$64.5 million (US$48.7 million).

(3)	Reflects the estimated income tax impact using the Company’s statutory income tax rate of 23% due to the senior secured note refinancing.

The adjustments included in the unaudited pro forma condensed consolidated statement of profit (loss) and comprehensive profit (loss) for the six months ended June 30, 2023, and the year ended December 31, 2022, are as follows:

(4)	Represents the net increase to financing and interest expense resulting from interest on the New Notes and the extinguishment of the 2025 Notes and the amortization of related debt issuance costs and discount as follows:

	For the six months ended June 30, 2023		For the year ended December 31, 2022
	C$	US$	C$	US$
	(in thousands except share and per share amounts)		(in thousands except share and per share amounts)

Elimination of interest expense and amortization of debt issuance costs and discount of the 2025 Notes	(19,714)	(14,628)	(74,176)	(55,039)
Interest expenses to settle the 2025 Notes	-	-	3,368	2,543
Interest expenses on New Notes	24,259	18,000	46,868	36,000
Amortization of New Notes issuance costs and discount	1,947	1,445	3,762	2,890
Total adjustment to Financing and interest	6,492	4,817	(20,178)	(13,606)

(5)	Reflects the debt extinguishment loss of CAD$90.0 million of the 2025 Notes.

(6)	Reflects the estimated income tax impact using the Company’s statutory income tax rate of 23% due to the senior secured note refinancing.

BUSINESS

The Company is a Calgary-based energy company focused on the sustainable production and development of upstream energy resources from the oil sands in the Athabasca region of Alberta, Canada, using in-situ thermal oil production extraction techniques such as SAGD at the: (i) Demo Asset; and (ii) the Expansion Asset. The Company has a 100% working interest in the Demo Asset and a 75% working interest in the Expansion Asset. In 2022, the average daily gross production from the Expansion Asset was 22,402 bbls (16,802 bbls/d net to Greenfire’s working interest) of bitumen and the average daily gross and net production from the Demo Asset was 3,701 bbls/d of bitumen. In the six months ended June 30, 2023, the average daily gross production from the Expansion Asset was 20,152 bbls (15,114 bbls/d net to Greenfire’s working interest) of bitumen and the average daily gross and net production from the Demo Asset was 4,190 bbls/d of bitumen. The Hangingstone Facilities are located approximately 30 miles southwest of Fort McMurray, Alberta, Canada. The Company’s principal office is located at 1900 – 205 5th Avenue SW, Calgary, Alberta, Canada T2P 2V7.

Our History

The Business Combination

On December 14, 2022, MBSC, a NYSE-listed special purpose acquisition company, the Company, DE Merger Sub, Canadian Merger Sub, and Greenfire entered into the Business Combination Agreement, pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement and the Plan of Arrangement, (i) Canadian Merger Sub amalgamated with and into Greenfire pursuant to the Plan of Arrangement, with Greenfire surviving the Amalgamation, and Surviving Greenfire became a direct, wholly-owned subsidiary of the Company and (ii) DE Merger Sub merged with and into MBSC, with MBSC continuing as the surviving corporation following the Merger, as a result of which Surviving MBSC became a direct, wholly-owned subsidiary of the Company. The Business Combination closed on September 20, 2023. For more information, see “Summary —Business Combination.”

The Company

The Company is an Alberta corporation incorporated on December 9, 2022. The Company became the parent company of Surviving MBSC and Surviving Greenfire upon the closing of the Business Combination. Prior to the Closing of the Business Combination, the Company had not conducted any material activities other than those incidental to its formation and to the matters contemplated by the Business Combination Agreement, such as the making of certain required securities law filings. Since the Closing of the Business Combination, the Company has continued the business of Greenfire.

Greenfire Corporate History

Greenfire is the result of a number of transactions (collectively referred to herein as the “Reorganization Transactions”) that included: (i) the acquisition of the Demo Asset out of the insolvency proceedings of an unaffiliated corporation named GHOPCO; (ii) a series of incorporations, amalgamations and other reorganization transactions; and (iii) the acquisition JACOS (which held the Expansion Asset). The Reorganization Transactions were completed in the following manner:

Greenfire Acquisition Corporation (“GAC”) was incorporated under the provisions of the ABCA on November 2, 2020. GAC HoldCo Inc. (“GAC HoldCo”) was incorporated under the provisions of the ABCA on June 1, 2021. HE Acquisition Corporation (“HEAC”) was incorporated under the provisions of the ABCA as a wholly-owned subsidiary of GAC HoldCo on July 12, 2021.

On September 9, 2021: (i) 2373436 Alberta Ltd. (“SubCo”), as a wholly-owned subsidiary of GAC HoldCo; (ii) Hangingstone Demo (GP) Inc. (“Demo GP”), as a wholly-owned subsidiary of SubCo; (iii) Hangingstone Expansion (GP) Inc. (“Expansion GP”), as a wholly-owned subsidiary of HEAC; and (iv) 2373525 Alberta Ltd. (“ServiceCo”), as a wholly-owned subsidiary of HEAC, were incorporated under the provisions of the ABCA.

On September 9, 2021, (i) Expansion GP, as general partner, and HEAC, as limited partner, formed Hangingstone Expansion Limited Partnership (“Expansion LP”) and (ii) Demo GP, as general partner, and SubCo, as limited partner, formed Hangingstone Demo Limited Partnership (“Demo LP”).

GAC acquired the Demo Asset from GHOPCO on April 5, 2021 as a result of the proceedings commenced on October 8, 2020, by each of GHOPCO and its parent company, Greenfire Oil and Gas Ltd., filing a Notice of Intention to Make A Proposal pursuant to the provisions of the Bankruptcy and Insolvency Act (Canada) (the “NOI Proceedings”).

On September 16, 2021, GAC, GAC HoldCo and SubCo entered into an amalgamation agreement providing for a triangular amalgamation whereby: (i) GAC and SubCo were combined to form the original iteration of “Greenfire Resources Operating Corporation” (“GAC AmalCo”); (ii) the Demo Asset was transferred (via amalgamation) to GAC AmalCo; and (ii) the shareholders of GAC received a nominal number of common shares of GAC HoldCo.

JACOS Acquisition

On September 17, 2021, the JACOS Acquisition was completed, whereby HEAC acquired all of the issued and outstanding shares of JACOS and thereby took ownership of JACOS’s primary asset, a 75% working interest in the Expansion Asset. On September 17, 2021, JACOS contributed all of its oil and gas assets to Expansion LP and GAC AmalCo contributed all of its oil and gas assets to Demo LP. On September 17, 2021, HEAC and JACOS were amalgamated to form a temporary amalgamated entity (“Temporary AmalCo”) and Temporary AmalCo and GAC AmalCo were amalgamated to form the final iteration of “Greenfire Resources Operating Corporation” (“GROC”).

Following the Reorganization Transactions, GAC HoldCo changed its name to “Greenfire Resources Inc.” and ServiceCo changed its name to “Greenfire Resources Employment Corporation.”

General Development of the Business of Greenfire

Prior to the incorporation of GAC on November 2, 2020, neither Greenfire nor any of its subsidiaries conducted any business or had any operations. The following is a summary description of the development of Greenfire’s business since the incorporation of GAC on November 2, 2020.

Discussion of Initial Incorporation and Financing

The principals of McIntyre Partners and Griffon Partners, based in the United Kingdom, founded GAC on November 2, 2020 for the purpose of pursuing the acquisition of the Demo Asset pursuant to the NOI Proceedings.

Acquisition of the Demo Asset

In 2016, a wildfire in Northern Alberta caused the temporary shutdown of a number of oilsands facilities, including the Demo Asset, which was then owned and operated by JACOS. Although there was no physical damage to the facilities and equipment at the Demo Asset, JACOS elected not to restart the facility after the wildfire was contained. JACOS was also planning for and constructing the Expansion Asset at that time. The Demo Asset remained non-operational until 2018.

In 2018, GHOPCO, the unaffiliated predecessor company that owned and operated the Demo Asset prior to GAC, acquired the Demo Asset from JACOS. GHOPCO successfully restarted production in 2018 and operated the facility until May 2020, when GHOPCO shut down operations following the onset of the COVID-19 pandemic. On October 8, 2020, each of GHOPCO and its parent company, Greenfire Oil and Gas Ltd., filed a Notice of Intention to Make A Proposal pursuant to the provisions of the Bankruptcy and Insolvency Act (Canada) (the “NOI Proceedings”) commencing the NOI Proceedings.

Around December 1, 2020, GHOPCO and GAC entered into an asset purchase agreement pursuant to which GAC agreed to acquire the Demo Asset from GHOPCO (the “NOI Transaction”). Despite its similar name, GAC was not affiliated with GHOPCO. On December 18, 2020, pursuant to an Order (the “Insolvency Court Order”) of the Court of Queen’s Bench of Alberta (as it was then called) (the “Court”) approved the NOI Transaction. On April 5, 2021, following receipt of all necessary approvals, GAC completed the acquisition of the Demo Asset pursuant to the terms of the Insolvency Court Order, free and clear of all encumbrances (except those permitted encumbrances set out in the Insolvency Court Order). The total cash consideration paid by GAC for the Demo Asset was $CAD 19.7 million. This consideration was comprised of the assumption by GAC of amounts advanced by the Petroleum Marketer to GHOPCO in the NOI Proceedings pursuant to the terms of an interim financing facility that was also approved by the Court on December 18, 2020. GAC assumed the amounts outstanding under the interim financing pursuant to the terms of a term loan agreement with the Petroleum Marketer.

Following the acquisition of the Demo Asset, GAC employed a substantial majority of the GHOPCO operations team and certain members of the GHOPCO management team. Following the completion of certain repairs to the Demo Asset, GAC restarted operations at the Demo Asset and worked to increase production with limited capital expenditures, primarily by facility optimization and reservoir management.

Acquisition of the Expansion Asset

On September 17, 2021, HEAC, as predecessor of GROC, acquired all of the issued and outstanding shares in the capital of JACOS pursuant to the JACOS Acquisition for a purchase price of approximately CAD$347 million. At the time of the JACOS Acquisition, JACOS’s primary asset was a 75% working interest and operatorship in the Expansion Asset.

Prior to the JACOS Acquisition, the Expansion Asset was producing at a rate of 16,165 bbls/d net to JACOS working interest in August 2021. As a result of Greenfire’s efforts to optimize production, in December 2022 the Expansion Asset was producing at a rate of 17,120 bbls/d net to Greenfire’s working interest. For the year 2022, production at the Expansion Asset averaged 16,802 bbls/d net to Greenfire’s working interest.

Description of Business of the Company

The Company is an intermediate-sized oil sands producer focused on responsible energy development in the Athabasca region of Alberta, Canada. The Company is actively developing its existing producing assets using SAGD, an enhanced oil recovery extraction method, to responsibly increase the economic recovery of oil.

About 80% of Alberta’s bitumen reserves are too deep to be mined and must be extracted in-place (or in-situ) using steam. Bitumen is heated and pumped out of the ground, leaving most of the solids behind. In-situ extraction has a much smaller footprint than oil sands mining, uses less water, and does not produce a tailings stream.

SAGD uses a dual-pair of horizontal wells drilled approximately five meters apart, one above the other. Well depth can vary anywhere from 150 to 450 meters and length can be over 1,600 meters. High pressure steam is injected into the top well, or the injection well, and the hot steam heats the surrounding bitumen. As the bitumen warms up, it liquefies and, due to gravity, begins to flow to the lower well, or the producing well. The bitumen and condensed steam emulsion contained in the lower well are pumped to the surface and sent to a processing plant, where the bitumen and water are separated. The recovered water is treated and recycled back into the process and the bitumen is typically diluted with natural gas condensate, and sold to market.

Both the Demo Asset and the Expansion Asset use SAGD to produce bitumen reserves. Both the Demo Asset and Expansion Asset are considered by the Company to be Tier 1 SAGD reservoirs in that they have no top gas, bottom water or lean zones. Top gas, bottom water or lean zones are considered “thief zones” as they provide an unwanted outlet for steam and reservoir pressure. Thief zones require costly downhole pumps and recurring pump replacements to achieve targeted production rates, leading to higher capital and operating expenditures.

Principal Properties

Hangingstone Expansion Asset

The Company owns a 75% working interest in the Expansion Asset. The Expansion Asset is located in the southern Athabasca region of Northeastern Alberta, approximately 30 miles southwest of Fort McMurray. JACOS commenced Phase I construction of the Expansion Asset in 2013, investing approximately $1.5 billion of capital to create robust infrastructure to support growth. The Expansion Asset’s first steam occurred in April 2017 and first production occurred in July 2017. The Company estimates that the Expansion Asset has a debottlenecked capacity of 35,000 bbls/d of bitumen production. Since the commencement of production in 2017, 32 well pairs have been developed at the Expansion Asset. The Expansion Asset is pipeline connected for diluted bitumen and diluent, and as a result, all production from the Expansion Asset is transported by pipeline following the blending of bitumen with diluent to meet pipeline specifications.

In 2022, the annual average gross production from the Expansion Asset was 22,402 bbls/d (approximately 16,802 bbls/d net to Greenfire’s working interest) of bitumen. Greenfire has an interest in 17,730 gross hectares (13,298 net hectares) of land at the Expansion Asset.

Hangingstone Demo Asset

The Company owns a 100% working interest in the Demo Asset, which is approximately three miles from the Expansion Asset. Management estimates that the Demo Asset has a debottlenecked capacity of 7,500 bbls/d of bitumen production. The Demo Asset was originally commissioned in 1999 by JACOS as a demonstration asset to prove the economic viability of enhanced thermal oil recovery. As of December 31, 2022, approximately 39 million barrels of bitumen had been produced at the Demo Asset and the facility has a relatively long history of production.

Bitumen production from the Demo Asset is unique relative to other thermal oil assets in western Canada as it is produced without the use of added diluent or synthetic oils. This attribute results in relatively lower operating expenses when compared to other oilsands assets of similar scale and provides more options in terms of marketing and selling the product. Access to a diluent-free heavy crude oil barrel is also valued by refiners in the United States, which facilitates additional sales points for the Demo Asset’s production, including transportation by rail to the United States to access West Texas Intermediate (“WTI”) indexed pricing, when it is economically viable to do so. Following the JACOS Acquisition, Greenfire constructed a truck offloading facility at the Expansion Asset to accept trucked production volumes from the Demo Asset. Prior to the construction of the truck offloading facility, production from the Demo Asset was required to be trucked over 600 miles round trip to a pipeline salespoint, and following completion of the construction of the truck offloading facility the round trip trucking distance has been reduced to approximately six miles, which enhanced profitability by reducing transportation costs.

In 2022, the gross and net annual average bitumen production from the Demo Asset was 3,701 bbls/d. Greenfire has an interest in 974 hectares of land at the Demo Asset.

Undeveloped Properties

As a result of the JACOS Acquisition, Greenfire holds significant undeveloped leases at three locations, Chard, Corner, and Liege, all of which are in the Athabasca region of Alberta, Canada. The Company believes that the Chard and Corner properties are potential prospects for future in-situ bitumen production using SAGD processes.

Land Acreage

Developed acreage, as used herein, means those acres spaced or assignable to productive wells. A gross acre is an acre in which a working interest is owned, and a net acre is the result that is obtained when the fractional ownership working interest of a lease is multiplied by gross acres of that lease. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof. Greenfire’s developed acreage consists of the drainage areas of bitumen producing wells.

Undeveloped acreage, as used herein, means acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or natural gas, regardless of whether or not that acreage contains proven reserves, but does not include undrilled acreage held by production under the terms of a lease. Select undeveloped acreage at the Expansion Asset and Demo Asset contains proved reserves.

All of Greenfire’s acreage is located in the Province of Alberta and is held indefinitely. There are no near-term undeveloped acreage expirations. The following table shows Greenfire’s total gross and net mineral rights acreage by asset location as of December 31, 2022:

Developed Acreage

Area	Property	Interest (%)	Gross Area (Hectares)	Net Area (Hectares)
Hangingstone	Expansion	75	361	271
Hangingstone	Demo	100	242	242
Total Developed Acreage			604	513

Undeveloped Acreage

Area	Property	Interest (%)	Gross Area (Hectares)	Net Area (Hectares)
Hangingstone	Expansion	75	17,369	13,027
Hangingstone	Demo	100	732	732
Corner	Corner North	100	6,516	6,516
Corner	Corner South	12	12,004	1,440
Chard	Chard North	100	7,318	7,318
Chard	Chard West	25	7,800	1,950
Chard	Chard East	25	7,250	1,812
Chard	Chard	25	8,031	2,008
Hangingstone	Gas	100	1,024	1,024
Liege	Liege	25	13,824	3,456
Total Undeveloped Acreage			81,867	39,283

Well Information

Greenfire had 54 gross (46 net) horizontal wells capable of producing bitumen as of each of the years ended December 31, 2022, and 2021. As of December 31, 2020, Greenfire had not yet acquired JACOS and had 22 gross (22 net) horizontal wells capable of producing bitumen. As of June 30, 2023, Greenfire had not drilled any new wells with the intention of producing bitumen.

Greenfire has no exploratory wells and did not drill any dry exploratory or development wells in the last three fiscal years. In 2020, before being acquired by Greenfire, JACOS had drilled 42 delineation wells for resource evaluation at the Expansion Asset.

As evaluated by McDaniel as of December 31, 2022, proved undeveloped reserves are from planned well locations in the Alberta Energy Regulator approved development area and are within three miles from existing bitumen producing wells at the Demo Asset and Expansion Asset. Development plans include new well pairs that consist of horizontal steam injector wells placed approximately 15 feet (5 meters) above horizontal bitumen production wells in a reservoir that has a minimum of 32 feet (10 meters) of average bitumen net pay and up to over 100 feet (30 meters). Spacing between well pairs at both the Demo Asset and Expansion Asset is approximately 325 feet (100 meters). Future development plans include drilling infill horizontal bitumen production wells between existing and new well pairs.

In order to make the most efficient use of Greenfire’s steam generating and oil treating facilities, the drilling and steaming of new wells would take place over 30 years. Development of Greenfire’s proved undeveloped reserves will take place in an orderly manner as additional well pairs and infills are drilled to use available steam when existing well pairs reach the end of their steam injection phase. The forecasted production of Greenfire’s proved reserves extends approximately 33 years.

Seasonality of the Business

The level of activity in the Canadian oil and gas industry is influenced by seasonal weather patterns. A mild winter or wet spring may result in limited access and, as a result, reduced operations or a cessation of operations. Greenfire operates in an area of extreme weather conditions. Cold temperatures affect the properties of diluent and bitumen and may contribute to production difficulties, delivery problems and increased operating costs. Winter driving conditions in Northern Alberta can affect truck transportation of Greenfire’s bitumen, and cold weather can lead to equipment failure and slowdown. Warmer temperatures can lead to equipment failures and slowdowns not only at the Expansion Asset and Demo Asset but can also affect delivery of operating inputs such as natural gas and cause power price surges.

Municipalities and provincial transportation departments enforce road bans that restrict the movement of drilling rigs and other heavy equipment during periods of wet weather, thereby reducing activity levels. Also, certain oil and natural gas producing areas are located in areas that are inaccessible other than during the winter months because the ground surrounding the sites in these areas consists of swampy terrain. Seasonal factors and unexpected weather patterns may lead to increases or declines in exploration and production activity as well as increases or declines in the demand for the goods Greenfire produces.

Raw Materials

Production from in-situ oil sands reservoirs using SAGD processes has various inputs including natural gas, power and water to create steam, and condensate as diluent for blending with the bitumen in order to transport the bitumen production via pipeline.

Pursuant to the Expansion Diluent Agreement (as defined below), the Petroleum Marketer has agreed to sell to Greenfire all of the condensate required for Greenfire’s blending with its bitumen production to satisfy pipeline specification. Condensate is locally sourced at Edmonton and delivered to the Expansion Asset via the Inter Pipeline Polaris Pipeline. Production from the Expansion Asset is diluted with condensate to meet pipeline specifications.

Greenfire produces non-diluted bitumen at the Demo Asset. That is a product that is relatively unique in Alberta’s oilsands. Historically, each barrel of production was transported from the Demo Asset to several locations, with optionality to deliver to both pipeline and rail sales points, depending on the economics of each option at the time of sale. At pipeline connected sales points, Demo Asset bitumen is blended with diluent to reach pipeline specifications. At rail connected terminals, Demo Asset bitumen is moved into railcars and transported to its final sales destination, generally without the need to blend with diluent.

With the construction of the truck offloading facility at the Expansion Asset, most of the bitumen production from the Demo Asset is trucked to the Expansion Asset, blended with diluent and sold into the pipeline. However, from time to time, Greenfire may choose to transport bitumen from the Demo Asset to other pipeline sales points or by rail if the economics of selling non-diluted bitumen at those sales points are relatively attractive.

Natural gas is a primary energy input cost for Greenfire. Natural gas is used as fuel to generate steam for SAGD operations. Greenfire purchases natural gas in Alberta from the AECO system. AECO is the Western Canadian benchmark for natural gas. The AECO Hub gas storage facility in southern Alberta is one of the largest natural gas hubs in North America, with its substantial production and storage capability and extensive network of export pipelines. Generally, natural gas is shipped to Greenfire’s systems via the NOVA Gas Transmission Ltd. system.

Greenfire sources water for its SAGD operations from water wells. Condensed steam emulsion is recovered with bitumen from wells, which are processed at the surface to separate the bitumen from water. The recovered water is treated and recycled back into the process. Greenfire has a water recycling rate of 94%.

Electricity necessary for the operation of the Expansion Asset and Demo Asset is sourced from the Alberta power grid and Greenfire pays market prices for electricity.

Marketing

Greenfire has entered into three separate marketing agreements with the Petroleum Marketer as described under the heading “Business — Material Contracts, Liabilities and Indebtedness — Marketing Agreements.” The Petroleum Marketer purchases all of Greenfire’s bitumen and blend and provides and arranges transportation via trucks and pipelines for Greenfire’s products in exchange for a marketing fee.

Customer Base and Principal Markets

Greenfire’s revenue from contracts with customers primarily consists of non-diluted and diluted bitumen sales. All of Greenfire’s diluted and non-diluted bitumen production is produced by Greenfire in Alberta and is sold to the Petroleum Marketer. As such, substantially all of Greenfire’s total revenue in 2021 and 2022 was from Alberta and provided by the Petroleum Marketer. For a description of the terms of the marketing agreements with the Petroleum Marketer see subsection “Business — Material Contracts, Liabilities and Indebtedness — Marketing Agreements” below.

Principal Capital Expenditures

Greenfire’s principal capital expenditures in 2022 and 2021 (excluding capital expenditures relating to the acquisitions of the Demo Asset and Expansion Asset) are set forth in the table below:

	Year ended December 31,
(CAD$ in thousands)	2022	2021
Drilling and completion	6,942	17
Equipment, facilities and pipelines	23,329	3,151
Workovers and maintenance capital	204	831
Geological & geophysical (G&G)	(9)	64
Capitalized and other	9,126	531
Total Capital expenditures	39,592	4,594

As at June 30, 2023, Greenfire had planned approximately CAD$34 million of further net capital expenditures in 2023 related to its facility optimization activities for the Expansion Asset and Demo Asset, which are described in “—Property, Plant and Equipment Expenditures” below. The Company anticipates satisfying these capital commitments with funds from operations.

Maintenance

Partial outages are a recurring event for the Company, typically taking place annually around September. However, steps have been taken to mitigate their impact on production. Pipeline bypasses and tie-in points were installed during the most recent major turnaround in September 2022. These improvements are expected to reduce the annual maintenance-related production impacts going forward. As a result, the major plant maintenance requiring a full plant shutdown is now scheduled every four years, with the next one planned for 2026.

Reserves

Greenfire’s 2022 and 2021 year-end reserves evaluations were conducted by McDaniel with an effective date of December 31, 2022 and December 31, 2021, respectively. McDaniel evaluated 100% of Greenfire’s reserves, which are all located in the Province of Alberta, Canada. First established in 1955, McDaniel has a reputation for consistent and reliable oil and gas consulting services, providing third party reserve reports and certifications for over 60 years with a team of highly skilled and qualified engineers and geoscientists. The technical person primarily responsible for preparing and overseeing the estimates of Greenfire’s annual reserves evaluation is Mr. Jared Wynveen, the Executive Vice President of McDaniel. Mr. Wynveen graduated from Queen’s University in 2006 with a Bachelor of Science degree in Mechanical Engineering. A professional member of the Association of Professional Engineers and Geoscientists of Alberta (“APEGA”) (Permit No. 3145), Mr. Wynveen brings over 15 years of experience in oil and gas reservoir studies and evaluations. Mr. Wynveen’s education, training and technical expertise along with his years of experience within the oil and gas industry, more than qualify him in accordance with the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information as set forth by the Society of Petroleum Engineers. Mr. Wynveen is proficient in applying industry standard practices to engineering and geoscience evaluations as well as applying SEC and other industry reserve definitions and guidelines.

The primary technical person responsible for overseeing the reserve estimates at the Company is Ms. Crystal Park, the Senior Vice-President, Corporate Development. Ms. Park graduated from the University of Alberta in 1998 with a Bachelor of Science degree in Chemical Engineering. Ms. Park also holds a Master of Business Administration with a dual specialization in Finance and Global Energy Management from the Haskayne Faculty of the University of Calgary. A professional member with APEGA (Permit No. 66172) since her enrollment in 1998, Ms. Park has over 25 years of related oil and gas industry experience including reserves evaluation and coordination at companies such as AJM Deloitte, Sproule Associates Limited, Enerplus Corporation, and Sunshine Oilsands Ltd. Ms. Park is proficient in applying industry standard practices to engineering and geoscience evaluations as well as applying SEC and other industry reserve definitions and guidelines.

The Company’s and Greenfire’s internal staff of engineers, geoscience professionals, operations, land, finance and accounting, and, prior to Greenfire’s annual reserves process, marketing personnel, work closely together to ensure the integrity, accuracy and timeliness of data to furnish to, and work with, our independent reserve engineers in their reserve evaluation process. Our internal reserves process follows a rigorous workflow where the multidisciplinary teams come together to vet model assumptions and input before the technical team meets with the independent reserve engineers to review our properties and discuss methods and assumptions used to prepare reserve estimates.

Our internal controls over reserve estimates include reconciliation and review controls, including: an internal review of assumptions used in the estimation; senior executive approval on data inputs provided by the technical staff; reconciliations between the evaluation report and the data provided by the technical staff; and a thorough internal review performed by both management and the executive team over the independent reserve engineers’ evaluation of our oil and gas reserves, prior to the presentation of those reserve estimates to the Greenfire Board.

The Company has implemented certain oversight, review and internal control processes regarding its reserve evaluation, including requiring approval from the Company Board. The Company Board performs the oversight role of the Company’s oil and gas reserves. On a yearly basis, the Company Board will meet with the Company’s management, where the reserves evaluation performed by the independent engineering firm is presented and the Company Board provides its review, analysis and approval of that evaluation.

We establish our proved reserves estimates using standard geological and engineering technologies and computational methods, which are generally accepted by the petroleum industry. We primarily prepares proved reserves additions by analogy using type curves that are based on volumetric and decline curve analysis of producing wells in our and analogous reservoirs. Reasonable certainty is further established over our proved reserve estimates by using one or more of the following methods: geological and geophysical information to establish reservoir continuity between penetrations, analytical and numerical simulations, or other proprietary technical and statistical methods.

The technologies employed by McDaniel use standard engineering methods that are generally accepted by the petroleum industry. Greenfire employs well logs, production tests, seismic and core data, as well as historical and analogous production trends to develop proved reserves estimations. The disclosures contained in this section providing oil and gas information are prepared in accordance with FASB Accounting Standards Codification topic 932; Extractive Activities — Oil and Gas. Our financial reporting is prepared in accordance with IFRS.

For the purposes of determining proved oil and natural gas reserves under SEC requirements as at December 31, 2022 and 2021, Greenfire used the 12-month average price, defined by the SEC as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period.

McDaniel prepared two reports on the reserves of Greenfire as of December 31, 2022 and 2021, respectively, which were prepared in accordance with guidelines specified in Item 1202(a)(8) of Regulation S-K and in conformity with Rule 4-10(a) of Regulation S-X, and are to be used for inclusion in certain filings of the SEC; such reports are filed as Exhibits 99.1 and 99.2 to the registration statement of which this prospectus forms a part.

Reserve Information

The following definitions are consistent with SEC regulations, including Rule 4-10(a) of Regulation S-X. The terms that we use (“proved reserves,” “developed reserves,” and “undeveloped reserves”) are consistent with the definitions for “proved oil and gas reserves,” “developed oil and gas reserves” and “undeveloped oil and gas reserves” used in the SEC regulations, including Rule 4-10(a) of Regulation S-X.

Proved reserves. Proved reserves are those quantities of bitumen, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

Developed reserves. Developed reserves are reserves that can be expected to be recovered:

i.	through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

ii.	through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped reserves. Undeveloped reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion Greenfire cautions users of this information as the process of estimating reserves is subject to uncertainty. The reserves are based on economic and operating conditions. Therefore, changes can be made to future assessments as a result of a number of factors, which can include new technology, changing economic conditions and development activity. Net reserves presented in this section represent Greenfire’s working interest share of the gross remaining reserves, after deduction of any crown, freehold and overriding royalties. Such royalties are subject to change by legislation or regulation and can also vary depending on production rates, selling prices and timing of initial production.

Summary of Corporate Reserves

The following tables are summaries of Greenfire’s estimated proved reserves at December 31, 2022, 2021, and 2020, as reconciled between the three years:

Constant Prices and Costs (unaudited)	Bitumen(2) (mbbl)	Barrels of Oil Equivalent (mboe)
Net Proved Developed and Proved Undeveloped Reserves(1)
December 31, 2020
Developed	0.0	0.0
Undeveloped	0.0	0.0
Total – December 31, 2020	0.0	0.0

Extensions & Discoveries	0.0	0.0
Improved Recovery	0.0	0.0
Technical Revisions	0.0	0.0
Acquisitions	172,580.2	172,580.2
Dispositions	0.0	0.0
Production – 2021	(2,820.0)	(2,820.0)
December 31, 2021	169,760.2	169,760.2

(1)	Numbers may not add due to rounding.
(2)	Bitumen, as defined by the SEC, “is petroleum in a solid or semi-solid state in natural deposits with a viscosity greater than 10,000 centipoise measured at original temperature in the deposit and atmospheric pressure, on a gas free basis.” Under this definition, all of Greenfire’s thermal and primary heavy crude oil reserves have been classified as bitumen.

Constant Prices and Costs (unaudited)	Bitumen(2) (mbbl)	Barrels of Oil Equivalent (mboe)
Net Proved Developed and Proved Undeveloped Reserves(1)
December 31, 2021
Developed	37,792.0	37,792.0
Undeveloped	131,968.2	131,968.2
Total – December 31, 2021	169,760.2	169,760.2

Extensions & Discoveries	0.0	0.0
Improved Recovery	0.0	0.0
Technical Revisions	(16,431.0)	(16,431.0)
Acquisitions	0.0	0.0
Dispositions	0.0	0.0
Production – 2022	(7,116.9)	(7,116.9)
December 31, 2022	146,212.3	146,212.3

December 31, 2022
Developed	30,439.8	30,439.8
Undeveloped	115,772.5	115,772.5
Total – December 31, 2022	146,212.3	146,212.3

(1)	Numbers may not add due to rounding.
(2)	Bitumen, as defined by the SEC, “is petroleum in a solid or semi-solid state in natural deposits with a viscosity greater than 10,000 centipoise measured at original temperature in the deposit and atmospheric pressure, on a gas free basis.” Under this definition, all of Greenfire’s thermal and primary heavy crude oil reserves have been classified as bitumen.

In 2021, Greenfire’s production, net of royalties, was 2.8 MMBOE after the acquisitions of the Demo Asset and the Expansion Asset.

In 2021, Greenfire’s proved reserves increased by 172.6 MMBOE, which was the result of the acquisitions of the Demo Asset and the Expansion Asset.

In 2022, Greenfire’s production, net of royalties, was 7.1 MMBOE.

In 2022, Greenfire’s proved reserves decreased by 16.4 MMBOE, which was the result of:

(i)	a decrease of 26.2 MMBOE resulting from higher prices used in 2022 causing higher royalty rates, which reduces net reserves volumes, offset by

(ii)	positive performance revisions, other than price, of 9.8 MMBOE, approximately 15% of which (1.5 MMBOE) attributed to positive performance revisions at the producing pads and approximately 85% of which (8.3 MMBOE) attributed to increased operating costs (non-energy and updates in Alberta’s Technology Innovation and Emissions Reduction (“TIER”) regulatory costs) and capital costs during the reporting period (as capital costs increase, net reserves volumes increases because royalties decrease).

Steam generation represents a large proportion of our capital and operating costs. Therefore, development plans anticipate that, in order to make the most efficient use of our steam generating and oil treating facilities, the drilling and steaming of new wells would take place over 30 years. Development of our proved undeveloped reserves will take place in an orderly manner as additional well pairs are drilled to use available steam when existing well pairs reach the end of their steam injection phase. The forecasted production of our proved reserves extends approximately 33 years. This approach means that it will take longer than five years to develop most of our proved undeveloped reserves.

Proved reserves are estimated based on the average first-day-of-month prices during the 12-month period for the respective year. The average prices used to compute proved reserves at December 31, 2022 were WTI: $94.14 per bbl, Western Canadian Select (“WCS”): CAD$97.68 per bbl, Edmonton C5+ CAD$120.59 per bbl, Henry Hub: $6.25 per MMBtu, and AECO Spot: CAD$5.62 per MMBtu. The average prices used to compute proved reserves at December 31, 2021 were WTI: $66.55 per bbl, WCS: CAD$66.43 per bbl, Edmonton C5+ CAD$83.96 per bbl, Henry Hub: $3.64 per MMBtu, and AECO Spot: CAD$3.57 per MMBtu. Prices for bitumen, oil, diluent and natural gas are inherently volatile.

Changes to Greenfire’s proved undeveloped reserves during 2021 are summarized in the table below:

Barrels of Oil Equivalent (mboe)(1)
December 31, 2020	0
Extensions and discoveries	0
Technical revisions	0
Acquisitions	131,968.2
Conversions to developed	0
December 31, 2021	131,968.2

Changes to Greenfire’s proved undeveloped reserves during 2022 are summarized in the table below:

Barrels of Oil Equivalent (mboe)(1)
December 31, 2021	131,968.2
Extensions and discoveries	0
Technical revisions	(16,195.7)
Conversions to developed	0
December 31, 2022	115,772.5

(1)	Numbers may not add due to rounding.

In 2021, Greenfire’s proved undeveloped reserves increased by approximately 132 MMBOE, which was the result of the acquisitions of the Demo Asset and the Expansion Asset.

In 2022, Greenfire’s proved undeveloped reserves decreased by 16.2 MMBOE, which was the result of:

(i)	A decrease of 23.8 MMBOE resulting from higher prices used in 2022 causing higher royalty rates, which reduces net reserves volumes, offset by

(ii)	Positive revisions, other than price, of 7.6 MMBOE attributed to increased operating costs (non-energy and updates in the TIER regulatory costs) and capital costs during the reporting period (as capital costs increase, net reserves volumes increases because royalties decrease).

No changes to the reserve booking have been made as a result of the removal of uneconomic or undeveloped locations due to changes in a previously adopted development plan. No proved undeveloped reserves were converted to developed status during the year ended December 31, 2022. Neither Greenfire nor JACOS has drilled any wells with the intention of producing bitumen since 2019.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

The future net revenues and net present values presented in this summary were calculated using constant prices and costs based on the average first-day-of-the-month petroleum product prices for the 12 months of 2022 and 2021, with no inflation of operating or capital costs, and were presented in Canadian dollars. All of the future net revenues and net present value estimates in this summary are presented before income taxes. A 10% discount factor was applied to the future net cash flows. Future development costs used in the calculation of future net revenue includes the costs to settle the asset retirement obligations for each period presented. The future net revenues presented in this summary may not necessarily represent the fair market value of the reserves estimates. Greenfire’s management does not rely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proved reserves, and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated. The prescribed discount rate of 10% may not appropriately reflect interest rates.

The following table summarizes the standardized measure of discounted future net cash flows relating to proved reserves, for the years ended December 31, 2022 and 2021:

	For the year ended December 31,
(CAD$ in millions)	2022	2021
Future cash inflows	10,275.8	7,167.7
Future production costs	3,491.1	2,448.3
Future development/abandonment costs	1,273.8	1,143.7
Deferred income taxes	1,053.1	360.8
Future net cash flows	4,457.8	3,214.9
Less 10% annual discount factor	(2,361.0)	(1,777.6)
Standardized measure of discounted future net cash flows	2,096.9	1.437.3

The following table reconciles the changes in standardized measure of future net cash flows discounted at 10% per year relating to proved bitumen, heavy oil and natural gas producing reserves:

	For the year ended December 31,
(CAD$ in millions)	2022	2021
Standardized measure of discounted future net cash flows at beginning of year	1,437.3	0.0
Oil and gas sales during period net of production costs and royalties(1)	(725.7)	(178.8)
Changes due to prices(2)	1,175.0	0.0
Development costs during the period(3)	39.4	4.5
Changes in forecast development costs(4)	(148.7)	(401.2)
Changes resulting from extensions, infills and improved recovery(5)	0.0	0.0
Changes resulting from discoveries(2)	0.0	0.0
Changes resulting from acquisition of reserves(5)	0.0	1,486.4
Changes resulting from disposition of reserves(5)	0.0	0.0
Accretion of discount(6)	148.6	0.0
Net change in income tax(7)	(682.2)	(208.7)
Changes resulting from other changes and technical reserves revisions plus effects on timing(8)	864.1	735.0
Standardized measure of discounted future net cash flows at end of year	2,096.9	1,437.3

(1)	Greenfire actual before income taxes, excluding general and administrative expenses.
(2)	The impact of changes in prices and other economic factors on future net revenue.
(3)	Actual capital expenditures relating to the exploration, development and production of oil and gas reserves.
(4)	The change in forecast development costs.
(5)	End of period net present value of the related reserves.
(6)	Estimated as 10 percent of the beginning of period net present value.
(7)	The difference between forecast income taxes at beginning of period and the actual taxes for the period plus forecast income taxes at the end of the period
(8)	Includes changes due to revised production profiles, development timing, operating costs, royalty rates and actual prices received versus forecast, etc.

The following table summarizes net capitalized costs relating to petroleum and natural gas producing activities, as at December 31, 2022 and 2021:

	As of December 31,
(CAD$ in millions)	2022	2021
Proved oil and gas properties	1,058.0	1,017.0
Unproved oil and gas properties	0.0	0.0
Total capitalized costs	1,058.0	1,017.0
Accumulated depletion and depreciation	(96.0)	(28.0)
Net Capitalized Costs	962.0	989.0

The following table summarizes costs incurred in petroleum and natural gas property acquisitions, exploration and development activities, for the years ended December 31, 2022 and 2021:

	For the years ended December 31,
(CAD$ in millions)	2022	2021
Property acquisition (disposition) costs
Proved oil and gas properties – acquisitions	0.0	1,010.0
Proved oil and gas properties – dispositions	0.0	0.0
Unproved oil and gas properties	0.0	0.0
Exploration costs	0.0	0.0
Development costs	41.0	7.0
Total Expenditures	41.0	1,017.0

Employees and Training

As at December 31, 2022, Greenfire had 165 full and part-time employees (with 35 of those employees at Greenfire’s principal office in Calgary and the remaining employees on site at the Expansion Asset and/or the Demo Asset), compared to 171 as at December 31, 2021 (with 39 of those employees at Greenfire’s head office in Calgary and the remaining on site at the Expansion Asset and Demo Asset). All employees were located in Canada, and all pertained to Greenfire’s core business activity of producing bitumen by SAGD processes from in-situ oil sands reservoirs.

Operational Processes and Systems

To assist in managing fluctuations in commodity pricing, the Company seeks to implement cost efficiencies across all of its operations.

Since acquiring the Demo Asset and Expansion Asset in 2021, Greenfire has sought to improve its operating and transportation expenses and pursue low risk opportunities to further enhance production with limited capital expenditures. The costs of energy and goods and services have increased over the period that Greenfire has operated the Demo Asset and Expansion Asset. Greenfire has managed its operating expenses by increasing water handling, surface facility debottlenecking and optimizing workforce and operating processes.

Capital Cost Efficiencies

Since acquiring the Demo Asset and Expansion Asset in 2021, Greenfire has implemented a modest capital expenditure program focused on surface debottlenecking programs at the Expansion Asset and Demo Asset to enable additional potential capacity for production growth at both existing facilities. As of August 2022, Greenfire commissioned water disposal wells at both sites to improve water handling capability. These wells are in the process of being conditioned for maximum water disposal which will reduce off site waste disposal expenses. The Company believes that increasing water disposal capability at the Demo Asset and Expansion Asset will optimize fluid handling capacity at the sites which may lead to increased production. As of December 31, 2022, Greenfire had only approximately 39 of its 56 drilled wells pairs currently online.

Sustainability

The Company seeks to do business in a responsible, safe and sustainable manner. The Company seeks to continue to improve and strengthen its strategies for air quality, emissions, water, waste, land and biodiversity, risk management, health and safety and First Nations relations. These areas are critical based on their significant impact to building a sustainable company and the Company’s ESG framework. Since Greenfire acquired the Demo Asset and Expansion Asset, it has focused on optimization efficiencies to improve carbon intensity and reduce waste. To date, Greenfire’s sustainability program has been focused on the following goals:

●	Improve Assets Carbon Emission Intensity — Optimization and efficiency gains at the Expansion Asset and Demo Asset are reducing carbon emission intensity per barrel.

●	Reduced Diluent Use and Waste — More attentive operations team and processes to operate equipment at enhanced conditions to reduce diluent loss and usage.

●	Transportation and Travel Mileage — Construction of a truck offloading facility at the Expansion Asset to accept trucked production volumes from the Demo Asset has reduced approximately 620 miles of trucking per truck load of bitumen production from the Demo Asset.

●	Water Quality and Recycling — Greenfire operates with higher quality boiler feed water and water quality standards relative to the previous operator. Greenfire has improved its water recycling performance and is currently recycling 94% of the water used in its steam production operations with minimal water loss replacements.

●	Fugitive Emissions Monitoring — Annual fugitive emissions studies to proactively identify and rectify any potential leaks.

The Company intends to continue to evolve its approach to sustainability and to developing ESG focus areas to bring visibility to what the Company feels are key priorities as a Canadian oil sands producer.

Climate, Air & Emissions

The Company is focused on reducing its Scope 1 and Scope 2 greenhouse gas emissions in line with the Canadian government’s national commitments and is evaluating process optimizations and carbon reduction technologies that have the potential to deliver localized solutions.

The Company is constantly monitoring the air quality at and adjacent to its Hangingstone Facilities. The results from this monitoring consistently show compliance with Provincial and Federal air quality objectives. For 2022, Greenfire reported zero contraventions with its air quality monitoring.

Water

The Company is actively working to reduce its reliance on non-saline water by optimizing its usage at its Hangingstone Facilities. By recycling 94% used in its steam production operations, the Company minimizes the need for non-saline water to be used to make-up any water shortages within its industrial process. All the Company’s non-saline water is conveyed via dedicated underground pipelines, eliminating the need for trucks and their corresponding emissions.

Indigenous Relations

The Company recognizes the rights of First Nations, Metis, and Inuit peoples and is committed to working collaboratively with First Nation communities in an atmosphere of integrity, honor and respect. The Company continues its collaborative participation in the Indigenous Advisory Group (the “IAG”). Founded by JACOS, the IAG comprises members from various local First Nation communities in the Fort McMurray region, providing valuable traditional knowledge and ensuring the Company upholds the highest possible standards of environmental protection and monitoring. The IAG is a critical instrument in guiding engagement with the local First Nation Communities.

The Company also provides scholarships for local First Nations students to train in environmental monitoring programs. These programs increase access to related future employment opportunities, help the development of First Nation entrepreneurial enterprises, promote the transmission of First Nation knowledge within local communities and enhance cultural connections to the land.

The Company is committed to the ongoing development of trust-based equitable and beneficial partnerships with local First Nation communities.

Land & Biodiversity

The Company seeks to minimize its land disturbances by practicing avoidance, using existing land disturbances for future development and reclaiming end-of-life site to equivalent land capacity. Additionally, the Company supports a road reclamation research project at its Demo Asset that is implementing innovative solutions to the remediation and reclamation of local swamps/bogs, commonly referred to as muskeg.

Risk Management

The Company’s operating team identifies operational risks to the Company in order to implement systems and execute procedures to adequately address those risks and reduce their impact on the Company. This process has been driven on a team basis with each individual team (i.e., Health and Safety, Facilities, or Drilling) identifying, assessing and managing their own operational risks with associated risk matrices. The Company believes that risks related to climate change and the transition to a lower carbon economy will increasingly impact the Company. A net zero economy, supported by the Canadian Net-Zero Emissions Accountability Act (the “CNEAA”) and enacted through new policies, regulations, and standards is emerging in Canada. The Company continues to evaluate key emerging issues that may impact the Canadian energy sector as it moves to align with Canada’s Net-Zero 2050 ambitions.

Health & Safety

The health and safety of the Company’s personnel, including its employees, contractors, and the communities the Company works in, is its highest priority. The Company actively works to ensure that every employee and contractor is aware of, understands, and adheres to the Health and Safety Management System and associated policies. Safety is a shared responsibility of the Company’s leaders, employees, and contractors.

Legal

This section describes legal and other general matters relating to the Company, including insurance, material contracts entered into outside the ordinary course of business, property, plant and equipment, intellectual property rights and legal proceedings, investigations and other regulatory matters, industry conditions and government regulation.

Material Contracts, Liabilities and Indebtedness

Letters of Credit

Prior to the JACOS Acquisition, JACOS had long-term pipeline transportation contracts for the Expansion Asset, which were subject to credit requirements requiring letters of credit to guarantee future payments under the contracts. Upon the completion of the JACOS Acquisition, the Petroleum Marketer provided CAD$51.5 million in letters of credit in relation to these long-term pipeline transportation agreements under the terms of a letter of credit facility agreement (the “Letter of Credit Agreement”). As of December 31, 2022, including other letters of credit for utilities, capital projects and credit cards, Greenfire had total letters of credit with a face value of CAD$54.8 million.

Under the Letter of Credit Agreement, Greenfire contributes a minimum of $2 million per month into a funding reserve account (the “Reserve Account”) until the balance of the Reserve Account is equal to 105% of the aggregate face amount of all letters of credit issued under the Letter of Credit Agreement. As at December 31, 2022, the Reserve Account balance was CAD$27.3 million. Cash collateralized amounts incur an interest rate of 1% and the remaining balance incurs an interest rate of 6%.

New Notes

Concurrently with the Business Combination, the Company closed a private offering of $300 million aggregate principal amount of its New Notes. The New Notes mature on October 1, 2028, and have a fixed coupon of 12.0% per annum, paid semi-annually on April 1 and October 1 of each year, commencing on April 1, 2024.

For additional details of the terms of the New Notes and the Greenfire Indenture see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Capital Resources and Liquidity — Long Term Debt”.

Marketing Agreements

The Company has three separate marketing agreements with Petroleum Marketer. The Petroleum Marketer purchases substantially all of the Company’s bitumen and blend and provides and arranges transportation via trucks and pipelines for the Company’s products and condensate in exchange for a marketing fee.

In April 2021, in conjunction with GAC completing the acquisition of the Demo Asset, the Petroleum Marketer and GAC entered into a marketing agreement (the “Demo Marketing Agreement”) pursuant to which the Petroleum Marketer agreed to purchase 100% of monthly produced bitumen volumes from the Demo Asset. The Demo Marketing Agreement was subsequently amended to replace GAC with GROC. Under the Demo Marketing Agreement, the purchase price is the weighted average of all sales to third parties of the product purchased by Petroleum Marketer. The price is adjusted based on a number of other factors and there are certain other fees and payments payable by GROC. The Demo Marketing Agreement originally had a term expiring on April 1, 2024, but in December 2022, the Demo Marketing Agreement was amended to extend the term until April 1, 2025, in addition to making certain other amendments, all of which became effective upon the closing of the Business Combination. An additional amendment in September 2023 extended the term to April 1, 2026. Under the terms of the Demo Marketing Agreement, under certain circumstances if there is a “Change of Control” (as defined in the Demo Marketing Agreement) of Greenfire or GROC, there will be a fee payable by Greenfire to the Petroleum Marketer, however the Petroleum Marketer agreed to waive that fee for the Business Combination and the other transactions contemplated by the Business Combination Agreement.

In October 2021, in conjunction with Greenfire completing the JACOS Acquisition, the Petroleum Marketer and JACOS (as predecessor to GROC) entered into a marketing agreement (the “Expansion Marketing Agreement”) pursuant to which the Petroleum Marketer agreed to purchase 100% of monthly diluted bitumen volumes from the Expansion Asset. Under the Expansion Marketing Agreement, the purchase price is based on the weighted average of all sales to third parties of the product purchased by Petroleum Marketer. The price is adjusted based on a number of other factors and there are certain other fees and payments payable by Greenfire. The Expansion Marketing Agreement originally had a term expiring in October 2026, but in December 2022, the Expansion Marketing Agreement was amended to extend the term until October 2027, in addition to making certain other amendments. An additional amendment in September 2023 extended the term to October 2028.

In October 2021, in conjunction with Greenfire completing the JACOS Acquisition, the Petroleum Marketer and JACOS (as predecessor to GROC) entered a marketing agreement (the “Expansion Diluent Agreement”) pursuant to which the Petroleum Marketer agreed to sell to Greenfire 100% of the condensate required for Greenfire’s blending with its bitumen production to satisfy pipeline specifications. Under the Expansion Diluent Agreement, the purchase price is based on the weighted average market price for condensate at the time. The price is adjusted based on a number of other factors, and there are certain other fees and payments payable by Greenfire under the terms of the Expansion Diluent Agreement. The Expansion Diluent Agreement originally had a term expiring in October 2026, but in December 2022, the Expansion Marketing Agreement was amended to extend the term until October 2027, in addition to making certain other amendments. An additional amendment in September 2023 extended the term to October 2028.

Risk Management Contracts

As part of the Company’s normal operations, it is exposed to volatility in commodity prices. In an effort to manage these exposures, the Company uses various financial risk management contracts and physical sales contracts that are intended to reduce the volatility in the Company’s cash flow, as well as to ensure the Company’s ability to service and repay indebtedness.

Insurance

The Company maintains insurance coverage for damage to its commercial property, third-party liability, and employers’ liability, sudden and accidental pollution and other types of loss or damage. The insurance coverage is subject to deductibles that must be met prior to any recovery. Additionally, the insurance is subject to exclusions and limitations, and such coverage may not adequately protect it against liability from all potential consequences and damages. See “Risk Factors — Risks Relating to the Company’s Operations and the Oil and Gas Industry — Not all risks of conducting oil and natural gas opportunities are insurable and the occurrence of an uninsurable event may have a materially adverse effect on the Company.”

Property, Plant and Equipment

The Company’s headquarters are located in Calgary, Alberta, Canada. The Company’s operating assets is located in the Athabasca region of Alberta, Canada, approximately 30 miles southwest of Fort McMurray, Alberta, Canada. The Company’s principal properties are the Demo Asset and Expansion Asset. In addition, the Company holds approximately 63,766 gross hectares (25,524 net hectares) of undeveloped lands which are also in the Athabasca region.

The Company’s property, plant and equipment (the “PP&E”) primarily relates to its development and production assets, which primarily consist of the Hangingstone Facilities (which are SAGD production facilities) ultimately used to generate bitumen production.

The land included in the PP&E is not owned by the Company. The surface and mineral rights attached to the land are primarily leased from the Government of Alberta pursuant to standard Alberta government lease agreements as described in more detail under the heading “— Land Tenure — Mineral rights.”

Alberta has surface rights owners and mineral rights owners, and some individuals or organizations may own rights to both. Surface rights owners own the surface and substances such as sand and gravel, but not the minerals. The Company or individual who owns the mineral rights owns all mineral substances found on and under the property. There are often different surface and mineral owners on the same land. The mineral owner has the right to explore for and recover the minerals but at the same time must do this in a reasonable manner so as to not significantly affect use of the surface. The Crown owns 81% of mineral rights in Alberta, with the remaining mineral rights largely owned by federal groups (National parks, Indigenous rights, etc.), and legacy companies (Canadian Pacific Railway Limited, Canadian National Railway Company, etc.).

Prior to beginning any development activity, the Company is required to undergo multiple consultations, including environmental and First Nations assessments. These assessments can impact how, and when, the Company proceeds with development activity.

Well and facility assets (including the Hangingstone Facilities) included in the PP&E are owned by the Company in proportion to its working interest in each respective asset. These assets are used to extract and process bitumen produced from the Company’s leased properties.

In association with each of these assets, the Company has a responsibility to safely manage each well it leases and operates, as well as the associated pipelines and facilities. This includes all stages of a well’s life cycle: exploration, development and operation, and end-of-life activities including abandonment, and reclamation. When energy infrastructure has been suspended and is no longer needed, the company that owns it must permanently dismantle it. The provincial requirements for how this is done vary by the type of infrastructure. For example, when a company no longer needs a well to support its oil and gas development, the well must be permanently sealed and taken out of service. This part of the closure process is known as abandonment, and includes both subsurface and surface abandonment activities. After the well is abandoned, the land around it must be returned to its original state, in a process known as reclamation. As part of required reclamation activities, companies have a duty to reduce land disturbance, clean up contamination, salvage, store and replace soil, and revegetate the area to equivalent land capacity.

The Company’s corporate assets include furniture and fixtures, computer hardware and software, and leasehold improvements. Right-of-use assets consist of the Company’s office leases in Calgary.

(CAD$ in thousands)	Development and Production Assets	Corporate Assets	Right-of-Use Assets	Total
PP&E, at cost:
Balance – December 31, 2021	1,016,654	462	—	1,017,116
Expenditures on PP&E(1)	39,425	167	—	39,592
Right-of-use asset additions	—	—	969	969
Revaluation of decommissioning liabilities	1,237	—	—	1,237
Balance – December 31, 2022	1,057,316	629	969	1,058,914
Accumulated depletion, depreciation and impairment
Balance – December 31, 2021	(27,949)	(47)	—	(27,996)
Depletion and depreciation(2)	(67,623)	(185)	(60)	(67,868)
Balance – December 31, 2022	(95,572)	(232)	(60)	(95,864)
Net book value – December 31, 2021	988,705	415	—	989,120
Net book value – December 31, 2022	961,744	397	909	963,050

(1)	Additions for the year ended December 31, 2022 include capital expenditures on drilling water disposal facilities at both the Expansion Asset and Demo Asset, bitumen truck off-loading facility at the Expansion Asset designed to receive trucked sales volumes from the Demo Asset, as well as planned major turnarounds at both facilities.
(2)	No indicators of impairment were identified at December 31, 2022 as such no impairment test was performed.

Facility and Infrastructure Planning

The Company estimates that it has debottlenecked facility capacity of approximately 7,500 bbls/d at the Demo Asset and 35,000 bbls/d at the Expansion Asset. The Company is currently planning an approximate CAD$42 million net capital expenditure program in 2023, in order to further optimize and grow production.

Capital Expenditures	2023 Expected Net Spend (CAD $MM)
Demo Asset	$36
Expansion Asset	$6
Total	$42

The 2023 capital expenditure program is anticipated to cost a total of CAD$42 million and is expected to be funded with the Company’s cash flow.

Legal Proceedings, Investigations and Other Regulatory Matters

From time to time, the Company is involved in litigation matters and may be subject to fines or regulatory audits, including in relation to health, safety, security and environment matters, arising in the ordinary course of business. The Company is not currently a party to any litigation, legal proceedings, investigations or other regulatory matters that are likely to have a material adverse effect on the Company’s business, financial position or profitability.

Industry Conditions and Governmental Regulation

Companies operating in the Canadian oil and gas industry are subject to extensive regulation and control of operations (including with respect to land tenure, exploration, development, production, refining and upgrading, transportation, and marketing) as a result of legislation enacted by various levels of government as well as with respect to the pricing and taxation of petroleum and natural gas through legislation enacted by, and agreements among, the federal and provincial governments of Canada, all of which should be carefully considered by investors in the Company. All current legislation is a matter of public record and the Company is unable to predict what additional legislation or amendments governments may enact in the future.

The Company’s assets and operations are regulated by administrative agencies that derive their authority from legislation enacted by the applicable level of government. Regulated aspects of the Company’s upstream oil and natural gas business include all manner of activities associated with the exploration for and production of oil and natural gas, including, among other matters: (i) permits for the drilling of wells and construction of related infrastructure; (ii) technical drilling and well requirements; (iii) permitted locations and access to operation sites; (iv) operating standards regarding conservation of produced substances and avoidance of waste, such as restricting flaring and venting; (v) minimizing environmental impacts, including by reducing emissions; (vi) storage, injection and disposal of substances associated with production operations; and (vii) the abandonment and reclamation of impacted sites. To conduct oil and natural gas operations and remain in good standing with the applicable federal or provincial regulatory scheme, producers must comply with applicable legislation, regulations, orders, directives and other directions (all of which are subject to governmental oversight, review and revision, from time to time). Compliance in this regard can be costly and a breach of the same may result in fines or other sanctions.

The discussion below outlines some of the principal aspects of the legislation, regulations, agreements, orders, directives and a summary of other pertinent conditions that impact the oil and gas industry in Western Canada, specifically in the province of Alberta where the Company’s assets are located. While these matters do not affect the Company’s operations in any manner that is materially different than the manner in which they affect other similarly sized industry participants with similar assets and operations, investors should consider such matters carefully.

Pricing and Marketing in Canada

Crude Oil

Oil producers are entitled to negotiate sales contracts directly with purchasers. As a result, macroeconomic and microeconomic market forces determine the price of oil. Worldwide supply and demand factors are the primary determinant of oil prices, but regional market and transportation issues also influence prices. The specific price that a producer receives will depend, in part, on oil quality, prices of competing products, distance to market, availability of transportation, value of refined products, supply/demand balance and contractual terms of sale.

Global oil markets have recovered significantly from price drops resulting from the COVID-19 pandemic. In 2022, oil prices rose to the highest levels since 2014 due to tight supply and a resurgence in demand. The OPEC forecasts robust growth in world oil demand in 2023, spurred by the relaxation of China’s zero-COVID policy. OPEC predicts global oil demand to rise by 2.25 million barrels per day in 2023, despite newly emerging COVID-19 variants, interest rate increases in major economies and other uncertainties with respect to the world economy.

In February 2022, Russian military forces invaded Ukraine. Ongoing military conflict between Russia and Ukraine has significantly impacted the supply of oil and gas from the region. In addition, certain countries including Canada and the United States have imposed strict financial and trade sanctions against Russia, which sanctions may have far reaching effects on the global economy in addition to the near term effects on Russia. The long-term impacts of the conflict remain uncertain.

Natural Gas

Negotiations between buyers and sellers determine the price of natural gas sold in intra-provincial, interprovincial and international trade. The price received by a natural gas producer depends, in part, on the price of competing natural gas supplies and other fuels, natural gas quality, distance to market, availability of transportation, length of contract term, weather conditions, supply/demand balance and other contractual terms of sale. Spot and future prices can also be influenced by supply and demand fundamentals on various trading platforms.

Natural Gas Liquids (“NGLs”)

The pricing of condensates and other NGLs such as ethane, butane and propane sold in intra-provincial, interprovincial and international trade is determined by negotiation between buyers and sellers. The profitability of NGLs extracted from natural gas is based on the products extracted being of greater economic value as separate commodities than as components of natural gas and therefore commanding higher prices. Such prices depend, in part, on the quality of the NGLs, price of competing chemical stock, distance to market, access to downstream transportation, length of contract term, supply/demand balance and other contractual terms of sale.

Exports from Canada

The Canada Energy Regulator (the “CER”) regulates the export of oil, natural gas and NGLs from Canada through the issuance of short-term orders and long-term export licenses pursuant to its authority under the Canadian Energy Regulator Act (the “CERA”). Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts continue to meet certain criteria prescribed by the CER and the federal government. The Company does not directly enter into contracts to export its production outside of Canada.

Transportation Constraints and Market Access

Capacity to transport production from Western Canada to Eastern Canada, the United States and other international markets has been, and continues to be, a major constraint on the exportation of crude oil, natural gas and NGLs. Although certain pipeline and other transportation projects have been announced or are underway, many proposed projects have been cancelled or delayed due to regulatory hurdles, court challenges and economic and socio-political factors. Due in part to growing production and a lack of new and expanded pipeline and rail infrastructure capacity, producers in Western Canada have experienced low commodity pricing relative to other markets in the last several years.

Oil Pipelines

Under Canadian constitutional law, the development and operation of interprovincial and international pipelines fall within the federal government’s jurisdiction and, under the CERA, new interprovincial and international pipelines require a federal regulatory review and Cabinet approval before they can proceed. However, recent years have seen a perceived lack of policy and regulatory certainty in this regard such that, even when projects are approved, they often face delays due to actions taken by provincial and municipal governments and legal opposition related to issues such as Indigenous rights and title, the government’s duty to consult and accommodate Indigenous peoples and the sufficiency of all relevant environmental review processes. Export pipelines from Canada to the United States face additional unpredictability as such pipelines also require approvals from several levels of government in the United States.

Producers negotiate with pipeline operators to transport their products to market on a firm or interruptible basis depending on the specific pipeline and the specific substance. Transportation availability is highly variable across different jurisdictions and regions. This variability can determine the nature of transportation commitments available, the number of potential customers and the price received.

Specific Pipeline Updates

The Trans Mountain Pipeline expansion received Cabinet approval in November 2016. Following a period of political opposition in British Columbia, the federal government acquired the Trans Mountain Pipeline in August 2018. Following the resolution of a number of legal challenges and a second regulatory hearing, construction on the Trans Mountain Pipeline expansion commenced in late 2019. Earlier estimated at $12.6 billion, Trans Mountain increased the project budget to $30.9 billion in March 2023. The pipeline is expected to be in service in the first quarter of 2024, an extension from Trans Mountain’s initial December 2022 estimate. The budget increase and in-service date delay have been attributed to, among other things, high global inflation, global supply chain challenges, the widespread flooding in British Columbia in late 2021, and unexpected major archeological discoveries.

In November 2020, the Attorney General of Michigan filed a lawsuit to terminate an easement that allows the Enbridge Line 5 pipeline system to operate below the Straits of Mackinac, attempting to force the lines comprising this segment of the pipeline system to be shut down. Enbridge Inc. stated in January 2021 that it intends to defy the shut down order, as the dual pipelines are in full compliance with U.S. federal safety standards. The Government of Canada invoked a 1977 treaty with the United States on October 4, 2021, triggering bilateral negotiations over the pipeline. In August 2022, the United States District Court for Western Michigan rejected the Attorney General of Michigan’s lawsuit efforts to move the dispute to Michigan state court citing important federal interests at stake in having the dispute heard in federal court. Michigan’s Attorney General appealed that decision, and the United States District Court granted the motion to appeal in February 2023.

In September 2022, the District Court of Wisconsin ruled in favor of the Bad River Band in its dispute with Enbridge Inc. over the Enbridge Line 5 pipeline system in that state. Stopping short of ordering the system to be shut down, the Court ruled that the Bad River Band is entitled to financial compensation, and ordered Enbridge Inc. to reroute the pipeline around Bad River territory within five years.

Natural Gas and Liquefied Natural Gas (“LNG”)

Natural gas prices in Western Canada have been constrained in recent years due to increasing North American supply, limited access to markets and limited storage capacity. Companies that secure firm access to infrastructure to transport their natural gas production out of Western Canada may be able to access more markets and obtain better pricing. Companies without firm access may be forced to accept spot pricing in Western Canada for their natural gas, which is generally lower than the prices received in other North American regions. The Company consumes natural gas for its SAGD operations and has entered into firm transportation delivery contracts to mitigate its risk of not receiving sufficient amounts of natural gas for its operations.

Required repairs or upgrades to existing pipeline systems in Western Canada have also led to reduced capacity and apportionment of access, the effects of which have been exacerbated by storage limitations. In October 2020, TC Energy Corporation received federal approval to expand the Nova Gas Transmission Line system (the “NGTL System”) and the expanded NGTL System was completed in April 2022.

Specific Pipeline and Proposed LNG Export Terminal Updates

While a number of LNG export plants have been proposed in Canada, regulatory and legal uncertainty, social and political opposition and changing market conditions have resulted in the cancellation or delay of many of these projects. Nonetheless, in October 2018, the joint venture partners of the LNG Canada export terminal announced a positive final investment decision. Once complete, the project will allow producers in northeastern British Columbia to transport natural gas to the LNG Canada liquefaction facility and export terminal in Kitimat, British Columbia via the Coastal GasLink pipeline (the “CGL Pipeline”). With more Alberta and northeastern British Columbia gas egressing through the CGL Pipeline, the NGTL System will have more capacity, resulting in a narrower price relationship between the AECO and New York Mercantile Exchange gas prices. The Company anticipates it will see higher AECO pricing, more in line with the United States market, and generally, higher gas prices overall. Phase 1 of the LNG Canada project reached 70% completion in October 2022, with a completion target of 2025.

In May 2020, TC Energy Corporation sold a 65% equity interest in the CGL Pipeline to investment companies KKR & Co Inc. and Alberta Investment Management Corporation, while remaining the pipeline operator. Despite its regulatory approval, the CGL Pipeline has faced legal and social opposition. For example, protests involving the Hereditary Chiefs of the Wet’suwet’en First Nation and their supporters have delayed construction activities on the CGL Pipeline, although construction is proceeding. As of November 2022, construction of the CGL Pipeline is approximately 80% complete.

Woodfibre LNG Limited (“Woodfire LNG”) issued a notice to proceed with construction of the Woodfibre LNG project to its prime contractor in April 2022. The Woodfibre LNG project is located near Squamish, British Columbia, and upon completion will produce approximately 2.1 million tonnes of LNG per year. Major construction is set to commence in 2023, with substantial completion of the project expected in late 2027. In November 2022, Enbridge Inc. completed a transaction with Pacific Energy Corporation Limited, the owner of Woodfibre LNG Limited, to retain a 30% ownership stake in the project.

In addition to LNG Canada, the CGL Pipeline and the Woodfibre LNG project, a number of other LNG projects are underway at varying stages of progress, though none have reached a positive final investment decision.

Marine Tankers

The Oil Tanker Moratorium Act (Canada), which was enacted in June 2019, imposes a ban on tanker traffic transporting crude oil or persistent crude oil products in excess of 12,500 metric tonnes to and from ports located along British Columbia’s north coast. The ban may prevent pipelines from being built to, and export terminals from being located on, the portion of the British Columbia coast subject to the moratorium.

International Trade Agreements

Canada is party to a number of international trade agreements with other countries around the world that generally provide for, among other things, preferential access to various international markets for certain Canadian export products. Examples of such trade agreements include the Comprehensive Economic and Trade Agreement (“CETA”), the Comprehensive and Progressive Agreement for Trans-Pacific Partnership and, most prominently, the United States Mexico Canada Agreement (the “USMCA”), which replaced the former North American Free Trade Agreement (“NAFTA”) on July 1, 2020. Because the United States remains Canada’s primary trading partner and the largest international market for the export of oil, natural gas and NGLs from Canada, the implementation of the USMCA could impact Western Canada’s oil and gas industry as a whole, including the Company’s business.

While the proportionality rules in Article 605 of NAFTA previously prevented Canada from implementing policies that limit exports to the United States and Mexico relative to the total supply produced in Canada, the USMCA does not contain the same proportionality requirements. This may allow Canadian producers to develop a more diversified export portfolio than was possible under NAFTA, subject to the construction of infrastructure allowing more Canadian production to reach Eastern Canada, Asia and Europe.

Canada is also party to CETA, which provides for duty-free, quota-free market access for Canadian crude oil and natural gas products to the European Union. Following the United Kingdom’s departure from the European Union on January 31, 2020, the United Kingdom and Canada entered into the Canada-United Kingdom Trade Continuity Agreement (“CUKTCA”), which replicates CETA on a bilateral basis to maintain the status quo of the Canada-United Kingdom trade relationship.

While it is uncertain what effect CETA, CUKTCA or any other trade agreements will have on the petroleum and natural gas industry in Canada, the lack of available infrastructure for the offshore export of crude oil and natural gas may limit the ability of Canadian crude oil and natural gas producers to benefit from such trade agreements.

Land Tenure

Mineral rights

With the exception of Manitoba, each provincial government in Western Canada owns most of the mineral rights to the oil and natural gas located within their respective provincial borders. Provincial governments grant rights to explore for and produce oil and natural gas pursuant to leases, licenses and permits (collectively, “leases”) for varying terms, and on conditions set forth in provincial legislation, including requirements to perform specific work or make payments in lieu thereof. The provincial governments in Western Canada conduct regular land sales where oil and natural gas companies bid for the leases necessary to explore for and produce oil and natural gas owned by the respective provincial governments. These leases generally have fixed terms, but they can be continued beyond their initial terms if the necessary conditions are satisfied.

In response to COVID-19, the Government of Alberta, among others, announced measures to extend or continue Crown leases and permits that may have otherwise expired in the months following the implementation of pandemic response measures.

All of the provinces of Western Canada have implemented legislation providing for the reversion to the Crown of mineral rights to deep, non-productive geological formations at the conclusion of the primary term of a disposition. In addition, Alberta has a policy of “shallow rights reversion” which provides for the reversion to the Crown of mineral rights to shallow, non-productive geological formations for new leases and licenses.

In addition to Crown ownership of the rights to oil and natural gas, private ownership of oil and natural gas (i.e. freehold mineral lands) also exists in Western Canada. Rights to explore for and produce privately owned oil and natural gas are granted by a lease or other contract on such terms and conditions as may be negotiated between the owner of such mineral rights and companies seeking to explore for and/or develop oil and natural gas reserves.

An additional category of mineral rights ownership includes ownership by the Canadian federal government of some legacy mineral lands and within Indigenous reservations designated under the Indian Act (Canada). Indian Oil and Gas Canada, which is a federal government agency, manages subsurface and surface leases in consultation with applicable Indigenous peoples, for the exploration and production of oil and natural gas on Indigenous reservations through An Act to Amend the Indian Oil and Gas Act and the accompanying regulations.

Surface rights

To develop oil and natural gas resources, producers must also have access rights to the surface lands required to conduct operations. For Crown lands, surface access rights can be obtained directly from the government. For private lands, access rights can be negotiated with the landowner. Where an agreement cannot be reached, however, each province has developed its own process that producers can follow to obtain and maintain the surface access necessary to conduct operations throughout the lifespan of a well, including notification requirements and providing compensation to affected persons for lost land use and surface damage. Similar rules apply to facility and pipeline operators.

Royalties and Incentives

General

Each province has legislation and regulations in place to govern Crown royalties and establish the royalty rates that producers must pay in respect of the production of Crown resources. The royalty regime in a given province is in addition to applicable federal and provincial taxes and is a significant factor in the profitability of oil sands projects and oil, natural gas and NGL production. Royalties payable on production from lands where the Crown does not hold the mineral rights are negotiated between the mineral freehold owner and the lessee, though certain provincial taxes and other charges on production or revenues may be payable. Royalties from production on Crown lands are determined by provincial regulation and are generally calculated as a percentage of the value of production.

Producers and working interest owners of oil and natural gas rights may create additional royalties or royalty-like interests, such as overriding royalties, net profits interests and net carried interests, through private transactions, the terms of which are subject to negotiation.

Occasionally, both the federal government and the provincial governments in Western Canada create incentive programs for the oil and gas industry. These programs often provide for volume-based incentives, royalty rate reductions, royalty holidays or royalty tax credits and may be introduced when commodity prices are low to encourage exploration and development activity. Governments may also introduce incentive programs to encourage producers to prioritize certain kinds of development or use technologies that may enhance or improve recovery of oil, natural gas and NGLs, or improve environmental performance. In addition, from time-to-time, including during the COVID-19 pandemic, the federal government creates incentives and other financial aid programs intended to assist businesses operating in the oil and gas industry as well as other industries in Canada.

Alberta

Crown royalties

In Alberta, oil and natural gas producers are responsible for calculating their royalty rate on an ongoing basis. The Crown’s royalty share of production is payable monthly and producers must submit their records showing the royalty calculation.

In 2016, the Government of Alberta adopted a modernized Crown royalty framework (the “Modernized Framework”) that applies to all conventional oil (i.e., not oil sands) and natural gas wells drilled after December 31, 2016 that produce Crown-owned resources. The previous royalty framework (the “Old Framework”) will continue to apply to wells producing Crown-owned resources that were drilled prior to January 1, 2017 until December 31, 2026, following which time they will become subject to the Modernized Framework. The Royalty Guarantee Act (Alberta), came into effect on July 18, 2019, and provides that no major changes will be made to the current oil and natural gas royalty structure for a period of at least 10 years.

Royalties on production from wells subject to the Modernized Framework are determined on a “revenue-minus-costs” basis. The cost component is based on a drilling and completion cost allowance formula that relies, in part, on the industry’s average drilling and completion costs, determined annually by the Alberta Energy Regulator (the “AER”), and incorporates information specific to each well such as vertical depth and lateral length.

Under the Modernized Framework, producers initially pay a flat royalty of 5% on production revenue from each producing well until payout, which is the point at which cumulative gross revenues from the well equals the applicable Drilling and Completion Cost Allowance. After payout, producers pay an increased royalty of up to 40% that will vary depending on the nature of the resource and market prices. Once the rate of production from a well is too low to sustain the full royalty burden, its royalty rate is gradually adjusted downward as production declines, eventually reaching a floor of 5%.

Under the Old Framework, royalty rates for conventional oil production can be as high as 40% and royalty rates for natural gas production can be as high as 36%. Similar to the Modernized Framework, these rates vary based on the nature of the resource and market prices. The natural gas royalty formula also provides for a reduction based on the measured depth of the well, as well as the acid gas content of the produced gas.

Oil sands production in Alberta is also subject to a royalty regime. Prior to payout of an oil sands project, the royalty is payable on gross revenues and, depending on market prices, the applicable rates are capped at 9%. After payout, the royalty payable is the greater of the gross revenue royalty (described above) and a net revenue royalty based on rates that range from 25% – 40%.

In addition to royalties, producers of oil and natural gas from Crown lands in Alberta are also required to pay annual rentals to the Government of Alberta.

Freehold royalties and taxes

Royalty rates for the production of privately owned oil and natural gas are negotiated between the producer and the resource owner. Producers and working interest participants may also pay additional royalties to parties other than the freehold mineral owner where such royalties are negotiated through private transactions.

The Government of Alberta levies annual freehold mineral taxes for production from freehold mineral lands. On average, the tax levied in Alberta is 4% of revenues reported from freehold mineral title properties and is payable by the registered owner of the mineral rights.

Incentives

The Government of Alberta has from time to time implemented drilling credits, incentives or transitional royalty programs to encourage crude oil and natural gas development and new drilling. In addition, the Government of Alberta has implemented certain initiatives intended to accelerate technological development and facilitate the development of unconventional resources, including coalbed methane wells, shale gas wells and horizontal crude oil and natural gas wells.

Regulatory Authorities and Environmental Regulation

General

The Canadian oil and gas industry is subject to environmental regulation under a variety of Canadian federal, provincial, territorial, and municipal laws and regulations, all of which are subject to governmental review and revision from time to time. Such regulations provide for, among other things, restrictions and prohibitions on the spill, release or emission of various substances produced in association with certain oil and gas industry operations, such as sulphur dioxide and nitrous oxide. The regulatory regimes set out the requirements with respect to oilfield waste handling and storage, habitat protection and the satisfactory operation, maintenance, abandonment and reclamation of well, facility and pipeline sites. Compliance with such regulations can require significant expenditures and a breach of such requirements may result in suspension or revocation of necessary licenses and authorizations, civil liability, and the imposition of material fines and penalties. In addition, future changes to environmental legislation, including legislation related to air pollution and GHG emissions (typically measured in terms of their global warming potential and expressed in terms of carbon dioxide equivalent (“CO2e”)), may impose further requirements on operators and other companies in the oil and gas industry.

Federal

Canadian environmental regulation is the responsibility of both the federal and provincial governments. While provincial governments and their delegates are responsible for most environmental regulation, the federal government can regulate environmental matters where they impact matters of federal jurisdiction or when they arise from projects that are subject to federal jurisdiction, such as interprovincial transportation undertakings, including pipelines and railways, and activities carried out on federal lands. Where there is a direct conflict between federal and provincial environmental legislation in relation to the same matter, the federal law prevails.

The CERA and the Impact Assessment Act (the “IAA”) provide a number of important elements to the regulation of federally regulated major projects and their associated environmental assessments. The CERA separates the CER’s administrative and adjudicative functions. The CER has jurisdiction over matters such as the environmental and economic regulation of pipelines, transmission infrastructure and certain offshore renewable energy projects. In its adjudicative role, the CERA tasks the CER with reviewing applications for the development, construction and operation of many of these projects, culminating in their eventual abandonment.

The IAA relies on a designated project list as a trigger for a federal assessment. Designated projects that may have effects on matters within federal jurisdiction will generally require an impact assessment administered by the Impact Assessment Agency (the “IA Agency”) or, in the case of certain pipelines, a joint review panel comprised of members from the CER and the IA Agency. The impact assessment requires consideration of the project’s potential adverse effects and the overall societal impact that a project may have, both of which may include a consideration of, among other items, environmental, biophysical and socio-economic factors, climate change, and impacts to Indigenous rights. It also requires an expanded public interest assessment. Designated projects specific to the oil and gas industry include pipelines that require more than 45 miles of new rights of way and pipelines located in national parks, large scale in-situ oil sands projects not regulated by provincial GHG emissions caps and certain refining, processing and storage facilities.

The federal government has stated that an objective of the legislative changes was to improve decision certainty and turnaround times. Once a review or assessment is commenced under either the CERA or IAA, there are limits on the amount of time the relevant regulatory authority will have to issue its report and recommendation. Designated projects will go through a planning phase to determine the scope of the impact assessment, which the federal government has stated should provide more certainty as to the length of the full review process.

In May 2022, the Alberta Court of Appeal released its decision in response to the Government of Alberta’s submission of a reference question regarding the constitutionality of the IAA. The Court found the IAA to be unconstitutional in its entirety, stating that the legislation effectively granted the federal government a veto over projects that were wholly within provincial jurisdiction. The Government of Canada appealed the decision to the Supreme Court of Canada, which released its decision in October 2023, and held that the designated projects scheme created by the IAA was unconstitutional as ultra vires of federal jurisdiction. Specifically, the Supreme Court of Canada held that the assessment of projects under the IAA must be limited to the aspects of such projects that fall within federal jurisdiction (such as fisheries), and was overbroad as it attempted to regulate aspects of projects that otherwise fell within exclusive provincial jurisdiction. It remains to be seen how the Canadian federal government will respond to the Supreme Court's decision, and the implications for the IAA.

Alberta

The AER is the principal regulator responsible for all energy resource development in Alberta. It derives its authority from the Responsible Energy Development Act and a number of related statutes including the Oil and Gas Conservation Act (the “OGCA”), the Oil Sands Conservation Act, the Pipeline Act, and the Environmental Protection and Enhancement Act. The AER is responsible for ensuring the safe, efficient, orderly and environmentally responsible development of hydrocarbon resources, including allocating and conserving water resources, managing public lands, and protecting the environment. The AER’s responsibilities exclude the functions of the Alberta Utilities Commission and the Land and Property Rights Tribunal, as well as the Alberta Ministry of Energy’s responsibility for mineral tenure.

The Government of Alberta relies on regional planning to accomplish its resource development goals. Its approach to natural resource management provides for engagement and consultation with stakeholders and the public and examines the cumulative impacts of development on the environment and communities. While the AER is the primary regulator for energy development, several other governmental departments and agencies may be involved in land use issues, including the Alberta Ministry of Environment and Parks, the Alberta Ministry of Energy, the Aboriginal Consultation Office and the Land Use Secretariat.

The Government of Alberta’s land-use policy sets out an approach to manage public and private land use and natural resource development in a manner that is consistent with the long-term economic, environmental and social goals of the province. It calls for the development of seven region-specific land-use plans in order to manage the combined impacts of existing and future land use within a specific region and the incorporation of a cumulative effects management approach into such plans.

The AER monitors seismic activity across Alberta to assess the risks associated with, and instances of, earthquakes induced by hydraulic fracturing. Hydraulic fracturing involves the injection of water, sand or other proppants and additives under pressure into targeted subsurface formations to fracture the surrounding rock and stimulate oil and natural gas production. In recent years, hydraulic fracturing has been linked to increased seismicity in the areas in which hydraulic fracturing takes place, prompting regulatory authorities to investigate the practice further.

Liability Management

Alberta

The AER administers the Liability Management Framework (the “AD LM Framework”) and the Liability Management Rating Program (the “AB LMR Program”) to manage liability for most conventional upstream oil and natural gas wells, facilities and pipelines in Alberta. The AER is in the process of replacing the AB LMR Program with the AB LM Framework. This change was effected under key new AER directives in 2021, and further updates released in 2022. Broadly, the AB LM Framework is intended to provide a more holistic approach to liability management in Alberta, as the AER found that the more formulaic approach under the AB LMR Program did not necessarily indicate whether a company could meet its liability obligations. New developments under the AB LM Framework include a new Licensee Capability Assessment System (the “AB LCA”), a new Inventory Reduction Program (the “AB IR Program”), and a new Licensee Management Program (“AB LM Program”). Meanwhile, some programs under the AB LMR Program remain in effect, including the Oilfield Waste Liability Program (the “AB OWL Program”), the Large Facility Liability Management Program (the “AB LF Program”) and elements of the Licensee Liability Rating Program (the “AB LLR Program”). The mix between active programs under the AB LM Framework and the AB LMR Program highlights the transitional and dynamic nature of liability management in Alberta. While the province is moving towards the AB LM Framework and a more holistic approach to liability management, the AER has noted that this will be a gradual process that will take time to complete. In the meantime, the AB LMR Program continues to play an important role in Alberta’s liability management scheme.

Complementing the AB LM Framework and the AB LMR Program, Alberta’s OGCA establishes an orphan fund (the “Orphan Fund”) to help pay the costs to suspend, abandon, remediate and reclaim a well, facility or pipeline included in the AB LLR Program and the AB OWL Program if a licensee or working interest participant becomes insolvent or is unable to meet its obligations. Licensees in the AB LLR Program and the AB OWL Program fund the Orphan Fund through a levy administered by the AER. However, given the increase in orphaned oil and natural gas assets, the Government of Alberta has loaned the Orphan Fund approximately $335 million to carry out abandonment and reclamation work. In response to the COVID-19 pandemic, the Government of Alberta also covered $113 million in levy payments that licensees would otherwise have owed to the Orphan Fund, corresponding to the levy payments due for the first six months of the AER’s fiscal year. A separate orphan levy applies to persons holding licenses subject to the AB LF Program. Collectively, these programs are designed to minimize the risk to the Orphan Fund posed by the unfunded liabilities of licensees and to prevent the taxpayers of Alberta from incurring costs to suspend, abandon, remediate and reclaim wells, facilities or pipelines.

The Supreme Court of Canada’s decision in Orphan Well Association v. Grant Thornton (also known as the “Redwater decision”), provides the backdrop for Alberta’s approach to liability management. As a result of the Redwater decision, receivers and trustees can no longer avoid the AER’s legislated authority to impose abandonment orders against licensees or to require a licensee to pay a security deposit before approving a license transfer when any such licensee is subject to formal insolvency proceedings. This means that insolvent estates can no longer disclaim assets that have reached the end of their productive lives (and therefore represent a net liability) in order to deal primarily with the remaining productive and valuable assets without first satisfying any abandonment and reclamation obligations associated with the insolvent estate’s assets. In April 2020, the Government of Alberta passed the Liabilities Management Statutes Amendment Act, which places the burden of a defunct licensee’s abandonment and reclamation obligations first on the defunct licensee’s working interest partners, and second, the AER may order the Orphan Fund to assume care and custody and accelerate the clean-up of wells or sites which do not have a responsible owner. These changes came into force in June 2020.

One important step in the shift to the AB LM Framework has been amendments to Directive 067: Eligibility Requirements for Acquiring and Holding Energy Licences and Approvals (“Directive 067”), which deals with licensee eligibility to operate wells and facilities. All license transfers and the granting of new well, facility and pipeline licenses in Alberta are subject to AER approval. Previously under the AB LMR Program, as a condition of transferring existing AER licenses, approvals and permits, all transfers required transferees to demonstrate that they had a liability management rating of 2.0 or higher immediately following the transfer. If transferees did not have the required rating, they would have to otherwise prove to the satisfaction of the AER that they could meet their abandonment and reclamation obligations, through means such as posting security or reducing their existing obligations. However, amendments from April 2021 to Directive 067 expanded the criteria for assessing licensee eligibility. Notably, the recent amendments increase requirements for financial disclosure, detail new requirements for when a licensee poses an “unreasonable risk” of orphaning assets, and adds additional general requirements for maintaining eligibility.

Alongside changes to Directive 067, the AER introduced Directive 088: Licensee Life-Cycle Management (“Directive 088”) in December 2021 under the AB LM Framework. Directive 088 replaces, to an extent, the AB LLR Program with the AB LCA. Whereas the AB LLR Program previously assessed a licensee based on a liability rating determined by the ratio of a licensee’s deemed asset value relative to the deemed liability value of its oil and gas wells and facilities, the AB LCA now considers a wider variety of factors and is intended to be a more comprehensive assessment of corporate health. Such factors are wide reaching and include: (i) a licensee’s financial health; (ii) its established total magnitude of liabilities; (iii) the remaining lifespan of its mineral resources and infrastructure; (iv) the management of its operations; (v) the rate of closure activities and spending, and pace of inactive liability growth; and (vi) its compliance with administrative and regulatory requirements. These various factors feed into a broader holistic assessment of a licensee under the AB LM Framework. In turn, that holistic assessment provides the basis for assessing risk posed by license transfers, as well as any security deposit that the AER may require from a licensee in the event that the regulator deems a licensee at risk of not being able to meet its liability obligations. However, the liability management rating under the LLR Program is still in effect for other liability management programs such as the AB OWL Program and the AB LF Program, and will remain in effect until a broadened scope of Directive 088 is phased in over time.

In addition to the AB LCA, Directive 088 also implemented other new liability management programs under the AB LM Framework. These include the AB LM Program and the AB IR Program. Under the AB LM Program the AER will continuously monitor licensees over the life cycle of a project. If, under the AB LM Program, the AER identifies a licensee as high risk, the regulator may employ various tools to ensure that a licensee meets its regulatory and liability obligations. In addition, under the AB IR Program the AER sets industry wide spending targets for abandonment and reclamation activities. Licensees are then assigned a mandatory licensee specific target based on the licensee’s proportion of provincial inactive liabilities and the licensee’s level of financial distress. Certain licensees may also elect to provide the AER with a security deposit in place of their closure spend target. The AER has also indicated that it will implement a closure nomination program (the “CN Program”) in late 2023. Under the program, those who qualify may nominate certain oil and gas sites for closure. Details regarding the CN Program and the mechanism through which nominated sites will be abandoned and reclaimed are forthcoming.

The Government of Alberta followed the announcement of the AB LM Framework with amendments to the Oil and Gas Conservation Rules and the Pipeline Rules in late 2020. The changes to these rules fall into three principal categories: (i) they introduce “closure” as a defined term, which captures both abandonment and reclamation; (ii) they expand the AER’s authority to initiate and supervise closure; and (iii) they permit qualifying third parties on whose property wells or facilities are located to request that licensees prepare a closure plan.

To address abandonment and reclamation liabilities in Alberta, the AER also implements, from time to time, programs intended to encourage the decommissioning, remediation and reclamation of inactive or marginal oil and natural gas infrastructure. In 2018, for example, the AER announced a voluntary area-based closure (the “ABC”) program. The ABC program is designed to reduce the cost of abandonment and reclamation operations though industry collaboration and economies of scale. Parties seeking to participate in the program must commit to an inactive liability reduction target to be met through closure work of inactive assets. To date, the Company has not had abandonment or reclamation activity that has been a part of the ABC program. The Company reviews planned closure activities on a regular basis and continually assesses whether any such activities would include participation in the ABC program in the future.

Climate Change Regulation

Climate change regulation at each of the international, federal and provincial levels has the potential to significantly affect the future of the oil and gas industry in Canada. These impacts are uncertain and it is not possible to predict what future policies, laws and regulations will entail. Any new laws and regulations (or additional requirements to existing laws and regulations) could have a material impact on the Company’s operations and cash flow.

Federal

Canada has been a signatory to the United Nations Framework Convention on Climate Change (the “UNFCCC”) since 1992. Since its inception, the UNFCCC has instigated numerous policy changes with respect to climate governance. On April 22, 2016, 197 countries, including Canada, signed the Paris Agreement, committing to prevent global temperatures from rising more than 2° Celsius above pre-industrial levels and to pursue efforts to limit this rise to no more than 1.5° Celsius. To date, 189 of the 197 parties to the UNFCCC have ratified the Paris Agreement, including Canada. In 2016, Canada committed to reducing its emissions by 30% below 2005 levels by 2030. In 2021, Canada updated its original commitment by pledging to reduce emissions by 40 – 45% below 2005 levels by 2030, and to net-zero by 2050.

During the course of the 2021 United Nations Climate Change Conference in Glasgow, Scotland, Canada’s Prime Minister Justin Trudeau made several pledges aimed at reducing Canada’s GHG emissions and environmental impact, including: (i) reducing methane emissions in the oil and gas sector to 75% of 2012 levels by 2030; (ii) ceasing export of thermal coal by 2030; (iii) imposing a cap on emissions from the oil and gas sector; (iv) halting direct public funding to the global fossil fuel sector by the end of 2022; and (v) committing that all new vehicles sold in the country will be zero-emission on or before 2040.

In line with the Prime Minister’s pledge to impose a cap on emissions from the oil and gas sector, the federal government published a discussion paper on July 18, 2022 that outlines two potential regulatory options for such a cap. Those proposed options are either to: (i) implement a new cap-and-trade system that would set a limit on emissions from the sector; or (ii) modify the existing pollution pricing benchmark (as discussed below) to limit emissions from the sector. These options are currently under review. The form of emissions cap on the oil and gas sector and the overall effect of such a cap remain uncertain.

The Government of Canada released the Pan-Canadian Framework on Clean Growth and Climate Change in 2016, setting out a plan to meet the federal government’s 2030 emissions reduction targets. On June 21, 2018, the federal government enacted the Greenhouse Gas Pollution Pricing Act (the “GGPPA”), which came into force on January 1, 2019. This regime has two parts: an output-based pricing system (“OBPS”) for large industry (enabled by the Output-Based Pricing System Regulations) and a fuel charge (enabled by the Fuel Charge Regulations), both of which impose a price on CO2e emissions. This system applies in provinces and territories that request it and in those that do not have their own equivalent emissions pricing systems in place that meet the federal standards and ensure that there is a uniform price on emissions across the country. Originally under the federal plans, the price was set to escalate by CAD$10 per year until it reached a maximum price of CAD$50/tonne of CO2e in 2022. However, on December 11, 2020, the federal government announced its intention to continue the annual price increases beyond 2022. Commencing in 2023, the benchmark price per tonne of CO2e will increase by $15 per year until it reaches CAD$170/tonne of CO2e in 2030. Effective January 1, 2023, the minimum price permissible under the GGPPA rose to CAD$65/tonne of CO2e.

While several provinces challenged the constitutionality of the GGPPA following its enactment, the Supreme Court of Canada confirmed its constitutional validity in a judgment released on March 25, 2021.

On April 26, 2018, the federal government passed the Regulations Respecting Reduction in the Release of Methane and Certain Volatile Organic Compounds (Upstream Oil and Gas Sector) (the “Federal Methane Regulations”). The Federal Methane Regulations seek to reduce emissions of methane from the oil and natural gas sector, and came into force on January 1, 2020. By introducing a number of new control measures, the Federal Methane Regulations aim to reduce unintentional leaks and the intentional venting of methane and ensure that oil and natural gas operations use low-emission equipment and processes. Among other things, the Federal Methane Regulations limit how much methane upstream oil and natural gas facilities are permitted to vent. The federal government anticipates that these actions will reduce annual GHG emissions by about 20 megatonnes by 2030.

The federal government has enacted the Multi-Sector Air Pollutants Regulation under the authority of the Canadian Environmental Protection Act, 1999, which regulates certain industrial facilities and equipment types, including boilers and heaters used in the upstream oil and gas industry, to limit the emission of air pollutants such as nitrogen oxides and sulphur dioxide.

In the November 23, 2021 Speech from the Throne, the federal government restated its commitment to achieve net-zero emission by 2050. In pursuit of this objective, the government’s proposed actions include: (i) moving to cap and cut oil and gas sector emissions; (ii) investing in public transit and mandating the sale of zero-emission vehicles; (iii) increasing the federally imposed price on pollution; (iv) investing in the production of cleaner steel, aluminum, building products, cars, and planes; (v) addressing the loss of biodiversity by continuing to strengthen partnerships with First Nations, Inuit, and Métis, to protect nature and the traditional knowledge of those groups; (vi) creating a Canada Water Agency to safeguard water as a natural resource and support Canadian farmers; (vii) strengthening action to prevent and prepare for floods, wildfires, droughts, coastline erosion, and other extreme weather worsened by climate change; and (viii) helping build back communities impacted by extreme weather events through the development of Canada’s first-ever National Adaptation Strategy.

The Canadian Net-Zero Emissions Accountability Act (the “CNEAA”) received royal assent on June 29, 2021, and came into force on the same day. The CNEAA binds the Government of Canada to a process intended to help Canada achieve net-zero emissions by 2050. It establishes rolling five-year emissions-reduction targets and requires the government to develop plans to reach each target and support these efforts by creating a Net-Zero Advisory Body. The CNEAA also requires the federal government to publish annual reports that describe how departments and crown corporations are considering the financial risks and opportunities of climate change in their decision-making. A comprehensive review of the CNEAA is required every five years from the date the CNEAA came into force.

The Government of Canada introduced its 2030 Emissions Reduction Plan (the “2030 ERP”) on March 29, 2022. In the 2030 ERP, the Government of Canada proposes a roadmap for Canada’s reduction of GHG emissions to 40-45% below 2005 levels by 2030. As the first emissions reduction plan issued under the CNEAA, the 2030 ERP aims to reduce emissions by incentivizing electric vehicles and renewable electricity, and capping emissions from the oil and gas sector, among other measures.

On June 8, 2022 the Canadian Greenhouse Gas Offset Credit System Regulations were published in the Canada Gazette. The regulations establish a regulatory framework to allow certain kinds of projects to generate and sell offset credits for use in the federal OBPS through Canada’s Greenhouse Gas Offset Credit System. The system enables project proponents to generate federal offset credits through projects that reduce GHG emissions under a published federal GHG offset protocol. Offset credits can then be sold to those seeking to meet limits imposed under the OBPS or those seeking to meet voluntary targets.

On June 20, 2022, the Clean Fuel Regulations came into force, establishing Canada’s Clean Fuel Standard. The Clean Fuel Standard will replace the former Renewable Fuels Regulation, and aims to discourage the use of fossil fuels by increasing the price of those fuels when compared to lower-carbon alternatives. Coming into force in 2023, the Clean Fuel Standard will impose obligations on primary suppliers of transportation fuels in Canada and require fuels to contain a minimum percentage of renewable fuel content and meet emissions caps calculated over the life cycle of the fuel. The Clean Fuel Regulations also establish a market for compliance credits. Compliance credits can be generated by primary suppliers, among others, through carbon capture and storage, producing or importing low-emission fuel, or through end-use fuel switching (for example, operating an electric vehicle charging network).

The Government of Canada is also in the midst of developing a carbon capture utilization and storage (“CCUS”) strategy. CCUS is a technology that captures carbon dioxide from facilities, including industrial or power applications, or directly from the atmosphere. The captured carbon dioxide is then compressed and transported for permanent storage in underground geological formations or used to make new products such as concrete. Beginning in 2022, the federal government plans to spend $319 million over seven years to ramp up CCUS in Canada, as this will be a critical element of the plan to reach net-zero by 2050.

Alberta

In December 2016, the Oil Sands Emissions Limit Act came into force, establishing an annual 100 megatonne limit for GHG emissions from all oil sands sites, but the regulations necessary to enforce the limit have not yet been developed. The delay in drafting these regulations has been inconsequential thus far, as Alberta’s oil sands emit roughly 70 megatonnes of GHG emissions per year, well below the 100 megatonne limit.

In June 2019, the fuel charge element of the federal backstop program took effect in Alberta. On January 1, 2023, the carbon tax payable in Alberta increased from $50 to $65 per tonne of CO2e, and will continue to increase at a rate of $15 per year until it reaches $170 per tonne in 2030. In December 2019, the federal government approved Alberta’s Technology Innovation and Emissions Reduction (“TIER”) regulation, which applies to large emitters. The TIER regulation came into effect on January 1, 2020 (as amended January 1, 2023) and replaced the previous Carbon Competitiveness Incentives Regulation. The TIER regulation meets the federal benchmark stringency requirements for emissions sources covered in the regulation, but the federal backstop continues to apply to emissions sources not covered by the regulation.

The TIER regulation applies to emitters that emit more than 100,000 tonnes of CO2e per year in 2016 or any subsequent year. The initial target for most TIER-regulated facilities is to reduce emissions intensity by 10% as measured against that facility’s individual benchmark, with a further 2% reduction in each subsequent year. The annual reduction rate applied to oil sands mining, in-situ and upgrading is 4% in 2029 and 2030. The facility-specific benchmark does not apply to all facilities, such as those in the electricity sector, which are compared against the good-as-best-gas standard. Similarly, for facilities that have already made substantial headway in reducing their emissions, a different “high-performance” benchmark is available. Under the TIER regulation, certain facilities in high-emitting or trade exposed sectors can opt-in to the program in specified circumstances if they do not meet the 100,000 tonne threshold. To encourage compliance with the emissions intensity reduction targets, TIER-regulated facilities must provide annual compliance reports. Facilities that are unable to achieve their targets may either purchase credits from other facilities, purchase carbon offsets, or pay a levy to the Government of Alberta.

The Government of Alberta aims to lower annual methane emissions by 45% by 2025. The Government of Alberta enacted the Methane Emission Reduction Regulation on January 1, 2020, and in November 2020, the Government of Canada and the Government of Alberta announced an equivalency agreement regarding the reduction of methane emissions such that the Federal Methane Regulations will not apply in Alberta.

Indigenous Rights

Constitutionally mandated government-led consultation with and, if applicable, accommodation of, the rights of Indigenous groups impacted by regulated industrial activity, as well as proponent-led consultation and accommodation or benefit sharing initiatives, play an increasingly important role in the Western Canadian oil and gas industry. In addition, Canada is a signatory to the UNDRIP and the principles set forth therein may continue to influence the role of Indigenous engagement in the development of the oil and gas industry in Western Canada. For example, in November 2019, the Declaration on the Rights of Indigenous Peoples Act (“DRIPA”) became law in British Columbia. The DRIPA aims to align British Columbia’s laws with UNDRIP. In June 2021, the United Nations Declaration on the Rights of Indigenous Peoples Act (“UNDRIP Act”) came into force in Canada. Similar to British Columbia’s DRIPA, the UNDRIP Act requires the Government of Canada to take all measures necessary to ensure the laws of Canada are consistent with the principles of UNDRIP and to implement an action plan to address UNDRIP’s objectives. On June 21, 2022, the Minister of Justice and Attorney General issued the First Annual Progress Report on the implementation of the UNDRIP Act (the “Progress Report”). The Progress Report provides that, as of June 2022, the federal government has sought to implement the UNDRIP Act by, among other things, creating a Secretariat within the Department of Justice to support Indigenous participation in the implementation of UNDRIP (the “Implementation Secretariat”), consulting with Indigenous peoples to identify their priorities, drafting an action plan to align federal laws with UNDRIP’s, and implementing efforts to educate federal departments on UNDRIP principles. On June 21, 2023, the Implementation Secretariat released The United Nations Declaration on the Rights of Indigenous Peoples Act Action Plan with respect to aligning federal laws with UNDRIP.

Continued development of common law precedent regarding existing laws relating to Indigenous consultation and accommodation as well as the adoption of new laws such as DRIPA and UNDRIP Act are expected to continue to add uncertainty to the ability of entities operating in the Canadian oil and gas industry to execute on major resource development and infrastructure projects, including, among other projects, pipelines. The Government of Canada has expressed that implementation of the UNDRIP Act has the potential to make meaningful change in how Indigenous peoples collaborate in impact assessment moving forward, but has confirmed that the current IAA already establishes a framework that aligns with UNDRIP and does not need to be changed in light of the UNDRIP Act.

On June 29, 2021, the British Columbia Supreme Court issued a judgement in Yahey v British Columbia (the “Blueberry Decision”), in which it determined that the cumulative impacts of industrial development on the traditional territory of the Blueberry River First Nation (“BRFN”) in northeast British Columbia had breached the BRFN’s rights guaranteed under Treaty 8. The Blueberry Decision may have significant impacts on the regulation of industrial activities in northeast British Columbia and may lead to similar claims of cumulative effects across Canada in other areas covered by numbered treaties, as has been seen in Alberta.

On January 18, 2023, the Government of British Columbia and the BRFN signed the Blueberry River First Nations Implementation Agreement (the “BRFN Agreement”). The BRFN Agreement aims to address cumulative effects of development on BRFN’s claim area through restoration work, establishment of areas protected from industrial development, and a constraint on development activities. Such measures will remain in place while a long-term cumulative effects management regime is implemented. Specifically, the BRFN Agreement includes, among other measures, the establishment of a $200-million restoration fund by June 2025, an ecosystem-based management approach for future land-use planning in culturally important areas, limits on new petroleum and natural gas development, and a new planning regime for future oil and gas activities. The BRFN will receive $87.5 million over three years, with an opportunity for increased benefits based on petroleum and natural gas revenue sharing and provincial royalty revenue sharing in the next two fiscal years.

The BRFN Agreement has acted as a blueprint for other agreements between the Government of British Columbia and Indigenous groups in Treaty 8 territory. In late January 2023, the Government of British Columbia and four Treaty 8 First Nations — Fort Nelson, Salteau, Halfway River and Doig River First Nations — reached consensus on a collaborative approach to land and resource planning (the “Consensus Agreement”). The Consensus Agreement implements various initiatives including a “cumulative effects” management system linked to natural resource landscape planning and restoration initiatives, new land-use plans and protection measures, and a new revenue-sharing approach to support the priorities of Treaty 8 First Nations communities.

In July 2022, Duncan’s First Nation filed a lawsuit against the Government of Alberta relying on similar arguments to those advanced successfully by the BRFN. Duncan’s First Nation claims in its lawsuit that Alberta has failed to uphold its treaty obligations by authorizing development without considering the cumulative impacts on the First Nation’s treaty rights. The long-term impacts of the Blueberry Decision and the Duncan’s First Nation lawsuit on the Canadian oil and gas industry remain uncertain.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

On September 20, 2023, the Company consummated the Business Combination with MBSC, pursuant to which, among other things, Greenfire and MBSC became wholly owned subsidiaries of the Company. Prior to the Business Combination, the Company had not conducted any material activities other than those incidental to its formation and to the matters contemplated by the Business Combination Agreement. The following management’s discussion and analysis (“MD&A”) provides information which the Company’s management believes is relevant to an assessment and understanding of Greenfire’s consolidated results of operations for the periods described herein, which preceded the Business Combination, and should be read in conjunction with Greenfire’s audited annual consolidated financial statements and notes as of and for the years ended December 31, 2022, 2021 and 2020 and JACOS audited financial statements and notes for the period from January 1, 2021 to September 17, 2021 and the year ended December 31, 2020 that are included elsewhere in this prospectus. The discussion and analysis should also be read together with the unaudited pro forma financial information as of and for the six months ended June 30, 2023 and as of and for the year ended December 31, 2022. See “Unaudited Pro Forma Condensed Combined Financial Information”. Greenfire’s and JACOS’s financial statements, including the comparative figures, were prepared in accordance with IFRS. This MD&A contains forward looking information based on management’s current expectations and projections. For information on the material factors and assumptions underlying such forward-looking information, refer to Cautionary Note Regarding Forward-Looking Statements and Risk Factors. Certain dollar amounts have been rounded to the nearest million dollars or thousand dollars, as noted, and tables may not add due to rounding. Production volumes and per unit statistics are presented throughout this MD&A on a net of Greenfire’s working interest and before royalty or “gross” basis. Dollar per barrel ($/bbl) costs are based upon sold bitumen barrels unless otherwise noted. In this section, “Greenfire,” refers to Greenfire Resources Inc. and its subsidiaries. The “Company,” “we,” or “us” refers to Greenfire Resources Ltd. and its subsidiaries (including Greenfire) following the Business Combination.

Overview

Greenfire was incorporated on June 18, 2021 under the ABCA as a Calgary-based energy company focused on the sustainable production and development of upstream energy resources from the oil sands in the Athabasca region of Alberta, Canada, using in-situ thermal oil production extraction techniques such as steam-assisted gravity drainage at: (i) the Demo Asset; and (ii) the Expansion Asset. Greenfire has a 100% working interest in the Demo Asset and a 75% working interest in the Expansion Asset.

GAC, the predecessor entity of Greenfire, was incorporated on November 2, 2020 and acquired the Demo Asset on April 5, 2021. HEAC was incorporated on July 12, 2021 and acquired JACOS, including its primary asset, the Expansion Asset, on September 17, 2021. Greenfire, as it is currently constituted, became the ultimate holding company of the Demo Asset and the Expansion Asset through a series of Reorganization Transactions described in the “Business” section of this prospectus. Prior to the acquisition of the Demo Asset in April of 2021, neither Greenfire nor any of its subsidiaries had any material operations and JACOS is therefore deemed to be a predecessor of Greenfire. A discussion of certain results of operations of JACOS for the period from January 1, 2021 to September 17, 2021 and the year ended December 31, 2020 follows management’s discussion and analysis of the financial condition and results of operation of Greenfire.

Greenfire had no material operations in 2020 as the acquisitions of the Demo Asset and JACOS occurred in 2021.

On September 20, 2023, Greenfire, the Company, MBSC and the other parties thereto closed the Business Combination as a result of which, among other things, Greenfire became a wholly-owned subsidiary of the Company. For more information, see “Summary —Business Combination.” The Company had no material operations prior to the Business Combination and following the Business Combination continues the business of Greenfire.

Key Factors Affecting Operating Results

The Company believes its performance depends on several factors that present significant opportunities for it but also pose risks and challenges.

Commodity Prices

Prices for crude oil, condensate and natural gas have historically been volatile. This volatility is expected to continue due to the many uncertainties associated with the global political and economic environment, including the supply of, and demand for, crude oil and natural gas and the availability of other energy supplies, both regionally and internationally, as well as the relative competitive relationships of the various energy sources in the view of consumers and other factors.

The market prices of crude oil, condensate and natural gas impact the amount of cash generated from Greenfire’s operating activities, which, in turn, impact Greenfire’s financial position and results of operations.

Competition

The petroleum industry is competitive in all of its phases. Greenfire competes with numerous other entities in the exploration, development, production and marketing of oil. Greenfire’s competitors include oil and natural gas companies that have substantially greater financial resources, workforce and facilities than those of Greenfire. Some of these companies not only explore for, develop and produce oil, but also carry on refining operations and market oil and natural gas on an international basis. As a result of these complementary activities, some of these competitors may have greater and more diverse competitive resources to draw on than Greenfire. Greenfire’s ability to increase its reserves in the future will depend not only on its ability to explore and develop its present properties, but also on its ability to select and acquire other suitable producing properties or prospects for exploratory drilling. Competitive factors in the distribution and marketing of oil include price, process, and reliability of delivery and storage

Greenfire also faces competition from companies that supply alternative resources of energy, such as wind or solar power. Other factors that could affect competition in the marketplace include additional discoveries of hydrocarbon reserves by Greenfire’s competitors, changes in the cost of production, and political and economic factors and other factors outside of Greenfire’s control.

The petroleum industry is characterized by rapid and significant technological advancements and introductions of new products and services utilizing new technologies that may increase the viability of reserves or reduce production costs. Other companies may have greater financial, technical and personnel resources that allow them to implement and benefit from such technological advantages. Greenfire may not be able to respond to such competitive pressures and implement such technologies on a timely basis, or at an acceptable cost. If Greenfire does implement such technologies, Greenfire may not do so successfully. One or more of the technologies currently used or implemented in the future by Greenfire may become obsolete or uneconomic. If Greenfire is unable to employ the most advanced commercially available technology, or is unsuccessful in implementing certain technologies, its business, financial condition and results of operations could also be adversely affected in a material way.

Royalty Regimes

Greenfire pays royalties in accordance with the established royalty regime in the Province of Alberta. Greenfire’s royalties are paid to the Crown, which are based on government prescribed pre- and post- payout royalty rates determined on sliding scales and dependent on commodity prices. The Government of Alberta may adopt new royalty regimes, or modify the existing royalty regime, which may have an impact on the economics of Greenfire’s projects. An increase in royalties would reduce Greenfire’s earnings and could make future capital investments, or Greenfire’s operations, less economic.

Impact of COVID-19

The COVID-19 pandemic, which began in early 2020, continues to create uncertainty and negatively impact the commodity price environment by suppressing the continued recovery in global economic activity and demand for hydrocarbon product. It continues to be difficult to forecast and account for the risk posed by the COVID-19 pandemic.

Non-GAAP Measures

Refer to “—Non-GAAP Measures and Other Performance Measures” for reconciliations and information regarding the following measures and ratios used in this prospectus: “excess cash flow,” “adjusted EBITDA,” “adjusted funds flow,” “adjusted funds flow per barrel ($/bbl),” “adjusted working capital” and “net debt.”

Results of Operations

Performance Highlights for Three Months ended June 30, 2023

For the three months ended June 30, 2023, operational and financial highlights included:

●	Greenfire had production of 18,036 bbls/d with a steam-oil ratio of 4.16 for the three months ended June 30, 2023, compared to 21,740 bbls/d with a steam-oil ratio of 3.45 from the same period of 2022. Steam-oil ratio is the amount of steam used in operations for injection into the bitumen reservoir divided by the amount of bitumen produced. The decrease in production during the three months ended June 30, 2023, relative to the same period in 2022, was due to a combination of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset. The decrease in production for the three months ended June 30, 2023 compared to the same period in 2022 was partially offset by a slight increase in production at the Demo Asset, mainly due to the continued optimization of water disposal wells to debottleneck water handling capabilities.

●	Oil sales for the three months ended June 30, 2023 was CAD$173.6 million, which was lower than CAD$315.8 million in the same period of 2022, was primarily due to lower WCS benchmark oil prices and lower production, which was a result of declining reservoir pressure resulting from short-term limitations of non-condensable gas (“NCG”) availability for reservoir injection and unplanned downtime at the Expansion Asset.

●	Operating expenses during the three months ended June 30, 2023 was CAD$21.79/bbl compared toCAD$22.89/bbl in the same period in 2022. The lower operating expenses per barrel in the second quarter of 2023 relative to the same period in 2022, was primarily the result of lower natural gas prices in 2023, partially offset by the recognition of higher greenhouse gas emission fees of CAD$1.21/bbl and lower sales volumes in 2023.

●	Cash provided by operating activities during the three months ended June 30, 2023 was CAD$23.6 million, compared to cash provided by operating activities of CAD$67.5 million in the same period of 2022. Cash provided by operating activities in the three months ended June 30, 2023 was less than cash provided by operating activities in the same period of 2022, primarily due to lower oil sales and WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

●	Cash provided by operating activities is the most directly comparable GAAP measure for adjusted funds flow, which is a non-GAAP measure. See the section entitled “—Non-GAAP Measures and Other Performance Measures” for a discussion of adjusted funds flow and other non-GAAP measures. Adjusted funds flow for the three months ended June 30, 2023 was CAD$19.6 million, compared to CAD$50.0 million from the same period in 2022. The decrease in adjusted funds flow during the second quarter of 2023 was primarily the result of lower oil sales and WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset. The decrease in adjusted funds flow was partially offset by lower property, plant and equipment spend during the three months ended June 30, 2023.

●	Net income (loss) and comprehensive income (loss) is the most directly comparable GAAP measure for adjusted EBITDA, which is a non-GAAP measure. See the section entitled “—Non-GAAP Measures and Other Performance Measures” for a discussion of adjusted EBITDA and other non-GAAP measures. Adjusted EBITDA for the three months ended June 30, 2023 was CAD$34.4 million compared to CAD$70.5 million in the same period of 2022. The decrease in adjusted EBITDA in the second quarter of 2023, relative to the same period in 2022, was primarily the result of lower oil sales and lower WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

●	Property, plant and equipment expenditures were CAD$1.9 million for the three months ended June 30, 2023 compared to CAD$7.7 million in the same period of 2022.

●	Of the total property, plant and equipment expenditures during the three months ended June 30, 2023, CAD$1.0 million was spent on initiating a Refill Well program at the Expansion Asset, which is designed to allow incremental bitumen production. Additionally, CAD$0.4 million was spent to refurbish and restart oil handling equipment at the Demo Asset in order to process greater production volume.

●	Change in cash and cash equivalents during the three months ended June 30, 2023 was an increase of CAD$14.5 million, compared to a decrease of CAD$10.4 million in the same period in 2022. Despite higher commodity prices and production during the three months ended June 30, 2022, relative to the same period in 2023, change in cash and cash equivalents was higher in the second quarter of 2023 primarily due to a debt principal repayment on May 26, 2022 of approximately CAD$60.7 million, whereas there was no debt principal repayment in the second quarter of 2023. In addition, change in cash and cash equivalents during the second quarter of 2023 was depressed by lower oil sales and lower WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset. Change in cash and cash equivalents is the most directly comparable GAAP measure to excess cash flow, which is a non-GAAP measure. Excess cash flow was CAD$22.5 million during the three months ended June 30, 2023, compared to CAD$58.4 million in the same period in 2022, primarily due to lower oil sales and lower WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

Performance Highlights for Six Months ended June 30, 2023

For the six months ended June 30, 2023, operational and financial highlights include:

●	Greenfire had production of 19,304 bbls/d with a steam-oil ratio of 3.94 for the six months ended June 30, 2023, compared to 22,321 bbls/d with a steam-oil ratio of 3.35 from the same period in 2022. The decrease in production during the six months ended June 30, 2023, was due to a combination declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset. The decrease in production for the six months ended June 30, 2023 compared to the same period in 2022 was partially offset by a slight increase in production at the Demo Asset, mainly due to the continued optimization of water disposal wells that debottleneck water-handling capabilities.

●	Oil sales for the six months ended June 30, 2023 was CAD$353.3 million, which was lower than CAD$608.6 million in the same period of 2022, primarily due to lower oil sales and lower WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

●	Operating expenses during the six months ended June 30, 2023 was CAD$21.29/bbl compared to CAD$20.04/bbl in the same period of 2022. The higher operating expenses per barrel in the six months ended June 30, 2023 relative to the same period of 2022, was primarily the result of the recognition of higher greenhouse gas emission fees of CAD$1.25/bbl, as well as lower sales volumes, partially offset by lower natural gas prices in 2023.

●	Cash provided by operating activities during the six months ended June 30, 2023 was CAD$19.1 million, compared to cash provided by operating activities of CAD$98.2 million in the same period of 2022. Cash provided by operating activities in the six months ended June, 30 2023 was less than cash provided by operating activities in the same period in 2022, primarily due to lower oil sales and lower WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

●	Cash provided by operating activities is the most directly comparable GAAP measure for adjusted funds flow, which is a non-GAAP measure. Adjusted funds flow for the six months ended June 30, 2023 was CAD$17.8 million, compared to CAD$106.7 million from the same period in 2022. The decrease in adjusted funds flow during the six months ended June 30, 2023, compared to the same period in 2022, was primarily the result of lower oil sales and lower WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset. The decrease was partially offset by lower property, plant and equipment spend during the six months ended June 30, 2023.

●	Net income (loss) and comprehensive income (loss) is the most directly comparable GAAP measure for adjusted EBITDA, which is a non-GAAP measure. See the section entitled “—Non-GAAP Measures and Other Performance Measures” for a discussion of adjusted EBITDA and other non-GAAP measures. Adjusted EBITDA for the six months ended June 30, 2023 was CAD$47.4 million compared to CAD$146.9 million in the same period of 2022. The decrease in adjusted EBITDA for the six months ended June 30, 2023, relative to 2022, was primarily the result of lower oil sales and lower WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

●	Property, plant and equipment expenditures were CAD$4.4 million for the six months ended June 30, 2023 compared to CAD$12.9 million in the same period of 2022.

●	Of the total property, plant and equipment expenditures in the six months ended June 30, 2023, CAD$2.1 million was spent on various small projects at both the Expansion Asset and Demo Asset. Additionally, CAD$1.3 million was spent to refurbish and restart oil handling equipment at the Demo Asset in order to process greater production volume, as well as CAD$1.0 million was spent on initiating a Refill Well program at the Expansion asset that should facilitate incremental bitumen production.

●	Change in cash and cash equivalents during the six months ended June 30, 2023 was an increase of CAD$1.5 million, compared to an increase of CAD$12.5 million in the same period in 2022. Change in cash and cash equivalents was lower during the six months ended June 30, 2023 relative to the same period in 2022, primarily due to lower oil sales and lower WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset. Change in cash and cash equivalents is the most directly comparable GAAP measure to excess cash flow, which is a non-GAAP measure. Excess cash flow was CAD$13.6 million during the six months ended June 30, 2023, compared to CAD$86.5 million in the same period in 2022, primarily due to lower oil sales and lower WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

Performance Highlights for the Year Ended December 31, 2022

For the year ended December 31, 2022, operational and financial highlights include:

●	Greenfire had production of 20,503 bbls/d with a steam-oil ratio of 3.47, relative to 8,009 bbls/d in 2021 with a steam-oil ratio of 3.11. The increase in production was primarily a result of the JACOS Acquisition in September of 2021 and from optimizing well and facility operations.

●	Oil sales for years ended 2022 and 2021 were CAD$998.8 million and CAD$270.7 million, respectively. Oil sales in 2022 were higher than in 2021, primarily due to the inclusion of a full year of production volume from both the Expansion Asset and Demo Asset, compared to a partial year of production volume in 2021. Additionally, oil sales in 2022 benefitted from higher commodity prices.

●	In 2022, Greenfire had operating expenses of CAD$21.41/bbl, compared to CAD$20.68/bbl in 2021, respectively. Operating expenses per barrel were higher in 2022 than 2021, primarily as a result of higher natural gas and power prices.

●	Cash provided by operating activities for 2022 was CAD$164.7 million, compared to CAD$32.0 million in 2021. Cash provided by operating activities in 2022 was higher than in 2021, primarily due to the inclusion of a full year of production volume from both the Expansion Asset and Demo Asset, compared to a partial year of production volume in 2021 and due to higher oil sales in 2022 resulting from higher commodity prices.

●	Net income (loss) and comprehensive income (loss) is the most directly comparable GAAP measure for adjusted EBITDA, which is a non-GAAP measure. See the section entitled “—Non-GAAP Measures and Other Performance Measures” for a discussion of adjusted EBITDA and other non-GAAP measures. Adjusted EBITDA for 2022 was CAD$218.0 million compared to CAD$75.5 million in 2021. The increase in adjusted EBITDA in 2022, relative to 2021, was primarily the result of higher commodity prices and the inclusion of a full year of production volume at both the Expansion Asset and the Demo Asset in 2022, versus a partial year of production volume in 2021.

●	Property, plant and equipment expenditures were CAD$39.6 million in 2022 compared to CAD$4.6 million during 2021. The CAD$39.6 million of property, plant and equipment expenditures in 2022 included, among other things, the following:

o	CAD$10.0 million to complete the drilling of two water disposal wells, one each at the Expansion Asset and the Demo Asset. Those water disposal wells are expected to alleviate water processing constraints in the central processing facility, thereby increasing operational flexibility that may allow incremental oil production. Other property, plant and equipment to debottleneck production operations included CAD$4.3 million in cooling facilities, which was primarily spent at the Demo Asset, and CAD$2.9 million to refurbish and restart oil handling equipment at the Demo Asset.

o	CAD$7.0 million to complete a bitumen truck off-loading facility (the “Truck Rack”) at the Expansion Asset, which became operational during the fourth quarter of 2022. The Truck Rack is designed to receive trucked sales volume from the nearby Demo Asset to reduce trucked distances and transportation costs.

o	Greenfire also successfully completed major turnarounds at both the Expansion Asset and the Demo Asset, for CAD$5.3 million and CAD$3.0 million, respectively.

o	There was also CAD$3.9 million in property, plant and equipment for various other capital projects at both the Expansion Asset and the Demo Asset.

●	Change in cash and cash equivalents for 2022 was negative CAD$25.5 million, compared to positive CAD$60.9 million in 2021. Change in cash and cash equivalents is the most directly comparable GAAP measure to excess cash flow, which is a non-GAAP measure. Excess cash flow was CAD$124.7 million in 2022, compared to CAD$69.0 million in 2021. The higher excess cash flow in 2022 was primarily a result of higher commodity prices in 2022 relative to 2021, and the inclusion of a full year of production volume from the Expansion Asset and the Demo Asset compared to a partial year of production volume in 2021. Amounts of excess cash flow resulted in Greenfire redeeming approximately CAD$60.7 million (US$48.0 million) and CAD$62.94 million (US$46.6 million) of the 2025 Notes on May 26, 2022 and November 28, 2022, respectively, as required pursuant to the terms of the indentures governing the 2025 Notes. See the section entitled “—Non-GAAP Measures and Other Performance Measures” for a discussion of excess cash flow and other non-GAAP measures.

●	At the end of 2022, cash and cash equivalents totaled CAD$35.4 million and restricted cash was CAD$35.3 million, resulting in total cash of CAD$70.7 million, compared to year-end 2021 cash and cash equivalents of CAD$60.9 million, restricted cash of CAD$8.7 million and total cash of CAD$69.6 million as of the end of 2021.

●	Long-term debt at the end of 2022 was CAD$191.2 million compared to CAD$215.2 million at the end of 2021. The lower amount of long-term debt at the end of 2022 was primarily a result of principal repayments, largely offset by lower estimated amount of current portion of long-term debt at the end of 2022 relative to 2021, as well as accretion of debt issuance costs for foreign exchange losses from a weaker Canadian dollar relative to the U.S. dollar. Long-term debt is a GAAP measure that is most directly comparable to net debt, which is a non-GAAP measure. Net debt at the end of 2022 was CAD$177.5 million, compared to CAD$243.0 million at the end of 2021. The lower amount of net debt at the end of 2022 was primarily a result of debt principal repayments, partially offset by foreign exchange losses from volatility in the Canadian dollar versus the U.S. dollar, as well as accretion of debt issuance costs. See the section entitled “—Non-GAAP Measures and Other Performance Measures” for a discussion of net debt and other non-GAAP measures.

Comparison of certain production, financial and operating results for the three and six months ended June 30, 2023 to three and six months ended June 30, 2022:

	Three months ended June 30,		Six months ended June 30,
(CAD$ in thousands, except production and unit prices)	2023	2022	2023	2022
Production and sales volumes
Bitumen production (bbls/d)	18,036	21,740	19,304	22,321
Steam-oil ratio	4.16	3.45	3.94	3.35
Oil sales (bbls/d)	17,992	21,331	19,573	22,573

Financial highlights
Oil sales	173,605	315,794	353,273	608,558
Net Income (loss) and Comprehensive Income (loss)	24,355	45,473	7,677	(56,953)

Operating summary
Royalties	5,793	18,788	10,295	30,628
Realized loss on commodity risk management	6,777	57,263	6,957	91,044
Diluent expense	74,027	105,195	175,883	216,176
Transportation and marketing	13,586	17,409	29,600	35,936
Operating expenses	35,675	44,436	75,439	81,890
Annual production costs(1)	34,888	43,726	73,867	80,437
General & administrative expenses	2,657	2,008	5,483	5,350
Interest and finance expense	5,398	22,160	20,714	45,261
Depletion and depreciation expense	17,120	17,312	38,035	35,674
Other (income) and expenses(2)	(458)	620	(666)	1,385
Foreign exchange loss (gain)	(6,226)	13,062	(6,529)	7,076
Income tax expense (recovery)	3,095	-	(518)	-

(1)	Annual production costs include energy expenses and non-energy expenses. Energy expenses include the cost of natural gas to generate steam and electricity to operate Greenfire’s facilities. Non-energy expenses relate to production-related activities, including staff, contractors and associated travel and camp costs, chemicals and treating, insurance, greenhouse gas fees, equipment rentals, maintenance and site administration, among other costs. The annual production costs is equal to operating expenses excluding ad valorem, severance, and similar production taxes.
(2)	Refer to section under the heading “— Other Income and Expenses” for additional information.

Greenfire has mitigated risk and volatility of business and financial performance with suitable commodity price and other risk hedging contracts, Greenfire’s risk management program targets range of hedging from 0% to 50% of corporate PDP bitumen volumes on a rolling 12-month basis.

Production

Greenfire’s average bitumen production of 18,036 bbls/d for the three months ended June 30, 2023 was lower than the 21,740 bbls/d from the same period in 2022.

The Expansion Asset’s average bitumen production of 13,939 bbls/d for the three months ended June 30, 2023 was lower than 17,910 bbls/d from the same period in 2022, due to a combination of declining reservoir pressure resulting from short- term limitations and NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

The Demo Asset’s average bitumen production of 4,097 bbls/d for the three months ended June 30, 2023 was higher than 3,830 bbls/d from the same period in 2022. The Company has been able to maintain relatively flat to slightly higher production levels at the Demo Asset primarily as a result of its continued efforts in optimizing water disposal wells and facilities.

Greenfire’s average bitumen production of 19,304 bbls/d for the six months ended June 30, 2023 was lower than 22,321 bbls/d from the same period in 2022.

The Expansion Asset’s average bitumen production of 15,114 bbls/d for the six months ended June 30, 2023 was lower than 18,309 bbls/d from the same period in 2022, due to a combination of declining reservoir pressure resulting from short-term limitations and NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

The Demo Asset’s average bitumen production of 4,190 bbls/d for the six months ended June 30, 2023 was higher than 4,012 bbls/d from the same period in 2022. Greenfire has been able to maintain relatively flat to slightly higher production levels at the Demo Asset primarily as a result of its continued efforts in optimizing water disposal wells and facilities.

Production and Steam-Oil Ratio

	Three months ended June 30,		Six months ended June 30,
(Average barrels per day, unless otherwise noted)	2023	2022	2023	2022
The Expansion Asset
Bitumen production	13,939	17,910	15,114	18,309
Steam-oil ratio	3.81	2.95	3.54	2.90
The Demo Asset
Bitumen production	4,097	3,830	4,190	4,012
Steam-oil ratio	5.73	6.51	5.85	6.07
Consolidated
Bitumen production	18,036	21,740	19,304	22,321
Steam-oil ratio	4.16	3.45	3.94	3.35

Commodity Prices

The prices received for Greenfire’s crude oil production directly impact earnings, cash flow and financial position.

WTI

The price of WTI is the current benchmark for mid-continent North American crude oil prices at Cushing Oklahoma. Crude oil prices strengthened through the first half of 2022 as the global recovery from the Covid-19 pandemic continued, and the price of WTI further increased after the Russia and Ukraine conflict began in February 2022, which disrupted global oil supplies as a result of sanctions applied to Russian oil production and geopolitical uncertainty. In the second quarter of 2023, WTI prices declined compared with the first quarter of 2023 and all quarters in 2022 due to concerns over a slowdown in the global economy and further increases in interest rates in the United States and Europe. The average price of WTI for the three months ended June 30, 2023, was the lowest since the outbreak of the Russia-Ukraine war after the conflict put upward pressure on commodity prices. WTI pricing weakened further in the first half of 2023 due to these recessionary concerns and the potential negative impact on oil demand as a result. The average US$ WTI benchmark price dropped to US$73.78/bbl for the three months ended June 30, 2023 compared to US$108.41/bbl in the same period in 2022. For the six months ended June 30, 2023 the average US$ WTI benchmark price dropped to US$74.95/bbl compared to US$101.35/bbl in the same period in 2022.

WCS

Canadian heavy oil trades at a discount to WTI, with WCS the broadly used benchmark that reflects heavy oil prices at Hardisty, Alberta. WCS differentials for Canadian oil prices relative to WTI fluctuate from period to period based on production, inventory levels, infrastructure egress capacity, and refinery demand in Canada and the United States, among other factors. Year over year, the WCS heavy oil price decreased to US$58.64/bbl during the three months ended June 30, 2023 from US$95.61/bbl in the same period in 2022. For the six months ended June 30, 2023, the WCS heavy oil price decreased to US$54.94 compared to US$87.68/bbl in the same period in 2022.

The primary factor for the lower WCS oil price during the three months ended June 30, 2023 was weaker WTI pricing. In the six months ended June 30, 2023 the WTI-WCS differential widened to US$20.01/bbl compared to US$13.67/bbl in the same period in 2022 largely as a result of reduced demand due to Strategic Petroleum Reserve releases, and unplanned refinery outages. The WCS differential to WTI of US$15.14/bbl during the three months ended June 30, 2023 was wider than the differential of US$12.80/bbl during the same period in 2022. Strong refinery demand, limited Enbridge mainline apportionment and demand for heavy oil in the US Gulf Coast contributed to the strength in the WCS differential in the three months ended June 30, 2022. WCS differentials were reasonably strong in the second quarter of 2023 as reduced apportionment, increased Gulf Coast demand and refineries returning from unplanned shutdowns helped improve the market for Canadian heavy compared to the winter months.

WDB

Greenfire produces Western Canada Dilbit Blend (“WDB”) at the Expansion Asset. WDB as a blended stream was introduced in late 2017, and is a blend comprised of Sunrise Dilbit Blend (“SDB”), Hangingstone Dilbit Blend (“HDB”), and Leismer Corner Blend (“LCB”). These streams are produced using SAGD in-situ extraction methods from the Athabasca region and transported to Enbridge’s Edmonton Terminal where it is blended. WDB is not part of the Enbridge Pooling Program and is a heavier blend than WCS. WDB typically trades at a differential below the WCS benchmark price and has generally correlated with WCS differential movements. The WDB price was US$56.30/bbl for the three months ended June 30, 2023, compared to US$93.92/bbl during the same period in 2022. The WDB price was US$52.34/bbl for the six months ended June 30, 2023, compared to US$85.84/bbl during the same period in 2022.

Condensate

In order to facilitate pipeline transportation of bitumen, the Company uses condensate as diluent for blending at the Expansion Asset. Condensate is locally sourced at Edmonton and delivered to the Expansion Asset facility via the Inter Pipeline Polaris Pipeline. The price of condensate has generally correlated with the price of WTI and on average is within +5%/-5% of the WTI price. There has been less seasonality in recent pricing, however, demand for condensate as a diluent has generally been higher in the winter months due to increased diluent requirements in colder temperatures relative to warmer summer months. The Edmonton Condensate (C5+) price for the three months ended June 30, 2023 was US$72.40/bbl, compared to US$108.33/bbl during the same period in 2022. The C5+ price for the six months ended June 30, 2023 was US$76.19/bbl, compared to US$102.35/bbl during the same period in 2022. The lower condensate pricing for the second quarter and the first half of 2023 relative to 2022 was primarily a result of lower WTI pricing combined with a reduction in international demand.

Non-Diluted Bitumen

Greenfire produces non-diluted bitumen at the Demo Asset. Each barrel can be transported from the Demo Asset to several locations, including both pipeline and rail sales points, depending on the economics of each option at the time of sale. At pipeline connected sales points, the Demo Asset bitumen is blended with diluent to reach pipeline specifications. At rail connected terminals, the Demo Asset bitumen is moved into railcars and transported to its final sales destination, generally without the need to blend with diluent. The pricing of the Demo Asset sales bitumen is dependent on quality differentials, condensate pricing, pipeline and rail transportation costs and trucking distance that apply at each sales point. In mid-October 2022, the Company commissioned the bitumen truck off-loading facility at the Expansion Asset that can receive up to approximately 5,000 bbls/d of bitumen production from the Demo Asset that is then transported via pipeline. In the three months ended June 30, 2023, the Company transported 3,134 bbls/d to the Expansion Asset Truck Rack at more favourable economics than transporting to long-haul pipeline connected destinations due to reduced transportation costs.

Natural Gas

Natural gas is a primary energy input cost for the Greenfire, which is used as fuel to generate steam for SAGD operations. Greenfire purchases Alberta Energy Company (“AECO”) gas, which is the Western Canadian benchmark for natural gas. The AECO Hub gas storage facility in southern Alberta is one of the largest natural gas trading hubs in North America, with its substantial production and storage capability and extensive network of export pipelines. This hub serves as the reference point for establishing the NOVA Inventory Transfer price for users of the transmission pipelines in the province. Gas prices are often quoted in terms of the basis differential between AECO prices and Henry Hub prices in Louisiana, United States. The AECO natural gas price decreased to CAD$2.32 per gigajoule (“GJ”) during the three months ended June 30, 2023, compared to CAD$6.86 per GJ during the same period in 2022. The AECO natural gas price also decreased to CAD$2.67 per GJ during the six months ended June 30 2023, compared to CAD$5.68 per GJ during the same period in 2022. The decrease in gas prices was primarily due to lower global gas prices after a warmer-than-forecasted winter of 2022/2023 and anticipated high storage inventories during the 2023 inventory building season.

Power

Electric power prices impact energy operating expenses. The Alberta power pool price increased to CAD$159.87 per megawatt hour (“MWH”) during the three months ended June 30, 2023 compared to CAD$121.51 per MWH during the same period in 2022. Power pool prices also increased to CAD$150.64 per MWH during the six months ended June 30, 2023 compared to CAD$105.99 per MWH during the same period in 2022. The return of Power Purchase Agreements to suppliers in 2019 has allowed generators to more competitively tender their power, higher carbon tax costs, and the average power demands for Alberta have been increasing while traditional supply sources such as coal have been retired, which has resulted in higher prices overall. Wind comprises approximately one-third of the current power generation market in Alberta and reduced supply may also continue to have a meaningful impact on power prices.

Benchmark Pricing

	Three months ended June 30,		Six months ended June 30,
Benchmark Pricing	2023	2022	2023	2022
Crude oil (US$/bbl)
WTI(1)	73.78	108.41	74.95	101.35
WCS differential to WTI	(15.14)	(12.80)	(20.01)	(13.67)
WCS(2)	58.64	95.61	54.94	87.68
WDB(3)	56.30	93.92	52.34	85.84
Condensate at Edmonton	72.40	108.33	76.19	102.35
Natural Gas
AECO 5A	2.32	6.86	2.69	5.68
Electricity
Alberta power pool	159.87	121.51	150.64	105.99
Foreign exchange rate(4)
US$:CAD$	1.3430	1.2766	1.3475	1.2714

(1)	As per NYMEX oil futures contract
(2)	Reflects heavy oil prices at Hardisty, Alberta
(3)	Blend stream comprised of Sunrise Dilbit Blend, Hangingstone Dilbit Blend, and Leismer Corner Blend.
(4)	Annual or quarterly average exchange rates as per the Bank of Canada

Oil Sales

Greenfire’s oil sales include WDB from the Expansion Asset and non-diluted bitumen sales from the Demo Asset. Commencing in the fourth quarter of 2022, a portion of the Demo Asset’s bitumen production was sold into the WDB stream via the newly commissioned Truck Rack with the balance trucked to other pipeline connected sales streams.

During the three months ended June 30, 2023, Greenfire recorded oil sales of CAD$173.6 million, compared to CAD$315.8 million during the same period in 2022. Lower oil sales was a result of lower WCS benchmark prices and lower production, due to a combination of declining reservoir pressure resulting from short-term limitations and NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

During the six months ended June 30, 2023, Greenfire recorded oil sales of CAD$353.3 million, compared to CAD$608.6 million during the same period in 2022. Lower oil sales was a result of lower WCS benchmark prices and lower production, due to a combination of declining reservoir pressure resulting from short-term limitations and NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

Oil Sales

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands, unless otherwise noted)	2023	2022	2023	2022
Oil Sales	173,605	315,794	353,273	608,558
- (CAD$/bbl)	75.78	120.99	70.38	109.40

Royalties

Royalties paid by Greenfire are crown royalties to the Province of Alberta. Alberta oil sands royalty projects are based on government prescribed pre and post payout royalty rates, which are determined on a sliding scale using the Canadian dollar equivalent WTI benchmark price.

Royalties for a pre-payout project are based on a monthly calculation that applies a royalty rate (ranging from one percent to nine percent, based on the Canadian dollar equivalent WTI benchmark price) to the gross revenues from the project. Gross revenues are a function of sales revenues less diluent costs and transportation costs. The Expansion Asset is a pre-payout project.

Royalties for a post-payout project are based on an annualized calculation that uses the greater of: (1) the gross revenues multiplied by the applicable royalty rate (one percent to nine percent, based on the Canadian dollar equivalent WTI benchmark price); or (2) the net revenues of the project multiplied by the applicable royalty rate (25 percent to 40 percent, based on the Canadian dollar equivalent WTI benchmark price). Net revenues are a function of sales revenues less diluent costs, transportation costs, and allowable operating and capital costs. While the Demo Asset is a post-payout project, due to the carry forward of previous years costs, it is currently assessed under scenario (1) discussed above. The Demo Asset may become assessable under scenario (2) in 2024, depending on actual production performance, oil prices and costs.

Royalties for the three months ended June 30, 2023 of CAD$3.54/bbl were lower compared to the same period in 2022 at CAD$9.68/bbl, primarily due to lower WTI benchmark oil prices.

Royalties for the six months ended June 30, 2023 of CAD$2.91/bbl were lower compared to the same period in 2022 at CAD$7.50/bbl, primarily due to lower WTI benchmark oil prices.

Royalties

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands, unless otherwise noted)	2023	2022	2023	2022
Royalties	5,793	18,788	10,295	30,628
- (CAD$/bbl)	3.54	9.68	2.91	7.50

Risk Management Contracts

Greenfire uses risk management contracts to manage commodity price risk on oil sales and operating expenses. The calculated fair value of the risk management contracts relies on external observable market data including quoted forward commodity prices. The resulting fair value estimates may not be indicative of the amounts realized at settlement and as such are subject to measurement uncertainty.

During the three months ended September 30, 2022, Greenfire’s obligations under its 2025 Notes (as outlined in “Long Term Debt”) were amended to include a requirement to implement a 12-month (previously 18-month) forward commodity price risk management program encompassing not less than 50% (previously 75%) of the hydrocarbon output under the proved developed producing reserves forecast in the most recent reserves report, as determined by a qualified and independent reserves evaluator. This obligation was tested at the end of every fiscal quarter for the duration of time that the 2025 Notes remained outstanding.

Greenfire’s commodity price risk management program does not involve margin accounts that require posting of margin with increased volatility in underlying commodity prices. Financial risk management contracts are measured at fair value, with gains and losses on re-measurement included in the consolidated statements of comprehensive income (loss) in the period in which they arise.

Financial contracts

Greenfire’s financial risk management contracts are subject to master netting agreements that create the legal right to settle the instruments on a net basis. The fair value of the risk management contracts resulted in a net current liability of CAD$10.8 million at June 30, 2023.

The following table summarizes the gross asset and liability positions of Greenfire’s individual risk management contracts that are offset in the consolidated balance sheets:

Financial Management Contracts

	As at June 30,		As at December 31,
(CAD$ thousands)	Asset	2023 Liability	Asset	2022 Liability
Gross amount	104	(10,951)	(21,375)	(48,379)
Amount offset	(104)	104	21,375	21,375
Risk management contracts	-	(10,847)	-	(27,004)

Financial contracts settled in the period result in realized gains or losses based on the market price compared to the contract price and the notional volume outstanding. Changes in the fair value of unsettled financial contracts are reported as unrealized gains or losses in the period as the forward markets for commodities fluctuate and as new contracts are executed.

Outstanding Financial Risk Management Contracts at June 30, 2023

	Natural Gas-Fixed Price Swap
Term	Volume (GJ/day)	Swap Price ($/GJ)
Q4 2023	305,000	2.97
Q1 2024	455,000	2.97

(1)	Presented as weighted average prices.

	WTI-Put Options		WTI-Costless Collar
Term	Volume (bbls)	Strike Price (US$/bbl)	Volume (bbls)	Put Strike Price (US$/bbl)	Call Strike Price (US$/bbl)
Q3 2023	1,278,551	$50.00	-	-	-
Q4 2023	371,169	$50.00	742,337	$50.00	$108.25
Q1 2024	-	-	877,968	$60.00	$77.00
Q2 2024	-	-	877,968	$60.00	$74.55

Physical delivery purchased and sales contracts

Greenfire has entered into forward, fixed-priced, physical delivery, purchase and sales contracts to manage commodity price risk. These contracts are not considered to be derivatives and therefore not recorded at fair value. They are considered purchase and sales contracts for the Company’s own use and are recorded at cost at the time of transaction. Greenfire’s outstanding physical contracts are summarized in the table below.

Outstanding Physical Contracts at June 30, 2023

	WCS Differential-Fixed Price Swap		AECO-Fixed Price Swap
Term	Volume (bbls)	Swap Price(1) US$/bbl	Volume (GJ/day)	Swap Price ($/GJ)
Term	379,000	$(14.92)	-	-

(1)	Presented as weighted average prices.

Realized and Unrealized Risk Management Contracts

In the three months ended June 30, 2023, Greenfire recorded total risk management contract gains of CAD$4.4 million compared to total risk management contract losses of CAD$29.1 million for the same period in 2022. The realized risk management contracts loss for the three months ended June 30, 2023 of CAD$6.8 million (CAD$57.3 million realized loss in the same period of 2022) was primarily a result of the market prices for WTI settling at levels above those set in Greenfire’s risk management contracts outstanding during the quarter, partially offset by gains due to the widening of WCS differentials. The unrealized gain on risk management contracts of CAD$11.1 million for the three months ended June 30, 2023 (CAD$28.2 million unrealized gain in the same period of 2022) was primarily a result of the settlement of the risk management contracts realized during the second quarter of 2023.

In the six months ended June 30, 2023, Greenfire recorded total risk management contract gains of CAD$9.2 million compared to total risk management contract losses of CAD$205.5 million for the same period in 2022. The realized risk management contracts loss for the six months ended June 30, 2023 of CAD$7.0 million (CAD$91.0 million realized loss in the same period of 2022) was primarily a result of the market prices for WTI settling at levels above those set in Greenfire’s risk management contracts outstanding during the first six months of 2022, partially offset by gains due to the widening of WCS differentials. The unrealized gain on risk management contracts of CAD$16.2 million for the six months ended June 30, 2023 (CAD$114.4 million unrealized loss in the same period of 2022) was primarily a result of the settlement of the risk management contracts realized during the first and second quarter of 2023. Please see the discussion under the heading “Risk Management Contracts.”

Realized and Unrealized Gain (Loss) on Commodity Price Risk Management Contracts

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands)	2023	2022	2023	2022
Realized gain (loss)	(6,777)	(57,263)	(6,957)	(91,043)
Unrealized gain (loss)	11,134	28,182	16,157	(114,411)
Risk management contracts gains (losses)	4,357	(29,081)	9,200	(205,454)
Realized gain (loss) (CAD$/bbl)	(4.14)	(29.50)	(1.96)	(22.28)
Unrealized gain (loss) (CAD$/bbl)	6.80	14.52	4.56	(28.00)
Risk management contracts gains (losses) (CAD$/bbl)	2.66	(14.98)	2.60	(50.28)

Diluent Expense

In order to facilitate pipeline transportation of bitumen, Greenfire uses condensate as diluent for blending at the Expansion Asset and for trucked volumes from the Demo Asset that are delivered to the Truck Rack that is located at the Expansion Asset. Greenfire’s diluent expense includes the cost of diluent plus the pipeline transportation of the diluent from Edmonton to the Expansion Asset facility via the Inter Pipeline Polaris Pipeline.

The table below shows Greenfire’s diluent expense for the three and six months ended June 30, 2023 at CAD$14.96/bbl and CAD$20.31/bbl, respectively, which was higher than the comparative periods in 2022 which were CAD$12.49/bbl and CAD$13.36/bbl, respectively. The factors driving the cost of diluent pricing are discussed under the heading “Commodity Prices.”

Diluent Expense

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands, unless otherwise noted)	2023	2022	2023	2022
Diluent expense	74,027	105,195	175,883	216,176
- (CAD$/bbl)	14.96	12.49	20.31	13.36

Transportation and Marketing Expense

Transportation expense at the Expansion Asset includes the costs to move production from the facility to the sales point in Edmonton, Alberta, via the Enbridge Lateral Pipeline and Enbridge Waupisoo Pipeline. At the Demo Asset, transportation expenses relate to the trucking of bitumen from the facility to various pipeline and rail sales points, including to the Truck Rack commissioned at the Expansion Asset facility on October 12, 2022.

Greenfire has an exclusive petroleum marketing contract with the Petroleum Marketer for Greenfire’s production at the Demo Asset, pursuant to which, in addition to marketing fees, Greenfire pays royalty incentive and performance fees, among other costs, to the Petroleum Marketer which are oil price- and production volume- dependent. Following the JACOS Acquisition, Greenfire entered into an exclusive marketing contract with the Petroleum Marketer for the Petroleum Marketer to provide marketing services for the Expansion Asset (the “Expansion Marketing Agreement”), including facilitating all pipeline transportation and storage. See the section under the heading “Business — Material Contracts, Liabilities and Indebtedness — Marketing Agreements” for a further description of the Demo Marketing Agreement and the Expansion Marketing Agreement.

Greenfire’s transportation and marketing expense for the three and six months ended June 30, 2023 was CAD$8.30/bbl and CAD$8.36/bbl, respectively, which was lower than the comparative periods in 2022 of CAD$8.97/bbl and CAD$8.80/bbl, respectively. The decrease was primarily due to lower oil transportation costs at the Demo Asset from utilizing the Truck Rack during the first and second quarters of 2023, which materially reduced trucking distances.

Transportation and Marketing Expenses

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands, unless otherwise noted)	2023	2022	2023	2022
Marketing fees(1)	3,005	3,306	6,005	6,863
Oil transportation expense	10,581	14,103	23,594	29,073
Transportation and marketing	13,586	17,409	29,600	35,936
Marketing fees(1) (CAD$/bbl)	1.84	1.70	1.70	1.68
Oil transportation expense (CAD$/bbl)	6.46	7.27	6.66	7.12
Transportation and marketing (CAD$/bbl)	8.30	8.97	8.36	8.80

(1)	Marketing fees include marketing fees paid to the Petroleum Marketer and terminal fees.

Operating Expenses

Operating expenses include energy operating expenses and non-energy operating expenses. Energy operating expenses reflect the cost of natural gas to generate steam and electricity to operate Greenfire’s facilities. Non-energy operating expenses relate to production-related operating activities, including staff, contractors and associated travel and camp costs, chemicals and treating, insurance, property tax, greenhouse gas fees, equipment rentals, maintenance and site administration, among other costs.

Greenfire’s energy operating expenses for the three and six months ended June 30, 2023 were CAD$8.72/bbl and CAD$8.86/bbl, respectively, which was lower than the comparative periods in 2022 of CAD$12.89/bbl and CAD$10.86/bbl, respectively. The lower per barrel energy operating expenses in 2023, were primarily related to lower natural gas prices as prices were high in 2022 due to the onset of the conflict in Ukraine, which was partially offset by higher power prices in 2023. Please see the section under the heading “Commodity Prices” for a discussion of energy costs.

Greenfire’s non-energy operating expenses for the three months and six months ended June 30, 2023 were CAD$13.06/bbl and CAD$12.43/bbl, respectively, which was higher than the comparative periods in 2022 of CAD$10.00/bbl and CAD$9.18/bbl, respectively. The higher per barrel non-energy operating expenses in 2023 was primarily due to the recognition of greenhouse gas emission fees of CAD$1.21/bbl for the three months ended June 30, 2023 and CAD$1.25/bbl for the six months ended June 30, 2023, as well as inflationary pressures on the costs of goods and services combined with lower sales volumes.

Operating Expenses

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands, unless otherwise noted)	2023	2022	2023	2022
Operating expenses – energy	14,285	25,020	31,396	44,392
Operating expenses – non-energy	21,389	19,416	44,043	37,498
Operating expenses	35,675	44,436	75,439	81,890
Operating expenses – energy (CAD$/bbl)	8.72	12.89	8.86	10.86
Operating expenses – non-energy (CAD$/bbl)	13.06	10.00	12.43	9.18
Operating expenses (CAD$/bbl)	21.79	22.89	21.29	20.04

Production Costs

Production costs include operating expenses as set forth above but excludes ad valorem, severance, and similar production related taxes.

Greenfire’s energy production costs for the three and six months ended June 30, 2023 were CAD$8.72/bbl and CAD$8.86/bbl, respectively, which was lower than the comparative periods in 2022 of CAD$12.89/bbl and CAD$10.86/bbl, respectively. The lower per barrel energy production costs in 2023, was primarily related to lower natural gas prices compared to 2022, which saw the onset of the conflict in Ukraine and was partially offset by higher power prices in 2023. Please see the section under the heading “Commodity Prices” for a discussion on energy costs.

Greenfire’s non-energy production costs for the three months and six months ended June 30, 2023 were CAD$11.48/bbl and CAD$11.99/bbl, respectively, which was higher than the comparative periods in 2022 of CAD$9.64/bbl and CAD$8.82/bbl, respectively. The higher per barrel non-energy operating expenses in 2023 was primarily due to the recognition of greenhouse gas emission fees of CAD$1.21/bbl for the three months ended June 30, 2023 and CAD$1.25/bbl for the six months ended June 30, 2023, as well as inflationary pressures on the costs of goods and services combined with lower sales volumes.

Production Costs

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands, unless otherwise noted)	2023	2022	2023	2022
Production costs – energy	14,285	25,020	31,396	44,392
Production costs – non-energy	20,603	18,707	42,471	36,045
Production costs(1)	34,888	43,726	73,867	80,437
Production costs – energy (CAD$/bbl)	8.72	12.89	8.86	10.86
Production costs – non-energy (CAD$/bbl)	11.48	9.64	11.99	8.82
Production costs(1) (CAD$/bbl)	20.20	22.53	20.85	19.69

(1)	Production costs excludes ad valorem, severance, and similar production related taxes.

General & Administrative Expenses

General and administrative (“G&A”) expenses include head office and corporate costs such as salaries and employee benefits, office rent, independent third-party audit and engineering services, and administrative recoveries earned for operating exploration and development activities on behalf of Greenfire’s working interest partners, among other costs. G&A expenses primarily fluctuates with head office staffing levels and the level of operated exploration and development activity during the period. G&A may also include expenses related to corporate strategic initiatives, if any.

G&A expenses of CAD$1.62/bbl for the three months ended June 30, 2023, were higher than CAD$1.03/bbl for the comparative period in 2022. The increase in G&A was primarily due to Greenfire going through cost allocation amendments in the second quarter of 2022 between G&A and operating costs, which resulted in lower G&A costs in the second quarter of 2022, compared to subsequent periods. Additionally, the increase in G&A was due to Greenfire recording CAD$0.3 million of stock-based compensation related to the performance warrant plan, as well as lower sales volumes in the second quarter of 2023 compared to the same period in 2022.

G&A expenses of CAD$1.55/bbl for the six months ended June 30, 2023, were higher than CAD$1.31/bbl for the comparative period in 2022. The increase was primarily due to Greenfire recording CAD$0.7 million of stock-based compensation related to the performance warrant plan, as well as lower sales volumes in the six months ended June 30, 2023 compared to the same period in 2022.

General & Administrative Expenses

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands, unless otherwise noted)	2023	2022	2023	2022
General and administrative expenses	2,657	2,008	5,483	5,350
- (CAD$/bbl)	1.62	1.03	1.55	1.31

Interest and Finance Expenses

Interest and finance expenses includes coupon interest, amortization of debt issue costs, issuer discount and the equity related to the bondholder warrants, redemption premiums on long term debt, interest on letter of credit facilities and other interest charges. Coupon interest and required redemption premiums related to long term debt are accrued and paid according to the indenture that governed the 2025 Notes.

In the three and six months ended June 30, 2023, total interest and finance expenses were CAD$5.4 million and CAD$20.7 million, respectively, compared to CAD$22.2 million and CAD$45.3 million in the comparative periods in 2022. The decrease was primarily related to Greenfire revising the estimated timing of the future debt principal repayments that resulted in lower amortization of debt issuance costs, debt issuer discount and bondholder warrant equity. Additionally, there was lower interest incurred on the 2025 Notes from less outstanding debt as a result of debt principal repayments on May 26, 2022 and November 28, 2022.

Interest and Finance Expenses

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands)	2023	2022	2023	2022
Accretion on long-term debt	$4,870	$21,398	$19,714	$43,703
Other interest	305	573	560	1,210
Accretion of decommissioning obligations	223	189	440	348
Total interest and finance expenses	$5,398	$22,160	$20,714	$45,261

Depletion and Depreciation

Greenfire depletes crude oil properties on a unit-of-production basis over estimated total recoverable proved plus probable (2P) reserves as prepared to the Canadian standard using NI 51-101 and COGEH. The depletion base consists of the historical net book value of capitalized costs, plus the estimated future costs required to develop the Greenfire’s estimated recoverable proved plus probable reserves. The depletion base excludes exploration and the cost of assets that are not yet available for use.

The unit-of-production rate accounts for expenditures incurred to date, together with estimated future development expenditures required to develop those proved reserves. This rate, calculated at a facility level, is then applied to sales volume to determine depletion each period. We believe that this method of calculating depletion charges each barrel of crude oil equivalent sold with its proportionate share of the cost of capital invested over the total estimated life of the related asset as represented by 2P reserves.

Greenfire’s depletion and depreciation expense for the three and six months ended June 30, 2023 were CAD$10.46/bbl and CAD$10.74/bbl, respectively, which was higher than the comparative periods in 2022 of CAD$8.92/bbl and CAD$8.73/bbl, respectively. The higher per barrel depletion and depreciation expense in 2023, was primarily due to the capitalization of the planned major turnarounds at both the Expansion Asset and the Demo Asset that were completed during mid-to-late September 2022 and early October 2022, which resulted in higher depletion and depreciation expense in 2023. Additionally, depletion and depreciation expense increased in the three and six months ended June 30, 2023 due to an increase in future development costs.

Depletion and Depreciation Expense

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands, unless otherwise noted)	2023	2022	2023	2022
Depletion and depreciation expense	17,120	17,312	38,035	35,674
- (CAD$/bbl)	10.46	8.92	10.74	8.73

Exploration Expenses

In the three months ended June 30, 2023, exploration expenses was CAD$1.0 million, compared to CAD$0.3 million for the comparative period in 2022. The increase was primarily due to the escalating mineral lease rentals, amongst other items.

In the six months ended June 30, 2023, exploration expenses was CAD$2.8 million, compared to CAD$0.7 million for the comparative period in 2022. The increase was primarily due to higher escalating mineral lease rentals during the first and second quarter of 2023, amongst other items.

Exploration Expenses

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands, unless otherwise noted)	2023	2022	2023	2022
Exploration expenses	1,026	250	2,819	681

Other (Income) and Expense

In the three months ended June 30, 2023, other (income) and expense was income of CAD$0.5 million, compared to an expense of CAD$0.6 million for the comparative period in 2022. The difference in other (income) and expense was mainly due to income of CAD$0.6 million in interest earnings from savings accounts and short-term investments during the second quarter of 2023, as well as an expense of CAD$0.6 million, incurred after the JACOS Acquisition during the same period in 2022, amongst other items.

In the six months ended June 30, 2023, other (income) and expense was income of CAD$0.7 million, compared to an expense of CAD$1.4 million for the comparative period in 2022. The difference in other (income) and expense was mainly due to income of CAD$0.8 million in interest earnings from savings accounts and short-term investments during the second quarter of 2023, as well as an expense of CAD$1.3 million, incurred after the JACOS Acquisition during the same period in 2022, amongst other items.

Other (Income) and Expense

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands, unless otherwise noted)	2023	2022	2023	2022
Other (income) and expenses	(458)	620	(666)	1,385

Foreign Exchange Loss (Gain)

Greenfire’s foreign exchange loss (gain) is driven by fluctuations in the US dollar to Canadian dollar exchange rate, as it relates to its long-term debt that is denominated in US dollars and is primarily related to the note principal and interest components of Greenfire’s US dollar denominated debt.

In the three months ended June 30, 2023, foreign exchange loss (gain) was a gain of CAD$6.2 million, compared to a loss of CAD$13.1 million for the comparative period in 2022. The difference in foreign exchange loss (gain) during the second quarter of 2023, compared to the same period in 2022, was mainly due to the Canadian dollar strengthening relative to the US dollar.

In the six months ended June 30, 2023, foreign exchange loss (gain) was a gain of CAD$6.5 million, compared to a loss of CAD$7.1 million for the comparative period in 2022. The difference in foreign exchange loss (gain) during the first and second quarter of 2023, compared to the same period in 2022, was mainly due to the Canadian dollar strengthening relative to the US dollar.

Foreign Exchange Loss (Gain)

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands, unless otherwise noted)	2023	2022	2023	2022
Realized foreign exchange loss (gain)	-	1,512	-	1,509
Unrealized foreign exchange loss (gain)	(6,226)	11,550	(6,529)	5,567
Foreign exchange loss (gain)	(6,226)	13,062	(6,529)	7,076

Decommissioning Liability

Greenfire’s decommissioning liabilities result from net ownership interests in oil assets including well sites, gathering systems and processing facilities. The Company estimates the total undiscounted inflated amount of cash flows required to settle its decommissioning liabilities to be approximately CAD$206.5 million (December 31, 2022 – CAD$206.5 million). A credit-adjusted discount rate of 12% (December 31, 2022 - 12%) and an inflation rate of 2.0% (December 31, 2022 – 2.0%) were used to calculate the decommissioning liabilities. A 1.0% change in the credit-adjusted discount rate would impact the discounted value of the decommissioning liabilities by approximately CAD$1.1 million with a corresponding adjustment to PP&E. The decommissioning liabilities are estimated to be settled in periods up to year 2071.

Reconciliation of Decommissioning Liability

	Three months ended June 30,	Year ended December 31,
(CAD$ thousands)	2023	2022
Balance, beginning of period	7,543	5,517
Revaluation	-	1,283
Accretion expense	440	743
Balance, end of period	7,983	7,543

Net Income (Loss) and Comprehensive Income (Loss) and Adjusted EBITDA

During the three months and six months ended June 30, 2023, the Company recorded net income of CAD$24.4 million and CAD$7.7 million, respectively, compared to net income of CAD$45.5 million and net loss of CAD$57.0 million, respectively, during the comparative periods in 2022. Net income (loss) and comprehensive income (loss) is an IFRS measure, which is the most directly comparable GAAP measure to adjusted EBITDA, which is a non-GAAP measure. During the three months and six months ended June 30, 2023, Greenfire recorded adjusted EBITDA of CAD$34.4 million and CAD$47.4 million, respectively, compared to CAD$70.4 million and CAD$146.9 million, respectively, during the same periods in 2022. The decrease in adjusted EBITDA in the first and second quarter of 2023, relative to 2022, was primarily the result of lower oil sales and lower WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

The following table is a reconciliation of net income (loss) net income (loss) and comprehensive income (loss) to adjusted EBITDA:

Net Income (Loss) and Comprehensive Income (Loss) and Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands)	2023	2022	2023	2022
Net income (loss) and comprehensive income (loss)	24,355	45,473	7,677	(56,953)
Add (deduct):
Income tax recovery	3,095	-	(518)	-
Unrealized (gain) loss risk management contracts	(11,134)	(28,182)	(16,157)	114,410
Transaction costs	1,914	-	4,241	-
Stock based compensation	325	-	650	-
Depletion and depreciation	17,120	17,312	38,035	35,674
Financing and interest	5,398	22,160	20,714	45,261
Foreign exchange loss	(6,226)	13,062	(6,529)	7,076
Gain on acquisitions	-	-	-	-
Other income and expenses	(458)	620	(666)	1,385
Adjusted EBITDA(1)	34,389	70,445	47,447	146,854

(1)	Non-GAAP measures do not have any standardized meaning prescribed by IFRS and may not be comparable with the calculation of similar measures presented by other entities. Refer to “—Non-GAAP Measures and Other Performance Measures” for further information.

Comparison of certain production, financial and operating results for the year ended December 31, 2022 to the year ended December 31, 2021:

	Year ended December 31,
(CAD$ in thousands, except production and unit prices)	2022	2021(1)
Production and sales volumes
Bitumen production (bbls/d)	20,503	8,009
Steam-oil ratio	3.47	3.11
Oil sales (bbls/d)	20,577	7,911

Financial highlights
Oil sales	998,849	270,674
Net Income (loss) and Comprehensive Income (loss)	131,698	661,444

Operating summary
Royalties	(50,064)	(9,543)
Realized loss on commodity risk management	(122,408)	(3,614)
Diluent expense	(368,015)	(94,623)
Transportation and marketing	(67,842)	(24,057)
Operating expenses	(160,826)	(59,710)
Annual production costs(2)	(157,684)	(58,443)
General & administrative expenses(1)	(11,019)	(3,285)
Interest and finance expense	(77,074)	(25,050)
Depletion and depreciation expense	(68,027)	(27,071)
Other income and expenses(3)	206	(8,373)
Foreign exchange loss (gain)	(26,099)	(1,512)
Income tax expense (recovery)	87,681	—

(1)	Results are from operations that began at the Expansion Asset after the acquisition of JACOS on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021. Although Greenfire was formed in November of 2020, it did not have material operations prior to the acquisition of the Demo Asset in April 2021. As such, a discussion of Greenfire’s 2020 financial statements has been omitted.
(2)	Annual production costs include energy expenses and non-energy expenses. Energy expenses include the cost of natural gas to generate steam and electricity to operate Greenfire’s facilities. Non-energy expenses relate to production-related activities, including staff, contractors and associated travel and camp costs, chemicals and treating, insurance, greenhouse gas fees, equipment rentals, maintenance and site administration, among other costs. The annual production costs is equal to operating expenses excluding ad valorem, severance, and similar production taxes.
(3)	Refer to section under the heading “— Other Income and Expenses” for additional information.

Production

Greenfire’s average bitumen production of 20,503 bbls/d in 2022 was higher than the average bitumen production of 8,009 bbls/d in 2021, primarily as a result of the JACOS Acquisition in September 2021 and an increase in production thereafter from optimization of well and facility operations.

Greenfire’s bitumen production net of royalties for years ended December 31, 2022 and 2021 was 7.1 mmbbl and 2.8 mmbl, respectively. Average bitumen production at the Expansion Asset of 16,802 bbls/d for 2022 was higher than average bitumen production of 5,352 bbls/d in 2021, primarily as a result of the timing of the JACOS Acquisition in September 2021, which results in comparing a partial year to a full year of production volumes. Greenfire’s average bitumen production at the Expansion Asset in 2021 are results for the period from September 17, 2021 to December 31, 2021, only, whereas Greenfire’s average bitumen production at the Expansion Asset in 2022 is from a full year of production. JACOS’s average bitumen production of 16,875 bbls/d at the Expansion Asset in 2021 are results prom the period from January 1, 2021 to September 17, 2021, only, compared to Greenfire’s average bitumen production of 16,802 bbls/d at the Expansion Asset in 2022, which is from a full year of production. See —Comparison of results of operations of JACOS for the period from January 1, 2021 to September 17, 2021 to the year ended December 31, 2020 — Production for a discussion of JACOS’s production.

Average bitumen production at the Demo Asset of 3,701 bbls/d for 2022 was higher than bitumen production of 2,657 bbls/d in 2021, primarily due to the timing of the acquisition of the Demo Asset, which occurred in April 2021, which results in comparing a partial year versus a full year of production volumes.

Steam-oil ratio is the amount of steam used in operations for injection into the bitumen reservoir divided by the amount of bitumen produced.

The following table shows production and steam oil ratios at each location for the periods indicated.

	Year ended December 31,
(Average barrels per day)	2022	2021(1)
The Expansion Asset
Bitumen production	16,802	5,352
Steam-oil ratio	3.01	2.74
The Demo Asset
Bitumen production	3,701	2,657
Steam-oil ratio	6.25	6.29
Consolidated
Bitumen production	20,503	8,009
Steam-oil ratio	3.47	3.11

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.

Commodity Prices

The prices received for Greenfire’s crude oil production directly impact earnings, cash flow and financial position.

WTI

On a year over year basis, the average WTI benchmark price for 2022 was US$94.23/bbl, and the average for 2021 was US$67.91/bbl. Crude oil prices strengthened through 2021 as the global recovery from the COVID-19 pandemic resulted in higher demand for crude oil and crude oil products. The price of WTI further increased in the first half of 2022 after the Russia and Ukraine conflict began in February 2022, which disrupted global oil supplies as a result of sanctions applied to Russian oil production. In the end of the second quarter of 2022, continued evidence of global supply tightness resulted in relatively high product prices and refinery margins. By the third quarter of 2022, the price of WTI started to decline as the potential of longer-term demand destruction took hold along with broader recessionary risks. At the start of the fourth quarter of 2022, the price of WTI declined further as the U.S. government continued to release crude oil volumes from the Strategic Petroleum Reserve (“SPR”) and global demand softened.

WCS

WCS differentials for Canadian oil prices relative to WTI fluctuate from period to period based on production, inventory levels, infrastructure egress capacity, and refinery demand in Canada and the United States, among other factors. Year over year, the WCS heavy oil price increased to US$75.95/bbl in 2022 from US$54.87/bbl in 2021. The increase was primarily a result of a higher annual WTI price.

Strong refinery demand, limited Enbridge mainline apportionment and demand for heavy oil in the U.S. gulf coast contributed to the strength in the WCS differential in the first half of 2022. However, the WCS differentials widened in the second half of 2022, which was primarily a result of the SPR release in the United States reducing gulf coast demand, unplanned PADD 2 refinery outages and the rupture that occurred on the Cushing portion of the Keystone pipeline from December 7, 2022 through December 29, 2022. Apportionment also recurred in the market at the end of the fourth quarter of 2022 as more upstream supply competed with capacity issues downstream.

WDB

On a year over year basis, the WDB price was US$73.39/bbl for 2022, compared to US$52.98/bbl for 2021.

Condensate

On an annual basis, the Edmonton Condensate (C5+) price for 2022 was US$94.04/bbl, compared to US$68.44/bbl for 2021. The higher condensate pricing in 2022 was primarily a result of higher WTI pricing.

Non-Diluted Bitumen

In the fourth quarter of 2022, the Demo Asset delivered 100% of its sales volumes to pipeline connected destinations with zero volume going to rail facilities. Continued relatively strong WCS differentials resulted in favorable pipeline economics, and traditional rail customers did not bid on any Demo Asset volumes in the fourth quarter of 2022. In mid-October 2022, Greenfire commissioned the truck rack offloading facility at the Expansion Asset that can receive up to approximately 5,000 bbls/d of bitumen production from the Demo Asset that is then transported via pipeline. In the fourth quarter of 2022, Greenfire transported 1,665 bbls/d to the Expansion Asset truck rack at more favorable economics than transporting to long-haul destinations due to reduced transportation costs. In 2022, 97% of volume produced by the Demo Asset was delivered to pipeline connected sales points, with limited rail connected terminal demand in the first half of the year. Economics were generally more favorable to move volume to pipeline connected destinations in 2022.

Natural Gas

AECO gas prices of CAD$5.04 per gigajoule (“GJ”) in 2022 were significantly higher than the average price of CAD$3.44 per gigajoule in 2021. The increase in gas prices was primarily due to higher global gas prices, predicted low global storage levels and overall tight market conditions in 2022.

Power

On an annual basis, the Alberta power pool price increased to CAD$161.88 per megawatt hour (“MWH”) in 2022 compared to CAD$102.37 per megawatt hour in 2021. The return of power purchase agreements to suppliers in 2019 has allowed generators to more competitively tender their power, and in August 2022 and September 2022 wind generated power was below the 20 year average, which contributed to significantly higher pricing in the third quarter of 2022. In the first part of the fourth quarter of 2022, power prices were reduced as the relatively mild fall helped temper demand. This changed in December 2022, when the lack of solar and wind power combined with a polar vortex of extreme cold that increased demand and resulted in average pricing of CAD$311.73 per megawatt hour for the month and an average of CAD$213.64 per megawatt hour for the quarter. Wind makes up approximately one-third of the current power generation market in Alberta and reduced supply may continue to have a meaningful impact on power prices.

The following table shows benchmark pricing of crude oil, natural gas and electricity for the periods indicated:

	Year ended December 31,	Year ended December 31,	2022 Three months ended,				2021 Three months ended,
Benchmark Pricing	2022	2021	December 31	March 31	June 30	September 30	December 31	March 31	June 30	September 30
Crude oil (US$/bbl)
WTI(1)	94.23	67.91	82.65	91.55	108.41	94.29	77.19	70.56	66.07	57.84
WCS differential to WTI	(18.27)	(13.04)	(25.89)	(19.86)	(12.80)	(14.53)	(14.64)	(13.58)	(11.49)	(12.47)
WCS(2)	75.95	54.87	56.75	71.69	95.61	79.76	62.55	56.98	54.58	45.37
WDB(3)	73.39	52.98	53.25	68.62	93.92	77.77	60.63	55.21	52.81	43.28
Condensate at Edmonton	94.04	68.44	83.45	87.26	108.33	96.38	79.22	69.59	66.64	58.32

Natural gas (CAD$/GJ)
AECO 5A	5.04	3.44	4.85	3.95	6.86	4.49	4.41	3.41	2.93	2.99

Electricity (CAD$/MWh)
Alberta power pool	161.88	102.37	213.64	221.90	121.51	90.47	107.23	100.27	104.73	97.26

Foreign exchange rate(4)	1.3019	1.2536	1.3577	1.3059	1.2766	1.2662	1.2600	1.2602	1.2280	1.2663

(1)	As per NYMEX oil futures contract.
(2)	Reflects heavy oil prices at Hardisty, Alberta.
(3)	Blend stream comprised of Sunrise Dilbit Blend, Hangingstone Dilbit Blend, and Leismer Corner Blend.
(4)	US$ to CAD$ annual or quarterly average exchange rates reported by the Bank of Canada.

Oil Sales

Oil sales for 2022 and 2021 were CAD$998.8 million and CAD$270.7 million, respectively. The difference was primarily due to the inclusion of a full year of oil sales from the Expansion Asset and Demo Asset in 2022.

Royalties

Royalties paid by Greenfire are crown royalties to the Province of Alberta. Alberta oil sands royalty projects are based on government prescribed pre- and post-payout royalty rates, which are determined on a sliding scale using the Canadian dollar equivalent WTI benchmark price.

Royalties for a pre-payout project are based on a monthly calculation that applies a royalty rate (ranging from one percent to nine percent, based on the Canadian dollar equivalent WTI benchmark price) to the gross revenues from the project. Gross revenues are sales revenues less diluent costs and transportation costs. The Expansion Asset is a pre-payout project.

Royalties for a post-payout project are based on an annualized calculation that uses the greater of: (1) the gross revenues multiplied by the applicable royalty rate (one percent to nine percent, based on the Canadian dollar equivalent WTI benchmark price); or (2) the net revenues of the project multiplied by the applicable royalty rate (25 percent to 40 percent, based on the Canadian dollar equivalent WTI benchmark price). Net revenues are sales revenues less diluent costs, transportation costs, and allowable operating and capital costs. The Demo Asset is a post-payout project, which is currently assessed using gross revenues, as described above. The Demo Asset may become assessable using net revenues, as described above, early in 2024, depending on actual production performance, oil prices and costs.

Royalties for 2022 of CAD$6.67/bbl were higher compared to royalties for 2021 of CAD$3.30/bbl, primarily due to higher WTI benchmark oil prices.

The following table shows royalties by non-diluted bitumen sales barrels for the periods indicated:

	Year ended December 31,
(CAD$ in thousands, unless otherwise noted)	2022	2021(1)
Royalties	50,064	9,543
– (CAD$/bbl)	6.67	3.30

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.

Risk Management Contracts

Greenfire uses commodity risk management contracts to manage commodity price risk on oil sales and operating expenses. Greenfire may also use foreign exchange risk management contracts to reduce its exposure to foreign exchange risk associated with its interest payments on its U.S. dollar denominated term debt. The calculated fair value of the risk management contracts relies on external observable market data including quoted forward commodity prices and foreign exchange rates. The resulting fair value estimates may not be indicative of the amounts realized at settlement and as such are subject to measurement uncertainty.

Pursuant to the Greenfire Indenture, Greenfire was required to maintain a 12-month forward commodity price risk management program encompassing not less than 50% of the hydrocarbon output under the proved developed producing reserves forecast in the most recent reserves report, as determined by a qualified and independent reserves evaluator

Greenfire’s commodity price risk management program does not involve margin accounts that require posting of margin with increased volatility in underlying commodity prices. Financial risk management contracts are measured at fair value, with gains and losses on re-measurement included in the consolidated statements of comprehensive income (loss) in the period in which they arise.

Financial contracts

Greenfire’s financial risk management contracts are subject to master netting agreements that create the legal right to settle the instruments on a net basis. The following table summarizes the gross asset and liability positions of Greenfire’s individual risk management contracts that are offset in the consolidated balance sheets:

	Year ended December 31,
	2022		2021
(CAD$ in thousands)	Asset	Liability	Asset	Liability
Gross amount	21,375	(48,379)	—	35,677
Amount offset	(21,375)	21,375	—	—
Risk management contracts	—	27,004	—	35,677

Financial contracts settled in the period result in realized gains or losses based on the market price compared to the contract price and the notional volume outstanding. Changes in the fair value of unsettled financial contracts are reported as unrealized gains or losses in the period as the forward markets for commodities fluctuate and as new contracts are executed.

The following table shows Greenfire’s outstanding financial risk management contracts as of December 31, 2022:

	WTI-Fixed Price Swap		WCS Differential-Fixed Price Swap
Term	Volume (bbls)	Swap Price (US$/bbl)(1)	Volume (bbls)	Swap Price (US$/bbl)(1)
Q1 2023	833,827	64.07	1,250,739	(15.75)
Q2 2023	277,942	63.10	416,913	(15.75)

(1)	Presented as weighted average prices

	WTI-Put Options			WTI-Costless Collar
Term	Volume (bbls)	Strike Price (US$/bbl)	Volume (bbls)	Put Strike Price (US$/bbl)	Call Strike Price (US$/bbl)
Q1 2023	416,912	50.00	—	—	—
Q2 2023	138,971	50.00	847,717	50.00	71.15
Q3 2023	1,278,551	50.00	—	—	—
Q4 2023	371,169	50.00	742,337	50.00	108.25

Physical delivery purchase and sales contracts

Greenfire has entered into forward, fixed-priced, physical delivery, purchase and sales contracts to manage commodity price risk. These contracts are not considered to be derivatives and therefore are not recorded at fair value. They are considered purchase and sales contracts for Greenfire’s own use and are recorded at cost at the time of a transaction.

In December 2022, with WCS differentials having widened, Greenfire elected to monetize a portion of its WCS differential hedges in May 2023 through September 2023. Total WCS differential volumes of 1.5 mmbbls were monetized at a WCS differential price of US$22.60/bbl, for an average gain of US$7.46/bbl and total monetized value of approximately CAD$15.0 million. Greenfire continues to maintain WCS differential hedges in January 2023 through September 2023 to protect against potential continued near-term volatility in the WCS differential.

The following table shows outstanding physical contracts at December 31, 2022:

	WCS Differential-Fixed Price Swap		AECO-Fixed Price Swap
Term	Volume (bbls)	Swap Price(1) US$/bbl	Volume (GJ/day)	Swap Price ($/GJ)
Q1 2023	—	—	—	—
Q2 2023	248,000	(15.48)	—	—
Q3 2023	379,000	(14.92)	—	—

(1)	Presented as weighted average prices

Realized and Unrealized Risk Management Contracts

In 2022, we recorded total risk management contract losses of CAD$121.5 million compared to total risk management contract losses of CAD$39.3 million in 2021. The realized risk management contracts loss for 2022 of CAD$122.4 million (CAD$3.6 million realized loss in 2021) was primarily a result of the market prices for WTI settling at levels above those set in the risk management contracts outstanding during the year. The unrealized gain on risk management contracts of CAD$0.9 million for 2022 (CAD$35.7 million unrealized loss in 2021) was primarily a result of the market prices for WTI settling at levels below those set at the end of 2021.

The fair value of our risk management contracts resulted in a net current liability of CAD$27.0 million at December 31, 2022.

The following table shows realized and unrealized gain (loss) on commodity price risk management contracts in 2022 and 2021:

	Year ended December 31,
(CAD$ in thousands)	2022	2021(1)
Realized gain (loss)	(122,408)	(3,614)
Unrealized gain (loss)	930	(35,677)
Consolidated Gain (Loss)	(121,478)	(39,291)

Realized gain (loss) (CAD$/bbl)	(16.30)	(1.25)
Unrealized gain (loss) (CAD$/bbl)	0.12	(12.36)
Consolidated Gain (Loss) (CAD$/bbl)	(16.17)	(13.61)

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.

Diluent Expense

In order to facilitate pipeline transportation of bitumen, Greenfire uses condensate as diluent for blending at the Expansion Asset and for trucked volumes from the Demo Asset that are delivered to the Truck Rack located at the Expansion Asset. Greenfire’s diluent expense includes the cost of diluent plus the pipeline transportation of the diluent from Edmonton to the Expansion Asset facility via the Inter Pipeline Polaris Pipeline. Diluent expense for 2022 and 2021 were CAD$14.90/bbl and CAD$14.62/bbl, respectively.

The following table shows diluent expense for the years ended 2022 and 2021:

	Year ended December 31,
(CAD$ in thousands, unless otherwise noted)	2022	2021(1)
Diluent expense	368,015	94,623
(CAD$/bbl)	14.90	14.62

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.

Transportation and Marketing Expense

Transportation expense at the Expansion Asset includes the costs to move production from the facility to the sales point in Edmonton, Alberta, via the Enbridge Lateral Pipeline and Enbridge Waupisoo Pipeline. At the Demo Asset, transportation expenses relate to the trucking of bitumen from the facility to various pipeline and rail sales points, including to the Truck Rack commissioned at the Expansion Asset facility on October 12, 2022.

Greenfire’s transportation and marketing expense for 2022 was CAD$9.03/bbl, which was higher than the comparative period of CAD$8.33/bbl in 2021. The increase was primarily due to higher trucking costs at the Demo Asset as well as an increase in fees paid to the Petroleum Marketer as a result of higher WTI market prices.

The following table shows transportation expenses for the years ended 2022 and 2021:

	Year ended December 31,
(CAD$ in thousands, unless otherwise noted)	2022	2021(1)
Pipeline transportation(2)	39,133	12,019
Trucking expense	16,268	9,155
Marketing fees(3)	12,441	2,884
Total transportation and marketing	67,842	24,057

Pipeline transportation (CAD$/bbl)	6.35	6.25
Trucking expense (CAD$/bbl)	12.04	9.51
Marketing fees(3) (CAD$/bbl)	1.66	1.00
Total transportation and marketing (CAD$/bbl)	9.03	8.33

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.
(2)	Expansion Asset pipeline transportation includes marketing fees paid to our Petroleum Marketer.
(3)	Marketing fees for the Demo Asset include marketing fees paid to our Petroleum Marketer and terminal fees.

Operating Expenses

Operating expenses include energy operating expenses and non-energy operating expenses. Energy operating expenses include the cost of natural gas to generate steam and electricity to operate Greenfire’s facilities. Non-energy operating expenses relate to production-related operating activities, including staff, contractors and associated travel and camp costs, chemicals and treating, insurance, property tax, greenhouse gas fees, equipment rentals, maintenance and site administration, among other costs.

Greenfire’s energy operating expenses for 2022 were CAD$11.35/bbl, which were higher than the energy operating expenses of CAD$9.93/bbl in 2021. The higher per barrel energy operating expenses in 2022 was primarily related to higher natural gas and power prices as pricing has remained high due to the ongoing conflict in Ukraine, among other factors.

Greenfire’s non-energy operating expenses for 2022 were CAD$10.06/bbl, which was lower than non-energy operating expenses of CAD$10.75/bbl in 2021, primarily due to the minor turnaround being expensed in 2021, while the major turnaround in 2022 was capitalized. In addition, the decrease in non-energy operating expenses in 2022 was partly offset by inflationary pressures on the cost of goods and services.

The following table shows Greenfire’s operating expenses for the periods indicated:

	Year ended December 31,
(CAD$ in thousands, unless otherwise noted)	2022	2021(1)
Operating expenses – energy	85,232	28,674
Operating expenses – non-energy	75,594	31,037
Operating expenses	160,826	59,710

Operating expenses – energy (CAD$/bbl)	11.35	9.93
Operating expenses – non-energy (CAD$/bbl)	10.06	10.75
Operating expenses (CAD$/bbl)	21.41	20.68

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.

Annual Production Costs

Annual production costs include energy production costs and non-energy production costs. Energy production costs include the cost of natural gas to generate steam and electricity to operate Greenfire’s facilities. Non-energy production costs relate to production-related operating activities, including staff, contractors and associated travel and camp costs, chemicals and treating, insurance, greenhouse gas fees, equipment rentals, maintenance and site administration, among other costs.

Greenfire’s energy production costs for 2022 were CAD$11.35/bbl, which were higher than the energy production costs of CAD$9.93/bbl in 2021. The higher per barrel energy production costs in 2022 was primarily related to higher natural gas and power prices as pricing has remained high due to the ongoing conflict in Ukraine, among other factors.

Greenfire’s non-energy production costs for 2022 were CAD$9.65/bbl, which was lower than non-energy production costs of CAD$10.31/bbl in 2021, primarily due to the minor turnaround being expensed in 2021, while the major turnaround in 2022 was capitalized. In addition, the decrease in non-energy production costs in 2022 was partly offset by inflationary pressures on the cost of goods and services.

The following table shows Greenfire’s annual production costs for the periods indicated:

	Year ended December 31,
(CAD$ in thousands, unless otherwise noted)	2022	2021(1)
Annual production costs – energy	85,232	28,674
Annual production costs – non-energy	72,452	29,770
Annual production costs(2)	157,684	58,443

Average annual production costs – energy (CAD$/bbl)	11.35	9.93
Average annual production costs – non-energy (CAD$/bbl)	9.65	10.31
Average annual production costs(2) (CAD$/bbl)	21.00	20.24

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.
(2)	Annual production costs excludes ad valorem, severance, and similar production taxes.

General & Administrative Expenses

General and administrative (“G&A”) expenses include head office and corporate costs such as salaries and employee benefits, office rent, independent third-party audit and engineering services, and administrative recoveries earned for operating exploration and development activities on behalf of our working interest partners, among other costs. G&A expenses primarily fluctuates with head office staffing levels and the level of operated exploration and development activity during the period. G&A may also include expenses related to corporate strategic initiatives, if any.

G&A expenses of CAD$1.47/bbl for 2022 were higher than CAD$1.14/bbl in 2021 primarily due to higher legal fees, audit fees and tax services of CAD$0.43/bbl year over year, offset by other items. These higher legal fees, audit fees and tax services were primarily as a result of the various corporate strategic initiatives and multiple amendments to the Greenfire Indenture, among other items.

The following table shows general and administrative expenses for the periods indicated.

	Year ended December 31,
(CAD$ in thousands, unless otherwise noted)	2022	2021(1)
General and administrative expenses	11,019	3,285
(CAD$/bbl)	1.47	1.14

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.

Interest and Finance Expenses

Interest and finance expense includes coupon interest, amortization of debt issue costs and issuer discount, redemption premiums on long term debt, interest on letter of credit facilities and other interest charges. Coupon interest and required redemption premiums related to long term debt are accrued and paid according to the Greenfire Indenture.

In 2022, total interest and finance expenses were CAD$77.1 million, compared to CAD$25.1 million in 2021, with the increase primarily related to higher interest expense on long term debt, in addition to the higher amortization of debt issuance costs and issuer discount as a result of principal repayments of the Greenfire Bonds completed on May 26, 2022, and November 28, 2022. See the section under the heading “— Capital Resources and Liquidity” for a discussion of Greenfire’s indebtedness.

The following table shows interest and finance expenses for the periods indicated.

	Year ended December 31,
(CAD$ in thousands)	2022	2021(1)
Interest and financing expense on long-term debt	44,322	20,674
Accretion on long-term debt	29,854	2,152
Other cash interest	2,155	1,926
Accretion of decommissioning obligations	743	298
Total interest and finance expense	77,074	25,050

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.

Depletion and Depreciation

Greenfire depletes crude oil properties on a unit-of-production basis over estimated total recoverable proved plus probable (2P) reserves. The depletion base consists of the historical net book value of capitalized costs, plus the estimated future costs required to develop Greenfire’s estimated recoverable proved plus probable reserves. The depletion base excludes exploration and the cost of assets that are not yet available for use.

The unit-of-production rate accounts for expenditures incurred to date, together with estimated future development expenditures required to develop those proved reserves. This rate, calculated at a facility level, is then applied to our sales volume to determine depletion each period. We believe that this method of calculating depletion charges each barrel of crude oil equivalent sold with its proportionate share of the cost of capital invested over the total estimated life of the related asset as represented by 2P reserves.

Total depletion and depreciation expense of CAD$9.06/bbl for 2022 was slightly lower than CAD$9.38/bbl in 2021 primarily due to an overallocation of bitumen production in September 2021 related to the timing of the closing of the JACOS

Acquisition, which resulted in higher 2021 depletion and depreciation expense.

The following table shows depletion and depreciation expense for the periods indicated:

	Year ended December 31,
(CAD$ in thousands, unless otherwise noted)	2022	2021(1)
Depletion and depreciation expense	68,027	27,071
– (CAD$/bbl)	9.06	9.38

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.

Other Income and Expenses

In 2022, other income and expenses was income of approximately CAD$0.2 million, consisting primarily of full year interest earnings from savings accounts and short-term investments, partially offset by restructuring costs incurred after the JACOS Acquisition. In 2021, other income and expenses was an expense of CAD$8.4 million and was primarily related to restructuring costs of CAD$4.6 million incurred after the JACOS Acquisition. In addition, Greenfire recognized a revaluation loss of CAD$3.8 million, primarily as a result of an adjustment to the discount rate applied to decommissioning liabilities after the closing of the JACOS Acquisition. This adjustment was a reduction of the discount rate of 20%, which was the rate initially used to measure the fair value of decommissioning liabilities in the purchase price allocation of JACOS, to 12%, which is the credit-adjusted discount rate used to measure the fair value of decommissioning liabilities on Greenfire’s balance sheet. This reduction in discount rate resulted in a larger decommissioning liability on Greenfire’s balance sheet and a revaluation loss on the income statement. This revaluation loss of CAD$3.8 million also included derecognition of own-use physical fixed price purchase contracts.

Foreign Exchange Loss (Gain)

Greenfire’s foreign exchange loss (gain) is driven by fluctuations in the U.S. dollar to Canadian dollar exchange rate that apply to its long-term debt that is denominated in U.S. dollars. In 2022 the Canadian dollar weakened relative to the U.S. dollar, resulting in a foreign exchange loss of CAD$26.1 million, compared to a foreign exchange loss of CAD$1.5 million in 2021, primarily related to the note principal and interest components of Greenfire’s U.S. dollar denominated debt.

Taxes

At December 31, 2022, Greenfire recognized a deferred tax asset of CAD$87.7 million (December 31, 2021 — $0) in the year ended December 31, 2022. As a result of improved commodity prices, the deferred tax asset has been recognized to the extent that it is probable that future taxable income will be available against which the temporary difference can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

The following table shows income tax expense for the periods indicated.

	Year ended December 31,
(CAD$ in thousands)	2022	2021(1)
Income (loss) before taxes	$44,017	$661,444
Expected statutory income tax rate	23.00%	23.00%
Expected income tax expense (recovery)	10,124	152,132
Gain on business combination	—	(159,609)
Permanent differences	7,327	15,401
Unrecognized deferred income tax (asset) liability	(105,132)	(7,924)
Deferred income tax expense (recovery)	$(87,681)	$—

(1)	Certain accounts were consolidated into permanent differences for presentation purposes.

Greenfire had approximately CAD$1.8 billion in tax pools and loss carry forwards in the year ended December 31, 2022 (December 31, 2021 — CAD$1.9 billion) including approximately CAD$1.4 billion in non-capital losses available for immediate deduction against future income. Greenfire’s non-capital losses have an expiry profile between 2033 and 2042.

As of December 31, 2022, Greenfire had the following tax pools, which may be used to reduce taxable income in future years, limited to the applicable rates of utilization:

	Year ended December 31,
(CAD$ in thousands)	2022	2021
Undepreciated capital costs	321,000	300,000
Resource pools	49,000	64,000
Non-capital losses	1,402,000	1,544,000
Other	20,000	—
Total Canadian federal tax pools	1,791,000	1,908,000

Net Income (Loss) and Comprehensive Income (Loss) and Adjusted EBITDA

Net income (loss) and comprehensive income (loss) is the most directly comparable GAAP measure for adjusted EBITDA, which is a non-GAAP measure. In 2022, Greenfire had adjusted EBITDA of CAD$218.0 million, compared to CAD$75.5 million in 2021. The improved results in 2022 were primarily due to the inclusion of a full year of oil sales from the Expansion Asset and Demo Asset in 2022 and higher commodity pricing.

The following table is a reconciliation of net income (loss) and comprehensive income (loss) to adjusted EBITDA:

	Year ended December 31,
(CAD$ in thousands)	2022	2021(1)
Net income (loss) and comprehensive income (loss)	131,698	661,444
Add (deduct):
Income tax recovery	(87,681)	—
Unrealized (gain) loss risk management contracts	(930)	35,677
Acquisition transaction costs	2,769	10,318
Stock based compensation	1,183	—
Depletion and depreciation	68,027	27,071
Financing and interest	77,074	25,050
Foreign exchange loss	26,099	1,512
Gain on acquisitions	—	(693,953)
Other income and expenses(2)	(206)	8,373
Adjusted EBITDA(3)	218,033	75,492

(1)	Results are from operations that began at the Expansion Asset after the acquisition of JACOS on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.
(2)	Refer to section under the heading “— Other Income and Expenses” for additional information.
(3)	Non-GAAP measures do not have any standardized meaning prescribed by IFRS and may not be comparable with the calculation of similar measures presented by other entities. Refer to the Non-GAAP Measures section in this MD&A for further information.

Decommissioning Liability

Greenfire’s decommissioning liabilities result from net ownership interests in oil assets including well sites, gathering systems and processing facilities. We estimate the total undiscounted amount of cash flows required to settle Greenfire’s decommissioning liabilities to be approximately CAD$206.5 million. A credit-adjusted discount rate of 12% and an inflation rate of 2.0% were used to calculate the decommissioning liabilities. A 1.0% change in the credit-adjusted discount rate would impact the discounted value of the decommissioning liabilities by approximately CAD$1.1 million with a corresponding adjustment to PP&E or net income (loss). We expect to settle decommissioning liabilities for periods through the year 2071.

The table below shows decommissioning liability for the periods indicated:

	Year ended December 31,
(CAD$ in thousands)	2022	2021
Balance, beginning of period	5,517	—
Initial recognition	—	1,957
Revaluation	1,283	3,262
Accretion expense	743	298
Balance, end of period	7,543	5,517

Capital Resources and Liquidity

The Company’s capital management objective is to maintain financial flexibility and sufficient liquidity to execute on planned capital programs, while meeting short and long-term commitments, including servicing and repaying long term debt. The Company strives to actively manage its capital structure in response to changes in economic conditions and further deleverage its balance sheet.

At June 30, 2023, Greenfire’s capital structure summarized was primarily comprised of cash and cash equivalents, restricted cash and long-term debt.

Management believes the Company’s current capital resources, including its ability to borrow or raise additional funds, and its ability to manage cash flow and working capital levels, will allow the Company to meet its current and future obligations, to make scheduled interest and principal payments, and to fund the other needs of the business.

However, the Company may be unable to borrow or raise sufficient funds or enter into such other arrangements, when needed, on favorable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our shareholders will be, or could be, diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our shareholders. Sales of a substantial number of Common Shares in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our Common Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Shares. The Total Resale Shares being offered for resale in this prospectus represent approximately 73% of our current total outstanding Common Shares, assuming the exercise of all Company Warrants. The sale of all Total Resale Shares could result in a significant decline in the public trading price of our Common Shares. In addition, following the Business Combination, we had 7,526,667 Company Warrants and 3,617,016 Company Performance Warrants outstanding. Whether holders will exercise their warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of the Common Shares. The Company Warrants have an exercise price of $11.50 per share, and the Company Performance Warrants have an exercise price that ranges from CAD$2.14 to CAD$11.08. The last reported sales price for the Common Shares on the NYSE on October 19, 2023 was $6.18 per share. Those warrants may not be, or remain, in the money during the period they are exercisable and the they may not be exercised prior to their maturity, even if they are in the money, and as such, we may receive minimal proceeds, if any, from the exercise of warrants. To the extent that any of the warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of warrants to fund our operations.

Long Term Debt

During the year ended December 31, 2021, Greenfire issued the 2025 Notes. The 2025 Notes had an original issuer discount of 3.5% and an interest rate of 12.00% per annum, payable semi-annually, with a maturity date on August 15, 2025. The 2025 Notes were secured by a first priority lien on substantially all the assets of Greenfire and its wholly owned subsidiaries.

Concurrently with the Business Combination, the Company issued US$300 million aggregate principal amount of senior secured notes, which were issued at a price of US$980.00 per US$1,000.00 principal amount (the ‘New Notes’). The New Notes mature on October 1, 2028, and have a fixed coupon of 12.0% per annum, paid semi-annually on April 1 and October 1 of each year, commencing on April 1, 2024.

The Company has used a portion of the net proceeds from the New Notes to retire the 2025 Notes pursuant to a tender offer (the “Tender Offer”) that settled on the closing date of the Business Combination. An aggregate of US$217,934,000 principal amount of 2025 Notes, or 99.99954% of the aggregate principal amount outstanding, were validly tendered pursuant to the Tender Offer. The tender price paid for the 2025 Notes was US$1,065.00 per US$1,000 principal amount of the 2025 Notes validly tendered and accepted for purchase pursuant to the Tender Offer, plus accrued and unpaid interest up to, but not including, the settlement date. The remaining 2025 Notes will be redeemed on or about October 5, 2023, in accordance with a notice of redemption issued by Greenfire on September 5, 2023. The Greenfire Indenture governing the 2025 Notes was satisfied and discharged concurrently with the closing of the Business Combination.

In connection with the refinancing of the 2025 Notes, the Company also entered into a credit agreement, dated as of September 30, 2023, with Bank of Montreal, as agent, and a syndicate of certain other financial institutions as lenders to provide for senior secured extendible revolving credit facilities of up to CAD$50 million.

Restricted Cash and Letter of Credit Facilities

Greenfire has a credit facility with the Petroleum Marketer (“Credit Facility”) that it has used to issue CAD$51.5 million in letters of credit related to the Company’s long-term pipeline transportation agreements as of December 31, 2022. Under the terms of the Credit Facility, for the 24-month period beginning in October 2021, Greenfire is required to contribute cash to a cash-collateral account (the “Reserve Account”) until the balance of the Reserve Account is equal to 105% of the aggregate face value of the Credit Facility.

As of December 31, 2021, Greenfire had CAD$8.7 million in restricted cash, which consisted of $8.0 million contributed restricted cash in the Reserve Account and CAD$0.7 million of restricted cash that collateralizes the Company’s credit cards and other transportation commitments.

In 2022, Greenfire obtained a CAD$15.0 million cash-collateralized, demand revolving credit facility (the “Demand Facility”), to be used exclusively for issuing letters of credit, which bears interest at 1.5% per annum. During 2022, Greenfire transferred CAD$4.7 million in letters of credit and restricted cash collateral from the Credit Facility and the Reserve Account to the Demand Facility. There was no net change in restricted cash or unrestricted cash as a result of this transfer. As of December 31, 2022, the Credit Facility had CAD$46.8 million of letters of credit outstanding, with restricted cash collateral of CAD$27.3 million, and the Demand Facility had CAD$8.0 million of letters of credit outstanding, with CAD$8 million of restricted cash collateral, which consisted of CAD$4.7 million transferred from the Credit Facility, and CAD$3.3 million related to Greenfire’s credit cards and other transportation commitments.

Working Capital (Deficit) and Adjusted Working Capital

Working capital (deficit) is a GAAP measure that is the most directly comparable measure to adjusted working capital. Adjusted working capital is comprised of current assets less current liabilities, and excludes the current portion of long-term debt and current portion of risk management contracts. Adjusted working capital is included within the non-GAAP measures because it is a less volatile measure of current assets and current liabilities, after isolating for current portion of long-term debt and current portion of risk management contracts. A surplus of adjusted working capital will result in a future net cash inflow to the business. Available funding allows management and other users to evaluate the Company’s short-term liquidity, and its capital resources available at a point in time.

In 2022, working capital (deficit) decreased to CAD$13.4 million from CAD$58.5 million in 2021, a difference of CAD$45.1 million, primarily due to a decrease in accounts receivable and inventory balances in 2022, when commodity prices were lower than 2021. In 2022, adjusted working capital decreased to CAD$76.9 million from CAD$82.5 million in 2021, primarily as a result of Greenfire realizing lower accounts receivable and inventory balances in 2022, when commodity prices were generally lower than in 2021.

As at June 30, 2023, Greenfire’s working capital increased to CAD$22.5 million from a working capital deficit of CAD$13.4 million as at December 31, 2022, a difference of CAD$35.9 million, primarily due to an increase in cash balances and inventories in 2023 from higher WCS benchmark oil prices, as well as a decrease to the current portion of risk management contracts.

As at June 30, 2023, Greenfire’s adjusted working capital increased to CAD$94.5 million from CAD$76.9 million as at December 31, 2022, a difference of CAD$17.6 million, primarily due to an increase in cash balances and inventories in 2023 from higher WCS benchmark oil prices.

The following tables show a reconciliation of working capital (deficit) to adjusted working capital for the periods indicated:

	Year ended December 31,
(CAD$ in thousands)	2022	2021
Current assets	123,527	139,960
Current liabilities	(136,921)	(198,504)
Working capital (deficit)	(13,394)	(58,544)
Current portion of risk management contracts	27,004	30,718
Current portion of long-term debt	63,250	110,359
Adjusted working capital(1)	76,860	82,533

(1)	Non-GAAP measures do not have any standardized meaning prescribed by IFRS and may not be comparable with the calculation of similar measures presented by other entities. Refer to the “— Non-GAAP Measures and Other Performance Measures” section in this MD&A for further information.

Three months ended June 30,
(CAD$ thousands)	2023
Current assets	134,542
Current liabilities	(112,032)
Working capital (deficit)	22,510
Current portion of risk management contracts	10,847
Current portion of long-term debt	61,156
Adjusted working capital(1)	94,513

(1)	Non-GAAP measures do not have any standardized meaning prescribed by IFRS and may not be comparable with the calculation of similar measures presented by other entities. Refer to “—Non-GAAP Measures and Other Performance Measures” for further information.

Commitments And Contingencies

As of June 30, 2023, Greenfire had lease commitments related to pipeline transportation services, and credit facility commitments associated with its pipeline transportation commitments. Future minimum amounts payable under those commitments are as follows:

Commitments

CAD$ (thousands)	2023	2024	2025	2026	2027	Beyond 2027	Total
Credit facility	9,784	-	-	-	-	-	9,784
Transportation	16,205	31,880	30,561	28,956	29,044	232,368	369,014
Total	25,989	31,880	30,561	28,956	29,044	232,368	378,798

Cash Flow Summary

The following tables show a summary of cash flows for the periods indicated:

	Year ended December 31,
(CAD$ in thousands, unless otherwise noted)	2022	2021(1)
Cash provided by (used in):
Operating activities	164,727	31,985
Financing activities	(123,638)	365,606
Investing activities	(63,746)	(336,528)
Exchange rate impact on cash and cash equivalents held in foreign currency	(2,849)	(194)
Change in cash and cash equivalents	(25,506)	60,869

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.

	Three months ended June 30,		Six months ended June 30,
($ thousands, unless otherwise indicated)	2023	2022	2023	2022
Cash provided by (used in):
Operating activities	23,640	67,553	19,114	98,241
Financing activities	(6)	(60,709)	(12)	(60,709)
Investing activities	(9,066)	(15,420)	(17,586)	(23,079)
Exchange rate impact on cash and cash equivalents held in foreign currency	(89)	(1,823)	(27)	(1,947)
Change in cash and cash equivalents	14,479	(10,399)	1,519	12,506

Cash Flow — Operating Activities

During the three months ended June 30, 2023, cash provided by operating activities was CAD$23.6 million compared to CAD$67.6 million in the same period in 2022, a decrease of CAD$44.0 million, and was primarily due to lower oil sales and lower WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

During the six months ended June 30, 2023, cash provided by operating activities was CAD$19.1 million compared to CAD$98.2 million in the same period in 2022, a decrease of CAD$79.1 million, and was primarily due to lower oil sales and lower WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset.

In 2022, cash provided by operating activities was CAD$164.7 million compared to CAD$32.0 million in 2021, a difference of CAD$132.7 million, primarily due to the inclusion of a full year of production volume of oil sales from both the Expansion Asset and Demo Asset in 2022 and the increase in oil sales attributable to higher commodity pricing as a result of the ongoing conflict in Ukraine and increased demand from the easing of COVID-19 restrictions. The increase in cash provided by operating activities in 2022 compared to 2021 was partially offset by higher risk management losses, mainly as a result of the market prices for WTI settling at levels above those set in Greenfire’s risk management contracts outstanding during the year. The increase was also offset by higher energy operating expenses from higher natural gas and power prices.

Based on current and forecasted production levels, operating expenses, property, plant and equipment expenditures, existing commodity price risk management contracts and current outlook for commodity prices, Greenfire expects cash from operating activities will be sufficient to cover its operational commitments and financial obligations under the New Notes and Greenfire’s letters of credit in the next 12 months.

Cash Flow — Financing Activities

During the three months ended June 30, 2023, cash used by financing activities was nil compared to CAD$60.7 million in the same period in 2022, a difference of CAD$60.7 million, and was due to a debt principal repayment of CAD$60.7 million in the three months ended June 30, 2022.

During the six months ended June 30, 2023, cash used by financing activities was nil compared to CAD$60.7 million in the same period in 2022, a difference of CAD$60.7 million, and was due to a debt principal repayment of CAD$60.7 million in the six months ended June 30, 2022.

In 2022, cash used in financing activities was CAD$123.6 million compared to cash provided by financing activities of CAD$365.6 million in 2021, a difference of CAD$489.2 million, primarily as a result of the issuance of the Greenfire Bonds in 2021 and partial redemptions of the Greenfire Bonds in 2022. That decrease was partially offset by higher property, plant and equipment expenditures in 2022 relating to Greenfire’s debottleneck projects to increase production and planned major turnarounds at both the Expansion Asset and Demo Asset that were capitalized.

Cash Flow — Investing Activities

During the three months ended June 30, 2023, cash used in investing activities was CAD$9.1 million compared to CAD$15.4 million in the same period in 2022, a difference of CAD$6.4 million, and was primarily due to a deferment of property, plant, and equipment expenditures commencing in current and preceding periods, which was in turn a result of lower commodity prices.

During the six months ended June 30, 2023, cash used in investing activities was CAD$17.6 million compared to CAD$23.1 million in the same period in 2022, a difference of CAD$5.5 million, and was primarily due to a deferment of property, plant, and equipment expenditures in current and preceding periods, which was in turn a result of lower commodity prices.

In 2022, cash used in investing activities was CAD$63.7 million compared to CAD$336.5 million in 2021, a difference of CAD$272.8 million, primarily due to the timing of the acquisition of the Demo Asset and the JACOS Acquisition in 2021.

Property, Plant and Equipment Expenditures

Total property, plant and equipment expenditures for the three months ended June 30, 2023 was CAD$1.9 million (2022 – CAD$7.7 million), consisting primarily of the following:

●	Refill Well Program - CAD$1.0 million was spent on initiating a Refill Well program at the Expansion Asset which will allow incremental bitumen production.

●	Demo Asset Plant 1 - CAD$0.4 million in capital spend for a project which is part of the overall capital program to debottleneck the Demo Asset facility to process additional production volumes by refurbishing and restarting an existing plant at the Demo Asset. The project’s primary objective is to utilize existing oil handling equipment in order to process greater production volume.

Total property, plant and equipment expenditures for the six months ended June 30, 2023 was CAD$4.4 million (2022 – CAD$12.9 million), consisting primarily of the following:

●	Small Projects and Sustaining Capital - CAD$2.1 million for various capital projects at both the Demo Asset and the Expansion Asset.

●	Demo Asset Plant 1 - CAD$1.3 million in capital spend for a project which is part of the overall capital program to debottleneck the Demo Asset facility to process additional production volumes by refurbishing and restarting an existing plant at the Demo Asset. The project’s primary objective is to utilize existing oil handling equipment in order to process greater production volume.

●	Refill Well Program - CAD$1.0 million was spent on initiating a Refill Well program at the Expansion Asset which will allow incremental bitumen production.

Total property, plant and equipment expenditures in 2022 were CAD$39.6 million, consisting primarily of the following:

●	“Major turnaround” property, plant and equipment expenditures for turnaround activities that maintain property, plant and equipment, provide benefit for future years of operations and are capitalized and depreciated on a straight-line basis over the period to the next turnaround. Major turnaround property, plant and equipment expenditures were CAD$3.0 million at the Demo Asset and CAD$5.3 million at the Expansion Asset.

●	Property, plant and equipment expenditures for produced water disposal facilities are expenditures to drill water disposal wells at both the Expansion Asset and the Demo Asset that are now in operation and help to alleviate water processing constraints in the central processing facility. Produced water disposal facilities expenditures were CAD$4.7 million for the Demo Asset and CAD$5.0 million for the Expansion Asset.

●	CAD$7.0 million for the Truck Rack at the Expansion Asset, which was completed in the fourth quarter of 2022. The Truck Rack is designed to receive trucked sales volume from the Demo Asset to reduce trucked distances and transportation costs.

●	CAD$4.3 million primarily at the Demo Asset for cooling facilities designed to lower the temperature of the inlet emulsion streams, which Greenfire management expects to lead to increased capacity as more emulsion is able to flow through the plant.

●	CAD$2.9 million for a project, which is part of the overall capital program, designed to debottleneck the Demo Asset to process additional production volumes by refurbishing and restarting an existing plant at the Demo Asset. The project’s primary objective is to increase processing capacity by using existing oil handling equipment.

●	CAD$3.9 million for various small and maintenance projects.

Cash Provided by Operating Activities and Adjusted Funds Flow

During the three months and six months ended June 30, 2023, Greenfire had cash provided by operating activities of CAD$23.6 million and CAD$19.1 million, respectively, compared to cash provided by operating activities of CAD$67.6 million and CAD$98.2 million, during the comparative periods in 2022. Cash provided by operating activities is the most directly comparable GAAP measure for adjusted funds flow, which is a non-GAAP measure. During the three months and six months ended June 30, 2023, Greenfire recorded adjusted funds flow of CAD$19.6 million and CAD$17.8 million, respectively, compared to CAD$50.0 million and CAD$106.7 million, during the same periods in 2022. The lower adjusted funds flow during the first and second quarters of 2023, was primarily a result of lower oil sales and lower WCS benchmark oil prices. Lower oil sales was a result of declining reservoir pressure resulting from short-term limitations of NCG availability for reservoir injection and unplanned downtime at the Expansion Asset, which was partially offset by lower property, plant and equipment expenditures.

Cash provided by operating activities is the most directly comparable GAAP measure for adjusted funds flow, which is a non-GAAP measure. In 2022, the Company had adjusted funds flow from operations of CAD$121.6 million, compared to CAD$34.3 million in 2021. The improved results in 2022 were primarily due to the inclusion of a full year of production volume and oil sales from the Expansion Asset and Demo Asset in 2022, as well as higher commodity pricing.

The following tables show a reconciliation of cash provided by operating activities to adjusted funds flow for the periods indicated:

	Year ended December 31,
(CAD$ in thousands, unless otherwise noted)	2022	2021(1)
Cash provided by operating activities	164,727	31,985
Changes in non-cash working capital	(3,570)	6,910
Property, plant and equipment expenditures	(39,592)	(4,594)
Adjusted funds flow(2)	121,565	34,301
Cash provided by operating activities (CAD$/bbl))	21.93	11.08
Changes in non-cash working capital (CAD$/bbl))	(0.48)	2.39
Property, plant and equipment expenditures (CAD$/bbl)	(5.27)	(1.59)
Adjusted funds flow (CAD$/bbl)(2)	$16.19	$11.88

(1)	Results are from operations that began at the Expansion Asset after the acquisition of JACOS on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.
(2)	Non-GAAP measures do not have any standardized meaning prescribed by IFRS and may not be comparable with the calculation of similar measures presented by other entities. Refer to the Non-GAAP Measures section in this MD&A for further information.

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands)	2023	2022	2023	2022
Cash provided by (used in) operating activities	23,640	67,553	19,144	98,241
Changes in non-cash working capital	(2,095)	(9,808)	3,130	21,334
Property, plant and equipment expenditures	(1,911)	(7,706)	(4,428)	(12,906)
Adjusted funds flow(1)	19,634	50,039	17,846	106,669
Cash provided by (used in) operating activities (CAD$/bbl)	14.44	34.80	5.40	24.04
Changes in non-cash working capital (CAD$/bbl)	(1.28)	(5.05)	0.88	5.22
Property, plant and equipment expenditures (CAD$/bbl)	(1.17)	(3.97)	(1.25)	(3.16)
Adjusted funds flow(1) (CAD$/bbl)	$11.99	$25.78	$5.04	$26.11

(1)	Non-GAAP measures do not have any standardized meaning prescribed by IFRS and may not be comparable with the calculation of similar measures presented by other entities. Refer to the “—Non-GAAP Measures and Other Performance Measures” for further information.

Non-GAAP Measures and Other Performance Measures

In this MD&A and elsewhere in this prospectus, we refer to certain financial measures (such as excess cash flow, adjusted EBITDA, adjusted funds flow, adjusted funds flow per barrel ($/bbl), adjusted working capital and net debt) which do not have any standardized meaning prescribed by IFRS. While these measures are commonly used in the oil and natural gas industry, our determination of these measures may not be comparable with calculations of similar measures presented by other issuers. Management believes that these financial measures provide useful information to evaluate the financial results of Greenfire.

Excess Cash Flow

Change in cash and cash equivalents is an IFRS measure in the Company’s consolidated statement of cash flows, which is the most directly comparable financial statement measure to excess cash flow. A reconciliation from change in cash and cash equivalents to excess cash flow has been provided in the table below. These measures are not intended to represent change in cash and cash equivalents, net earnings or other measures of financial performance calculated in accordance with IFRS.

Excess cash flow is a non-GAAP financial measure that allows the Company to determine the amount of scheduled bond principal repayments. Under the indenture that governed the 2025 Notes, Greenfire was obligated to redeem a portion of the outstanding 2025 Notes equal to 75% of its excess cash flow in every six-month period. The table below shows that the excess cash flow during the three months and six months ended June 30, 2023 were CAD$22.5 million and CAD$13.6 million, respectively, compared to excess cash flow of CAD$58.4 million and CAD$86.5 million, respectively, during the comparative periods in 2022.

The following tables show a reconciliation of change in cash and cash equivalents to excess cash flow for the periods indicated:

	Year ended December 31,
(CAD$ in thousands)	2022	2021(1)
Change in cash and cash equivalents	(25,506)	60,869
Change in restricted cash	26,613	8,140
Repayment of long-term debt	123,612	—
Excess cash flow	124,719	69,009

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands)	2023	2022	2023	2022
Change in cash and cash equivalents	14,479	(10,399)	1,519	12,506
Change in restricted cash	8,000	8,100	12,050	13,317
Repayment of long-term debt	-	60,691	-	60,691
Excess cash flow	22,479	58,392	13,569	86,514

Adjusted EBITDA

Net income (loss) and comprehensive income (loss) is the most directly comparable GAAP measure for adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is calculated as net income (loss) before interest and financing expenses, income taxes, depletion, depreciation and amortization, and is adjusted for certain non-cash items, or other items that are not considered part of normal business operations. Adjusted EBITDA is used to measure Greenfire’s profitability from its underlying asset base on a continuing basis. This measure is not intended to represent net income (loss) and comprehensive income (loss) in accordance with IFRS.

The following tables show a reconciliation of net income (loss) and comprehensive income (loss) to adjusted EBITDA for the periods indicated:

	Year ended December 31,
(CAD$ in thousands)	2022	2021(1)
Net income (loss) and comprehensive income (loss)	131,698	661,444
Add (deduct):
Income tax recovery	(87,681)	—
Unrealized (gain) loss risk management contracts	(930)	35,677
Acquisition transaction costs	2,769	10,318
Stock based compensation	1,183	—
Depletion and depreciation	68,027	27,071
Financing and interest	77,074	25,050
Foreign exchange loss	26,099	1,512
Gain on acquisitions	—	(693,953)
Other income and expenses(2)	(206)	8,373

Adjusted EBITDA	218,033	75,492

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.
(2)	Refer to section under the heading “— Other Income and Expenses” for additional information.

	Three Months Ended June 30,		Six Months Ended June 30,
(CAD$ in thousands)	2023 Estimated	2022 Actual	2023 Estimated	2022 Actual
Net income (loss) and comprehensive income (loss)	24,355	45,473	7,677	(56,953)
Add (deduct):
Income tax recovery	3,095	—	(518)	—
Unrealized (gain) loss risk management contracts	(11,134)	(28,182)	(16,157)	114,410
Acquisition transaction costs	1,914	—	4,241	—
Stock based compensation	325	—	650	—
Depletion and depreciation	17,120	17,312	38,035	35,674
Financing and interest	5,398	22,160	20,714	45,261
Foreign exchange loss	(6,226)	13,062	(6,529)	7,076
Gain on acquisitions	—	—	—	—
Other income and expenses(1)	(458)	620	(666)	1,386

Adjusted EBITDA(2)	34,389	70,445	47,447	146,854

(1)	For the three and six months ended June 30, 2023, other income and expenses consisted primarily of approximately $0.6 million and $0.8 million, respectively, in interest earnings from savings accounts and short-term investments, amongst other items. For the three and six months ended June 30, 2022, other income and expenses was primarily related to restructuring costs of approximately $0.6 million and $1.3 million, respectively, incurred after the JACOS Acquisition.
(2)	Non-GAAP measures do not have any standardized meaning prescribed by IFRS and may not be comparable with the calculation of similar measures presented by other entities. Refer to the section titled “— Non-GAAP Measures and Other Performance Measures” under the section “Greenfire Management’s Discussion and Analysis of Financial Results of Operations” of this prospectus for further information.

Adjusted Funds Flow

Cash provided by operating activities is the most directly comparable GAAP measure for adjusted funds flow, which is a non-GAAP measure. Management uses adjusted funds flow as an indicator of the efficiency and liquidity of Greenfire’s business, measuring its funds after capital investment that is available to manage debt levels and return capital to stakeholders. This measure is not intended to represent cash provided by operating activities, net earnings or other measures of financial performance calculated in accordance with IFRS. We compute adjusted funds flow as cash provided by operating activities, excluding the impact of changes in non-cash working capital, less property, plant and equipment expenditures.

The following tables show a reconciliation of cash provided by operating activities to adjusted funds flow:

	Year ended December 31,
(CAD$ in thousands)	2022	2021(1)
Cash provided by operating activities	164,727	31,985
Changes in non-cash working capital	(3,570)	6,910
Property, plant and equipment expenditures	(39,592)	(4,594)
Adjusted funds flow	121,565	34,301

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.

	Three months ended June 30,		Six months ended June 30,
(CAD$ thousands)	2023	2022	2023	2022
Cash provided by (used in) operating activities	23,640	67,553	19,144	98,241
Changes in non-cash working capital	(2,095)	(9,808)	3,130	21,334
Property, plant and equipment expenditures	(1,911)	(7,706)	(4,428)	(12,906)
Adjusted funds flow(1)	19,634	50,039	17,846	106,669

(1)	Non-GAAP measures do not have any standardized meaning prescribed by IFRS and may not be comparable with the calculation of similar measures presented by other entities. Refer to the “—Non-GAAP Measures and Other Performance Measures” for further information.

Adjusted Working Capital

Working capital (deficit) is a GAAP measure that is the most directly comparable measure to adjusted working capital. These measures are not intended to represent current assets, net earnings or other measures of financial performance calculated in accordance with IFRS. Adjusted working capital is comprised of current assets less current liabilities on the Company’s balance sheet, and excludes the current portion of risk management contracts and current portion of long-term debt, the latter of which is subject to estimates in future commodity prices, production levels and expenses, among other factors. See the “Reconciliation of Working Capital (Deficit) to Adjusted Working Capital” table above for a reconciliation of working capital (deficit) to adjusted working capital. Adjusted working capital is included within the non-GAAP measures because it is a less volatile measure of current assets and current liabilities, after isolating for current portion of long-term debt and current portion of risk management contracts, a surplus of adjusted working capital will result in a future net cash inflow to the business that can be used by management to evaluate the Company’s short-term liquidity and its capital resources available at a point in time. A deficiency of adjusted working capital will result in a future net cash outflow, which may result in the Company not being able to settle short-term liabilities more than current assets.

Net debt

Long-term debt is a GAAP measure that is the most directly comparable financial statement measure to net debt. These measures are not intended to represent long-term debt calculated in accordance with IFRS. Net debt is comprised of long-term debt, adjusted for current assets and current liabilities on Greenfire’s balance sheet, and excludes the current portion of risk management contracts. Management uses net debt to monitor the Company’s current financial position and to evaluate existing sources of liquidity. Net debt is used to estimate future liquidity and whether additional sources of capital are required to fund planned operations.

The following tables show a reconciliation of long-term debt to net debt for the periods indicated:

	As at December 31,
(CAD$ in thousands)	2022	2021(1)
Long-term debt	(191,158)	(215,210)
Current assets	123,527	139,960
Current liabilities	(136,921)	(198,504)
Current portion of risk management contracts	27,004	30,718
Net debt	(177,548)	(243,036)

(1)	Results are from operations that began at the Expansion Asset after the JACOS Acquisition on September 17, 2021 and at the Demo Asset when it was acquired on April 5, 2021.

	As at June 30,	As at December 31,
(CAD$ in thousands)	2023	2022
Long-term debt	(185,649)	(191,158)
Current assets	134,542	123,527
Current liabilities	(112,032)	(136,921)
Current portion of risk management contracts	10,847	27,004
Net debt	(152,292)	(177,548)

Non-GAAP Financial Ratios

Dollar per barrel ($/bbl) figures are based upon sold bitumen barrels unless otherwise noted. Management monitors and reviews financial information on a per barrel basis for comparability to prior period results and to analyze Greenfire’s competitiveness relative to its peer group.

Related Party Transactions

Greenfire’s related parties consist of key management personnel, which includes directors and officers of Greenfire as key management personnel. The following table shows the amount of related party transaction for the periods indicated:

	Year ended December 31,
(CAD$ in thousands)	2022	2021
Salaries, benefits, and director fees	1,978	873

Critical Accounting Policies and Estimates

Greenfire’s critical accounting policies and estimates are those estimates having a significant impact on the financial position and operations that require management to make judgements, assumptions and estimates in the application of IFRS. Judgements, assumptions and estimates are based on the historical experience and other factors that management believes to be reasonable under current conditions. As events occur and additional information becomes available, these judgements, assumptions and estimates may be subject to change. Detailed disclosure of the significant accounting policies and the significant accounting estimates, assumptions and judgements can be found in Greenfire’s financial statements for the period ended December 31, 2022.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosure about Market Risk

We are exposed to market risk, including the effects of adverse changes in commodity prices and exchange rates. The primary objective of the following information is to provide quantitative and qualitative information about our potential exposure to market risks. The term “market risk” refers to the risk of loss arising from adverse changes in commodity prices and currency exchange rates. The disclosures are not meant to be precise indicators of expected future losses, but rather indicators of reasonably possible losses. All of our market risk sensitive instruments were entered into for purposes other than speculative trading. Also, gains and losses on these instruments are generally offset by losses and gains on the offsetting expenses.

Commodity price risk

The Company’s major market risk exposure is in the pricing that we receive for Greenfire’s bitumen production. Bitumen prices have been volatile and unpredictable for several years, and this volatility may continue in the future. The prices we receive for Greenfire’s bitumen production depend on many factors outside of our control, such as the strength of the global economy and global supply and demand for oil and gas.

To reduce the impact of fluctuations in bitumen prices on our revenues, we periodically enter into forward, fixed-priced, physical delivery, purchase and sales contracts to manage commodity price risk, as descried above under the heading “—Risk Management Contracts.” We plan to continue our practice of entering into such transactions to reduce the impact of commodity price volatility on our cash flow from operations. Future transactions may include price swaps whereby we will receive a fixed price for our production and pay a variable market price to the contract counterparty.

Currency exchange rate risk

Currency exchange rate risk is the risk that the fair value of future cash flows will fluctuate as a result of changes in foreign exchange rates. Greenfire’s sales are in Canada and denominated in Canadian dollars, however, Canadian commodity prices are influenced by fluctuations in the Canada to U.S. dollar exchange rate as global oil prices are generally denominated in U.S. dollars.

The Company is also exposed to currency risk in relation to the New Notes, which are denominated in U.S. dollars. To date, realized foreign currency transaction gains and losses have not been material to our financial statements. We have not engaged in the hedging of foreign currency transactions to date, although we may choose to do so in the future.

Credit risk

Credit risk is the risk of financial loss to Greenfire if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from Greenfire’s accounts receivable. Greenfire is primarily exposed to credit risk from receivables associated with its oil sales. We manage Greenfire’s credit risk exposure by transacting with high-quality credit worthy counterparties and monitoring credit worthiness and/or credit ratings on an ongoing basis. As of December 31, 2022, Greenfire was exposed to concentration risk associated with its outstanding trade receivables and joint interest receivable balances as they are held by a single counterparty. The following table shows account receivables for the periods indicated:

	As at June 30,	As at December 31,
(CAD$ in thousands)	2023	2022	2021
Trade receivables	$30,465	22,428	35,020
Joint interest receivables	6,046	11,880	8,942
Accounts receivable	$36,511	34,308	43,962

Comparison of results of operations of JACOS for the period from January 1, 2021 to September 17, 2021 to the year ended December 31, 2020

The following is a discussion by Greenfire’s management of the results of operations of JACOS for the period ended September 17, 2021 and for the year ended December 31, 2020. Those results relate to JACOS, prior to and without giving pro forma effect to its acquisition by Greenfire on September 17, 2021 and any operations of Greenfire, which commenced in April of 2021. This discussion is presented as supplemental information for comparability purposes, to aid the reader in evaluating our business, financial condition, results of operations and prospects, considering the historical results of operations of JACOS. Because the period presented in 2021 is not for a full year, certain data presented are not entirely comparable to amounts for the 2020 year.

(CAD$ in thousands, unless otherwise noted)	Period from January 1, 2021 to September 17, 2021	Year ended December 31, 2020
Bitumen production (bbls/d)	16,875	15,283
Oil sales (bbls/d)	16,944	15,728
Property, plant and equipment expenditures	9,757	27,478
Total assets	372,096	379,592
Oil sales	382,635	279,248
Diluent expense	(171,174)	(158,272)
Royalties	(7,178)	(2,019)
Transportation and marketing expenses	(27,853)	(39,368)
Operating expenses	(56,479)	(67,409)
Depletion and depreciation	(78,267)	(108,379)
Impairment	73,252	(270,000)
Financing and interest	(11,154)	(21,602)
Net income (loss)	104,833	(378,612)

Production

JACOS’s daily average production of 16,875 bbls/day for the period ended September 17, 2021, was higher than the year ended December 31, 2020, of 15,283 bbls/day. Management believes price-related curtailments in the second quarter of 2020, when commodity prices were depressed as a result of the COVID-19 pandemic, contributed to the increase.

Oil Sales

JACOS’s oil sales for the period ended September 17, 2021, were CAD$382.6 million compared to CAD$279.2 million for the year ended December 31, 2020. JACOS’s 2021 oil sales were higher, relative to the year ended 2020, primarily due to higher commodity pricing and pricing stability. See the section below under the heading “—Commodity Prices” for a discussion of changes in commodity prices.

Commodity Prices

The market prices of crude oil, condensate, natural gas and electricity impacted the amount of cash generated from JACOS operating activities, which, in turn, impacted JACOS financial position and results of operations.

The WCS heavy oil price for the period ended September 17, 2021, averaged US$52.67/bbl compared to US$26.79/bbl for the year ended December 31, 2020.

JACOS was producing WDB at the Expansion Asset. The WDB price for the period ended September 17, 2021, averaged US$49.70/bbl compared to US$24.70/bbl for the year ended December 31, 2020.

The Edmonton Condensate (C5+) price for the period ended September 17, 2021, averaged US$64.90/bbl compared to US$37.48/bbl for the year December 31, 2021.

The AECO natural gas price increased to CAD$2.74 per gigajoule during the period ended September 17, 2021, compared to CAD$1.90 per gigajoule during the year ended December 31, 2021. The Alberta power pool price increased to CAD$98.66 per megawatt hour during the period ended September 17, 2021, compared to CAD$46.72 per megawatt hour during the year ended December 31, 2020.

The following table shows benchmark pricing of crude oil, natural gas and electricity for the periods indicated:

	Period from January 1, 2021 to September 17, 2021	Year ended December 31, 2020	% Change
Crude oil
WTI (US$/bbl)(1)	64.82	39.44	64
WCS differential to WTI (US$/bbl)	(12.15)	(12.65)	(4)
WCS (US$/bbl)(2)	52.67	26.79	97
WDB (US$/bbl)(3)	49.70	24.70	101
Condensate at Edmonton (US$/bbl)	64.90	37.48	73
Natural gas
AECO ($/GJ)	2.74	1.90	44
Electricity
Alberta power pool ($/MWh)	98.66	46.72	111
Foreign exchange rate(4)
US$:CAD	$1.2503	1.2535	—

(1)	As per NYMEX oil futures contract.
(2)	Reflects heavy oil prices at Hardisty, Alberta.
(3)	Blend stream comprised of Sunrise Dilbit Blend, Hangingstone Dilbit Blend, and Leismer Corner Blend.
(4)	US$ to CAD$ annual or quarterly average exchange rates reported by the Bank of Canada.

Royalties

Royalties for the period ended September 17, 2021, were CAD$1.64/bbl. Royalties for the year ended December 31, 2020, were CAD$0.35/bbl. The higher royalty per bitumen barrel for the period ended September 17, 2021, relative to the year ended December 31, 2020, was primarily the result of higher WTI prices.

(CAD$ in thousands, except as noted)	Period ended September 17, 2021	Year ended December 31, 2020	% Change
Royalties	7,178	2,019	256
–$/bbl	1.64	0.35	369

Diluent Expense

JACOS’s diluent expense includes the cost of diluent plus the pipeline transportation of the diluent from Edmonton to the Expansion Asset facility via the Inter Pipeline Polaris Pipeline. JACOS’s diluent expense for the period ended September 17, 2021, of CAD$11.94/bbl was 3% lower compared to the year ended December 31, 2020, of CAD$12.37/bbl which were due to changing commodity prices.

Transportation and Marketing Expense

JACOS’s transportation and marketing expense for the period ended September 17, 2021, of CAD$6.35/bbl was lower than the year ended December 31, 2020, of CAD$6.84/bbl, primarily due to higher sales volumes in a relatively higher commodity price environment.

Operating Expenses

Operating expenses include energy operating expenses and non-energy operating expenses. Energy operating expenses reflect the cost of natural gas to generate steam and electricity to operate the JACOS facilities. Non-energy operating expenses relate to production-related operating activities, including staff, contractors and associated travel and camp costs, chemicals and treating, insurance, property tax, greenhouse gas fees, equipment rentals, maintenance and site administration, among other costs.

The energy operating expenses were CAD$5.73/bbl for the period ended September 17, 2021, compared to CAD$4.35/bbl for the year ended December 31, 2020. Energy operating expenses were higher for the period ended September 17, 2021, relative to the year ended December 31, 2020, due to increases in both natural gas prices and electricity prices. Overall natural gas prices increased 44% and electricity prices increase 111% relative to 2020.

Non-energy operating expenses were CAD$7.14/bbl for the period ended September 17, 2021, compared to CAD$7.36/bbl for the year ended December 31, 2020. Non-energy operating expenses were lower in 2021 primarily as a result of higher production volumes.

The following table shows operating expenses of JACOS for the periods indicated:

(CAD$ in thousands, unless otherwise noted)	Period ended December 31, 2021	Year ended December 31, 2020	% Change
Energy operating expenses	25,145	23,031	9
Non-energy operating expenses	31,334	44,378	(29)
Total operating expenses	56,479	67,409	(16)

Energy operating expenses (CAD$/bbl)	5.73	4.35	32
Non-energy operating expenses (CAD$/bbl)	7.14	7.36	(3)
Total operating expenses (CAD$/bbl)	12.87	11.71	10

Depletion and Depreciation

Total depletion and depreciation expense of CAD$78.3 million or CAD$17.83/bbl for the period ended September 17, 2021, was slightly lower on a per bbl basis than the CAD$108.4 million or $18.83/bbl for the year ended December 31, 2020, primarily due to a reduction of the depletable base as a result of the impairment incurred in 2020.

Impairment

For the period ended September 17, 2021, due to increases in forward oil prices, a test for impairment reversal was completed. The recoverable value was based on fair value less costs of disposal (“FVLCOD”). FVLCOD is the amount that would be realized from the disposition of an asset or CGU in an arm’s length transaction between knowledgeable and willing parties. As JACOS had a sales agreement is place with Greenfire, the asset was written up to the value assigned in the agreement, which was approximately CAD$298.5 million.

For the year ended December 31, 2020, due to the continued depressed oil prices as a result of the COVID-19 pandemic, JACOS determined that there were indicators of impairment for its CGU. The recoverable amount was not sufficient to support the carrying amount which resulted in an impairment of CAD$270 million. The recoverable amount was based on its FVLCOD which was estimated using a discounted cash flow model of proved plus probable cash flows from an independent reserve report prepared as at December 31, 2020.

Financing and interest

Interest and finance expense includes coupon interest on long term debt, interest on letter of credit facilities and other interest charges. Interest on long-term debt and other cash interest was significantly lower in 2021 due mainly to lower interest rates and also due to CAD$90 million is debt being retired in 2020 and 2021 (prior to all debt being repaid in September 2021). JACOS had outstanding debt with two institutions based in Japan (US$270 million with each as at December 31, 2020) each with different interest rates. In 2021 the average interest rates with the institutions were 1.26% and 0.36% compared to 2.9% and 2% in 2020.

(CAD$ in thousands)	For the period ended September 17, 2021	For the year ended December 31, 2020
Accretion on long-term debt	$7,455	$13,791
Guarantee fees	3,348	7,290
Interest on settlement of lease liability	31	77
Accretion on decommissioning liabilities	320	444
Financing and interest expense	$11,154	$21,602

Capital Expenditures

Total capital expenditures for the period ended September 17, 2021, were approximately CAD$9.8 million, consisting primarily of maintenance capital at the production facility of CAD$6.6 million, geological data acquisition of CAD$1.3 million and engineering costs of CAD$1.1 million. Total capital expenditures for the year ended December 31, 2020, were CAD$27.5 million, consisting of delineation drilling of CAD$13.9 million production facility capital of CAD$6.7 million, well equipment of CAD$4.0 million and engineering costs of CAD$1.4 million.

Liquidity

(CAD$ in thousands)	Period ended September 17, 2021	Year ended December 31, 2020	% Change
Cash provided by (used in):
Operating activities	44,534	(6,687)	(766)
Financing activities	(84,720)	(79,579)	6
Investing activities	(2,891)	(30,100)	(90)
Exchange rate impact on cash and cash equivalent held in foreign currency	1,246	2,846	(56)
Change in cash and cash equivalents	(41,831)	(113,520)	(63)

MANAGEMENT

Directors and Executive Officers

Name	Age	Position
Robert Logan	42	President, Chief Executive Officer and a Director
Tony Kraljic	49	Chief Financial Officer
Albert Ma	42	Senior Vice President, Facilities and Engineering
Kevin Millar	59	Senior Vice President, Operations and Steam Chief
Jonathan Klesch	47	Director
Julian McIntyre	48	Director
Venkat Siva	41	Director
Matthew Perkal	37	Director
William Derek Aylesworth	60	Director

Executive Officers

Robert B. Logan, MPBE, P.Eng. — President, Chief Executive Officer and a Director

Mr. Logan is the President and Chief Executive Officer and a director of the Company. Prior to Greenfire’s inception in September, 2021, he was the President and Chief Executive Officer of GAC. Mr. Logan co-founded GHOPCO and its parent company, Greenfire Oil and Gas Ltd., in 2016. From 2016 to 2020, Mr. Logan was the President, Chief Executive Officer and a director of GHOPCO, which previously owned and operated the Demo Asset and entered into the NOI Proceedings in 2020. After the insolvency of GHOPCO, several private actions were commenced by former shareholders and creditors of GHOPCO, against certain directors and officers of GHOPCO, including Mr. Logan, alleging various claims with respect to their losses as shareholders and creditors of GHOPCO and seeking a derivative action. Prior to co-founding GHOPCO, he was the Asset Manager of the West Ells SAGD project from 2011 to 2016 for Sunshine Oilsands Ltd. He has held multiple roles in other thermal oil sands and SAGD developments including at Petrobank Energy Resources Ltd. on the Kerrobert and Whitesands toe-to-heel air injection (THAI) in-situ oil sands projects, the Statoil Canada Ltd. Leismer SAGD projects and with Petrospec Engineering. Mr. Logan graduated with a Bachelor of Science in Petroleum Engineering from the University of Alberta and holds a Master’s Degree in Petroleum Business Engineering from the Delft University of Technology in the Netherlands. He is a member of the Association of Professional Engineers and Geoscientists of Alberta as well as Montana Board of Professional Engineers and Professional Land Surveyors.

Tony Kraljic — Chief Financial Officer

Mr. Kraljic was appointed the Chief Financial Officer of the Company on September 30, 2023. From July 31, 2023 to September 30, 2023, Mr. Kraljic served as Director, Corporate Strategy of the Company and Greenfire. Prior to joining the Company, Mr. Kraljic was the Chief Financial Officer of Western Zagros Resources Ltd. (“WesternZagros”) from August 2017 to May 2023. Since commencing employment at WesternZagros in August 2012, Mr. Kraljic served as the principal financial officer of WesternZagros and was responsible for Finance and Accounting and Contracts and Procurement. Mr. Kraljic has over 25 years of finance, accounting, and tax experience. He has held multiple roles with CEDA International Corporation, Western Oil Sands Inc., Shell Canada and Arthur Anderson LLP. Mr. Kraljic holds a Bachelor of Commerce degree from the University of British Columbia and is a member of the Institute of Chartered Accountants of Alberta.

Albert Ma, P.Eng. — Vice President, Facilities and Engineering

Mr. Ma is the Senior Vice President, Facilities and Engineering of the Company. Mr. Ma was a Vice President of Engineering at GAC from December 2020 through April 2021, and served as Senior Facilities Engineer at GHOPCO from January 2020 through May 2020. From 2018 to 2019, Mr. Ma was a DCS specialist at GHOPCO. Prior to joining the predecessor companies, he was the Engineering Manager of Surface Systems at Petrospec Engineering for over 13 years. Mr. Ma graduated with a Bachelor of Science in Computer Engineering from the University of Alberta and he is a member of the Association of Professional Engineers and Geoscientists of Alberta.

Kevin Millar — Senior Vice President, Operations and Steam Chief

Mr. Millar is the Senior Vice President, Operations and Steam Chief of the Company. Mr. Millar was the Steam Chief of Greenfire Oil and Gas Ltd. and GHOPCO. Mr. Millar has over 30 years of experience managing in-situ oils and facilities ranging from 5,000 bbls/d such as Sunshine Oilsands to 30,000 bbls/d at Greenfire Hangingstone Expansion, with extensive expertise leading the commissioning and start-up for SAGD Corp., cogeneration and power plants for Connacher Oil and Gas Limited, Pembina Pipelines Corporation, Sunshine Oilsands Ltd., MEG Energy Corp. and Nexen Inc. Mr. Millar holds a First-Class Power Engineer designation from the Southern Alberta Institute of Technology.

Directors

Jonathan Klesch

Mr. Klesch is the founder of Griffon Partners, an investment management company, with an emphasis on natural resources and infrastructure. Prior to founding Griffon Partners, Mr. Klesch spent over 20 years at the Klesch Group, which predominately owns and operates oil refineries. Mr. Klesch has extensive experience in commodities trading and structured finance transactions. Mr. Klesch holds a Bachelor of Arts in Finance from the School of Management at Boston University and has also received specialized training at Harvard Business School.

Julian McIntyre

Mr. McIntyre is the founder of Arq Limited, an energy and chemicals technology business, which he started in 2015. Mr. McIntyre was also the founder of a large natural gas operator in the Rocky Mountains and founded Rift Petroleum, an African oil and gas exploration and production company that was sold to Tower Resources plc. Prior to that, in 2000, Mr. McIntyre founded Gateway Communications, a pan-African telecoms company that dealt with the provision of satellite and terrestrial private networks for multinationals operating in Africa. Mr. McIntyre holds a Bachelor of Science in Computer Science from the Queen Mary College, University of London.

Venkat Siva

Mr. Siva was the Chief Financial Officer of Arq Limited, an energy and chemicals technology business, founded in 2015, until its reorganization and sale transaction in February 2023. Mr. Siva has managed McIntyre Partners’ liquid/illiquids portfolio since 2009. At McIntyre Partners, he leads the due-diligence, deal execution and investment management efforts across several transactions in the energy, bulk commodities and infrastructure sectors. Prior to joining McIntyre Partners, Mr. Siva worked as a corporate finance banker within Goldman Sachs’ mergers and acquisition team. Mr. Siva holds a Post Graduate Diploma in Management from the Indian Institute of Management of Bangalore.

Matthew Perkal

Prior to the Business Combination, Matthew Perkal served as MBSC’s Chief Executive Officer and as Executive Vice President of MBSC. Mr. Perkal continues to serve as a member of the management team for Brigade-M3 European Acquisition Corporation and as a Senior Director, and Head of Special Situations and SPACs at Brigade. Mr. Perkal has led MBSC’s industry coverage for various sectors including retail, consumer, gaming and lodging, and has structured and led many of the firm’s successful deals in the private credit space including Barney’s and Sears. Mr. Perkal currently serves on Guitar Center Inc.’s board of directors. Prior to joining Brigade, Mr. Perkal worked at Deutsche Bank as an Analyst in the Leveraged Finance Group. In that capacity, Mr. Perkal also spent time on the Leveraged Debt Capital Markets Desk, selling both bank and bond deals. Mr. Perkal received a BS in Economics with a concentration in Finance and Accounting from the University of Pennsylvania’s Wharton School. Additionally, Mr. Perkal serves on The One Love Foundation’s New York Board.

William Derek Aylesworth — Director

William Derek Aylesworth has over 20 years of experience in the Canadian oil and gas industry. He has served as the Chief Financial Officer of Seven Generations Energy Ltd., an oil and gas producer operating in western Canada, between March 2018 to April 2021. He has previously served as the CFO of Baytex Energy Corp. (NYSE:BTX) between November 2005 until June 2014. Mr. Aylesworth holds a Bachelor of Commerce degree and is a chartered accountant with expertise in taxation and has experience as a tax advisor in both the oil and gas industry and public practice in Calgary.

Other Public Company Board Positions

The following directors of the Company are presently directors of other companies that are “reporting issuers” in a jurisdiction of Canada or the equivalent in another jurisdiction:

Name	Name of Public Company
Robert Logan	None
Jonathan Klesch	None
Julian McIntyre	Advanced Emissions Solutions, Inc. (Nasdaq: ADES)
Venkat Siva	None
Matthew Perkal	None
William Derek Aylesworth	None

Family Relationships

There are no family relationships between any of the Company’s executive officers and directors.

Penalties or Sanctions, Individual Bankruptcies and Corporate Cease Trade Orders and Bankruptcies

None of the directors or executive officers of the Company, and to the best of the Company’s knowledge, no shareholder that, following completion of the Business Combination, is expected to hold a sufficient number of securities to affect materially the control of the Company, has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

None of the directors or executive officers of the Company, and to the best of the Company’s knowledge, no shareholder that, following the completion of the Business Combination, is expected to hold a sufficient number of securities to affect materially the control of the Company, has, within the 10 years prior to the date of this prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Other than as disclosed below, none of the directors or executive officers of the Company, and to the best of the Company’s knowledge, no shareholder that, following the completion of the Business Combination, is expected to hold a sufficient number of securities to affect materially the control of the Company is, as at the date of this prospectus, or has been within the 10 years before the date of this prospectus: (a) a director, chief executive officer or chief financial officer of any company that was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; (b) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (c) a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets. For the purposes of this paragraph, “order” means a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days.

From 2016 to 2020, Mr. Logan was the President and a director of Greenfire Oil and Gas Ltd. and GHOPCO, which previously owned and operated the Demo Asset and entered into the NOI Proceedings in 2020. After the insolvency of GHOPCO, several private actions were commenced by former shareholders and creditors of GHOPCO, against certain directors and officers of GHOPCO, including Mr. Logan, alleging various claims with respect to their losses as shareholders and creditors of GHOPCO and seeking a derivative action.

Greenfire Relationships and Related Party Transactions

For each of the fiscal years ended December 31, 2021, and December 31, 2022, Greenfire paid CAD$85,733 and CAD$276,063, respectively, in directors fees to each of Messrs. McIntyre, Siva, and Klesch.

EXECUTIVE COMPENSATION

Historical Compensation of Greenfire’s Directors

For each of the fiscal years ended December 31, 2021 and December 31, 2022, Greenfire paid CAD$ 85,733 and CAD$276,063, respectively, to each of Messrs. McIntyre, Siva, and Klesch. Messrs. Logan and Phung received compensation in connection with their employment, as described below, but did not receive any additional compensation for their services on Greenfire’s Board.

Historical Compensation of Greenfire’s Executive Officers — Year Ended December 31, 2022

The following table sets forth information about certain compensation awarded to, earned by or paid to Greenfire’s: (i) President and Chief Executive Officer; (ii) Chief Financial Officer; (iii) and the next three highest compensated individuals (collectively referred to as Greenfire’s “NEOs”) during the year ended December 31, 2022.

(Dollar amounts in CAD$)			Short-term Benefits	Share based Payments
Name	Title	Salaries & Fees(1)	Other(2)	Performance Warrants(3)	Total (CAD$)(4)
Robert Logan	President, Chief Executive Officer and Director	$416,000	$159,283	2,296,957	$575,283
David Phung(5)	Chief Financial Officer and Director	$416,000	$158,833	559,328	$574,833
Albert Ma	Senior Vice President, Engineering	$321,235	$291,325	198,930	$612,560
Kevin Millar	Senior Vice President, Operations	$356,928	$325,939	154,798	$682,867
Darren Crawford	Vice President, Operations & Projects	$292,681	$247,851	85,521	$540,532

(1)	“Salary and Fees” represents the actual salary amounts paid to executive officers in the fiscal year ending December 31, 2022 in CAD dollars.
(2)	“Other” represents bonuses earned by the executive officers for services in the fiscal year of 2022 and other fringe benefits provided to the executive officers, including vacation, retirement fund matching, flex spending accounts, camp and isolation allowance, travel allowance, health benefits, specialized technical designation compensation, life insurance, dependent life insurance, accidental death in CAD dollars & dismemberment, parking, executive medical assessments, health spending accounts, and additional Best Doctor’s coverage and loan settlements under the long term retention program in CAD dollars.
(3)	Share based payments represent the Black Scholes valuation as of the date of grant.
(4)	Excluding the accounting value of share based payments.
(5)	Mr. Phung resigned as Chief Financial Officer, and Tony Kraljic was appointed as his successor, effective as of September 30, 2023.

The breakdown of Short Term Benefits — Other is as follows:

(Dollar amounts in CAD$)
Name	Title	Bonus	Other Compensation	Total
Robert Logan	President, Chief Executive Officer and Director	$100,000	$59,283	$159,283
David Phung(1)	Chief Financial Officer and Director	$100,000	$58,833	$158,833
Albert Ma	Senior Vice President, Engineering	$77,220	$214,105	$291,325
Kevin Millar	Senior Vice President, Operations	$85,800	$240,139	$325,939
Darren Crawford	Vice President, Operations & Projects	$70,420	$177,431	$247,851

(1)	Mr. Phung resigned as Chief Financial Officer, and Tony Kraljic was appointed as his successor, effective as of September 30, 2023.

Philosophy

The Company’s executive compensation program is designed to attract and retain high performing leaders and value creators. In efforts to continue the Company’s path for sustainable growth, the Company Board supports executive compensation that reinforces engagement, continuous improvement and optimizes corporate performance. The Company’s approach to executive compensation is competitive with peer Canadian oil and gas companies where there is substantial upside for high performance and downside for under performance.

The objectives of the program aim to provide competitive wages as compared to the Company’s peers, emphasize pay for performance through an annual short-term incentive program, and at-risk compensation that aligns executive and stakeholder’s interests for value creation. Through this executive compensation program, Greenfire has historically offered NEOs cash compensation in the form of base salary and discretionary bonuses. Greenfire’s NEOs have also historically participated in the Greenfire Incentive Plan, pursuant to which they have been entitled to receive equity compensation in the form of Greenfire Performance Warrants upon the happening of certain pre-determined events. In addition to wages and incentive programs, NEOs also received health, dental and wellness benefits, which health, dental and wellness benefits are also provided to all employees of Greenfire.

Pursuant to the Amalgamation, the Greenfire Equity Plan was amended and restated by the Company Performance Warrant Plan. A portion of the Greenfire Performance Warrants outstanding prior to the Business Combination remained outstanding following Closing, and were converted into the Company Performance Warrants governed by the Company Performance Warrant Plan, which entitles the holders thereof to purchase Common Shares in lieu of Greenfire Common Shares. All the Company Performance Warrants were considered to be fully vested and exercisable following the Closing. No further Greenfire Performance Warrants will be granted pursuant to the Company Performance Warrant Plan.

In connection with the Business Combination, the Company adopted the Company Incentive Plan to facilitate the grant of the Company Awards to directors, employees (including executive officers) and consultants of the Company and certain of its affiliates and to enable the Company to obtain and retain the services of these individuals, which is essential to the Company’s long-term success. The Company Board expects to grant the Company Awards pursuant to the Company Incentive Plan.

Review and Governance

Historically, the compensation of Greenfire’s Chief Executive Officer has been set by the Greenfire Board and the compensation of Greenfire’s other NEOs has been set by our Chief Executive Officer in consultation with the Greenfire Board. In connection with the Business Combination, the Company adopted a written mandate for an ESG and compensation committee setting out its responsibilities with respect to, among other things, administering the Company’s compensation programs and reviewing and making recommendations to the Company Board concerning the level and nature of the compensation payable to the Company’s directors and executive officers.

Elements of Executive Compensation

The Company strives to ensure that every employee understands how they contribute and impact the results of the organization. The Company’s executive compensation framework includes a combination of guaranteed and variable pay based on performance. There are three elements to executive total compensation with weighted emphasis on variable components of pay for performance and performance based equity compensation.

The Company’s compensation framework has three elements: (1) guaranteed pay, (2) incentive compensation, and (3) benefits and other compensation.

(1) Guaranteed Pay — Annual Base Salary

Base salary is the fixed component of total direct compensation for the NEOs, and is intended to attract and retain executives, providing a competitive amount of income certainty. These annual salaries were determined by analyzing similar sized oil and gas companies.

(2) Incentive Compensation — Annual Bonuses and Performance Based Equity Compensation

●	Short-Term Incentive — Annual Bonus

NEOs are eligible to receive additional discretionary bonuses, as determined by the Company Board with all other employees. In awarding these discretionary bonuses the Company Board and executive management consider corporate, team and individual performance.

●	Long-Term Incentive — Equity based compensation — Company Incentive Plan

Executives have historically participated in the Company Incentive Plan with all other employees. The purpose of the Company Incentive Plan was to provide an incentive to the directors, officers, employees, consultants and other personnel of the Company and its subsidiaries to achieve the longer-term objectives of the Company, to give suitable recognition to the ability and industry of such persons who contribute materially to the success of the Company, and to attract to and retain in the employ of the Company or any of its subsidiaries, persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in the Company.

(3) Benefits and Other Compensation

The Company provides executives with other compensation in the form of group health, dental and insurance benefits; sick leave (salary continuance) and long-term disability; business travel medical insurance; out of country medical insurance; parking benefits; health care spending account; employee assistance program and life Insurance. The Company offers these benefits consistent with local market practice. The Company also provides field based executives a camp and isolation allowance, travel allowances and compensation to reflect specialized technical designations.

Employment Agreements

Robert Logan, Employment Agreement

On January 28, 2021, Robert Logan entered into an executive employment agreement with GAC covering the terms and conditions of his employment as President and Chief Executive Officer. Pursuant to his employment agreement, if terminated without just cause, Mr. Logan would be entitled to severance payments including (i) six months of his salary plus one month of salary for each year of service to Greenfire, and (ii) a pro rata bonus for the severance period based on milestones achieved for the year of termination, as determined by the Greenfire Board. Such payments would be subject to Mr. Logan signing a release of any potential claims. Mr. Logan’s employment agreement contains customary confidentiality and proprietary information provisions, as well as employee and consultant non-solicitation covenants for one year post-termination.

David Phung, Employment Agreement

On January 28, 2021, David Phung entered into an executive employment agreement with GAC covering the terms and conditions of his employment as Chief Financial Officer. Pursuant to his employment agreement, if terminated without just cause, Mr. Phung would be entitled to severance payments including (i) six months of his salary plus one month of salary for each year of service to Greenfire, and (ii) a pro-rata bonus for the severance period based on milestones achieved for the year of termination, as determined by the Greenfire Board. Such payments would be subject to Mr. Phung signing a release of any potential claims. Mr. Phung’s employment agreement contains customary confidentiality and proprietary information provisions, as well as employee and consultant non-solicitation covenants for one year post-termination. Mr. Phung resigned as Chief Financial Officer, and Tony Kraljic was appointed as his successor, effective as of September 30, 2023.

Tony Kraljic, Employment Agreement

On September 30, 2023, Tony Kraljic entered into an executive employment agreement with Greenfire Resources Employment Corporation covering the terms and conditions of his employment as Chief Financial Officer. Pursuant to his employment agreement, if terminated without just cause, Mr. Kraljic would be entitled to severance payments including (i) six months of his salary plus one month of salary for each year of service to Greenfire, (ii) a pro rata bonus for the severance period based on milestones achieved for the year of termination, as determined by the Greenfire Board, and (iii) fifteen percent (15%) of the annual base salary as of the termination date to compensate for the loss of eligibility for benefits and perquisites of employment. Such payments would be subject to Mr. Kraljic signing a release of any potential claims. Mr. Kraljic’s employment agreement contains customary confidentiality and proprietary information provisions, as well as employee and consultant non-solicitation covenants for one year post-termination.

Albert Ma, Employment Agreement

Effective December 21, 2020, Albert Ma entered into an executive employment agreement with Greenfire Hangingstone Operating Corporation, which contract was assigned to Greenfire Resources Employment Corporation effective January 1, 2022, covering the terms and conditions of his employment as Vice President, Facilities and Engineering. Pursuant to his employment agreement, if terminated without just cause, Mr. Ma would be entitled to severance payments including four weeks of his salary, plus other entitlements as set out in the Employment Standards Code (Alberta) (the “Alberta Code”). Mr. Ma’s employment agreement contains customary confidentiality and proprietary information provisions.

Kevin Millar, Employment Agreement

Effective January 1, 2022, Kevin Millar entered into an executive employment agreement with Greenfire Resources Employment Corporation covering the terms and conditions of his employment as Senior Vice President, Operations. Pursuant to his employment agreement, if terminated without just cause, Mr. Millar would be entitled to severance payment in an amount equal to four weeks of the Average Wages (as defined in Mr. Millar’s employment agreement) as at the termination date for each full or partial year of employment. Such payment in excess of such minimum severance as set out in the Alberta Code would be subject to Mr. Millar signing a release of any potential claims. Mr. Millar’s employment agreement contains customary confidentiality and proprietary information provisions, as well as employee and consultant non-solicitation covenants for one year post-termination.

Darren Cawford, Employment Agreement

Effective January 1, 2022, Darren Crawford entered into an executive employment agreement with Greenfire Resources Employment Corporation covering the terms and conditions of his employment as Vice President, Operations & Projects. Pursuant to his employment agreement, if terminated without just cause, Mr. Crawford would be entitled to severance payment in an amount equal to four weeks of the Average Wages (as defined in Mr. Crawford’s employment agreement) as at the termination date for each full or partial year of employment between the Commencement Date (as defined in Mr. Crawford’s employment agreement) and the Termination Date. Such payment in excess of such minimum severance as set out in the Alberta Code would be subject to Mr. Crawford signing a release of any potential claims. Should Mr. Crawford fail to provide such release, Mr. Crawford shall only be entitled to severance as set out in the Alberta Code. Mr. Crawford’s employment agreement contains customary confidentiality and proprietary information provisions, as well as employee and consultant non-solicitation covenants for one year post-termination.

Historical compensation of the Company’s Directors

Greenfire did not pay any compensation or provide any benefits for the fiscal year ended December 31, 2022 to Greenfire Directors.

Executive Officers and the Company Director Compensation following the Business Combination

At the time of the filing of the registration statement of which this prospectus forms a part, the Company is in the process of determining the philosophy and design of our executive and director compensation plans and programs going forward.

Currently, the planned compensation for directors of the Company (other than Mr. Logan, who is also the Chief Executive Officer) is expected as follows:

Director	Annual Cash retainer	Equity retainer
Julian McIntyre (Chair)	$235,000	$0
Venkat Siva	$200,000	$0
Jonathan Klesch	$200,000	$0
Matt Perkal	$200,000	$0
W. Derek Aylesworth (Audit Committee Chair)	$115,000	$100,000

This structure reflects what we believe is competitive and comparable to other issuers. Newly appointed non-executive directors have the option to be paid the additional $100,000 in either cash or equity, and the Chairman and the Audit Committee Chair are paid an additional amount as shown above.

For more information about the holdings of directors and executive officers following consummation of the Business Combination including the number of the Company Common Shares to be held by each individual, see the section entitled “Beneficial Ownership of The Company Securities.”

Equity Compensation

Pursuant to the Amalgamation, the Greenfire Equity Plan was amended and restated by the Company Performance Warrant Plan. A portion of the Greenfire Performance Warrants outstanding prior to the Business Combination remained outstanding following Closing and were converted into the Company Performance Warrants governed by the Company Performance Warrant Plan, which entitles the holders thereof to purchase the Common Shares in lieu of Greenfire Common Shares. All the Company Performance Warrants were considered to be fully vested and exercisable following the Closing. No further Company Performance Warrants will be granted pursuant to the Company Performance Warrant Plan.

In connection with the Business Combination, the Company adopted the Company Incentive Plan, to facilitate the grant of the Company Awards to directors, employees (including executive officers) and consultants of the Company and certain of its affiliates and to enable the Company to obtain and retain the services of these individuals, which is essential to the Company’s long-term success. The Company Board expects to grant the Company Awards pursuant to the Company Incentive Plan. The Company Incentive Plan is subject to applicable Laws and stock exchange rules.

DESCRIPTION OF THE COMPANY SECURITIES

This section of the prospectus includes a description of the material terms of the Company’s governing documents and applicable Canadian law. The following is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. Unless stated otherwise, this description does not address any (proposed) provisions of Canadian law that have not become effective as per the date of this prospectus. The description is qualified in its entirety by reference to the complete text of the Company Articles and the Company Bylaws. We urge you to read the full text of the Company Articles and the Company Bylaws.

Authorized Share Capital

The authorized share capital of the Company consists of an unlimited number of the Common Shares and unlimited number of preferred shares (“The Company Preferred Shares”), issuable in series.

Share Terms

The Common Shares

Voting Rights

The holders of the Common Shares are entitled to receive notice of, to attend and to one vote per Common Share held at any meeting of shareholders of the Company, except meetings at which only holders of a different class or series of shares of the Company are entitled to vote.

Dividend Rights

Subject to the prior satisfaction of all preferential rights and privileges attached to any other class or series of shares of the Company ranking in priority to the Common Shares in respect of dividends, the holders of the Common Shares are entitled to receive dividends at such times and in such amounts as the Board may determine from time to time.

Liquidation

Subject to the prior satisfaction of all preferential rights and privileges attached to any other class or series of shares of the Company ranking in priority to the Common Shares in respect of return of capital on dissolution, upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company or any other distribution of its assets among the shareholders of the Company for the purpose of winding up its affairs (such event, a “Distribution”), holders of the Common Shares shall be entitled to receive all declared but unpaid dividends thereon and thereafter to share rateably in such assets of the Company as are available with respect to such Distribution.

The Company Preferred Shares

Issuance in Series

The Board may: (a) at any time and from time to time issue Company Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Board; and (b) from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of the Company Preferred Shares including, without limiting the generality of the foregoing: the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any.

As of the date of this prospectus, no Company Preferred Shares are issued and outstanding.

Dividend Rights

The holders of each series of the Company Preferred Shares will be entitled, in priority to holders of the Common Shares and any other shares of the Company ranking junior to the Company Preferred Shares from time to time with respect to the payment of dividends, to be paid rateably with holders of each other series of the Company Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

Liquidation

In the event of a Distribution, the holders of each series of the Company Preferred Shares will be entitled, in priority to holders of the Common Shares and any other shares of the Company ranking junior to the Company Preferred Shares from time to time with respect to payment on a Distribution, to be paid rateably with holders of each other series of the Company Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

Notices

The Company Bylaws provide that, if the Company is not a reporting issuer, a notice of the time and place of each meeting of shareholders of the Company will be sent not less than seven (7) days and not more than sixty (60) days before the meeting to each shareholder entitled to vote at the meeting. If the Company is a reporting issuer, the Company Bylaws require a notice of the time and place of each meeting of shareholders of the Company to be sent not less than twenty-one (21) days and not more than fifty (50) days before the meeting to each shareholder entitled to vote at the meeting. For the purposes of the ABCA, a “reporting issuer” means a corporation that is a reporting issuer as defined in the Securities Act (Alberta), or a corporation that is a reporting issuer or a substantially similar corporation under the laws of another jurisdiction in Canada.

For the purpose of determining shareholders of the Company entitled to receive notice of or to vote at a meeting of shareholders of the Company, the directors of the Company may fix in advance a date as the record date for such determination, but that record date will not precede by more than fifty (50) days or by less than twenty-one (21) days the date on which such meeting is to be held.

Amendment/Variation of Class Rights

Under the ABCA, certain fundamental changes, such as changes to a corporation’s articles, changes to authorized share capital, continuances out of province, certain amalgamations, sales, leases or other exchanges of all or substantially all of the property of a corporation (other than in the ordinary course of business of the corporation), certain liquidations, certain dissolutions, and certain arrangements are required to be approved by special resolution.

A special resolution under the ABCA is a resolution: (i) passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of such resolution at a meeting duly called and held for that purpose; or (ii) signed by all shareholders entitled to vote on the resolution; provided that, pursuant to the ABCA, where a corporation is not a reporting issuer, a resolution (whether it is a special resolution or ordinary resolution) in writing signed by holders of at least two-thirds of the shares entitled to vote on that resolution is sufficient for such resolution to become effective.

In certain cases, an action that prejudices, adds restrictions to or interferes with rights or privileges attached to issued shares of a class or series of shares must be approved separately by the holders of the class or series of shares being affected by special resolution.

Company Directors — Appointment and Retirement

The Company Bylaws provide that, subject to the limitations and requirements provided in the Company Articles, the number of directors of the Company shall be determined from time to time by resolution of the shareholders of the Company or the Board. The Company Articles provide that the Company will have a board of directors consisting of a minimum of 1 director and a maximum of 13 directors. Pursuant to the ABCA, if the Company is a reporting issuer, the Board shall not have less than 3 directors.

Directors are generally elected by shareholders by ordinary resolution; however, the Company Articles also provide that the Board may, between annual general meetings of shareholders, appoint one or more additional directors to serve until the next annual general meeting, but the number of additional directors so appointed may not at any time exceed one-third of the number of directors who held office at the expiration of the previous annual general meeting.

The Company Bylaws provide that director nominees may be made at the discretion of the Board as well as by shareholders of the Company if made in accordance with the Advance Notice Provisions of the Company Bylaws. The Advance Notice Provisions in the Company Bylaws set forth the procedure requiring advance notice to the Company from a shareholder who intends to nominate a person for election as a director of the Company. Among other things, the Advance Notice Provisions provide for a deadline by which a shareholder must notify the Company of an intention to nominate directors prior to any meeting of shareholders at which directors are to be elected and specify the information that the nominating shareholder must include in such notice in order for the director nominees to be eligible for nomination and election at the meeting.

Company Directors — Voting

Questions arising at any meeting of the Board will be decided by a majority of votes. In the case of an equality of votes, the chair of the meeting will not have a second or casting vote. A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors, as the case may be. A resolution in writing dealing with all matters required by the ABCA to be dealt with at a meeting of directors, and signed by all the directors entitled to vote at that meeting, satisfies all the requirements of the ABCA relating to meetings of directors.

Powers and Duties of Company Directors

Under the ABCA, the directors of the Company are charged with the management, or supervision of the management, of the business and affairs of the Company. In discharging their responsibilities and exercising their powers, the ABCA requires that the directors: (a) act honestly and in good faith with a view to the best interests of the corporation; and (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. These duties are commonly referred to as the directors’ “fiduciary duties” of loyalty and care, respectively. Further, the directors’ responsibilities may not be delegated (or abdicated) to shareholders and include the obligation to consider the long-term best interests of the corporation and it may be appropriate for the directors to consider (and not unfairly disregard) a broad set of stakeholder interests including the interests of shareholders, employees, suppliers, creditors, consumers, government and the environment.

Directors’ and Officers’ Indemnity

Under subsection 124(1) of the ABCA, except in respect of an action by or on behalf of the Company to procure a judgment in the Company’s favor, the Company may indemnify a current or former director or officer or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor and the heirs and legal representatives of any such persons (collectively, “Indemnified Persons”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by any such Indemnified Person in respect of any civil, criminal or administrative, investigative or other actions or proceedings in which the Indemnified Person is involved by reason of being or having been director or officer of the Company, if (i) the Indemnified Person acted honestly and in good faith with a view to the best interests of the Company, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Person had reasonable grounds for believing that such Indemnified Person’s conduct was lawful (collectively, the “Discretionary Indemnification Conditions”).

Notwithstanding the foregoing, subsection 124(3) of the ABCA provides that an Indemnified Person is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by the Indemnified Person in connection with the defense of any civil, criminal, administrative, investigative or other action or proceeding in which the Indemnified Person is involved by reason of being or having been a director or officer of the Company, if the Indemnified Person (i) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, and (ii) fulfills the Discretionary Indemnification Conditions (collectively, the “Mandatory Indemnification Conditions”). Under subsection 124(3.1) of the ABCA, the Company may advance funds to an Indemnified Person in order to defray the costs, charges and expenses of such a proceeding; however, the Indemnified Person must repay the funds if the Indemnified Person does not fulfill the Mandatory Indemnification Conditions. The indemnification may be made in connection with a derivative action only with court approval and only if the Discretionary Indemnification Conditions are met.

Subject to the aforementioned prohibitions on indemnification, an Indemnified Person will be entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by such person in connection with the defense of any civil, criminal, administrative, investigative or other action or proceeding in which the Indemnified Person is involved by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity: (i) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done; and (ii) (a) the individual acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

As permitted by the ABCA, the Company’s Bylaws will require the Company to indemnify directors or officers of the Company, former directors or officers of the Company or other individuals who, at the Company’s request, act or acted as directors or officers or in a similar capacity of another entity of which the Company is or was a shareholder or creditor (and such individual’s respective heirs and personal representatives) to the extent permitted by the ABCA. Because the Company’s Bylaws will require that indemnification be subject to the ABCA, any indemnification that the Company provides is subject to the same restrictions set out in the ABCA which are summarized, in part, above.

The Company may also, pursuant to subsection 124(4) of the ABCA, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each person referred to in subsection 124(1) of the ABCA against any liability incurred by such person as a result of their holding office in the Company or a related body corporate.

Take Over Provisions

National Instrument 62-104 — Take Over Bids and Issuer Bids (“NI 62-104”) is applicable to the Company and provides that a takeover bid is triggered when a person makes an offer to acquire outstanding voting securities or equity securities of a class made to one or more persons, any of whom are in the local jurisdiction, where the securities subject to the offer to acquire, together with the offeror’s securities, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. When a takeover bid is triggered, an offeror must comply with certain requirements. These include making the offer of identical consideration to all holders of the class of security that is the subject of the bid, making a public announcement of the bid in a newspaper and sending out a bid circular to securityholders which explains the terms and conditions of the bid. Directors of an issuer whose securities are the subject of a takeover bid are required to evaluate the proposed bid and circulate a directors’ circular indicating whether they recommend to accept or reject the bid or state that they are unable to make, or are not making, a recommendation regarding the bid. Strict timelines must be adhered to. NI 62-104 also contains a number of exemptions to the takeover bid and issuer bid requirements.

Compulsory Acquisitions

Subsection 195(2) of the ABCA provides that, if within the time limited in a takeover bid for its acceptance or within 120 days after the date of a takeover bid, whichever period is shorter, the bid is accepted by the holders of not less than 90% of the shares of any class of shares of a corporation to which the takeover bid relates, other than shares of that class held at the date of the takeover bid by or on behalf of the offeror or an affiliate or associate of the offeror, the offeror is entitled, on the bid being so accepted and on complying with the ABCA, to acquire the shares of that class held by an offeree who does not accept the takeover bid.

Reporting Obligations under Canadian Securities Law

As of the date of this prospectus, the Company is not a reporting issuer in any Province of Canada. In the event that the Company does become a reporting issuer in a Province of Canada at any time in the future, by listing securities on a Canadian stock exchange, such as the Toronto Stock Exchange, or filing a final prospectus and receiving a receipt for such prospectus from the securities regulatory authority in any jurisdiction of Canada, the Company would become subject to continuous disclosure and other reporting obligations under applicable Canadian securities law. Among other things, these continuous disclosure obligations include the requirement for a reporting issuer to file annual and quarterly financial statements together with related management’s discussion and analysis, and prepare and file reports upon the occurrence of any “material change” (as defined under applicable Canadian securities law). In addition, a reporting issuer’s “reporting insiders” (as defined under applicable Canadian securities law) are required to file reports with respect to, among other things, their beneficial ownership of, or control or direction over, securities of the issuer and their interests in, and rights and obligations associated with, related financial instruments.

If the Company does not become a reporting issuer in a jurisdiction of Canada, any resale of any the Company Securities (including the Common Shares underlying the Company Warrants) by securityholders resident in any jurisdiction of Canada or otherwise subject to Canadian securities laws must be made in accordance with the prospectus requirements under applicable Canadian securities law or an applicable exemption in respect thereof.

Reporting Obligations under U.S. Securities Law

The Company is a “foreign private issuer” under the securities laws of the United States and the Listing Rules. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. The Company intends to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Listing Rules. Subject to certain exceptions, the Listing Rules permit a “foreign private issuer” to comply with its home country rules in lieu of the Listing Rules.

Additionally, because the Company qualifies as a “foreign private issuer” under the Exchange Act, it is exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including, among others: (i) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material non-public information under Regulation FD.

Listing of the Company Securities

The Common Shares are listed for trading on the NYSE under the ticker symbol “GFR”. The Company Warrants are not, and are not expected to be, listed for trading on the NYSE or another national securities exchange.

Certain Insider Trading and Market Manipulation Laws

Canadian and U.S. law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this prospectus and should not be viewed as legal advice for specific circumstances.

The Company has adopted an insider trading policy that provides for, among other things, rules on transactions by members of the Company Board, the Company officers and the Company employees in respect of securities of the Company or financial instruments, the value of which is determined by the value of the Company securities.

United States

United States securities laws generally prohibit any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material non-public information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, members of the Company Board, officers and other employees of the Company may not purchase or sell shares or other securities of the Company when he or she is in possession of material, non-public information about the Company (including the Company’s business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the Company.

Canada

Canadian securities laws prohibit any person or company in a special relationship with an issuer from purchasing or selling a security with the knowledge of a material fact or material change that has not been generally disclosed (known as “material, non-public information”). Further, Canadian securities laws also prohibit: (i) an issuer and any person or company in a special relationship with the issuer, other than when it is necessary in the course of business, from informing another person or company of a material fact or material change with respect to the issuer before the material fact or material change has been generally disclosed (known as “tipping”); and (ii) an issuer and any person or company in a special relationship with an issuer, with knowledge of a material fact or material change with respect to the issuer that has not been generally disclosed, from recommending or encouraging another person or company: (A) to purchase or sell a security of the issuer; or (B) to enter into a transaction involving a security the value of which is derived from or varies materially with the market price or value of a security of the issuer. A “security” includes not just equity securities, but any security (e.g., derivatives).

A person or company is in a special relationship with an issuer if: (a) the person or company is an insider, affiliate or associate of (i) the issuer, (ii) a person or company that is considering or evaluating whether to make a takeover bid, or a person or company that is proposing to make a takeover bid, for the securities of the issuer, or (iii) a person or company that is considering or evaluating whether, or a person or company that is proposing, (A) to become a party to a reorganization, amalgamation, merger or arrangement or a similar business combination with the issuer, or (B) to acquire a substantial portion of the property of the issuer; (b) the person or company has engaged, is engaging, is considering or evaluating whether to engage, or proposes to engage, in any business or professional activity with or on behalf of (i) the issuer, or (ii) a person or company described in clause (a)(ii) or (iii) above; (c) the person is a director, officer or employee of (i) the issuer, (ii) a subsidiary of the issuer, (iii) a person or company that controls the issuer, directly or indirectly, or (iv) a person or company described in clause (a)(ii) or (iii) or (b) above; (d) the person or company learned of material, non-public information about the issuer while the person or company was a person or company described in clause (a), (b) or (c) above; or (e) the person or company (i) learns of material, non-public information about the issuer from any other person or company described in this section, including a person or company described in this clause, and (ii) knows or ought reasonably to have known that the other person or company is a person or company in a special relationship with the issuer. Thus, directors, officers and employees of the Company may not purchase or sell the Common Shares or other securities of the Company when he or she is in possession of material, non-public information regarding the Company (including the Company’s business, prospects or financial condition), nor may they inform (or “tip”) anyone else of such material, non-public information regarding the Company.

Restrictions on Trading pursuant to Rule 144

Common Shares received in the Business Combination by persons who become affiliates of the Company for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, pursuant to an effective registration under the Securities Act, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with, the Company and may include the directors and executive officers of the Company as well as its principal shareholders.

Restrictions on Trading pursuant to Canadian Securities Laws

If the Company does not become a reporting issuer in a jurisdiction of Canada, any resale of any the Company Securities (including the Common Shares underlying the Company Warrants) by securityholders resident in any jurisdiction of Canada or otherwise subject to Canadian securities laws must be made in accordance with the prospectus requirements under applicable Canadian securities law or an applicable exemption in respect thereof.

Registration Rights

Pursuant to the Investor Rights Agreement, among other matters provided for therein, the Company agreed to file, within 30 calendar days after Closing of the Business Combination, a Resale Registration Statement with the SEC (at the Company’s sole cost and expense) and to use its commercially reasonable efforts to cause the Resale Registration Statement to become effective by the SEC as soon as reasonably practicable after the initial filing thereof.

Company Warrants

Each of the Company Warrants is subject to substantially the same terms and conditions (including exercisability terms) as were applicable to the MBSC Private Placement Warrants prior to the Business Combination, except to the extent such terms or conditions were rendered inoperative by the Business Combination. Accordingly, (A) each Company Warrant is exercisable solely for one Common Share; (B) the per share exercise price for the Common Shares issuable upon exercise of the Company Warrants is $11.50, subject to adjustment, on the terms and conditions set forth in the Warrant Agreements; and (C) each Company Warrant shall expire five years after the date of the Closing of the Business Combination.

The Company has not, and does not intend to, list the Company Warrants on the NYSE or another securities exchange.

Company Incentive Plan

The Company adopted the Company Incentive Plan which is designed to provide flexibility to the Company to grant equity-based incentive awards in the form of the Company Options, the Company Share Units and the Company DSUs under a single, streamlined plan. The Company Board expects to grant the Company Awards pursuant to the Company Incentive Plan to align the interests of the recipients thereof with the Company. The Company Incentive Plan is subject to applicable Laws and stock exchange rules.

Transfer Agent and Warrant Agent

The transfer agent for the Common Shares in the United States is Computershare Trust Company of Canada. Each person investing in the Common Shares to be held through Computershare must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a shareholder of the Company.

For as long as any the Common Shares are listed on the NYSE or on any other stock exchange operating in the United States, the laws of the State of New York will apply to the property law aspects of the Common Shares reflected in the register administered by the Company’s transfer agent.

The warrant agent for the Company Warrants is Computershare Trust Company, N.A.

BENEFICIAL OWNERSHIP OF THE COMPANY SECURITIES

The following table sets forth information regarding the beneficial ownership of the Common Shares as of the date hereof by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of outstanding the Common Shares;

●	each of the Company’s named executive officers and directors; and

●	all officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. A person is also deemed to be a beneficial owner of securities that person has a right to acquire within 60 days including, without limitation, through the exercise of any option, warrant or other right or the conversion of any other security. Such securities, however, are deemed to be outstanding only for the purpose of computing the percentage beneficial ownership of that person but are not deemed to be outstanding for the purpose of computing the percentage beneficial ownership of any other person.

The beneficial ownership of the Company is based on 68,642,515 Common Shares issued and outstanding as of September 20, 2023.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Common Shares beneficially owned by them.

Unless otherwise indicated, the address of each Company director and executive officer is c/o Greenfire Resources Ltd., 1900-205 5th Avenue SW Calgary, Alberta T2P 2V7.

Name and Address of Beneficial Owners	Number of New Greenfire Common Shares	% of total New Greenfire Common Shares
Five Percent Holders
M3-Brigade Sponsor III LP(1)	3,850,000	9.0	%(2)
Brigade Capital Management, LP(3)	5,519,560	8.0	%(4)
Modro Holdings LLC(5)	4,692,909	7.3	%(6)
Directors and Executive Officers of The Company
Robert Logan	3,332,959	7.2	%(7)
Tony Kraljic	—	—
Albert Ma	366,428		*
Kevin Millar	271,900		*
Jonathan Klesch(8)	5,499,506	8.6	%(9)
Julian McIntyre(10)	19,871,539	30.5	%(11)
Venkat Siva(12)	6,599,406	10.3	%(13)
Matthew Perkal(14)	—	—
William Derek Aylesworth	—	—
All Directors and Executive Officers of the Company as a group (9 Individuals)	35,941,738	49.4%

*	Less than 1%.
(1)	The business address is 1700 Broadway, 19th Floor, New York, NY 10019. M3-Brigade Sponsor III LP is the record holder of the shares reported herein. The general partner of M3-Brigade Sponsor III LP is M3-Brigade Acquisition Partners III Corp. Mohsin Y. Meghji is the sole director of M3-Brigade Acquisition Partners III Corp. Mr. Meghji may be deemed to have beneficial ownership of the common stock held directly by M3-Brigade Sponsor III LP.

(2)	Includes the Common Shares issuable upon exercise of 2,526,667 Company Warrants.

(3)	Brigade Capital Management, LP, a Delaware limited partnership (“Brigade CM”), Brigade Capital Management LLC, a Delaware limited liability company (“Brigade GP”) and Donald E. Morgan, III (collectively, the “Brigade Parties”) have shared voting and dispositive power with respect to 5,519,560 Common Shares (including 194,000 Common Shares issuable upon exercise of Company Warrants) which are held directly by private investment funds and accounts managed by Brigade CM. Brigade GP is the general partner of Brigade CM. Mr. Morgan is the managing member of Brigade GP. The business address of the Brigade Parties is 399 Park Avenue, 16th Floor, New York, NY 10022.
(4)	Includes the Common Shares issuable upon exercise of 194,000 Company Warrants.

(5)	The business address is 2283 San Ysidro Dr., Beverly Hills, CA 90210.

(6)	Includes the Common Shares issuable upon exchange of 372,000 Company Warrants.

(7)	Includes the Common Shares issuable upon exchange of (i) 375,000 Company Warrants and (ii) 1,397,796 Company Performance Warrants.

(8)	Owned through Spicelo Limited, a company formed under the laws of Cyprus. The Common Shares and Company Warrants held by Spicelo Limited are subject to a Limited Recourse Guarantee and Securities Pledge Agreement dated July 21, 2022 entered into by Spicelo Limited in favor of certain lenders to a group of entities unrelated to Greenfire that are, together with Spicelo, currently undergoing insolvency proceedings in Canada. In such insolvency proceedings, such lenders have sought to enforce against, and seize, the Common Shares and Company Warrants held by Spicelo Limited. Such lenders have taken the position that if the Common Shares and Company Warrants held by Spicelo Limited are transferred to the lenders such lenders will not be bound by the terms of the Lock-Up Agreement.

(9)	Includes the Common Shares issuable upon exchange of 435,938 Company Warrants.

(10)	Owned through Allard Services Limited, a company formed under the laws of the Isle of Man.

(11)	Includes the Common Shares issuable upon exchange of 1,575,187 Company Warrants.

(12)	Owned through Annapurna Limited, a company formed under the laws of the Isle of Man.

(13)	Includes the Common Shares issuable upon exchange of 523,125 Company Warrants.

(14)	Does not include any shares owned by this individual as a result of his membership interest in M3-Brigade Sponsor III LP.

COMMON SHARES ELIGIBLE FOR FUTURE SALE

The Company has an unlimited number of Common Shares authorized for issuance and 68,642,515 Common Shares issued and outstanding as of October 20, 2023. All of the Common Shares the Company issued in connection with the Business Combination are freely transferable in the United States by persons other than by the Company’s “affiliates” without restriction or further registration under the Securities Act, except (i) up to 36,436,135 Common Shares and 2,888,239 Common Shares issuable upon exercise of Company Warrants issued to certain former shareholders of Greenfire, which are subject to transfer restrictions in the Lock-Up Agreement, (ii) up to 4,250,000 of our Common Shares beneficially owned by the MBSC Sponsor and certain other former holders of MBSC Class B Common Shares prior to the Business Combination, including 2,526,667 Common Shares issuable upon exercise of Company Warrants, of which 3,850,000 of such Common Shares and all of the Common Shares issuable upon exercise of those Company Warrants are subject to the Lock-Up Agreement, and (iii) 4,177,091 Common Shares issued to the PIPE Investors in a private placement. The registration statement of which this prospectus forms a part registers the resale of the Common Shares described in clauses (i), (ii) and (iii) above such that, upon the effectiveness of such registration statement, such shares will be freely transferable under the Securities Act for so long as the registration statement is available for use, though (A) the Common Shares described in clauses (i) and (ii) are currently subject to the transfer provisions in the Lock-Up Agreement. Sales of substantial amounts of Common Shares in the public market could adversely affect prevailing market prices of Common Shares.

Registration Rights

Investor Rights Agreement

Concurrently with the Closing, the Company entered into the Investor Rights Agreement with MBSC Sponsor and certain other holders named therein, pursuant to which the Company agreed that, within 30 calendar days following the Closing Date, the Company would file with the SEC (at the Company’s sole cost and expense) the registration statement of which this prospectus forms a part (the “Resale Registration Statement”), and the Company will use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as reasonably practicable after the initial filing thereof. Among other things, in certain circumstances, the holders of “Registrable Securities” (as defined in the Investor Rights Agreement) can demand the Company’s assistance with underwritten offerings and block trades. The holders will also be entitled to customary piggyback registration rights.

Lock-Up Agreement

As of the Closing Date, the MBSC Sponsor, and certain Greenfire Shareholders were bound by a Lock-Up Agreement pursuant to which, among other things, each of the MBSC Sponsor and the former Greenfire Shareholders party thereto agreed, subject to certain customary exceptions, not to (i) sell or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any equity securities of the Company, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any equity securities of the Company, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) make any public announcement of any intention to effect any transaction specified in clause (i) or (ii) until the earliest of (a) the date that is 180 days after the Closing Date, (b) the date that the last reported closing price of a Common Share equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-day trading period commencing at least 75 days after the Closing Date, and (c) the date on which the Company completes a liquidation, merger, amalgamation, arrangement, share exchange, reorganization or other similar transaction that results in all the Company Shareholders having the right to exchange their shares of capital stock for cash, securities or other property. The Common Shares and Company Warrants held by Spicelo Limited are subject to a Limited Recourse Guarantee and Securities Pledge Agreement dated July 21, 2022 entered into by Spicelo Limited in favour of certain lenders to a group of entities unrelated to Greenfire that are, together with Spicelo, currently undergoing insolvency proceedings in Canada. In such insolvency proceedings, such lenders have sought to enforce against, and seize, the Common Shares and Company Warrants held by Spicelo Limited. Such lenders have taken the position that if the Common Shares and Company Warrants held by Spicelo Limited are transferred to the lenders such lenders will not be bound by the terms of the Lock-Up Agreement.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), commencing September 27, 2024, the date that is one year following the date on which the Company filed the information required by Form 20-F as contemplated by Rule 144, a person who has beneficially owned restricted Common Shares for at least six months would, subject to the restrictions noted in the section below, be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Shares for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of Common Shares then outstanding; or

●	the average weekly reported trading volume of the Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Canadian Securities Laws

As of the date of this prospectus, the Company is not a reporting issuer in any Province of Canada. The Company may become a reporting issuer in a Province of Canada at any time in the future, by listing securities on a Canadian stock exchange, such as the Toronto Stock Exchange, or filing a final prospectus and receiving a receipt for such prospectus from the securities regulatory authority in any jurisdiction of Canada. Until such time as the Company becomes a reporting issuer in any Province of Canada, any resale of any the Company Securities (including the Common Shares underlying the Company Warrants) by securityholders (including certain directors, officers and employees of the Company) resident in any jurisdiction of Canada or otherwise subject to Canadian securities laws must be made in accordance with the prospectus requirements under applicable Canadian securities law or an applicable exemption in respect thereof.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the Common Shares or Company Warrants being offered for resale by this prospectus. In addition, this prospectus relates to the offer and sale of up to 5,414,906 Common Shares issuable upon exercise of the Company Warrants.

The term “Selling Securityholders” includes the securityholders listed in the table below and their permitted transferees.

Given the relatively lower purchase prices that certain Selling Securityholders paid to acquire Common Shares, these Selling Securityholders, in some instances, would earn a positive rate of return on their investment, which may be a significant positive rate of return, depending on the market price of the Common Shares at the time that such Selling Securityholders choose to sell their Common Shares, at prices where other of our securityholders may not experience a positive rate of return if they were to sell at the same prices. For example, (a) the Greenfire Holders hold, in the aggregate, 36,436,135 Common Shares and 2,888,239 Company Warrants, which were acquired by those Selling Securityholders pursuant to the Business Combination in exchange for securities of Greenfire that had been issued to employees, investors and others through private placements, equity award grants and other sales for little or no cash consideration, and (b) MBSC Sponsor and certain other Selling Securityholders hold 4,250,000 Common Shares that they acquired pursuant to the Business Combination in exchange for MBSC Class B Common Shares originally issued in a private placement for a purchase price of approximately $0.0033 per share. The last reported sales price of the Common Shares on the NYSE on October 19, 2023 was $6.18. The Company Warrants are not listed for trading on the NYSE or another national exchange. Even though the trading price of the Common Shares is currently significantly below the last reported sales price on the NYSE of $9.37 on the Closing Date of the Business Combination, all of such Selling Securityholders may have an incentive to sell their Common Shares because they acquired them in exchange for securities acquired for prices lower, and in some cases significantly lower, than the current trading price of the Common Shares and may profit, in some cases significantly so, even under circumstances in which our public shareholders would experience losses in connection with their investment. Investors who purchase the Common Shares on the NYSE following the Business Combination are unlikely to experience a similar rate of return on the Common Shares they purchase due to differences in the purchase prices originally paid by the Selling Securityholders and the current trading price that new investors would pay. In addition, sales by the Selling Securityholders may cause the trading prices of our securities to experience a decline. As a result, the Selling Securityholders may effect sales of Common Shares at prices significantly below the current market price, which could cause market prices to decline further. While certain Selling Securityholders may experience a positive rate of return based on the current trading price of our Common Shares, other Selling Securityholders may not. For example, the PIPE Investors acquired their Common Shares at a purchase price of $10.10 per Common Share, or approximately $3.92 greater than the closing price of the Common Shares on the NYSE on October 19, 2023.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of the Common Shares and Company Warrants of each Selling Securityholder, the number of Common Shares and number of Company Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. We have based percentage ownership on 68,642,515 Common Shares outstanding as of October 20, 2023. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of such person, the Company deemed to be outstanding all Common Shares subject to Company Warrants and Company Performance Warrants, as those warrants are currently exercisable or exercisable within 60 days of October 20, 2023. The Company did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Securities beneficially owned prior to this offering			Securities to be sold in this offering		Securities beneficially owned after this offering
Name of Selling Securityholder	Common Shares(1)%		Company Warrants	Common Shares(1)	Company Warrants	Common Shares(1)%				Company Warrants
M3-Brigade Sponsor III LP(2)	6,376,667	9.0%	2,526,667	6,376,667	2,526,667	–		–		–
Julian McIntyre(3)(4)	21,446,726	30.5%	1,575,187	21,446,726	1,575,187	–		–		–
Venkat Siva(3)(5)	7,122,531	10.3%	523,125	7,122,531	523,125	–		–		–
Jonathan Klesch(3)(6)	5,935,444	8.6%	435,938	5,935,444	435,938	–		–		–
Robert Logan(3)(7)	4,994,965	7.2%	264,199	3,597,158	264,199	1,397,796	(7)	2.0	%(7)	–
David Phung(3)(8)	1,509,026	2.2%	89,790	1,222,515	89,790	286,511	(8)		*	–
Brigade Capital Management, LP(9)	5,519,560	8.0%	194,000	2,088,548	–	3,237,012	(10)	5.0	%(10)	194,000
Trafigura Canada Limited(11)	2,680,060	3.9%	–	1,670,833	–	1,009,227		1.5%		–
Luxor Gibraltar, LP – Series I(12)	10,219	*	3,704	4,099	–	6,120			*	3,704
Luxor Capital Partners Offshore Master Fund, LP(12)	192,531	*	74,480	82,414	–	110,117			*	74,480
Luxor Capital Partners, LP(12)	311,244	*	112,816	124,833	–	186,411			*	112,816
Thebes Offshore Master Fund, LP(12)	1,523,126	2.2%	111,000	122,823	–	1,400,303		2.0%		111,000
HT Investments, LLC(13)	400,000	*	–	400,000	–	–		–		–
CF Principal Investments LLC(14)	83,541	*	–	83,541	–	–		–		–

*	Less than 1.0%.

(1)	The number of Common Shares listed for each Selling Securityholder assumes the exercise of all of the Company Warrants beneficially owned by such Selling Securityholder.
(2)	The business address is 1700 Broadway, 19th Floor, New York, NY 10019.
(3)	The business address is Greenfire Resources Ltd., 1900 – 205 5th Avenue SW, Calgary, AB T2P 2V7.
(4)	Owned through Allard Services Limited, a company formed under the laws of the Isle of Man.
(5)	Owned through Annapurna Limited, a company formed under the laws of the Isle of Man.

(6)	Owned through Spicelo Limited, a company formed under the laws of Cyprus. The Common Shares and Company Warrants held by Spicelo Limited are subject to a Limited Recourse Guarantee and Securities Pledge Agreement dated July 21, 2022 entered into by Spicelo Limited in favor of certain lenders to a group of entities unrelated to Greenfire that are, together with Spicelo, currently undergoing insolvency proceedings in Canada. In such insolvency proceedings, such lenders have sought to enforce against, and seize, the Common Shares and Company Warrants held by Spicelo Limited. Such lenders have taken the position that if the Common Shares and Company Warrants held by Spicelo Limited are transferred to the lenders such lenders will not be bound by the terms of the Lock-Up Agreement.

(7)	Includes Common Shares issuable upon exchange of 1,397,796 Company Performance Warrants and assumes those Common Shares will not be sold by the Selling Securityholder.

(8)	Includes Common Shares issuable upon exchange of 286,511 Company Performance Warrants and assumes those Common Shares will not be sold by the Selling Shareholder.
(9)	Brigade Capital Management, LP, a Delaware limited partnership (“Brigade CM”), Brigade Capital Management LLC, a Delaware limited liability company (“Brigade GP”) and Donald E. Morgan, III (collectively, the “Brigade Parties”) have shared voting and dispositive power with respect to 5,519,560 Common Shares (including 194,000 Common Shares issuable upon exercise of Company Warrants) which are held directly by private investment funds and accounts managed by Brigade CM. Brigade GP is the general partner of Brigade CM. Mr. Morgan is the managing member of Brigade GP. The business address of the Brigade Parties is 399 Park Avenue, 16th Floor, New York, NY 10022.

(10)	Includes Common Shares issuable upon exchange of 194,000 Company Warrants and assumes those Common Shares will not be sold by the Selling Shareholder.
(11)	The business address is K1700 400 3rd Avenue, SW, Calgary, Alberta T29 4H2, Canada. The holder and its affiliates have provided financing to predecessors to the Company, are the sole third-party petroleum marketer to the Company and source diluent for the Company’s operations. The Petroleum Marketer is also a lender under the Company’s Letter of Credit Facility. For a description of those relationships, see the discussion of relationships with the Petroleum Marketer under the headings “Business — Material Contracts, Liabilities and Indebtedness — Marketing Agreements.” “Business—Our History—Acquisition of the Demo Asset” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity”.
(12)	LCG Holdings, LLC (“LCG Holdings”), Luxor Capital Group, LP (“Luxor Capital Group”), Luxor Management, LLC (“Luxor Management”) and Christian Leone may be deemed to beneficially own the Common Shares and Company Warrants owned by Luxor Capital Partners, LP, Luxor Capital Partners Offshore Master Fund, LP, Thebes Offshore Master Fund, LP and Luxor Gibraltar, LP – Series I (collectively, the “Luxor Selling Securityholders”). LCG Holdings is the general partner of the Luxor Selling Securityholders. Luxor Capital Group is the investment manager of the Luxor Selling Securityholders. Luxor Management is the general partner of Luxor Capital Group. Mr. Leone is the managing member of Luxor Management. The principal business address of each of the Onshore Fund, the Gibraltar Fund, Luxor Capital Group, Luxor Management, LCG Holdings and Mr. Leone is 7 Times Square, 43rd Floor, New York, New York 10036. The principal business address of each of the Offshore Master Fund and the Thebes Master Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The business address is 7 Times Square, 43rd Floor, New York, New York 10036.
(13)	HT Investments, LLC is a Delaware limited liability company managed by Fortinbras Enterprises LP, a Delaware limited partnership (“Fortinbras Enterprises”). Fortinbras Enterprises Holdings LLC, a Delaware limited liability company (“Fortinbras HoldCo”) serves as the general partner of Fortinbras Enterprises. Benjamin E. Black is the sole member of Fortinbras HoldCo and as such may be deemed to have voting and dispositive control with respect to 400,000 Common Shares. The business address of HT Investments, LLC is 445 Park Avenue, Suite 1401, New York, NY 10022.

(14)	CF Group Management, Inc. (“CFGM”) is the managing general partner of Cantor Fitzgerald, L.P. (“CFLP”) and directly or indirectly controls the managing general partner of Cantor Fitzgerald Securities (“CFS”), the sole member of CF Principal Investments LLC (“CFPI”). Howard Lutnick is Chairman and Chief Executive of CFGM and trustee of CFGM’s sole stockholder. CFLP, indirectly, holds a majority of the ownership interests in CFS, and therefore also indirectly, CFPI. As such, each of CFLP, CFGM, CFS and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by CFPI. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The foregoing should not be construed in and of itself as an admission by any of CFLP, CFGM, CFS or Mr. Lutnick as to beneficial ownership of the securities beneficially owned, directly, by CFPI. Cantor Fitzgerald & Co. (“CF&Co”), an affiliate of CFPI, is a registered broker-dealer and was the underwriter of the initial public offering of MBSC, which became a wholly-owned subsidiary of the Company pursuant to the Business Combination. CF&Co also provided investment banking advisory services to the Company in connection with the Business Combination. The business address of Cantor is 110 East 59th Street, New York, NY 10022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Greenfire Relationships and Related Party Transactions

For each of the fiscal years ended December 31, 2021, and December 31, 2022, Greenfire paid CAD$ 85,733 and CAD$276,063, respectively, in directors fees to each of Messrs. McIntyre, Siva, and Klesch.

Transactions Related to the Business Combination

Founder Shares

On April 12, 2021, the MBSC Sponsor purchased an aggregate of 11,500,000 MBSC Class B Common Shares for the aggregate purchase price of $25,000. On September 7, 2021, MBSC effected a reverse stock split of 0.625 of a share of MBSC Class B Common Shares for each outstanding MBSC Class B Common Share, resulting in the MBSC Sponsor holding 7,187,500 MBSC Founder Shares. On October 21, 2021, MBSC effected a stock dividend of .044 of an MBSC Class B Common Share for each outstanding MBSC Class B Common Share, resulting in MBSC Initial Stockholders holding an aggregate of 7,503,750 MBSC Founder Shares. On October 25, 2021, the MBSC Sponsor forfeited at no cost 3,750 shares of MBSC Class B Common Shares in connection with the determination by the underwriters of the MBSC IPO not to exercise in full the over-allotment option granted to them, resulting in MBSC Initial Stockholders holding 7,500,000 MBSC Founder Shares.

Pursuant to the MBSC Articles in effect prior to the Business Combination, the MBSC Sponsor was not entitled to redemption rights with respect to any MBSC Founder Shares held by it in connection with the consummation of the Business Combination.

Private Placement Warrants

On October 26, 2021, MBSC consummated the MBSC IPO of 30,000,000 MBSC Units, generating gross proceeds of $300,000,000. Each MBSC Unit consisted of one MBSC Class A Common Share and one-third of one MBSC Public Warrant. Each MBSC Public Warrant entitled the holder thereof to purchase one MBSC Class A Common Share at a price of $11.50 per share, subject to certain adjustments.

Concurrently with the completion of the MBSC IPO, the MBSC Sponsor and Cantor purchased an aggregate of 5,786,667 and 1,740,000 MBSC Private Placement Warrants at a price of $1.50 per warrant, respectively, or $11,290,000.50 in the aggregate.

Related Party Loans and Advances

On April 12, 2021, the MBSC Sponsor agreed to loan MBSC up to $250,000 to cover expenses related to the MBSC IPO pursuant to a promissory note. The promissory note provided that any loans thereunder would be non-interest bearing, unsecured and due on the earlier of December 31, 2021 or the closing of the MBSC IPO. No amounts were borrowed by MBSC under the promissory note.

An affiliate of the MBSC Sponsor advanced $192,374 to MBSC prior to the MBSC IPO to pay certain of the costs incurred by MBSC in connection with the MBSC IPO. Such advances were repaid by MBSC out of funds held outside the Trust Account.

Sponsor Support Agreement

In connection with the Business Combination Agreement, MBSC entered into the Sponsor Support Agreement with the MBSC Sponsor, the Company and Greenfire, pursuant to which, among other things, the MBSC Sponsor agreed to (i) waive the anti-dilution rights set forth in the MBSC Articles with respect to the MBSC Class A Common Shares held by it, (ii) vote all MBSC Founder Shares held by it and any MBSC Common Shares acquired thereafter in favor of the proposal to adopt and approve the Business Combination and the Transactions, (iii) not redeem any MBSC Founder Shares held by it or MBSC Common Shares acquired thereafter in connection with the MBSC Stockholders’ Meeting, and (iv) not transfer the MBSC Founder Shares or MBSC Private Placement Warrants held by it prior to the Closing. The MBSC Sponsor did not receive any separate consideration in exchange for its agreement to waive these redemption rights. In addition, the MBSC Sponsor agreed to certain vesting and forfeiture conditions immediately prior to the Merger with respect to the MBSC Founder Shares and MBSC Private Placement Warrants held by it.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations for U.S. Holders (as defined below) with respect to the ownership and disposition of the Company’s Securities. This discussion applies only to the Company’s Securities that are held as “capital assets” within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the provisions of the Code, U.S. Treasury regulations (“Treasury Regulations”), administrative rulings, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could significantly alter the tax considerations described herein. The Company has not sought, nor does it intend to seek, any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS, or a court will agree with such statements, positions, and conclusions.

The following discussion does not purport to be a complete analysis of all potential tax considerations relevant to the ownership or disposition of the Company’s Securities. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws, any tax treaties or any other tax law. Furthermore, this discussion does not address all U.S. federal income tax considerations that may be relevant to particular U.S. Holders in light of their personal circumstances or that may be relevant to certain categories of U.S. Holders that may be subject to special treatment under the U.S. federal income tax laws, such as:

●	Holders of MBSC Class A Common Shares or Class B Common Shares or MBSC Private Placement Warrants prior to the Business Combination;

●	banks, insurance companies, or other financial institutions;

●	tax-exempt or governmental organizations;

●	dealers in securities or foreign currencies;

●	persons whose functional currency is not the U.S. dollar;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	regulated investment companies, real estate investment trusts and persons subject to the alternative minimum tax;

●	entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

●	persons deemed to sell the Company’s Securities under the constructive sale provisions of the Code;

●	persons that acquired the Company’s Securities through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

●	persons that hold the Company’s Securities as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, or other integrated investment or risk reduction transaction;

●	certain former citizens or long-term residents of the United States;

●	persons that actually or constructively own 10% or more (by vote or value) of any class of shares of the Company;

●	the Company’s officers or directors; and

●	persons who are not U.S. Holders.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Company’s Securities, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding the Company’s Securities are urged to consult with and rely solely upon their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

ALL HOLDERS SHOULD CONSULT WITH AND RELY SOLELY UPON THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holder Defined

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Company’s Securities, for U.S. federal income tax purposes that is either:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Tax Characterization of Distributions with Respect to Common Shares

Subject to the PFIC rules discussed below, if the Company pays distributions of cash or other property to U.S. Holders of Common Shares, the gross amount of such distributions (without reduction for any Canadian income tax withheld from such distribution) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be treated as described in the section entitled “-Distributions Treated as Dividends” below. Distributions in excess of the Company’s current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Common Shares, that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Common Shares. Any remaining portion of the distribution will be treated as gain from the sale or exchange of Common Shares and will be treated as described in the section entitled “-Gain or Loss on Sale or Other Taxable Exchange or Disposition of Common Shares and Warrants” below. However, the Company does not expect to maintain calculations of its earnings and profits in accordance with U.S. federal income tax accounting principles. A U.S. Holder should therefore assume that any distribution by the Company with respect to Common Shares will be reported as dividend income. U.S. Holders are urged to consult with and rely solely upon their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from the Company.

Possible Constructive Distributions with Respect to Warrants

The terms of the Company Warrants provide for an adjustment to the number of Common Shares for which Company Warrants may be exercised or to the exercise price of the Company Warrants in certain events. An adjustment which has the effect of preventing dilution generally should not be taxable. U.S. Holders of the Company Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the warrant holders’ proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of Common Shares that would be obtained upon exercise or through a decrease in the exercise price of the Company Warrants) as a result of a distribution of cash or other property to the Holders of Common Shares. Any such constructive distribution would be treated in the same manner as if U.S. Holders of Company Warrants received a cash distribution from the Company generally equal to the fair market value of the increased interest and would be taxed in a manner similar to distributions to U.S. Holders of Common Shares described herein. See the section entitled “-Tax Characterization of Distributions with Respect to Common Shares” above. For certain information reporting purposes, the Company is required to determine the date and amount of any such constructive distributions. Proposed Treasury Regulations, which the Company may rely on prior to the issuance of final Treasury Regulations, specify how the date and amount of any such constructive distributions are determined.

Distributions Treated as Dividends

Dividends paid by the Company will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends the Company pays to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to U.S. federal income tax at the lower applicable long-term capital gains tax rate only if (i) Common Shares continue to be readily tradable on the Nasdaq or another established securities market in the United States or the Company is eligible for benefits of a comprehensive income tax treaty with the United States, and (ii) a certain holding period and other requirements are met, including that the Company is not classified as a PFIC during the taxable year in which the dividend is paid or a preceding taxable year with respect to such U.S. Holder. As discussed below, if a U.S. Holder held shares in the Company when it was classified as a PFIC, the Company would generally continue to be treated as a PFIC with respect to such U.S. Holder in a taxable year even if the Company is not classified as a PFIC in such taxable year. If such requirements are not satisfied, a non-corporate U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income. U.S. Holders should consult with and rely solely upon their own tax advisors regarding the availability of the lower preferential rate for qualified dividend income for any dividends paid with respect to Common Shares.

Dividends paid with respect to Common Shares will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally be treated as passive category income or, in the case of certain types of U.S. Holders, general category income for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on Common Shares. A U.S. Holder that does not elect to claim a foreign tax credit for foreign tax withheld may, generally, instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes.

THE RULES GOVERNING THE FOREIGN TAX CREDIT ARE COMPLEX, AND THE OUTCOME OF THEIR APPLICATION DEPENDS IN LARGE PART ON THE U.S. HOLDER’S INDIVIDUAL FACTS AND CIRCUMSTANCES. ACCORDINGLY, U.S. HOLDERS ARE URGED TO CONSULT WITH AND RELY SOLELY UPON THEIR OWN TAX ADVISORS REGARDING THE AVAILABILITY OF THE FOREIGN TAX CREDIT IN THEIR PARTICULAR CIRCUMSTANCES.

Gain or Loss on Sale or Other Taxable Exchange or Disposition of Common Shares and Company Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of Common Shares or Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in the Common Shares or Company Warrants. A U.S. Holder’s adjusted tax basis in its Common Shares or Company Warrants generally will equal the U.S. Holder’s acquisition cost of its Common Shares or Company Warrants or, as discussed below, the U.S. Holder’s initial basis for the Common Shares received upon exercise of Company Warrants, less, in the case of Common Shares, any prior distributions paid to such U.S. Holder that were treated as a return of capital for U.S. federal income tax purposes (as discussed below).

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Shares or Company Warrants, as applicable, so disposed of exceeds one year. If the one-year holding period requirement is not satisfied, any gain on a sale or other taxable disposition of the Common Shares or Company Warrants, as applicable, would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Cash Exercise of a Company Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss on the acquisition of Common Shares upon the exercise of a Company Warrant for cash. The U.S. Holder’s adjusted tax basis in its Common Shares received upon exercise of a Company Warrant generally will be an amount equal to the sum of the U.S. Holder’s adjusted tax basis in such Company Warrant and the exercise price of such Company Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Shares received upon exercise of the Company Warrant will commence on the date of exercise of the Company Warrant or the immediately following date. In either case, the holding period will not include the period during which the U.S. Holder held the Company Warrant.

Cashless Exercise of a Company Warrant

The tax characterization of a cashless exercise of a Company Warrant is not clear under current U.S. federal tax law. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax characterizations and resultant tax consequences would be adopted by the IRS or upheld by a court of law. Accordingly, U.S. Holders should consult with and rely solely upon their own tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules discussed below, a cashless exercise could potentially be characterized as any of the following for U.S. federal income tax purposes: (i) not a realization event and thus tax-deferred, (ii) a realization event that qualifies as a tax-deferred “recapitalization,” or (iii) a taxable realization event. While not free from doubt, the Company intends to treat any cashless exercise of a Company Warrant occurring after its giving notice of an intention to redeem the Company Warrant for cash, as will be permitted under the terms of the Warrant Agreement, as if the Company redeemed such Company Warrant for shares in a cashless exchange qualifying as a tax-deferred recapitalization. However, there is some uncertainty regarding the Company’s intended tax treatment, and it is possible that a cashless exercise could be characterized differently by the IRS or a court. Accordingly, the tax consequences of all three characterizations are generally described below. U.S. Holders should consult with and rely solely upon their own tax advisors regarding the tax consequences of a cashless exercise.

If a cashless exercise were characterized as either not a realization event or as a realization event that qualifies as a recapitalization, a U.S. Holder would not recognize any gain or loss on the exchange of Company Warrants for Common Shares. A U.S. Holder’s basis in the Common Shares received would generally equal the U.S. Holder’s aggregate basis in the exchanged Company Warrants. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period in the Common Shares would be treated as commencing on the date of exchange of the Company Warrants or on the immediately following date, but the holding period would not include the holding period of the Company Warrants exercised therefor. On the other hand, if the cashless exercise were characterized as a realization event that qualifies as a recapitalization, the holding period of the Common Shares would include the holding period of the Company Warrants exercised therefor.

If the cashless exercise were treated as a realization event that does not qualify as a recapitalization, the cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized by the U.S. Holder. Under this characterization, a portion of the Company Warrants to be exercised on a “cashless basis” would be deemed to have been surrendered in payment of the exercise price of the remaining portion of such Company Warrants, which would be deemed to be exercised. In such a case, a U.S. Holder would effectively be deemed to have sold a number of Company Warrants having an aggregate value equal to the exercise price of the remaining Company Warrants deemed exercised. Subject to the PFIC rules described below, the U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between the value of the portion of the Company Warrants deemed sold and its adjusted tax basis in such Company Warrants (generally in the manner described in the section entitled “-Gain or Loss on Sale or Other Taxable Exchange or Disposition of Common Shares and Company Warrants” above), and the U.S. Holder’s adjusted tax basis in the Common Shares received would generally equal the sum of the U.S. Holder’s adjusted tax basis in the remaining Company Warrants deemed exercised and the exercise price of such Company Warrants. It is unclear whether a U.S. Holder’s holding period for the Common Shares would commence on the date of exercise of the Company Warrants or on the date following the date of exercise of the Company Warrants, but the holding period would not include the period during which the U.S. Holder held the Company Warrants. U.S. Holders should consult with and rely solely upon their own tax advisors regarding the tax consequences of a cashless exercise.

Redemption or Repurchase of Warrants for Cash

Subject to the PFIC rules discussed below, if the Company redeems the Company Warrants for cash as will be permitted under the terms of the Warrant Agreement or if the Company repurchases Company Warrants in an open market transaction, such redemption or repurchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described in the section entitled “-Gain or Loss on Sale or Other Taxable Exchange or Disposition of Common Shares and Warrants” above.

Expiration of a Warrant

If a Company Warrant is allowed to expire unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s adjusted tax basis in the Company Warrant. The deductibility of capital losses is subject to certain limitations for U.S. federal income tax purposes.

Receipt of Non-U.S. Currency

The gross amount of any dividend distribution that a U.S. Holder must include in income will be the U.S. dollar amount of the payments made in a currency other than U.S. dollars, calculated by reference to the exchange rate in effect on the day such U.S. Holder actually or constructively receives the payment in accordance with its regular method of accounting for U.S. federal income tax purposes regardless of whether the payment is in fact converted into U.S. dollars at that time. If the foreign currency is converted into U.S. dollars on the date of the payment, the U.S. Holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of foreign currency. If, instead, the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency will be treated as U.S. source ordinary income or loss for U.S. foreign tax credit purposes, and will not be eligible for the special tax rate applicable to qualified dividend income. U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Passive Foreign Investment Company Rules

Adverse U.S. federal income tax rules apply to United States persons that hold, or are treated as holding, shares in a foreign (i.e., non-U.S.) corporation classified as a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes.

In general, the Company will be treated as a PFIC with respect to a U.S. Holder in any taxable year in which, after applying certain look-through rules, either:

●	at least 75% of its gross income for such taxable year consists of passive income (e.g., dividends, interest, rents (other than rents derived from the active conduct of a trade or business), and gains from the disposition of passive assets); or

●	the average percentage (ordinarily averaged quarterly over the year) by value of its assets during such taxable year that produce or are held for the production of passive income is at least 50%.

Because the revenue production of the Company is uncertain, and because PFIC status is based on income, assets and activities for an entire taxable year, there can be no assurance that the Company will not be treated as a PFIC under the income or asset test for the current taxable year or any future taxable year. For purposes of determining whether the Company is a PFIC, the Company will be treated as earning and owning its proportionate share of the income and assets, respectively, of any of its subsidiary corporations in which it owns at least 25% of the value of the subsidiary’s stock. The Company may hold, directly or indirectly, interests in other entities that are PFICs (“Subsidiary PFICs”). If the Company is a PFIC, each U.S. Holder will be treated as owning its pro rata share by value of the stock of any such Subsidiary PFICs.

Although PFIC status is determined annually, an initial determination that the Company is a PFIC for a taxable year will generally apply for subsequent years to a U.S. Holder who held (or is deemed to have held) Common Shares or Company Warrants during a tax year in which the Company was a PFIC, whether or not the Company is classified as a PFIC in those subsequent years. As discussed more fully below, if the Company were to be treated as a PFIC for any taxable year in which a U.S. Holder holds Common Shares or Company Warrants (regardless of whether the Company remains a PFIC for subsequent taxable years), a U.S. Holder would be subject to different tax rules depending on whether the U.S. Holder makes an election to treat the Company as a “qualified electing fund” (a “QEF Election”). As an alternative to making a QEF Election, a U.S. Holder should be able to make a “mark-to-market” election with respect to its Common Shares (but not with respect to Company Warrants), as discussed below. If the Company is a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of the Company’s Subsidiary PFICs. However, the mark-to-market election discussed below will likely not be available with respect to shares of such Subsidiary PFICs. In addition, if a U.S. Holder owns Common Shares during any taxable year that the Company is a PFIC, such U.S. Holder must file an annual report with the IRS reflecting such ownership, regardless of whether a QEF Election or a mark-to-market election had been made.

Taxation of U.S. Holders Making a Timely QEF Election. In general, if the Company is treated as a PFIC, a U.S. Holder may be able to avoid the PFIC tax consequences described below in respect of its Common Shares (but not its Company Warrants) by making a timely and valid QEF Election (if eligible to do so) in the first taxable year in which such U.S. Holder held (or was deemed to hold) Common Shares and the Company is classified as a PFIC. Generally, a QEF Election should be made on or before the due date for filing such U.S. Holder’s U.S. federal income tax return for such taxable year.

If a U.S. Holder timely makes a QEF Election with respect to its Common Shares (such electing U.S. Holder, an “Electing Holder”), each year the Electing Holder will be required to include in its income its pro rata share of the Company’s (and any of the Company’s subsidiaries that are PFIC Subsidiaries) ordinary earnings (as ordinary income) and net capital gains (as long-term capital gain), if any, for the Company’s taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether the Company makes distributions to the Electing Holder (although an Electing Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the qualified electing fund rules, but if deferred, any such taxes will be subject to an interest charge). The Electing Holder’s adjusted tax basis in the shares of the Company would be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed would result in a corresponding reduction in the adjusted tax basis in the Electing Holder’s Common Shares and would not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange, or other disposition of its Common Shares, and no additional tax will be imposed under the PFIC rules.

A U.S. Holder would make a QEF Election with respect to any year that the Company and any Subsidiary PFICs are treated as PFICs by filing IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with its U.S. federal income tax return for such year. Once made, the QEF Election will apply to all subsequent taxable years of the Electing Holder during which it holds Common Shares, unless the Company ceases to be a PFIC or such election is revoked by the Electing Holder with the consent of the IRS. In order to comply with the QEF Election requirements, an Electing Holder must receive a PFIC annual information statement from the Company. There can be no assurance that the Company will provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable such U.S. Holder to make and maintain a QEF Election. There is also no assurance that the Company will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

It is not entirely clear how various aspects of the PFIC rules apply to the Company Warrants, and U.S. Holders are strongly urged to consult with and rely solely upon their own tax advisors regarding the application of such rules to their Warrants in their particular circumstances. A U.S. Holder may not make a QEF Election with respect to its Company Warrants. As a result, if a U.S. Holder sells or otherwise disposes of Company Warrants (other than upon exercise of such Warrants), currently proposed Treasury Regulations relating to the treatment of options with respect to PFICs were finalized (or the principles therein were deemed self-executing) in their current form, and the Company were treated as a PFIC at any time during the U.S. Holder’s holding period of such Company Warrants, then any gain recognized by such U.S. Holder upon a sale or other disposition of such Company Warrants (other than upon exercise of such Warrants) may be treated as an excess distribution, taxed as described below. If a U.S. Holder that exercises its Company Warrants properly makes a QEF Election with respect to the newly acquired Common Shares (or has previously made a QEF Election with respect to Common Shares), the QEF Election will apply to the newly acquired Common Shares. Notwithstanding such QEF Election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF Election, generally will continue to apply with respect to such newly acquired Common Shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Company Warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value, and any gain recognized on such deemed sale will be treated as an excess distribution, as described below. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Common Shares acquired upon the exercise of the Company Warrants. The application of the rules related to purging elections described above to a U.S. Holder of Company Warrants that already owns Common Shares is not entirely clear. U.S. Holders are strongly urged to consult with and rely solely upon their own tax advisors regarding the application of the rules governing purging elections to their particular circumstances.

Taxation of U.S. Holders Making a “Mark-to-Market” Election. Alternatively, if the Company is treated as a PFIC for any taxable year and, as the Company anticipates, Common Shares are treated as “marketable stock,” a U.S. Holder that holds Common Shares at the close of such U.S. Holder’s taxable year may make a “mark-to-market” election with respect to such shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If made, a mark-to-market election would be effective for the taxable year for which the election is made and for all subsequent taxable years, unless Common Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election.

If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Common Shares and in which the Company is treated as a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described below in respect of its Common Shares. Instead, in general, such U.S. Holder would include as ordinary income in each taxable year the excess, if any, of the fair market value of its Common Shares at the end of the taxable year over such U.S. Holder’s adjusted tax basis in its Common Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. Such U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its Common Shares over the fair market value of its Common Shares at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Such U.S. Holder’s tax basis in its Common Shares would be adjusted to reflect any such income or loss amounts. Any gain recognized by such U.S. Holder on the sale, exchange, or other disposition of its Common Shares would be treated as ordinary income, and any loss recognized on the sale, exchange, or other disposition of its Common Shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. A mark-to-market election under the PFIC rules with respect to Common Shares would not apply to a Subsidiary PFIC, and a U.S. Holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that Subsidiary PFIC. Consequently, U.S. Holders of Common Shares could be subject to the PFIC rules with respect to income of Subsidiary PFICs, the value of which already had been taken into account indirectly via mark-to-market adjustments. Special rules may apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Common Shares. Currently, a mark-to-market election may not be made with respect to Warrants.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election. Finally, if the Company were treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF Election (including a late QEF Election with a purging election described below) or a mark-to-market election for that year (a “Non-Electing Holder”) would be subject to special rules with respect to (i) any “excess distribution” (generally, the portion of any distributions received by the Non-Electing Holder on its Common Shares during a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder during the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for its Common Shares) and (ii) any gain realized on the sale, exchange, or other disposition of its Common Shares. Under these special rules:

●	the Non-Electing Holder’s excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for its Common Shares or Company Warrants;

●	the amount allocated to the Non-Electing Holder’s taxable year in which the Non-Electing Holder received the excess distribution or realized the gain, or to the portion of the Non-Electing Holder’s holding period prior to the first day of the Company’s taxable year for which the Company was a PFIC, would be taxed as ordinary income; and

●	the amount allocated to each of the other taxable years (or portions thereof) of the Non-Electing Holder would be subject to tax at the highest rate of tax in effect for the Non-Electing Holder for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year (or portion thereof).

If a U.S. Holder held Common Shares during a period when the Company was treated as a PFIC, but the U.S. Holder did not have a QEF Election in effect with respect to the Company (or held Company Warrants during a period when the Company was treated as a PFIC that were subsequently exercised for Common Shares), then in the event that the Company did not qualify as a PFIC for a subsequent taxable year, the U.S. Holder could elect to cease to be subject to the rules described above with respect to those shares by making a “deemed sale” election with respect to its Common Shares. If the U.S. Holder makes a deemed sale election, the U.S. Holder will be treated, for purposes of applying the rules described in the preceding paragraph, as having disposed of its Common Shares for their fair market value on the last day of the last taxable year for which the Company qualified as a PFIC (the “termination date”). The U.S. Holder would increase its basis in such Common Shares by the amount of the gain on the deemed sale described in the preceding sentence, and the amount of gain would be taxed as an excess distribution. Following a deemed sale election, the U.S. Holder would not be treated, for purposes of the PFIC rules, as having owned Common Shares during a period prior to the termination date when the Company qualified as a PFIC and would not be treated as owning PFIC stock thereafter unless the Company later qualifies as a PFIC. The holding period for such stock would begin the day after the termination date for purposes of the PFIC rules.

THE PFIC RULES (INCLUDING THE RULES WITH RESPECT TO THE QEF ELECTION AND THE MARK-TO-MARKET ELECTION) ARE VERY COMPLEX, ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, AND THEIR APPLICATION IS UNCERTAIN. U.S. HOLDERS ARE STRONGLY URGED TO CONSULT WITH AND RELY SOLELY UPON THEIR OWN TAX ADVISORS TO DETERMINE THE APPLICATION OF THE PFIC RULES TO THEM IN THEIR PARTICULAR CIRCUMSTANCES AND ANY RESULTING TAX CONSEQUENCES.

Information Reporting and Backup Withholding

Dividends paid to U.S. Holders with respect to Common Shares and proceeds from the sale, exchange, or redemption of the Company’s Securities may be subject, under certain circumstances, to information reporting and backup withholding. Backup withholding will not apply, however, to a U.S. Holder that (i) is a corporation or entity that is otherwise exempt from backup withholding (which, when required, certifies as to its exempt status) or (ii) furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including stock, securities, or cash) to the Company. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult with and rely solely upon their own tax advisors regarding the foreign financial asset and other reporting obligations and their application to their ownership of the Company’s Securities.

THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF THE COMPANY’S SECURITIES. SUCH HOLDERS SHOULD CONSULT WITH AND RELY SOLELY UPON THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF OWNING THE COMPANY’S SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT (AND ANY POTENTIAL FUTURE CHANGES THERETO) OF ANY U.S. FEDERAL, STATE OR LOCAL OR NON-U.S. TAX LAWS AND ANY INCOME TAX TREATIES.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax considerations generally applicable to beneficial owners of Company Securities with respect to the ownership and disposition of such Company Securities and who, at all relevant times, for purposes of the ITA (i) is not, and is not deemed to be, resident in Canada, (ii) deals at arm’s length with the Company, (iii) is not affiliated with the Company, (iv) holds Company Securities as capital property, (v) does not use or hold, and is not deemed to use or hold, Company Securities in a business carried on in Canada, (vi) does not have a “permanent establishment” or “fixed base” in Canada, (vii) has not entered into, with respect to Company Securities, a “derivative forward agreement” or a “dividend rental agreement” each as defined in the ITA (“Non-Canadian Holder”). This summary does not apply to a beneficial owner of Company Securities that is an insurer carrying on an insurance business in Canada and elsewhere.

This summary does not address the Canadian tax treatment of any other transactions occurring in connection with the Business Combination, including, but not limited to, the Amalgamation and the Merger. This summary assumes Common Shares will be listed on a designated stock exchange (which currently includes the NYSE) at all relevant times. Additional specific considerations related to the “foreign affiliate dumping” rules in section 212.3 of the ITA, may be applicable and are not discussed herein. Holders should consult their tax advisors with respect to these rules and particular consequences.

This summary is based on the current provisions of the ITA and an understanding of the current administrative policies and assessing practices of the CRA published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the ITA and the Canada-United States Tax Convention (1980) as amended (the “Treaty”) publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes the Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any changes in the law or administrative policy or assessing practice, whether by legislative, administrative, or judicial action, nor does it take into account tax legislation or considerations of any province, territory, or foreign jurisdiction, which may differ from those discussed herein.

The summary is of a general nature only and is not, and is not intended to be, nor should it be construed as, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. The relevant tax considerations applicable to the acquiring, holding and disposing of the Common Shares may vary according to the status of the holder, the jurisdiction in which the holder resides or carries on business, and the holder’s own particular circumstances. Accordingly, holders should consult with their own tax advisors having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the ITA, all amounts relating to the acquisition, holding, or disposition of Company Securities must be converted into Canadian dollars based on the exchange rates as determined in accordance with the ITA. The amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Non-Canadian Holder may be affected by fluctuations in the exchange rates.

Taxation of Non-Canadian Holders of Common Shares and Company Warrants

Exercise of Company Warrants

Generally, a Non-Canadian Holder will not recognize a gain or loss on the acquisition of Common Shares upon the exercise of a Company Warrant in accordance with the terms of the Warrant Agreement.

Dividends on the Common Shares

Dividends paid or credited, or deemed to be paid or credited, on the Common Shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25% subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax convention. For example, under the Treaty, where the dividends on the Common Shares are considered to be paid to, or derived by, a Non-Canadian Holder that is the beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to benefits of, the Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%.

Non-Canadian Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

Disposition of the Common Shares and Company Warrants

On a disposition of a Common Share (other than to the Company, unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market) a Non-Canadian Holder will not be subject to tax under the ITA in respect of any capital gain realized by such Non-Canadian Holder, unless the Common Shares constitute “taxable Canadian property” (as defined in the ITA) of the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax convention.

On a disposition of a Company Warrant (including on a disposition to the Company, whether purchased by the Company pursuant to the terms of the Warrant Agreement or in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a Non-Canadian Holder will not be subject to tax under the ITA in respect of any capital gain realized by such Non-Canadian Holder, unless the Company Warrants constitute “taxable Canadian property” (as defined in the ITA) of the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax convention.

Generally, provided the Common Shares and Company Warrants, as applicable, are listed on a designated stock exchange (which currently includes the NYSE) at the time of the disposition by a Non-Canadian Holder, the Common Shares and Company Warrants will not constitute taxable Canadian property of such Non-Canadian Holder at such time unless, at any time during the 60-month period immediately preceding the disposition of either Common Shares or Company Warrants, the following conditions are satisfied concurrently: (i) (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder did not deal at arm’s length, (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of the capital stock of the Company, and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the ITA), “timber resource properties” (as defined in the ITA), and options in respect of, or interests in or for civil law rights in, any such properties whether or not the properties exist. Common Shares and Company Warrants may also be deemed to be taxable Canadian property in certain other circumstances.

A Non-Canadian Holder that disposes of, or is deemed to have disposed of, a Common Share or Company Warrant that constitutes “taxable Canadian property” and is not entitled to relief under an applicable income tax convention will generally be subject to capital gain or capital loss consequences in Canada.

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Non-Canadian Holder in a taxation year must be included in the Non-Canadian Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Non-Canadian Holder in a taxation year must be deducted from taxable capital gains realized by the Non-Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the ITA.

A Non-Canadian Holder contemplating a disposition of the Common Shares or Company Warrants that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Securityholders of:

●	up to 4,177,091 Common Shares of certain Selling Securityholders who purchased MBSC Class A Common Shares in a private placement pursuant to the PIPE Financing consummated in connection with the Business Combination for a purchase price of $10.10 per share, which shares were converted into Common Shares on a one-for-one basis as part of the Business Combination;

●	up to 4,250,000 Common Shares issued to the MBSC Sponsor and its transferees in exchange for their MBSC Class B Common Shares on a one-for-one basis (after giving effect to certain forfeitures of MBSC Class B Common Shares) pursuant to the Business Combination, which MBSC Class B Common Shares were originally issued in private placements by MBSC (as defined below) for a purchase price of approximately $0.01 per share (the Common Shares of the MBSC Sponsor are subject to transfer restrictions in the Lock-Up Agreement);

●	36,436,135 Common Shares and 2,888,239 Company Warrants issued to the Greenfire Holders pursuant to the Business Combination in exchange for their securities of Greenfire acquired by them in their capacities as employees, executives and founders that in most cases were issued for nominal consideration or pursuant to grants to such executives under Greenfire’s equity incentive plans (all of which are subject to transfer restrictions in the Lock-Up Agreement);

●	2,526,667 Company Warrants issued to the MBSC Sponsor in exchange for its MBSC Private Placement Warrants on a one-for-one basis (after giving effect to certain forfeitures of MBSC Private Placement Warrants) pursuant to the Business Combination, which MBSC Private Placement Warrants were originally purchased in a private placement in connection with the MBSC IPO for a purchase price of $1.50 per warrant (all of which are subject to transfer restrictions in the Lock-Up Agreement); and

●	up to 5,414,906 Common Shares issuable upon exercise of the Company Warrants of MBSC Sponsor and the Greenfire Holders (all of which are subject to transfer restrictions in the Lock-Up Agreement).

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling Company Warrants, Common Shares or interests therein received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Company Warrants, Common Shares or interests therein on any stock exchange, market or trading facility on which the Company Warrants or Common Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of Company Warrants, Common Shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Company Warrants or Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Company Warrants or Common Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Company Warrants or Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Company Warrants, Common Shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in tum engage in short sales of the Company Warrants or Common Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell Company Warrants or Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Company Warrants or Common Shares to broker-dealers that in tum may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Company Warrants or Common Shares offered by this prospectus, which Company Warrants or Common Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Company Warrants or Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Company Warrants by payment of cash, however, we will receive the exercise price of the Company Warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of the Common Shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the Company Warrants or Common Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement.

In order to comply with the securities laws of some states, if applicable, the Company Warrants or Common Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Company Warrants or Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Company Warrants or Common Shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Company Warrants or Common Shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

Restrictions to Sell

Pursuant to the Lock-Up Agreement, each of the MBSC Sponsor and the Greenfire Shareholders party thereto agreed, subject to certain customary exceptions, not to (i) sell or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any equity securities of the Company, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any equity securities of the Company, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) make any public announcement of any intention to effect any transaction specified in clause (i) or (ii) until the earliest of (a) the date that is 180 days after the Closing Date, (b) the date that the last reported closing price of the Common Share equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-day trading period commencing at least 75 days after the Closing Date, and (c) the date on which the Company completes a liquidation, merger, amalgamation, arrangement, share exchange, reorganization or other similar transaction that results in all Company Shareholders having the right to exchange their shares of capital stock for cash, securities or other property. See “Risk Factors—Risks Related to Ownership of the Company’s Securities-A significant portion of the Company’s total outstanding securities may be sold into the market in the near future. This could cause the market price of the Common Shares and the Company Warrants to drop significantly, even if the Company’s business is performing well”. The Common Shares and Company Warrants held by Spicelo Limited are subject to a Limited Recourse Guarantee and Securities Pledge Agreement dated July 21, 2022 entered into by Spicelo Limited in favour of certain lenders to a group of entities unrelated to Greenfire that are, together with Spicelo, currently undergoing insolvency proceedings in Canada. In such insolvency proceedings, such lenders have sought to enforce against, and seize, the Common Shares and Company Warrants held by Spicelo Limited. Such lenders have taken the position that if the Common Shares and Company Warrants held by Spicelo Limited are transferred to the lenders such lenders will not be bound by the terms of the Lock-Up Agreement.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of the Common Shares and Company Warrants by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.

U.S. Dollar
SEC Registration Fee	$47,796.43
Legal Fees and Expenses	$150,000.00
Accounting Fees and Expenses	$20,000.00
Printing Expenses	$10,000.00
Miscellaneous Expenses	$40,000.00
Total	$267,796.43

LEGAL MATTERS

Burnet, Duckworth & Palmer LLP, Canadian counsel to the Company, has provided a legal opinion for the Company regarding the validity of the Common Shares offered by this prospectus. Certain legal matters relating to U.S. law will be passed upon for the Company by Carter Ledyard & Milburn LLP.

EXPERTS

The financial statements of M3-Brigade Acquisition III Corp. as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period from March 25, 2021 (inception) through December 31, 2021 included in this prospectus have been so included in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding M3-Brigade Acquisition III Corp.’s ability to continue as a going concern.

The financial statements of the Company as of December 31, 2022 included in this prospectus have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Greenfire as of December 31, 2022, 2021 and 2020, and for each of the three years in the period ended December 31, 2022, included in this prospectus have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of JACOS as of September 17, 2021, December 31, 2020 and January 1, 2020 and for the period ended September 17, 2021, and the year ended December 31, 2020, included in this prospectus have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Deloitte LLP, 850-2nd Street SW #700, Calgary, Alberta, T2P 0R8, Canada, are the auditors of the Company following the Business Combination.

McDaniel & Associates Consultants Ltd. is the independent qualified reserves evaluator of Greenfire. McDaniel & Associates Consultants Ltd. prepared two reports as to the reserves of Greenfire as of December 31, 2022 and 2021, which were prepared in accordance with guidelines specified in Item 1202(a)(8) of Regulation S-K and in conformity with Rule 4-10(a) of Regulation S-X, and are to be used for inclusion in certain filings of the SEC; such reports are filed as Exhibits 99.1 and 99.2 to the registration statement of which this prospectus forms a part.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
UNDER U.S. SECURITIES LAWS

The Company is a corporation incorporated under the laws of the Province of Alberta. Other than Matthew Perkal, all of the Company’s directors and executive officers, as of the date of this prospectus, reside outside the United States. The majority of the Company’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Company or those persons or to enforce against the Company or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the United States, in any action predicated upon civil liability provisions of the federal securities laws of the United States or other laws of the United States.

The Company has appointed Puglisi & Associates as its agent upon whom process may be served in any action brought against the Company under the laws of the United States arising out of this offering or any purchase or sale of securities in connection with this offering. In addition, investors should not assume that the courts of Canada would enforce (i) judgments of U.S. courts obtained in actions against the Company, its officers or directors, or other said persons, predicated upon the civil liability provisions of the federal securities laws of the United States or other laws of the United States or (ii) in original actions, liabilities against the Company or such directors, officers or experts predicated upon the federal securities laws of the United States or other laws of the United States. In addition, there is doubt as to the applicability of the civil liability provisions of federal securities laws of the United States to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act with respect to the Common Shares and Company Warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Common Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements of Greenfire Resources Ltd.
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Statement of Financial Position as at December 31, 2022	F-3
Notes to Financial Statements	F-4

Unaudited Financial Statements of Greenfire Resources Ltd.
Condensed Interim Consolidated Statement of Financial Position as of June 30, 2023 and December 31, 2022	F-6
Notes to Consolidated Financial Statements	F-7

Audited Financial Statements of Greenfire Resources Inc.
Report of Independent Registered Public Accounting Firm	F-8
Consolidated Balance Sheets as at December 31, 2022, December 31, 2021 and December 31, 2020	F-9
Consolidated Statements of Comprehensive Income (Loss) for the Years Ended December 31, 2022 and December 31, 2021 and the period from incorporation on November 2, 2020 to December 31, 2020	F-10
Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the Years Ended December 31, 2022 and December 31, 2021 and the period from incorporation on November 2, 2020 to December 31, 2020	F-11
Consolidated Statements of Cash Flows for the years ended December 31, 2022 and December 31, 2021 and the period from incorporation on November 2, 2020 to December 31, 2020	F-12
Notes to Consolidated Financial Statements	F-13
Supplementary Information for Greenfire Resources Inc. – oil and gas.	F-37

Unaudited Financial Statements of Greenfire Resources Inc.
Condensed Interim Consolidated Balance Sheets as of June 30, 2023, and December 31, 2022	F-43
Condensed Interim Consolidated Statements of Comprehensive Income (Loss) for the Three and Six Months Ended June 30, 2023 and June 30, 2022	F-44
Condensed Consolidated Statements of Changes in Shareholders’ Equity for the Six Months ended June 30, 2023 and June 30, 2022	F-45
Condensed Interim Consolidated Statements of Cash Flows for the Three and Six Months ended June 30, 2023 and June 30, 2022	F-46
Notes to Consolidated Financial Statements	F-47

Audited Financial Statements of Japan Canada Oil Sands Limited
Report of Independent Registered Public Accounting Firm	F-59
Balance Sheets as at September 17, 2021, December 31, 2020 and January 1, 2020	F-60
Statements of Comprehensive Income (Loss) for the period ended September 17, 2021 and for the year ended December 31, 2020	F-61
Statements of Changes in Shareholders’ Equity (Deficit) for the period ended September 17, 2021 and for the year ended December 31, 2020	F-62
Statements of Cash Flows for the period ended September 17, 2021 and for the year ended December 31, 2020	F-63
Notes to Financial Statements	F-64

Audited Financial Statements of M3-Brigade Acquisition III Corp.
Report of Independent Registered Public Accounting Firm	F-86
Balance Sheets as of December 31, 2022 and December 31, 2021	F-87
Statements of Operations for the year ended December 31, 2022 and for the period from March 25, 2021 (Inception) through December 31, 2021	F-88
Statements of Changes in Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit for the year ended December 31, 2022 and for the period from March 25, 2021 (inception) to December 31, 2021	F-89
Statements of Cash Flows for the year ended December 31, 2022 and for the period from March 25, 2021 (Inception) through December 31, 2021	F-90
Notes to Financial Statements	F-91

Unaudited Interim Financial Statements of M3-Brigade Acquisition III Corp.
Condensed Balance Sheets as of June 30, 2023, and December 31, 2022	F-116
Condensed Statements of Operations for the Three and Six Months Ended June 30, 2023 and 2022	F-117
Condensed Statements of Changes in Class A Ordinary Shares Subject to Possible Redemption and Stockholders’ Deficit for the Three and Six Months Ended June 30, 2023 and 2022	F-118
Condensed Statements of Cash Flows for the Six Months Ended June 30, 2023 and 2022	F-119
Notes to Condensed Financial Statements	F-120

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Greenfire Resources Inc.

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of Greenfire Resources Ltd. (the “Company”) as at December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte LLP

Chartered Professional Accountants
Calgary, Canada

April 21, 2023

We have served as the Company’s auditor since 2023.

Greenfire Resources Ltd.

FINANCIAL STATEMENTS

AS AT DECEMBER 31, 2022

(Presented in Canadian Dollars)

Greenfire Resources Ltd.

Consolidated Statement of Financial Position

As at ($CAD)	December 31, 2022
Assets
Current assets
Cash	$1
Total assets	$1

Shareholder’s equity
Share capital	$1
Total shareholder’s equity and liabilities	$1

The accompanying notes are an integral part of the financial statements

/s/ David Phung	/s/ Robert Logan
David Phung, Director	Robert Logan, President and CEO

Greenfire Resources Ltd.
Notes to the Financial Statements
(In Canadian dollars)

1.	CORPORATE INFORMATION

Greenfire Resources Ltd. (the “Company”) was incorporated under the laws of Alberta on December 9, 2022. On December 14, 2022, the Company entered into the Business Combination Agreement between Greenfire Resources Inc. and M3-Brigade Acquisition III Corp (“MBSC”). The Company’s intended business activity is to engage in the exploration, development and operation of oil and gas properties, and focus primarily in the Athabasca oil sands region of Alberta. To date, the Company has not had operations and is expected to commence operations concurrent with the planned Business Combination. The Company’s registered address is 2400, 525 8 Ave SW, Calgary, Alberta T2P 1G1.

During 2022 the Company incorporated 2476276 Alberta ULC and DE Greenfire Merger Sub Inc. There were no other activities in the subsidiaries of the Company. As at December 31, 2022, the Company wholly-owns a direct interest in 2476276 Alberta ULC and DE Greenfire Merger Sub Inc. and consolidates these entities.

These financial statements were approved by the Board of Directors on April 19, 2023.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Statement of Compliance

The statement of financial position has been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Separate Statements of Income and Comprehensive Income, Changes in Shareholder’s Equity and Cash Flows have not been presented as there have been no activities for the Company to date other than its formation.

b)	Functional Currency and Presentation Currency

These financial statements are presented on Canadian dollars, which is the Company’s functional currency.

c)	Basis of Consolidation

The financial statements include the accounts of the Company and its consolidated subsidiaries, which are the entities over which the Company has control. An investor controls an investee when it is exposed, or has rights to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

3.	SHAREHOLDER’S EQUITY

The Company issued one common share for $1.00 upon incorporation, the share is held by Greenfire Resources Inc being the Company’s ultimate parent and sole shareholder. As at December 31, 2022, one common share with no par value was issued and outstanding, and no preferred shares were outstanding. The authorized capital of the Company is an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series.

4.	SUBSCRIPTION AGREEMENTS

Concurrently with the Business Combination Agreement, the Company entered into subscription agreements whereby, contingent on certain events, it may issue up to US$50,000,000 of 9% convertible notes due in 2028. The convertible notes will have an initial conversion rate of 76.923077 common shares per US$1,000 principal amount of convertible notes for a conversion price of US$13.00 per common share. The commitment was entered into based on market terms.

Greenfire Resources Ltd

CONDENSED INTERIM CONSOLIDATED
FINANCIAL STATEMENTS (UNAUDITED)

AS AT JUNE 30, 2023

(Presented in Canadian Dollars)

Greenfire Resources Ltd.

Condensed Interim Consolidated Statement of Financial Position

(Unaudited)

As at ($CAD)	June 30, 2023	December 31, 2022
Assets
Current assets
Cash	$1	$1
Total assets	$1	$1

Shareholder’s equity
Share capital	$1	$1
Total shareholder’s equity and liabilities	$1	$1

The accompanying notes are an integral part of the condensed interim consolidated financial statements

David Phung, Director	Robert Logan, President and CEO

Greenfire Resources Ltd.

Notes to the Condensed Interim Consolidated Financial Statements

(In Canadian dollars and Unaudited)

1.	CORPORATE INFORMATION

Greenfire Resources Ltd. (the “Company”) was incorporated under the laws of Alberta on December 9, 2022. On December 14, 2022, the Company entered into the Business Combination Agreement between Greenfire Resources Inc. and M3-Brigade Acquisition III Corp (“MBSC”). In April 2023 the Company filed its Registration Statement with the United States Securities Exchange Commission. The Business Combination is expected to close before the end of 2023, subject to customary closing conditions, including the receipt of necessary regulatory approvals. The Company’s intended business activity is to engage in the exploration, development and operation of oil and gas properties, and focus primarily in the Athabasca oil sands region of Alberta. To date, the Company has not had operations and is expected to commence operations concurrent with the planned Business Combination. The Company’s registered address is 2400, 525 8 Ave SW, Calgary, Alberta T2P 1G1.

During 2022, the Company incorporated 2476276 Alberta ULC and DE Greenfire Merger Sub Inc. There were no other activities in the subsidiaries of the Company. As at June 30, 2023, the Company wholly-owns a direct interest in 2476276 Alberta ULC and DE Greenfire Merger Sub Inc. and consolidates these entities.

These interim consolidated financial statements were approved by the Board of Directors on September 4, 2023.

2.	MATERIAL ACCOUNTING POLICY INFORMATION

a)	Statement of Compliance

These unaudited condensed interim consolidated financial statements (“interim consolidated financial statements”) have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) using International Accounting Standard IAS 34: “Interim Financial Reporting”. They are condensed as they do not include all of the information required for full annual consolidated financial statements, and they should be read in conjunction with the audited annual consolidated financial statements for the year ended December 31, 2022. Separate Statements of Income and Comprehensive Income, Changes in Shareholder’s Equity and Cash Flows have not been presented as there have been no activities for the Company to date other than its formation.

b)	Functional Currency and Presentation Currency

These financial statements are presented on Canadian dollars, which is the Company’s functional currency.

c)	Basis of Consolidation

The financial statements include the accounts of the Company and its consolidated subsidiaries, which are the entities over which the Company has control. An investor controls an investee when it is exposed, or has rights to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

3.	SHAREHOLDER’S EQUITY

The Company issued one common share for $1.00 upon incorporation, the share is held by Greenfire Resources Inc. being the Company’s ultimate parent and sole shareholder. As at June 30, 2023 and December 31, 2022, one common share with no par value was issued and outstanding, and no preferred shares were outstanding. The authorized capital of the Company is an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series.

4.	SUBSCRIPTION AGREEMENTS

Concurrently with the Business Combination Agreement, the Company entered into subscription agreements whereby, contingent on certain events, it may issue up to US$50,000,000 of 9% convertible notes due in 2028. The convertible notes will have an initial conversion rate of 76.923077 common shares per US$1,000 principal amount of convertible notes for a conversion price of US$13.00 per common share. The commitment was entered into based on market terms.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Greenfire Resources Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Greenfire Resources Inc. and subsidiaries (the “Company”) as of December 31, 2022, 2021 and 2020, the related consolidated statements of comprehensive income (loss), shareholders’ equity (deficit), and cash flows, for each of the three years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, 2021 and 2020, and the results of its financial performance and its cash flows for each of the three years in the period ended December 31, 2022, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte LLP

Chartered Professional Accountants

Calgary, Canada

March 29, 2023

We have served as the Company’s auditor since 2021.

Greenfire Resources Inc.

Consolidated Balance Sheets

As at December 31 ($CAD thousands)	note	2022	2021	2020
Assets
Current assets
Cash and cash equivalents	6	$35,363	$60,869	$—
Restricted cash	7	35,313	8,700	—
Accounts receivable	8	34,308	43,962	—
Inventories	9	14,568	15,917	—
Prepaid expenses and deposits		3,975	10,512	—
		123,527	139,960	—
Non-current assets
Property, plant and equipment	11	963,050	989,120	—
Deferred income tax asset	13	87,681	—	—
		1,050,731	989,120	—
		1,174,258	1,129,080	—
Liabilities
Current liabilities
Accounts payable and accrued liabilities	21	46,569	57,427	60
Current portion of long-term debt	16	63,250	110,359	—
Current portion of lease liabilities	12	98	—
Risk management contracts	15	27,004	30,718	—
		136,921	198,504	60
Non-current liabilities
Long-term debt	16	191,158	215,210	—
Lease liabilities	12	865	—
Risk management contracts	15	—	4,959	—
Decommissioning liabilities	14	7,543	5,517	—
		199,566	225,686	—
		336,487	424,190	60
Shareholders’ equity
Share capital	19	15	15	—
Contributed surplus	16	44,674	43,491	—
Retained earnings (deficit)		793,082	661,384	(60)
		837,771	704,890	(60)
		$1,174,258	$1,129,080	$—

Commitments and contingencies (note 18)

See accompanying notes to the consolidated financial statements

These Consolidated Financial Statements were approved by the Board of Directors.

/s/ Robert Logan	/s/ David Phung
Robert Logan, Director	David Phung, Director

Greenfire Resources Inc.

Consolidated Statements of Comprehensive Income (Loss)

($CAD thousands, except per share amounts)	note	Year ended December 31, 2022	Year ended December 31, 2021	Period from incorporation on November 2, 2020 to December 31, 2020
Revenues
Oil sales		$998,849	$270,674	$—
Royalties		(50,064)	(9,543)	—
Oil sales, net of royalties		948,785	261,131	—
Gain (loss) on risk management contracts	15	(121,478)	(39,291)	—
		827,307	221,840	—
Expenses
Diluent expense		368,015	94,623	—
Transportation and marketing	10	67,842	24,057	—
Operating expenses		160,826	59,710	—
General and administrative		11,019	3,285	60
Financing and interest	17	77,074	25,050	—
Depletion and depreciation	11	68,027	27,071	—
Exploration and other expenses		1,825	350	—
Acquisition transaction costs	5	2,769	10,318	—
Other income and expenses		(206)	8,373	—
Gain on acquisitions	5	—	(693,953)	—
Foreign exchange loss		26,099	1,512	—
Total expenses		783,290	(439,604)	60
Net income (loss) before taxes		44,017	661,444	(60)
Income tax recovery	13	87,681	—	—
Net income (loss) and comprehensive income (loss)		$131,698	$661,444	$(60)
Net income (loss) per share
Basic	19	$14.71	$84.79	$(0.01)
Diluted	19	$10.29	$75.11	$(0.01)

See accompanying notes to the consolidated financial statements

Greenfire Resources Inc.

Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

($CAD Thousands, except per share amounts)	note	Year ended December 31, 2022	Year ended December 31, 2021	Period from incorporation on November 2, 2020 to December 31, 2020
Share capital
Balance, beginning of year		$15	$—	$—
Shares issued during year	19	—	15	—
Balance, end of year		15	15	—
Contributed surplus
Balance, beginning of year		43,491	—	—
Stock based compensation	19	1,183	—	—
Bondholder warrants	16	—	43,491	—
Balance, end of year		44,674	43,491	—
Retained earnings (deficit)
Balance, beginning of year		661,384	(60)	—
Net income (loss)		131,698	661,444	(60)
Balance, end of year		793,082	661,384	(60)
Total shareholders’ equity		$837,771	$704,890	$(60)

See accompanying notes to the consolidated financial statements

Greenfire Resources Inc.

Consolidated Statements of Cash Flows

($CAD Thousands, except per share amounts)	note	Year ended December 31, 2022	Year ended December 31, 2021	Period from incorporation on November 2, 2020 to December 31, 2020
Operating activities
Net income (loss)		$131,698	$661,444	$(60)
Items not affecting cash:
Deferred income taxes	13	(87,681)	—	—
Gain on acquisitions	5	—	(693,953)	—
Unrealized (gain) loss on risk management contracts	15	(8,673)	35,677	—
Foreign exchange loss		26,099	1,512
Depletion and depreciation	11	67,868	27,996	—
Stock based compensation	19	1,183	—	—
Other non-cash expenses		66	3,769	—
Accretion	14	743	298	—
Amortization of debt issuance costs		29,854	2,152	—
Change in non-cash working capital	23	3,570	(6,910)	60
Cash provided by operating activities		164,727	31,985	—
Financing activities
Common shares issued	19	—	15	—
Proceeds from issuance of long-term debt	16	—	381,050	—
Repayment of long-term debt	16	(123,612)	—	—
Fees for issuance of long-term debt	16	—	(15,459)	—
Lease payments	12	(26)	—	—
Cash provided (used) by financing activities		(123,638)	365,606	—
Investing activities
Property, plant and equipment expenditures	11	(39,592)	(4,594)	—
Cash and cash equivalents acquired in acquisitions	5	—	6,918	—
Acquisitions	5	—	(366,454)	—
Restricted cash	7	(26,613)	(8,140)	—
Change in non-cash working capital	23	2,459	35,742	—
Cash used in investing activities		(63,746)	(336,528)	—
Exchange rate impact on cash and cash equivalents held in foreign currency		(2,849)	(194)	—
Change in cash and cash equivalents		(25,506)	60,869	—
Cash and cash equivalents, beginning of year		60,869	—	—
Cash and cash equivalents, end of year		$35,363	$60,869	$—

See accompanying notes to the consolidated financial statements

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

1.	CORPORATE INFORMATION

Greenfire Resources Inc. (the “Company” or “Greenfire Resources Inc.”) is a corporation incorporated under the Alberta Business Corporations Act. The Company and its subsidiaries are engaged in the exploration, development and operation of oil and gas properties, and focuses primarily in the Athabasca oil sands region of Alberta. The Company’s corporate head office is located at 1900, 205 5th Avenue SW, Calgary, AB T2P 2V7. Its predecessor entity Greenfire Acquisition Corporation (“GAC”) was formed on November 2, 2020. On April 5, 2021, GAC acquired the Hangingstone Demo asset from Greenfire Hangingstone Operating Corporation (“GHOPCO”), which was an un-affiliated corporation. The Company was subsequently incorporated on June 18, 2021 with the same shareholders as GAC. At the time of the acquisition, the Hangingstone assets were not operational. On September 9, 2021, the Company incorporated Greenfire Resources Operating Corporation (“GROC”), which shortly thereafter amalgamated with GAC on September 16, 2021. On September 17, 2021 HE Acquisition Corporation (“HEAC”), which was incorporated on July 12, 2021 by the Company and is a 100% wholly owned subsidiary, acquired Japan Canada Oil Sands Limited (“JACOS”) by purchasing all outstanding shares. HEAC, JACOS and GROC subsequently amalgamated into GROC. GROC is a 100% wholly owned subsidiary of GRI. Assets acquired in both acquisitions are held in a newly formed partnership structure. Periods after September 17, 2021 represent the consolidated results of the Company, while the periods prior to September 17, 2021 represent the results of GAC. Prior to the acquisition of JACOS, the Company had limited operations, as such the Company has determined JACOS to be the predecessor company.

2.	BASIS OF PRESENTATION AND STATEMENT OF COMPLIANCE

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). In these consolidated financial statements, all dollars are expressed in Canadian dollars, which is the Company’s functional currency, unless otherwise indicated. These consolidated financial statements have been prepared on a historical cost basis, except for certain financial instruments which are measured at their estimated fair value. The consolidated financial statements were approved by the Board of Directors on March 29, 2023.

3.	SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

These consolidated financial statements consist of financial records of the Company and its wholly owned subsidiaries. The Company has one direct subsidiary, GROC which is 100% wholly owned by the Company, as well as several indirect subsidiaries, including Hangingstone Expansion Limited Partnership (“HELP”) and Hangingstone Demo Limited Partnership (“HDLP”), which were formed by GROC and their general partners Hangingstone Expansion General Partner (“HEGP”) and Hangingstone Demo General Partner (“HDGP”), respectively. The units of HELP and HDLP are allocated at 99.99% to GROC for both entities and 0.01% to HEGP and HDGP, respectively. HEGP and HDGP are wholly owned subsidiaries of GROC, along with Greenfire Resources Employment Corporation. Intercompany transactions and balances between the entities are eliminated upon consolidation.

Joint arrangements

The Company also undertakes certain business activities through joint arrangements. Interests in joint arrangements have been classified as joint operations. Joint control exists for contractual arrangements governing the Company’s assets whereby Greenfire has less than 100 per cent working interest, all of the partners have control of the arrangement collectively, and spending on the project requires unanimous consent of all parties that collectively control the arrangement and share the associated risks. A joint operation is established when the Company has rights to the assets and obligations for the liabilities of the arrangement. The Company only recognizes its proportionate share in assets, liabilities, revenues and expenses associated with its joint operations.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and cash equivalents

Cash and cash equivalents include cash-on-hand, deposits held with banks, and other short-term highly liquid investments such as bankers’ acceptances, commercial paper, money market deposits or similar instruments, with a maturity of 90 days or less.

Foreign currency translation

Foreign currency transactions are translated into Canadian Dollars at exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the rate of exchange on the statement of financial position date. Any resulting exchange differences are included in the Consolidated Statement of Comprehensive Income (Loss). Nonmonetary assets and liabilities denominated in a foreign currency are measured at historical cost and are translated into the functional currency using the rates of exchange as at the dates of the initial transactions.

Operating segments

The Company has one reportable operating segment which is made up of its oil sands operations based on geographic location, nature of the products sold and integration of facilities and operations. The chief operating decision maker is the President and CEO, who reviews operating results at this level to assess financial performance and make resource allocation decisions. The Company determines its operating segments based on the differences in the nature of operations, products sold, economic characteristics and regulatory environments and management. As the Company only has operations in the Athabasca region, the Company has determined that the Company’s assets, liabilities and operating results for the development and production of bitumen from the oil sands located in the Athabasca region is the Company’s only operating segment.

Financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another.

Financial assets and liabilities are initially recognized when originated or when the Company becomes a party to the contractual provisions of the instrument. A non-derivative financial asset or financial liability is initially measured at fair value plus, for an item not at fair value through profit or loss, transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

On initial recognition, financial assets are classified to be measured at amortized cost, fair value through other comprehensive income (“FVOCI”), or fair value through profit or loss (“FVTPL”) based on the Company’s designation based primarily on the underlying cash flow characteristics. Classifications are not changed subsequent to initial recognition.

On initial recognition, financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as FVTPL if it is classified as held-for-trading, is a derivative or is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss as is any gain or loss on derecognition. A financial liability is derecognized when its contractual obligations are discharged or canceled or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value. On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company may, from time to time, enter into certain financial derivative contracts to manage exposure from fluctuating commodity prices, interest rates or foreign exchange rates between the Canadian and US dollar. Such risk management contracts are not used for trading or speculative purposes. The Company has not designated its risk management contracts as effective hedges and has not applied hedge accounting even though the Company considers all financial derivate contracts to be economic hedges, as such all risk management contracts have been recorded at fair value with changes in fair value being recorded through profit or loss.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants who are independent, knowledgeable and willing and able to transact would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. The Company is able to classify fair value balances based on the observability of these inputs. The authoritative guidance for fair value measurements establishes three levels of the fair value hierarchy, defined as follows:

●	Level 1: Unadjusted, quoted prices for identical assets or liabilities in active markets;

●	Level 2: Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly for substantially the full term of the asset or liability; and

●	Level 3: Significant, unobservable inputs for use when little or no market data exists, requiring a significant degree of judgment.

The following table summarizes the method by which the Company measures its financial instruments on the consolidated balance sheets and the corresponding hierarchy rating for their derived fair value estimates:

Financial Instrument	Fair Value Hierarchy	Classification & Measurement
Cash and cash equivalents	Level 1	Amortized cost
Restricted cash	Level 1	Amortized cost
Accounts receivable	Level 2	Amortized cost
Risk management contracts	Level 2	Fair value through profit and loss
Accounts payable and accrued liabilities	Level 2	Amortized cost
Long-term debt	Level 2	Amortized cost

The carrying values of cash and cash equivalents, restricted cash, accounts receivable and accounts payable and accrued liabilities included on the consolidated balance sheets approximates the fair values of the respective assets and liabilities due to the short-term nature of those instruments.

The estimated fair value of long-term borrowings has been determined based on period-end trading prices of long-term borrowings on the secondary market (level 2).

Realized gains and losses from the settlement of financial instruments as well as unrealized gains and losses from the remeasurement of financial instruments to fair market value at each reporting period are recognized in net income (loss) as incurred. Transaction costs related to fair value through profit or loss financial instruments are immediately expensed. Financial instruments recognized at amortized cost are accreted through net income (loss) towards their settlement value over time. Transaction costs related to financial liabilities measured at amortized cost are initially capitalized against the liability and then amortized to net income (loss) over the life of the related host instrument.

Common shares are classified as shareholders’ equity. The Company may issue share purchase warrants as a part of debt and/or equity financings. These financial instruments are assessed at the date of issue, based on their underlying terms and conditions, as to whether they are an equity instrument or a derivative financial instrument and if determined to be an equity instrument they are initially recognized in shareholder’s equity at fair value on date of issue. Classifications are not changed after initial recognition and only reassessed when there is a modification in the terms and conditions of the underlying share purchase warrant. Incremental costs directly attributable to the issuance of equity instruments as a deduction from equity, net of any tax effects.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Credit risk arises from the potential that the Company may incur a loss if a counterparty fails to meet its obligations in accordance with agreed terms. Financial assets are assessed at each reporting date to determine whether there is any evidence that credit losses are expected. Credit loss of financial assets is determined by assessing and measuring the expected credit losses of the instruments at each reporting period. The Company measures expected credit losses using a lifetime expected loss allowance model for all trade receivables and contract assets. The credit-loss model groups receivables based on similar credit risk characteristics and the number of days past due in order to estimate and recognize bad debt expenses. When measuring expected credit losses, the Company considers a variety of factors including: evidence of the debtor’s financial condition, history of collections, the term of the receivable and any recent and expected future changes in economic conditions. The Company has not experienced any write-offs of uncollectible receivables; as a result, the Company does not carry an allowance for doubtful accounts.

Revenue

Revenue is measured based on consideration to which the Company expects to be entitled in a contract with a customer. The Company recognizes revenue primarily from the sale of diluted and non-diluted bitumen. Revenue is recognized when its single performance obligation is satisfied. This occurs when the product is delivered, control of the product and title or risk of loss transfers to the customer at contractually specified transfer points. This transfer coincides with title passing to the customer and the customer taking physical possession of the commodity. The Company principally satisfies its single performance obligations at a point in time. Transaction prices are determined at inception of the contract and allocated to the performance obligations identified. Payment is generally received in the following month after the sale has occurred.

The Company sells its production pursuant to fixed and variable-priced contracts. The transaction price for variable-priced contracts is based on the commodity price, adjusted for quality, location, or other factors, whereby each component of the pricing formula can be either fixed or variable, depending on the contract terms. Revenue is recognized when a unit of production is delivered to the contract counterparty. The amount of revenue recognized is based on the agreed upon transaction. Royalty expenses are recognized as production occurs.

The Company has long-term marketing agreements with a single counterparty (“Sole Petroleum Marketer”), which has exclusive marketing rights over the Company’s production and diluent purchases at Hangingstone Expansion (“Expansion”), until October 2026 and at Hangingstone Demo (“Demo”), until April 2025. Fees paid to the Sole Petroleum Marketer as part of these agreements include, marketing, incentive and royalty fees. These fees are expensed as incurred as transportation and marketing expenses. In addition, the Sole Petroleum Marketer provides letters of credit in support of the Company’s long-term transportation commitments. As a result of these marketing agreements, the Company is exposed to concentration and credit risks, as all sales are to a single counterparty.

Interest income

Interest income on cash and cash equivalents and restricted cash, is recorded as earned. For outstanding investments that mature in future periods, income is accrued up to the end of the applicable reporting period based on the terms and conditions of the individual instruments.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts receivable

Accounts receivable are amounts due from customers from the rendering of services or sale of goods in the ordinary course of business. Accounts receivables are classified as current assets if payment is due within one year or less. Trade receivables are recognized initially at fair value and subsequently measured at amortized cost, less allowance for expected credit losses. The Company maintains an allowance for expected credit losses to provide for impairment of accounts receivable. As at December 31, 2022, there are no expected credit losses.

Inventories

Inventories consist of crude oil products and warehouse materials and supplies. The carrying value of inventory includes direct and indirect expenditures incurred in the normal course of business in bringing an item or product to its existing condition and location. The Company values inventories at the lower of cost and net realizable value on a weighted average cost basis. Net realizable value is the estimated selling price less applicable selling expenses. If the carrying value exceeds net realizable value, a write-down is recognized. A change in circumstances could result in a reversal of the write-down for the inventory that remains on hand in a subsequent period.

Property, plant and equipment (“PP&E”)

PP&E is measured at the cost to acquire, less accumulated depletion and depreciation, and net of any impairment losses. The Company begins capitalizing oil exploration costs after the right to explore has been obtained and includes land acquisition costs, geological and geophysical activities, drilling expenditures and costs incurred for the completion and testing of exploration wells. The Company capitalizes all subsequent investments attributable to the development of its oil assets if the expenditures are considered a betterment and provide a future benefit beyond one year. Costs of planned major inspections, overhaul and turnaround activities that maintain PP&E and benefit future years of operations are capitalized and depreciated on a straight-line basis over the period to the next turnaround. Recurring planned maintenance activities performed on shorter intervals are expensed. Replacements of equipment are capitalized when it is probable that future economic benefits will flow to the Company. The Company’s capitalized costs primarily consist of pad construction, drilling activities, completion activities, well equipment, processing facilities, gathering systems and pipelines. Borrowing costs attributable to long-term development projects are also capitalized.

Capitalized costs are classified as exploration and evaluation (“E&E”) assets if technical feasibility and commercial viability have not yet been established. Technical feasibility and commercial viability are generally deemed to exist when proved reserves are present and the Company has sanctioned the project for commercial development. Capitalized costs are classified as PP&E assets if they are attributable to the development of oil reserves after technical feasibility and commercial viability have been achieved. Once the technical feasibility and commercial viability of E&E assets have been established, the E&E assets are tested for impairment and reclassified to PP&E. The majority of the Company’s PP&E is depleted using the unit-of-production method relative to the Company’s estimated total recoverable proved plus probable (2P) reserves. The depletion base consists of the historical net book value of capitalized costs, plus the estimated future costs required to develop the Company’s estimated recoverable proved plus probable reserves. The depletion base excludes E&E and the cost of assets that are not yet available for use in the manner intended by Management. Corporate assets and other capitalized costs are depreciated over their estimated useful lives primarily using the declining-balance method.

There were no E&E costs as at December 31, 2022, 2021 and 2020.

Provisions and contingent liabilities

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the statement of financial position date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows. The Company’s provisions primarily consist of decommissioning liabilities associated with dismantling, decommissioning, and site disturbance remediation activities related to its oil assets.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

At initial recognition, the Company recognizes a decommissioning asset and corresponding liability on the balance sheet. Decommissioning liabilities are measured at the present value of expected future cash outflows required to settle the obligations at the balance sheet date, using managements best estimate of expenditures required to settle the liability. Decommissioning liabilities are measured based on the estimated future inflation rate and then discounted to net present value using a credit adjusted risk-free discount rate. Any change in the present value, as a result of a change in discount rate or expected future costs, of the estimated obligation is reflected as an adjustment to the provision and the corresponding item of property, plant and equipment. The liability for decommissioning costs is increased each period through the unwinding of the discount, which is included in finance and interest costs in the consolidated statements of comprehensive income (loss). Decommissioning liabilities are remeasured at each reporting period primarily to account for any changes in estimates or discount rates. Actual expenditures incurred to settle the obligations reduce the liability.

Contingent liabilities reflect a possible obligation that may arise from past events and the existence of which can only be confirmed by the occurrence or non-occurrence of one or more uncertain future events, not wholly within the control of the Company. Contingent liabilities are not recognized on the balance sheet unless they can be measured reliably and the possibility of an outflow of economic benefits in respect of the contingent obligation is considered probable. Disclosure of contingent liabilities is provided when there is a less than probable, but more than remote, possibility of material loss to the Company.

Impairment of non-financial assets

For the purpose of estimating the asset’s recoverable amount, PP&E assets are grouped into Cash Generating Units (“CGU”). A CGU is the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets. The Company’s PP&E assets are currently held in two CGUs. The assets acquired from GHOPCO and JACOS (see note 5) each represents a separate CGU at December 31, 2022 and December 31, 2021.

PP&E assets are reviewed at each reporting date to determine whether there is any indication of impairment. If indicators of impairment exist, the recoverable amount of the asset or CGU is estimated as the greater of value-in-use (“VIU”) and fair value less costs of disposal (“FVLCOD”). VIU is estimated as the discounted present value of the expected future cash flows from continuing use of the asset or CGU. FVLCOD is the amount that would be realized from the disposition of an asset or CGU in an arm’s length transaction between knowledgeable and willing parties. An impairment loss is recognized in earnings or loss if the carrying amount of the asset or CGU exceeds its estimated recoverable amount.

At each reporting period, PP&E, E&E and right-of-use (“ROU”) assets are tested for impairment reversal at the CGU level when facts and circumstances suggest that the recoverable amount of the CGU may exceed the carrying value. Impairment reversal is limited to the carrying amount which would have been recorded had no historical impairment been recorded.

Business combinations

Business combinations are accounted for using the acquisition method of accounting in which identifiable assets acquired and liabilities assumed in a business combination are recognized and measured at their fair value at the date of the acquisition. If the cost of the acquisition is less than the fair value of the net asset acquired, the difference is recognized in net income (loss). If the cost of the acquisition is greater than the fair value of the net assets acquired, the difference is recognized as goodwill.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Leases

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. A lease obligation and corresponding ROU asset are recognized at the commencement of the lease. Lease liabilities are initially measured at the present value of the unavoidable lease payments and discounted using the Company’s incremental borrowing rate when an implicit rate in the lease is not readily available. Interest expense is recognized on the lease obligations using the effective interest rate method. The ROU assets are recognized at the amount of the lease liabilities, adjusted for lease incentives received and initial direct costs, on commencement of the leases. ROU assets are depreciated on a straight-line basis over the lease term. The Company is required to make judgments and assumptions on incremental borrowing rates and lease terms. The carrying balance of the leased assets and lease liabilities, and related interest and depreciation expense, may differ due to changes in market conditions and expected lease terms. Short-term and low value leases have not been included in the measurement of lease liabilities.

Income taxes

Income tax is comprised of current and deferred tax. Income tax expense (recovery) is recognized in the consolidated statement of income (loss) except to the extent that it relates to share capital, in which case it is recognized in equity. Current tax is the expected tax payable (receivable) on the taxable income (loss) for the period, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized using the balance sheet method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized on the initial recognition of assets or liabilities in a transaction that is not a business combination and does not affect profit, other than temporary differences that arise in shareholder’s equity. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted at the reporting date.

Deferred tax assets and liabilities are offset on the consolidated balance sheet if there is a legally enforceable right to offset and they relate to income taxes levied by the same tax authority. A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the temporary differences can be utilized. Deferred tax assets are reviewed at each reporting date and are not recognized until such time that it is more likely than not that the related tax benefit will be realized.

Stock-based compensation

The Company’s stock-based compensation plans for employees consist of performance warrants. The Company’s stock-based compensation plans are accounted for as equity-settled share-based compensation plans. The fair values of the equity settled awards are initially measured at the date of issuance using the Black-Scholes model using an estimated forfeiture rate, volatility, dividend yield, risk-free rate and expected life. The fair value is recorded as stock-based compensation over the vesting period with a corresponding amount reflected in contributed surplus. When stock options are exercised, the cash proceeds along with the amount previously recorded as contributed surplus are recorded as share capital.

Per share information

Basic per share information is calculated using the weighted average number of common shares outstanding during the year. Diluted per share information is calculated using the basic weighted average number of common shares outstanding during the year, adjusted for the number of shares that could have had a dilutive effect on net income during the year had in the-money and outstanding equity compensation units been exercised.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Government grants

Government grants are recognized when there is reasonable assurance that the Company will receive the grant and comply with the conditions attached to the grant. The Company recognizes the grants that compensate the Company for expenses and assets against the financial statement line item that it is intended to compensate.

Recent accounting pronouncements

During the year ended December 31, 2022, the Company applied the amended accounting standards, interpretations and annual improvements that are effective as of January 1, 2022. The application of the amendments did not have a material impact on the consolidated financial statements.

The Company has not adopted any of the published standards, interpretations or amendments to accounting standards, issued by the International Accounting Standards Board, that are effective for annual periods beginning on or after January 1, 2023. The pronouncements will be adopted on their respective effective dates; however, the Company is in the processing of assessing the impact on the consolidated financial statements

4.	SIGNIFICANT ACCOUNTING JUDGEMENTS AND ESTIMATES

The timely preparation of the consolidated financial statements requires that management make estimates and assumptions and use judgement regarding the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during that period. Such estimates primarily relate to unsettled transactions and events as of the date of the consolidated financial statements. The estimated fair value of financial assets and liabilities are subject to measurement uncertainty. In addition, climate change and the evolving worldwide demand for alternative sources of energy that are not sourced from fossil fuels could result in a change in assumptions used in determining the recoverable amount and could affect the carrying value of the related assets. As these issues become more of a regulatory focus by governments, future financial performance may be impacted. This also presents uncertainty and risk with respect to the Company, its performance and estimates and assumptions. The timing in which global energy markets transition from carbon-based sources to alternative energy or when new regulatory practices may be implemented is highly uncertain.

The ongoing conflict between Russia and Ukraine, which began in February 2022, has resulted in significant commodity price volatility and as a result has increased the level of uncertainty in the Company’s future cash flow. The Company’s realized and unrealized losses from its commodity price risk management contracts is likely to be volatile in the current market environment and there is greater emphasis on ensuring operations is uninterrupted and production volumes are delivered to meet these obligations. Additionally, the higher degree of commodity price volatility may increase systemic risk to the global commodities trading and banking businesses, which in turn may increase the Company’s counterparty risk. The Company has not experienced impairment of its receivables and currently has no information that indicates there is elevated risk of impairment in the future.

Accordingly, actual results may differ materially from estimated amounts as future confirming events occur. Significant judgements, estimates and assumptions made by management in the preparation of these consolidated financial statements are outlined below.

Inventories

The Company evaluates the carrying value of its inventory at the lower of cost and net realizable value. The net realizable value is estimated based on current market prices that the Company would expect to receive from the sale of its inventory.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

4.	SIGNIFICANT ACCOUNTING JUDGEMENTS AND ESTIMATES (cont.)

Decommissioning liabilities

The provision for decommissioning liabilities is based upon numerous assumptions including settlement amounts, inflation factors, credit-adjusted discount rates, timing of settlement and changes in the legal, regulatory, environmental and political environments. Actual costs and cash outflows could differ from the estimates as a result of changes in any of the above noted assumptions.

Risk management contracts

The Company utilizes commodity risk management contracts to manage commodity price risk on oil sales and operating expenses. The Company may also utilize foreign exchange risk management contracts to reduce its exposure to foreign exchange risk associated with its interest payments on its US dollar denominated term debt. The calculated fair value of the risk management contracts relies on external observable market data including quoted forward commodity prices and foreign exchange rates. The resulting fair value estimates may not be indicative of the amounts realized at settlement and as such are subject to measurement uncertainty.

Deferred income taxes

The provision for income taxes is based on judgments in applying income tax law and estimates on the timing and likelihood of reversal of temporary differences between the accounting and tax bases of assets and liabilities. The provision for income taxes is based on the Company’s interpretation of the tax legislation and regulations which are also subject to change. The Company recognizes a tax provision when a payment to tax authorities is considered more likely than not. Income tax assets are only recognized when it is probable that they will be realized. Income tax filings are subject to audits and reassessments and changes in facts, circumstances and interpretations of the standards which may result in a material increase or decrease in the Company’s provision for income taxes.

Long-term debt

The measurement of the current portion of long-term debt includes assumptions of expected excess cashflows that are based on management’s estimates.

Bitumen reserves

The estimation of reserves involves the exercise of judgment. Forecasts are based on engineering data, estimated future prices, expected future rates of production and the cost and timing of future capital expenditures, all of which are subject to many uncertainties and interpretations. The Company expects that over time its reserves estimates will be revised either upward or downward based on updated information such as the results of future drilling and production. Reserves estimates can have a significant impact on net earnings, as they are a key component in the calculation of depletion and for determining potential asset impairment.

Impairments

CGUs are defined as the lowest grouping of assets that generate identifiable cash inflows that are largely independent of the cash inflows of other assets or groups of assets. The classification of assets into CGUs requires significant judgment and interpretations with respect to the integration between assets, the existence of active markets, external users, shared infrastructures, and the way in which management monitors the Company’s operations. The recoverable amounts of CGUs and individual assets have been determined as the higher of the CGUs or the asset’s fair value less costs of disposal and its value in use. These calculations require the use of estimates and significant assumptions and are subject to changes as new information becomes available including information on future commodity prices, expected production volumes, quantity of proved and probable reserves and discount rates as well as future development and operating expenses. Changes in assumptions used in determining the recoverable amount could affect the carrying value of the related assets and CGUs.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

4.	SIGNIFICANT ACCOUNTING JUDGEMENTS AND ESTIMATES (cont.)

Property, plant and equipment

Producing assets within PP&E are depleted using the unit-of-production method based on estimated total recoverable proved plus probable reserves and future costs required to develop those reserves. There are several inherent uncertainties associated with estimating reserves. By their nature, these estimates of reserves, including the estimates of future prices and costs, and related future cash flows are subject to measurement uncertainty, and the impact on the consolidated financial statements of future periods could be material.

Share purchase warrants

The Company may, from time to time, issue share purchase warrants (“warrants”) as a part of debt and or equity financings. These warrants may be initially classified as shareholders’ equity or a derivative financial liability based on the terms and conditions of the underlying agreement. The determination of fair value of the share purchase warrants are primarily derived from the fair value of the underlying common shares. The determination of which methodology is most appropriate to determine the fair value of these warrants involves judgement.

The estimation of fair value could be determined using the binomial model, the Black Scholes model, the residual method or a relative fair value method depending on the terms of the warrant. The inputs to any of these models require estimates related to share price, share price volatility, interest rates, cash flow multiples, dividend yields, and expected life, all subject to judgment and estimation uncertainty due to both internal and external market factors. Changes in assumptions can impact the fair value estimated for such warrants.

5.	ACQUISITIONS

The following table summarized the Company’s acquisitions for the period ended December 31, 2021:

Acquisition	Acquisition date	Cash consideration ($ thousands)
GHOPCO	April 5, 2021	$19,721
JACOS	September 17, 2021	346,733
December 31, 2021		$366,454

The Company acquired all the assets of GHOPCO on April 5, 2021 for total cash consideration of $19.7 million. The assets acquired from GHOPCO include oil sands property located in the Hangingstone area of the Athabasca region. The acquisition has been accounted for as a business combination using the acquisition method of accounting. The assets and liabilities assumed are recorded at the estimated fair value on the acquisition date of April 5, 2021.

The Company acquired all the issued and outstanding common shares of JACOS on September 17, 2021 for total cash consideration of $346.7 million. The assets acquired from JACOS include various oil sands properties located in the Hangingstone area of the Athabasca region, which contain various working interest participants. One of the properties acquired, which is a developed and producing oil sands property and generates all of the acquired revenues, includes a 75% interest in a joint operation. The acquisition has been accounted for as a business combination using the acquisition method of accounting. The assets and liabilities assumed are recorded at the estimated fair value on the acquisition date of September 17, 2021.

Both acquisitions were undertaken to increase the Company’s production and reserve base in the Athabasca region, which is its core focus area.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

5.	ACQUISITIONS (cont.)

The net assets acquired is based on the estimated fair value of the underlying assets and liabilities acquired as follows:

($ thousands)	GHOPCO Amount	JACOS Amount	Total
Net assets acquired:
PP&E	$159,000	$851,389	$1,010,389
Deferred tax asset	—	32,435	32,435
Cash and cash equivalents	2,507	4,412	6,919
Accounts receivable	188	56,671	56,859
Inventories	—	8,992	8,992
Other current assets	1,111	7,846	8,957
Accounts payable and accrued liabilities	(1,847)	(27,221)	(29,068)
Other current liabilities	—	(684)	(684)
Decommissioning liabilities	(217)	(1,740)	(1,957)
Deferred tax liability	(32,435)	—	(32,435)
Net assets acquired	128,307	932,100	1,060,407
Less: Gain on acquisitions	108,586	585,367	693,953
Total cash purchase consideration	$19,721	$346,733	$366,454

There was $10.3 million of acquisition transaction costs incurred by the Company and expensed through earnings in the year ended December 31, 2021.

A gain of $108.6 million was recognized on the acquisition of GHOPCO and a gain of $585.4 million was recognized on the acquisition of JACOS. These gains were driven by an increase in oil prices between the offer and closing dates, and optimized views on production and proved and probable reserves. In addition, the market was distressed from low oil prices due to volatility associated with the COVID-19 pandemic at the time of the acquisition.

The estimated proved and probable oil reserves and related cash flows were discounted at a rate based on what a market participant would have paid, which was based on market metrics on recent market transactions at the date of acquisition.

For the year ended December 31, 2021, Oil sales revenue of $212.2 million and net income of $631.3 million (inclusive of gain on acquisition of $585.4 million) are included in the statements of comprehensive income (loss) related to the JACOS acquisition. Oil sales revenue of $58.4 million and net income of $95.2 million (inclusive of gain on acquisition of $108.6 million) are included in the statements of comprehensive income (loss) related to the GHOPCO acquisition.

If the acquisitions had occurred on January 1, 2021, the incremental oil sales revenue and net income recognized for the year ended December 31, 2021 and the proforma results would have been as follows:

	As stated,	GHOPCO	JACOS	Pro Forma
Oil sales	$270,674	$—	$382,635	$653,309
Net income	$661,444	$—	$31,587	$693,031

Revenues and income related to the GHOPCO acquisition could not be reliably estimated as if the acquisition had occurred on January 1, 2021. The assets acquired in the GHOPCO acquisition were not operational at the time of acquisition.

6.	CASH AND CASH EQUIVALENTS

As at December 31, 2022, the Company held cash and cash equivalents of $35.4 million (December 31, 2021 — $60.9 million, December 31, 2020 — $nil). The credit risk associated with the Company’s cash and cash equivalents was considered low as the Company’s balances were held with large Canadian or provincial chartered banks.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

7.	RESTRICTED CASH AND CREDIT FACILITY

As at December 31, 2021, the Company had a $51.5 million credit facility with its Sole Petroleum Marketer (“Credit Facility”) that was used to issue $51.5 million in letters of credit related to the Company’s long-term pipeline transportation agreements. Under the terms of the Credit Facility, over a period of 24 months and beginning in October 2021, the Company is required to contribute cash to a cash-collateral account (“Reserve Account”) until the balance of the Reserve Account is equal to 105% of the aggregate face value of the Credit Facility. At December 31, 2021 the Company had $8.7 million in restricted cash, which consisted of $8.0 million contributed restricted cash in the Reserve Account and $0.7 million of restricted cash that collateralizes the Company’s credit cards and other transportation commitments.

During the year ended December 31, 2022, the Company obtained a $15.0 million cash-collateralized, demand revolving credit facility (“Demand Facility”), to be exclusively used for issuing letters of credit, and bears interest at 1.5%. During the year ended December 31, 2022, the Company transferred $4.7 million in letters of credit and restricted cash collateral from the Credit Facility and the Reserve Account to the Demand Facility. There was no net change in restricted cash nor a change in unrestricted cash as a result of this transfer. At December 31, 2022, the Credit Facility had $46.8 million letter of credit outstanding, with restricted cash-collateral of $27.3 million, and the Demand Facility had $8.0 million in issued letters of credit and $8 million of restricted cash collateral, which consisted of $4.7 million transferred from the Credit Facility, and $3.3 million related to the Company’s credit cards and other transportation commitments.

8.	ACCOUNTS RECEIVABLE

As at December 31 ($ thousands)	2022	2021	2020
Trade receivables	$22,428	$35,020	$—
Joint interest receivables	11,880	8,942	—
Accounts receivable	$34,308	$43,962	$—

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s accounts receivable. The Company is primarily exposed to credit risk from receivables associated with its oil sales. The Company manages its credit risk exposure by transacting with high-quality credit worthy counterparties and monitoring credit worthiness and/or credit ratings on an ongoing basis. Trade receivables from oil sales are generally collected on 25th day of the month following production. Joint interest receivables are typically collected within one to three months of the invoice being issued. The Company has not previously experienced any material credit losses on the collection of accounts receivable. Of the Company’s revenue for the year ended December 31, 2022, approximately 98% was received from a single company (December 31, 2021 — 85% was received from two companies at 70% and 14% each and December 31, 2020 — $nil).

At December 31, 2022, and December 31, 2021 the Company was exposed to concentration risk associated with its outstanding trade receivables and joint interest receivables balances. Of the Company’s trade receivables at December 31, 2022, 100% was receivable from two companies at approximately 64% and 36% each (December 31, 2021 — 100% was receivable from single company and December 31, 2020 — $nil). At December 31, 2022, 100% of the Company’s joint interest receivables were held by a single company (December 31, 2021 — 100% by a single company). Maximum exposure to credit risk is represented by the carrying amount of accounts receivable on the balance sheet. There are no material financial assets that the Company considers past due and no accounts have been written off.

9.	INVENTORIES

As at December 31 ($ thousands)	2022	2021	2020
Oil inventories	$7,560	$9,375	$—
Warehouse materials and supplies	7,008	6,542	—
Inventories	$14,568	$15,917	$—

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

9.	INVENTORIES (cont.)

During the year ended December 31, 2022, approximately $559.8 million (December 31, 2021 — $149.8 million, December 31, 2020 — $nil) of inventory was recorded in operating expenses, diluent expense, transportation expense and depletion and depreciation in the consolidated statements of comprehensive income (loss). As at December 31, 2022, 2021 and 2020, the Company had no inventory write downs.

10.	TRANSPORTATION AND MARKETING

($ thousands)	Year ended December 31, 2022	Year ended December 31, 2021	Period from incorporation on November 2, 2020 to December 31, 2020
Marketing expense	$12,441	$2,884	$—
Oil transportation expense	55,401	21,173	—
Transportation and Marketing	$67,842	$24,057	$—

11.	PROPERTY, PLANT AND EQUIPMENT (“PP&E”)

($ thousands)	Developed and producing	Right-of-use	Corporate assets	Total
Cost
Balance as at December 31, 2020	$—	$—	$—	$—
Acquisitions	1,010,014	—	375	1,010,389
Expenditures on PP&E	4,507	—	87	4,594
Revaluations of decommissioning liabilities	2,133	—	—	2,133
Balance as at December 31, 2021	1,016,654	—	462	1,017,116
Expenditures on PP&E	39,425	—	167	39,592
Right-of-use asset additions	—	969	—	969
Revaluation of decommissioning liabilities	1,237	—	—	1,237
Balance as at December 31, 2022	1,057,316	969	629	1,058,914
Accumulated DD&A
Balance as at December 31, 2020	—	—	—	—
Depletion and depreciation(1)	27,949	—	47	27,996
Balance as at December 31, 2021	27,949	—	47	27,996
Depletion and depreciation(1)	67,623	60	185	67,868
Balance as at December 31, 2022	95,572	60	232	95,864
Net book Value
Balance at December 31, 2020	—	—	—	—
Balance at December 31, 2021	988,705	—	415	989,120
Balance at December 31, 2022	$961,744	$909	$397	$963,050

(1)	As at December 31, 2022 ($766) of DD&A was capitalized to inventory (December 31, 2021 — $925).

No indicators of impairment were identified at December 31, 2022, 2021 or 2020, and as such no impairment test was performed.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

12.	LEASE LIABILITIES

The Company has recognized the following leases:

($ thousands)	2022	2021	2020
Balance, beginning of year	$—	$—	$—
Additions	970	—	—
Interest expense	19	—	—
Payments	(26)	—	—
Balance, end of year	$963	$—	$—
Current portion	$98	$—	$—
Non-current portion	$865	$—	$—

The Company’s minimum lease payments are as follows:

As at December 31 ($ thousands)	2022
Within 1 year	$98
Within 2 to 5 years	581
Later than 5 year	492
Minimum lease payments	1,171
Amounts representing finance charges	(208)
Present value of net minimum lease payments	$963

During the year ended December 31, 2022, the Company entered a 7-year term finance lease for new office space, which has been recognized as a right-of-use asset and lease liability at inception in the consolidated balance sheets. The liability was measured at the present value of the remaining lease payments discounted at the Company’s estimated incremental borrowing rate.

13.	INCOME TAXES

At December 31, 2022, the Company recognized a deferred tax asset of $87.7 million (December 31, 2021 — $nil) in the year ended December 31, 2022. As a result of improved commodity prices, the deferred tax asset has been recognized to the extent that it is probable that future taxable income will be available against which the temporary difference can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Income tax expense is summarized as follows:

($ thousands)	Year ended December 31, 2022	Year ended December 31, 2021(1)	Period from incorporation on November 2, 2020 to December 31, 2020
Income (loss) before taxes	$44,017	$661,444	$60
Expected statutory income tax rate	23.00%	23.00%	24.00%
Expected income tax expense (recovery)	10,124	152,132	(14)
Gain on business combination	—	(159,609)	—
Permanent differences	7,327	15,401	—
Change in unrecognized deferred tax asset	(105,132)	(7,924)	14
Deferred income tax expense (recovery)	$(87,681)	$—	$—

(1)	Certain accounts from the year ended December 31, 2021 were consolidated into permanent differences for presentation purposes.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

13.	INCOME TAXES (cont.)

($ thousands)	Year ended December 31, 2022	Year ended December 31, 2021	Period from incorporation on November 2, 2020 to December 31, 2020
Deferred tax asset (liability) related to:
Oil producing assets related to property, plant & equipment	$(145,838)	$(157,900)	$—
Resource related pools	11,478	9,815	—
Corporate non-capital losses carried forward	291,078	329,650	—
Corporate capital tax losses carried forward	3,211	270	—
Unrealized loss (gain) on financial derivatives	6,211	8,206	—
Share issuance costs	683	—	—
Senior secured debenture	1,792	(3,052)	—
Deferred tax asset not recognized	(80,934)	(186,989)	—
Deferred tax asset (liability)	$87,681	$—	$—

The Company has approximately $1.8 billion in tax pools and loss carry forwards in the year ended December 31, 2022 (December 31, 2021 — $1.9 billion) including approximately $1.4 billion in non-capital losses available for immediate deduction against future income. The Company’s non-capital losses have an expiry profile between 2033 and 2042.

As at December 31, 2022 the Company had the following tax pools, which may be used to reduce taxable income in future years, limited to the applicable rates of utilization:

($ thousands)	Rate of Utilization (%)	Amount
Undepreciated capital cost	7 – 100	$320,552
Canadian oil and gas property expenditures	10	12,629
Canadian development expenditures	30	35,819
Canadian exploration expenditures	100	322
Federal income tax losses carried forward(1)	100	1,402,059
Other	Various	19,639
		$1,791,020

(1)	Federal income tax losses carried forward expire in the following years 2033 — $28.8 million; 2034 — $58.7 million; 2035 — $30.0 million; 2037 — $36.2 million; 2038 — $8.3 million; 2039 — $1,238.0 million; 2042 — $2.1 million.
(2)	Provincial income tax losses carry forward is $1.0 billion which is lower than the federal income tax losses carried forward due to differences in historical claims at the provincial level.

The Company has $2.8 million (December 31, 2021 — $nil) of capital losses carried forward that can only be claimed against taxable capital gains.

14.	DECOMMISSIONING LIABILITIES

The Company’s decommissioning liabilities result from net ownership interests in oil assets including well sites, gathering systems and processing facilities. The Company estimates the total undiscounted amount of cash flows required to settle its decommissioning liabilities to be approximately $206.5 million (December 31, 2021 — $191.6 million, December 31, 2020 — N/A). A credit-adjusted discount rate of 12% (December 31, 2021 — 12%, December 31, 2020 — N/A) and an inflation rate of 2.0% (December 31, 2021 — 1.77%, December 31, 2020 — N/A) were used to calculate the decommissioning liabilities. A 1.0% change in the credit-adjusted discount rate would impact the discounted value of the decommissioning liabilities by approximately $1.1 million with a corresponding adjustment to PP&E or net income (loss). The decommissioning liabilities are estimated to be settled in periods up to year 2071.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

14.	DECOMMISSIONING LIABILITIES (cont.)

A reconciliation of the decommissioning liabilities is provided below:

As at December 31 ($ thousands)	2022	2021	2020
Balance, beginning of year	$5,517	$—	$—
Initial recognition	—	1,957	—
Revaluation	1,283	3,262	—
Accretion expense	743	298	—
Balance, end of year	$7,543	$5,517	$—

15.	RISK MANAGEMENT CONTRACTS

The Company is exposed to commodity price risk on its oil sales due to fluctuations in market prices. The Company continues to execute a consistent risk management program that is primarily designed to reduce the volatility of revenue and cash flow, generate sufficient cash flows to service debt obligations, and fund the Company’s operations. The Company’s risk management liabilities consist of WTI and light-heavy crude differential swaps and options. The Company may utilize financial and/or physical delivery contracts to fix commodity prices on a portion of its future production. The Company does not use financial derivatives for speculative purposes.

During the year ended December 31, 2022, the Company’s obligations under its Notes (see note 16) were updated to include a requirement to implement a 12-month (previously 18-month) forward commodity price risk management program encompassing not less than 50% (previously 75%) of the hydrocarbon output under the proved developed producing reserves forecast in the most recent reserves report, as determined by a qualified and independent reserves evaluator. This requirement is assessed at the end of every fiscal quarter for the duration of time that the Notes remain outstanding.

The Company’s commodity price risk management program does not involve margin accounts that require posting of margin with increased volatility in underlying commodity prices. Financial risk management contracts are measured at fair value, with gains and losses on re-measurement included in the consolidated statements of comprehensive income (loss) in the period in which they arise.

Financial contracts

The Company’s financial risk management contracts are subject to master netting agreements that create the legal right to settle the instruments on a net basis. The following table summarizes the gross asset and liability positions of the Company’s individual risk management contracts that are offset in the consolidated balance sheets:

	2022		2021		2020
(CAD$ thousands)	Asset	Liability	Asset	Liability	Asset	Liability
Gross amount	$21,375	$(48,379)	$—	$35,677	$—	$—
Amount offset	(21,375)	21,375	—	—	—	—
Risk Management contracts	$—	$27,004	$—	$35,677	$—	$—

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

15.	RISK MANAGEMENT CONTRACTS (cont.)

The following table summarizes the financial commodity risk management gains and losses:

($ thousands)	Year ended December 31, 2022	Year ended December 31, 2021	Period from incorporation on November 2, 2020 to December 31, 2020
Realized gain (loss) on risk management contracts	$(122,408)	$(3,614)	—
Unrealized gain (loss) on risk management contracts	930	(35,677)	—
Gain (loss) on risk management contracts	$(121,478)	$(39,291)	—

As at December 31, 2022, the following financial commodity risk management contracts were in place:

	WTI-Fixed Price Swap		WTI-Put Options			WTI-Costless Collar
Term	Volume (bbls)	Swap Price (US$/bbl)(1)	Volume (bbls)	Strike Price (US$/bbl)	Option Premium ($US/bbl)	Volume (bbls)	Put Strike Price (US$/bbl)	Call Strike Price (US$/bbl)
Q1 2023	833,827	64.07	416,912	50.00	2.93	—	—	—
Q2 2023	277,942	63.10	138,971	50.00	2.93	847,717	50.00	71.15
Q3 2023	—	—	1,278,551	50.00	4.73	—	—	—
Q4 2023	—	—	371,169	50.00	5.90	742,337	50.00	108.25

(1)	Presented as weighted average prices

	WCS Differential-Fixed Price Swaps
Term	Volume (bbls)	Swap Price (US$/bbl)
Q1 2023	1,250,739	(15.75)
Q2 2023	416,913	(15.75)

The following table illustrates the potential impact of changes in commodity prices on the Company’s net income, before tax, based on the financial risk management contracts in place at December 31, 2022:

	Change in WTI		Change in WCS differential
As at December 31, 2022 ($ thousands)	Increase of $5.00/bbl	Decrease of $5.00/bbl	Increase of $1.00/bbl	Decrease of $1.00/bbl
Increase (decrease) to fair value of commodity risk management contracts	$(9,812)	$9,812	$(1,669)	$1,669

The Company’s commodity risk management contracts are held with two large reputable financial institution. As a result, the Company concluded that credit risk associated with its commodity risk management contracts is low.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

16.	LONG-TERM DEBT AND BONDHOLDER WARRANTS

Long-term debt

On August 12, 2021, the Company issued US$312.5 million of senior secured notes (“the Notes”) and 312,500 detachable share purchase warrants (“Bondholder Warrants”) as part of a debt offering (“the Offering”). The Notes had an original issuer discount of 3.5% and bear interest at the fixed rate of 12.00% per annum, payable semi-annually, and mature on August 12, 2025. The Notes are secured by a first priority lien on substantially all the assets of the Company and its wholly owned subsidiaries. Subject to certain exceptions and qualifications, the Notes contain certain covenants that limit the Company’s ability to, among other things, incur additional indebtedness, create or permit liens to exist, and make certain restricted payments, dispositions and transfers of assets. The Notes also contain minimum hedging requirements (see note 15). As at December 31, 2022 and 2021, the Company was compliant with all covenants.

As at December 31 ($ thousands)	2022	2021	2020
US dollar denominated debt:
12.00% senior notes issued at 96.5% of par (US$217.9 million at December 31, 2022, US$312.5 million at December 31, 2021, U$0 million at December 31, 2020)(1)	$295,173	$396,188	$—
Unamortized debt discount and debt issue costs	(40,765)	(70,619)	—
Total term debt	$254,408	$325,569	$—
Current portion of long-term debt	$63,250	$110,359	$—
Long-term debt	$191,158	$215,210	$—

(1)	The U.S. dollar denominated debt was translated into Canadian dollars at the year-end exchange rate of 1.3544 (December 31, 2021 — 1.2678).

Under the terms of the Notes, the Company is required to redeem 75% of Excess Cash Flow in every six-month period, with the first period beginning on September 17, 2021 and ending March 31, 2022. Excess Cash Flow is defined as the net change in cash for the six-month period minus net cash used in or provided by financing activities (other than any amounts used to reduce the principal amount of the Notes or any indebtedness that is subordinated to the Notes). Cash amounts deposited into the Reserve Account (see note 7) are excluded from the Excess Cash Flow calculation. Letters of credit issued by banks in the ordinary course of business are also excluded from the definition of Excess Cash Flow. The redemption price for this Excess Cash Flow redemption is equal to 106% of the principal amount, plus accrued and unpaid interest to the date of redemption. The Company has up to 65 days after a six-month period to affect the redemption, with a 30-day notice period. For the year ended December 31, 2022, the estimated Excess Cash Flow redemption for the next 12 months was estimated at $63.3 million (December 31, 2021 — $110.4 million and December 31, 2020 — $nil) and is recorded on the Company’s financial statements as a current liability

At any time prior to August 15, 2023, the Company may on any one or more occasions redeem, on a pro rata basis, all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a prepayment premium, and accrued and unpaid interest, if any, to, but not including, the date of redemption. The prepayment premium is calculated as follows:

On the redemption date, the greater of:

(1)	1.0% of the principal amount of the Note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the Note at August 15, 2023 (see table below), plus (ii) all required interest payments due on the Note through August 15, 2023 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the “Treasury Rate” as of such redemption date plus 50.0 basis points; over (b) the principal amount of the Note.

“Treasury Rate” defined as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to August 15, 2023; provided, that if the period from the redemption date to August 15, 2023, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

16.	LONG-TERM DEBT AND BONDHOLDER WARRANTS (cont.)

The Company also has the option to redeem the Notes at the following specified redemption prices:

US$312.5 million 12.00% senior notes
On or after August 15, 2023 to August 15, 2024	106.0
On or after August 15, 2024 to February 15, 2025	103.0
On or after February 15, 2025	100.0

The Company is exposed to foreign exchange rate fluctuations on the principal value and interest payments in respect of its Notes. As of December 31, 2022, a 10% change to the value of the Canadian dollar relative to the US dollar would result in a foreign exchange gain (loss) of approximately $29.3 million (December 31, 2021 — $39.6 million).

As at December 31, 2022, the carrying value of the Company’s long-term debt was $254.4 million and the fair value was $315.7 million (December 31, 2021 carrying value — $325.6 million, fair value — $396.2 million).

The Notes are subject to fixed interest rates and are not exposed to changes in interest rates.

Bondholder warrants

The Offering included one, detachable, five-year share purchase warrant for every US$1,000 in face value of Notes issued resulting in the issue of 312,500 Bondholder Warrants that entitle the holder to acquire up to 3,225,806 common shares at $0.01 per warrant. The Bondholder Warrants were exercisable and detachable 30 days post the closing of the JACOS acquisition (See Note 5). The Notes and Bondholder Warrants were separated on October 18, 2021. These warrants were issued in conjunction with the Offering to enable the bondholders to acquire 25% of the Company, prior to new equity being raised by the Company, at a nominal value. The remaining 75% was to be held by the founders of the Company, a group that included the four shareholders and key management

The Bondholder Warrants have been determined to be equity instruments and have been allocated a portion of the net proceeds raised by the Offering based on the relative fair value of the Notes and the Bondholder Warrants. The fair value of the Bondholder Warrants was determined by the Company using a level 3 fair value hierarchy. In determining the fair value of the Bondholder Warrants the Company considered all available information, including indicative valuation estimates provided by the agents of the Offering, secondary market bid and ask prices, adjusted for the risks related to the closing of the JACOS acquisition that existed at their date of issue in August 2021.

17.	FINANCING AND INTEREST

($ thousands)	Year ended December 31, 2022	Year ended December 31, 2021	Period from incorporation on November 2, 2020 to December 31, 2020
Accretion on long-term debt	$74,176	$22,826	$—
Other cash interest	2,155	1,926	—
Accretion on decommissioning liabilities	743	298	—
Financing and interest expense	$77,074	$25,050	$—

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

18.	COMMITMENTS AND CONTINGENCIES

The following table summarizes the Company’s estimated future unrecognized commitments as at December 31, 2022:

(CAD$ thousands)	2023	2024	2025	2026	2027	Beyond 2027	Total
Credit Facility	$22,950	$—	$—	$—	$—	$—	$22,950
Transportation	32,410	31,880	30,561	28,956	29,044	232,368	385,219
Total	$55,360	$31,880	$30,561	$28,956	$29,044	$232,368	408,169

The Company has commitments related to pipeline transportation services, and credit facility commitments associated with its pipeline transportation commitments (see note 7).

19.	SHARE CAPITAL AND WARRANTS

Share capital

At December 31, 2020, GAC had 1,000 issued and outstanding common shares, which were held by four founding shareholders. GRI was subsequently incorporated on June 18, 2021 with the four founding shareholders being issued 1,000 common shares which were subsequently split to 7,500,000 common shares of the Company. Following the incorporation of the Company, the 1,000 common shares of GAC were cancelled and the four founding shareholders were issued an additional 10 common shares in the Company. On September 16, 2021 an employee share placement resulted in 1,451,614 common shares issued for the Company. At year ended December 31, 2022 the Company’s authorized share capital consists of an unlimited number of common shares and there was a total of 8,951,624 common shares outstanding. The following table summarized changes to the Company’s common share capital:

	Year ended December 31, 2022		Year ended December 31, 2021		Period from incorporation on November 2, 2020 to December 31, 2020
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount
Shares outstanding
Balance, beginning of period	8,951,624	$14,516	7,500,000	$—	7,500,000	$—
Stock issued	—	—	1,451,624	14,516	—	—
Balance, end of period	8,951,624	$14,516	8,951,624	$14,516	7,500,000	$—

The following table summarizes the Company’s weighted average shares outstanding:

	Year ended December 31, 2022	Year ended December 31, 2021	Period from incorporation on November 2, 2020 to December 31, 2020
Weighted average shares outstanding – basic(1)	8,951,624	7,801,256	7,500,000
Dilutive effect of warrants	3,846,830	1,004,545	—
Weighted average shares outstanding – diluted	12,798,454	8,805,801	7,500,000

(1)	The weighted average shares outstanding have been adjusted to reflect the 7500:1 stock split that occurred on July 27, 2021, as well as the additional stock issued to employees on September 16, 2021.

The dilutive effect of warrants is reflective of the total specified number of shares issuable under the original warrant agreement, which contemplates an adjustment for the number of performance warrants exercised.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

19.	SHARE CAPITAL AND WARRANTS (cont.)

Bondholder warrants

As at December 31, 2021, the Company had 312,500 Bondholder Warrants outstanding which entitled the holders of these warrants, in aggregate, the right to purchase 25% of the Company’s issued and outstanding common shares commencing October 18, 2021 to a maximum of 3,225,806 common shares at $ 0.01 per shares. As at December 31, 2021, there are 312,500 Bondholders’ Warrants outstanding. Based on the issued and outstanding common shares of the Company, Bondholders had to right to acquire 2,983,866 common shares at $ 0.01 per share.

The table below summarizes the outstanding warrants as it equates to the total common shares issuable to warrant holders:

	Year ended December 31, 2022		Year ended December 31, 2021		Period from incorporation on November 2, 2020 to December 31, 2020
	Number of warrants	Exercise price	Number of warrants	Exercise price	Number of warrants	Exercise price
Warrants outstanding
Balance, beginning of period	312,500	$0.01	—	$—	—	$—
Bondholder Warrants issued	—	—	312,500	0.01	—	—
Balance, end of period	312,500	$0.01	312,500	$0.01	—	$—
Exchange ratio, end of year	9.55	—	9.55	—	—	—
Common shares issuable on exchange	2,983,866	—	2,983,866	—	—	—

Performance warrants

In February 2022, the Company implemented a performance warrant plan as part of the Company’s long-term incentive plan for employees, whereby up to 725,806 warrants (“Performance Warrants”) are issuable under the plan. These Performance Warrants have both performance and time vesting criteria before there is the ability to exercise the option to purchase one common share of the Company for each Performance Warrant. As of the date of these consolidated financial statements, the vesting criteria was not met, and no common shares were issuable nor issued under the warrant plan. The Performance Warrants expire 10 years after issuance.

The table below summarizes the outstanding warrants as it equates to the total common shares issuable to performance warrant holders:

	Year ended December 31, 2022		Year ended December 31, 2021 and period from incorporation on November 2, 2020 to December 31, 2020
	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price
Performance Warrants outstanding
Balance, beginning of period	—	$—	—	$—
Performance Warrants issued	761,264	15.88	—	—
Performance Warrants forfeited	(48,334)	17.12	—	—
Balance, end of period	712,930	$15.79	—	$—
Common shares issuable upon vesting	712,930	—	—	—

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

19.	SHARE CAPITAL AND WARRANTS (cont.)

The fair market value of the Performance Warrants was $10.7 million at the date of issuance. The fair value of each warrant was estimated on its grant date using the Black Scholes Merton valuation model with the following assumptions:

Risk-free interest rate	1.46%
Expected dividend yield	—
Expected volatility(1)	60.00%
Expected life (years)	3 – 5

(1)	Expected volatility has been based on historical share volatility of similar market participants

The Performance Warrants expire 10 years after the issuance date. For the year ended December 31, 2022, the Company recorded $1.2 million (2021 — $nil) of stock-based compensation in general and administrative expenses related to the performance warrant plan.

20.	CAPITAL MANAGEMENT

The Company’s capital consists primarily of cash and cash equivalents and long-term debt. The Company is exposed to liquidity risk. The current priorities for managing liquidity risk include managing working capital to ensure interest and debt repayment, and to fund the Company’s operations and the capital program. In the current commodity price environment and in conjunction with the Company’s commodity price risk management program, management believes its current capital resources and cash flow will allow the Company to meet its current and future obligations over the next 12 months. Capital expenditures and debt repayment are expected to be funded out of cash flow.

On April 5, 2021, via a court-supervised insolvency process, GAC acquired the Hangingstone Demo asset from GHOPCO and assumed the associated debtor-in-possession financing amount of $19.7 million (“Term Loan”). The assumed Term Loan is included in the consideration paid for the acquisition. The Term Loan was underwritten by the Company’s Sole Petroleum Marketer and incurred interest of LIBOR plus 9.0% that was payable monthly, as well as an equal monthly principal amortization of $714,286. On August 6th, 2021, GAC received an additional advance of $9 million under the Term Loan that was used to purchase a US$7 million compound put option with a hedging counterparty to facilitate the closing of the Notes (see note 15). Between April 5, 2021 and September 17, 2021, the date that the Company closed the acquisition of JACOS, the Company made principal repayments under the Term Loan of $2.3 million. On September 17, 2021, the remaining principal balance of $26.7 million under the Term Loan was redeemed in exchange for an aggregate principal amount of Notes of $28.0 million.

Upon closing of the JACOS acquisition and to facilitate the closing of the transaction, the Company’s Sole Petroleum Marketer provided letters of credit in the amount of $51.5 million to meet the obligations under the Company’s long-term pipeline transportation agreements (“Credit Facility” — see note 7). The Company is required to cash collateralize these letters of credit over a period of 24 months, up to an amount of 105% of the value of the Credit Facility, with a minimum monthly cash contribution of $2 million. Cash collateralized amounts under the Credit Facility incur an annual interest rate of 1% and the remaining balance incurs an annual interest rate of 6%. The Company has the option but not the obligation to provide monthly cash contributions higher than the minimum amount without penalty. The Company may also seek alternative sources of financing to replace the Credit Facility, without penalty.

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

20.	CAPITAL MANAGEMENT (cont.)

Management uses Excess Cash Flow as a measure to analyze cash flow generating ability, operating performance and debt repayment capability. Management believes that this principal redemption structure provides sufficient flexibility in managing near and mid-term working capital to execute its business plan, meet its obligations, as well as service and repay the Notes.

The following table details the Company’s contractual maturities of its financial liabilities at December 31, 2022, December 31. 2021 and December 31, 2020:

	Year ended December 31, 2022		Year ended December 31, 2021		Period from incorporation on November 2, 2020 to December 31, 2020
	Less than one year	Greater than one year	Less than one year	Greater than one year	Less than one year	Greater than one year
Accounts payable and accrued liabilities	$46,569	$—	$57,427	$—	$60	—
Risk management contracts(1)	27,004	—	30,718	4,959	—	—
Lease liabilities(1)	98	1,075	—	—	—	—
Long-term debt(2)	63,250	231,921	110,359	285,829	—	—
Total financial liabilities	$136,921	$232,996	$198,504	$290,788	$60	$—

(1)	Amounts represent the expected undiscounted cash payments.

(2)	Amounts represent undiscounted principal only and exclude accrued interest and transaction costs.

21.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The components of accounts payable and accrued liabilities were:

As at December 31 ($ thousands)	2022	2021	2020
Trade and accrued payables	$33,768	$32,337	$60
Accrued employee annual incentive plans	4,463	4,430	—
Accrued interest payable	8,338	20,660	—
Accounts payable and accrued liabilities	$46,569	$57,427	$60

22.	RELATED PARTY TRANSACTIONS

The Company’s related parties primarily consist of key management personnel. The Company considers directors and officers of Greenfire Resources Inc. as key management personnel.

($ thousands)	Year ended December 31, 2022	Year ended December 31, 2021	Period from incorporation on November 2, 2020 to December 31, 2020
Salaries, benefits, and director fees	$1,978	$873	$—

Greenfire Resources Inc.
Notes to the Consolidated Financial Statements

23.	SUPPLEMENTAL CASH FLOW INFORMATION

The following table reconciles the net changes in non-cash working capital and other liabilities from the consolidated balance sheet to the consolidated statement of cash flows:

($ thousands)	Year ended December 31, 2022	Year ended December 31, 2021	Period from incorporation on November 2, 2020 to December 31, 2020
Change in accounts receivable	$9,654	$(43,962)	$—
Change in inventories	1,349	(15,917)	—
Change in prepaid expenses and deposits	6,537	(10,512)	—
Change in accounts payable and accrued liabilities	(10,859)	57,367	60
Working capital acquired (note 5)	—	41,856	—
	6,681	28,832	60
Other items impacting change in non-cash working capital: Unrealized foreign exchange loss in accounts payable	(652)	—	—
	6,029	28,832	60
Related to operating activities	3,570	(6,910)	—
Related to investing activities (accrued additions to PP&E)	2,459	35,742	—
Net change in non-cash working capital	$6,029	$28,832	$60
Cash interest paid (included in operating activities)	$(51,129)	$(1,926)	$—
Cash interest received (included in operating activities)	$620	$21	$—

*************************************************************************************

Supplementary information for Greenfire Resources Inc. – oil and gas (unaudited)

SUPPLEMENTARY INFORMATION FOR GREENFIRE RESOURCES INC. – OIL AND GAS

SUPPLEMENTARY OIL AND GAS INFORMATION FOR THE FISCAL YEAR ENDED
DECEMBER 31, 2022 (UNAUDITED)

This supplementary crude oil and natural information is provided in accordance with the United States Financial Accounting Standards Board (“FASB”) Topic 932- “Extractive Activities- Oil and Gas” and where applicable, financial information is prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The information set out herein on page F-37 to F-41 is unaudited and is presented on a consolidated basis net of Greenfire’s company share. For the purposes of determining proved oil and natural gas reserves under SEC requirements as at December 31, 2022 and 2021, Greenfire used the 12-month average price, defined by the SEC as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period.

Reserve Information

Greenfire’s 2022 and 2021 year-end reserves evaluations were conducted by McDaniel & Associates Consultants Ltd. (“McDaniel”) with an effective date of December 31, 2022 and December 31, 2021, respectively. McDaniel evaluated 100% of Greenfire’s reserves located in Alberta, Canada.

Proved reserves. Proved reserves are those quantities of bitumen, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

Developed reserves. Developed reserves are reserves that can be expected to be recovered:

i.	Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

ii.	Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped reserves. Undeveloped reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

Greenfire cautions users of this information as the process of estimating reserves is subject to uncertainty. The reserves are based on economic and operating conditions. Therefore, changes can be made to future assessments as a result of a number of factors, which can include new technology, changing economic conditions and development activity. Net reserves presented in this section represent Greenfire’s working interest share of the gross remaining reserves, after deduction of any crown, freehold and overriding royalties. Such royalties are subject to change by legislation or regulation and can also vary depending on production rates, selling prices and timing of initial production.

Supplementary information for Greenfire Resources Inc. – oil and gas (unaudited) continued

Summary of Corporate Reserves

The following tables are summaries of Greenfire’s estimated proved reserves at December 31, 2022, 2021, and 2020 as reconciled between the three years:

Constant Prices and Costs (unaudited)	Bitumen(2) (mbbl)	Barrels of Oil Equivalent (mboe)
Net Proved Developed and Proved Undeveloped Reserves(1)

December 31, 2020
Developed	0.0	0.0
Undeveloped	0.0	0.0
Total – December 31, 2020	0.0	0.0

Extensions & Discoveries	0.0	0.0
Improved Recovery	0.0	0.0
Technical Revisions	0.0	0.0
Acquisitions	172,580.2	172,580.2
Dispositions	0.0	0.0
Production – 2021	(2,820.0)	(2,820.0)
December 31, 2021	169,760.2	169,760.2

(1)	Numbers may not add due to rounding.
(2)	Bitumen, as defined by the SEC, “is petroleum in a solid or semi-solid state in natural deposits with a viscosity greater than 10,000 centipoise measured at original temperature in the deposit and atmospheric pressure, on a gas free basis.” Under this definition, all of Greenfire’s thermal and primary heavy crude oil reserves have been classified as bitumen.

Constant Prices and Costs (unaudited)	Bitumen(2) (mbbl)	Barrels of Oil Equivalent (mboe)
Net Proved Developed and Proved Undeveloped Reserves(1)

December 31, 2021
Developed	37,792.0	37,792.0
Undeveloped	131,968.2	131,968.2
Total – December 31, 2021	169,760.2	169,760.2

Extensions & Discoveries	0.0	0.0
Improved Recovery	0.0	0.0
Technical Revisions	(16,431.0)	(16,431.0)
Acquisitions	0.0	0.0
Dispositions	0.0	0.0
Production – 2022	(7,116.9)	(7,116.9)
December 31, 2022	146,212.3	146,212.3

December 31, 2022
Developed	30,439.8	30,439.8
Undeveloped	115,772.5	115,772.5
Total – December 31, 2022	146,212.3	146,212.3

(1)	Numbers may not add due to rounding.
(2)	Bitumen, as defined by the SEC, “is petroleum in a solid or semi-solid state in natural deposits with a viscosity greater than 10,000 centipoise measured at original temperature in the deposit and atmospheric pressure, on a gas free basis.” Under this definition, all of Greenfire’s thermal and primary heavy crude oil reserves have been classified as bitumen.

Supplementary information for Greenfire Resources Inc. – oil and gas (unaudited) continued

In 2021, Greenfire’s production, net of royalties, was 2.8 MMBOE after the acquisitions of the Demo Asset and Expansion Asset.

In 2021, Greenfire’s proved reserves increased by 172.6 MMBOE, which was the result of the acquisitions of the Demo Asset and Expansion Asset.

In 2022, Greenfire’s production, net of royalties, was 7.1 MMBOE.

In 2022, Greenfire’s proved reserves decreased by 16.4 MMBOE, which was the result of:

(i)	a decrease of 26.2 MMBOE resulting from higher prices used in 2022 causing higher royalty rates, which reduces net reserves volumes, offset by

(ii)	positive performance revisions, other than price, of 9.8 MMBOE, approximately 15% of which (1.5 MMBOE) attributed to positive performance revisions at the producing pads and approximately 85% of which (8.3 MMBOE) attributed to increased operating costs (non-energy and updates in the TIER regulatory costs) and capital costs during the reporting period (as capital costs increase, net reserves volumes increases because royalties decrease).

Steam generation represents a large proportion of Greenfire’s capital and operating costs. Therefore, development plans anticipate that, in order to make the most efficient use of Greenfire’s steam generating and oil treating facilities, the drilling and steaming of new wells would take place over 30 years. Development of Greenfire’s proved undeveloped reserves will take place in an orderly manner as additional well pairs are drilled to use available steam when existing well pairs reach the end of their steam injection phase. The forecasted production of Greenfire’s proved reserves extends approximately 33 years. This approach means that it will take longer than five years to develop most of Greenfire’s proved undeveloped reserves.

Proved reserves are estimated based on the average first-day-of-month prices during the 12-month period for the respective year. The average prices used to compute proved reserves at December 31, 2022 were WTI: $94.14 per bbl, WCS: CAD$97.68 per bbl, Edmonton C5+ CAD$120.59 per bbl, Henry Hub: $6.25 per MMBtu, and AECO Spot: CAD$5.62 per MMBtu. The average prices used to compute proved reserves at December 31, 2021 were WTI: $66.55 per bbl, WCS: CAD$66.43 per bbl, Edmonton C5+ CAD$83.96 per bbl, Henry Hub: $3.64 per MMBtu, and AECO Spot: CAD$3.57 per MMBtu. Prices for bitumen, oil, diluent and natural gas are inherently volatile.

Changes to Greenfire’s proved undeveloped reserves during 2021 are summarized in the table below:

Barrels of Oil Equivalent (mboe)(1)
December 31, 2020	0
Extensions and discoveries	0
Technical revisions	0
Acquisitions	131,968.2
Conversions to developed	0
December 31, 2021	131,968.2

(1)	Numbers may not add due to rounding.

Changes to Greenfire’s proved undeveloped reserves during 2022 are summarized in the table below:

Barrels of Oil Equivalent (mboe)(1)
December 31, 2021	131,968.2
Extensions and discoveries	0
Technical revisions	(16,195.7)
Conversions to developed	0
December 31, 2022	115,772.5

(1)	Numbers may not add due to rounding.

Supplementary information for Greenfire Resources Inc. – oil and gas (unaudited) continued

In 2021, Greenfire’s proved undeveloped reserves increased by approximately 132 MMBOE, which was the result of the acquisitions of the Demo Asset and the Expansion Assets.

In 2022, Greenfire’s proved undeveloped reserves decreased by 16.2 MMBOE, which was the result of:

(i)	A decrease of 23.8 MMBOE resulting from higher prices used in 2022 causing higher royalty rates, which reduces net reserves volumes, offset by

(ii)	Positive revisions, other than price, of 7.6 MMBOE attributed to increased operating costs (non-energy and updates in the TIER regulatory costs) and capital costs during the reporting period (as capital costs increase, net reserves volumes increases because royalties decrease).

No changes to the reserve booking have been made as a result of the removal of uneconomic or undeveloped locations due to changes in a previously adopted development plan. No proved undeveloped reserves were converted to developed status during the year ended December 31, 2022. Neither Greenfire nor JACOS has drilled any wells with the intention of producing bitumen since 2019.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

The future net revenues and net present values presented in this summary were calculated using constant prices and costs based on the average first-day-of-the-month petroleum product prices for the 12 months of 2022 and 2021, with no inflation of operating or capital costs, and were presented in Canadian dollars. All of the future net revenues and net present value estimates in this summary are presented before income taxes. A 10% discount factor was applied to the future net cash flows. Future development costs used in the calculation of future net revenue includes the costs to settle the asset retirement obligations for each period presented. The future net revenues presented in this summary may not necessarily represent the fair market value of the reserves estimates. Greenfire’s management does not rely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proved reserves, and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated. The prescribed discount rate of 10% may not appropriately reflect interest rates.

The following table summarizes the standardized measure of discounted future net cash flows relating to proved reserves, for the years ended December 31, 2022 and 2021:

	For the year ended December 31,
(CAD$ in millions) (unaudited)	2022	2021
Future cash inflows	10,275.8	7,167.7
Future production costs	3,491.1	2,448.3
Future development/abandonment costs	1,273.8	1,143.7
Deferred income taxes	1,053.1	360.8
Future net cash flows	4,457.8	3,214.9
Less 10% annual discount factor	(2,361.0)	(1,777.6)
Standardized measure of discounted future net cash flows	2,096.9	1.437.3

Supplementary information for Greenfire Resources Inc. – oil and gas (unaudited) continued

The following table reconciles the changes in standardized measure of future net cash flows discounted at 10% per year relating to proved bitumen, heavy oil and natural gas producing reserves:

	For the year ended December 31,
(CAD$ in millions) (unaudited)	2022	2021
Standardized measure of discounted future net cash flows at beginning of year	1,437.3	0.0
Oil and gas sales during period net of production costs and royalties(1)	(725.7)	(178.8)
Changes due to prices(2)	1,175.0	0.0
Development costs during the period(3)	39.4	4.5
Changes in forecast development costs(4)	(148.7)	(401.2)
Changes resulting from extensions, infills and improved recovery(5)	0.0	0.0
Changes resulting from discoveries(2)	0.0	0.0
Changes resulting from acquisition of reserves(5)	0.0	1,486.4
Changes resulting from disposition of reserves(5)	0.0	0.0
Accretion of discount(6)	148.6	0.0
Net change in income tax(7)	(682.2)	(208.7)
Changes resulting from other changes and technical reserves revisions plus effects on timing(8)	864.1	735.0
Standardized measure of discounted future net cash flows at end of year	2,096.9	1,437.3

(1)	Company actual before income taxes, excluding general and administrative expenses.
(2)	The impact of changes in prices and other economic factors on future net revenue.
(3)	Actual capital expenditures relating to the exploration, development and production of oil and gas reserves.
(4)	The change in forecast development costs.
(5)	End of period net present value of the related reserves.
(6)	Estimated as 10 percent of the beginning of period net present value.
(7)	The difference between forecast income taxes at beginning of period and the actual taxes for the period plus forecast income taxes at the end of the period

(8)	Includes changes due to revised production profiles, development timing, operating costs, royalty rates and actual prices received versus forecast, etc.

The following table summarizes net capitalized costs relating to petroleum and natural gas producing activities, as at December 31, 2022 and 2021:

	As of December 31,
(CAD$ in millions) (unaudited)	2022	2021
Proved oil and gas properties	1,058.0	1,017.0
Unproved oil and gas properties	0.0	0.0
Total capitalized costs	1,058.0	1,017.0
Accumulated depletion and depreciation	(96.0)	(28.0)
Net Capitalized Costs	962.0	989.0

The following table summarizes costs incurred in petroleum and natural gas property acquisitions, exploration and development activities, for the years ended December 31, 2022 and 2021:

	For the year ended December 31,
(CAD$ in millions) (unaudited)	2022	2021
Property acquisition (disposition) costs
Proved oil and gas properties – acquisitions	0.0	1,010.0
Proved oil and gas properties – dispositions	0.0	0.0
Unproved oil and gas properties	0.0	0.0
Exploration costs	0.0	0.0
Development costs	41.0	7.0
Total Expenditures	41.0	1,017.0

GREENFIRE
RESOURCES

Q2

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Greenfire Resources Inc.

Condensed Interim Consolidated Balance Sheets

(Unaudited)

As at ($CAD thousands)	note	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents		$36,882	$35,363
Restricted cash	5	47,363	35,313
Accounts receivable	6	36,511	34,308
Inventories	7	10,714	14,568
Prepaid expenses and deposits		3,072	3,975
		134,542	123,527
Non-current assets
Property, plant and equipment	8	930,280	963,050
Deferred income tax asset		88,199	87,681
		1,018,479	1,050,731
Total assets		1,153,021	1,174,258
Liabilities
Current liabilities
Accounts payable and accrued liabilities		39,843	46,569
Current portion of long-term debt	11	61,156	63,250
Current portion of lease liabilities	12	186	98
Risk management contracts	10	10,847	27,004
		112,032	136,921
Non-current liabilities
Long-term debt	11	185,649	191,158
Lease liabilities	12	1,259	865
Decommissioning liabilities	9	7,983	7,543
		194,891	199,566
Total liabilities		306,923	336,487
Shareholders’ equity
Share capital	15	15	15
Contributed surplus	15	45,324	44,674
Retained earnings		800,759	793,082
		846,098	837,771
Total liabilities and shareholders’ equity		$1,153,021	$1,174,258

Commitments (note 14)

See accompanying notes to the unaudited condensed interim consolidated financial statements

These Condensed Interim Consolidated Financial Statements were approved by the Board of Directors on August 14, 2023.

Condensed Interim Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

		Three months ended June 30		Six months ended June 30
($CAD thousands, except per share amounts)	note	2023	2022	2023	2022
Revenues
Oil sales		$173,605	$315,794	$353,273	$608,558
Royalties		(5,793)	(18,788)	(10,295)	(30,628)
Oil sales, net of royalties		167,812	297,006	342,978	577,930
Risk management contracts gains (losses)	10	4,357	(29,081)	9,200	(205,454)
		172,169	267,925	352,178	372,476
Expenses
Diluent expense		74,027	105,195	175,883	216,176
Transportation and marketing		13,586	17,409	29,600	35,936
Operating expenses		35,675	44,436	75,439	81,890
General and administrative		2,657	2,008	5,483	5,350
Financing and interest	13	5,398	22,160	20,714	45,261
Depletion and depreciation	8	17,120	17,312	38,035	35,674
Exploration expenses		1,026	250	2,819	681
Other (income) and expenses		(458)	620	(666)	1,385
Transaction costs	1	1,914	-	4,241	-
Foreign exchange (gain) loss		(6,226)	13,062	(6,529)	7,076
Total Expenses		144,719	222,452	345,019	429,429
Net income (loss) before taxes		$27,450	$45,473	$7,159	$(56,953)
Income tax recovery (expense)		(3,095)	-	518	-
Net income (loss) and comprehensive income (loss)		$24,355	$45,473	$7,677	$(56,953)
Net income (loss) per share
Basic	15	$2.72	$5.08	$0.86	$(6.36)
Diluted	15	$1.89	$3.53	$0.60	$(6.36)

See accompanying notes to the unaudited condensed interim consolidated financial statements

Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

Six months ended June 30
($CAD Thousands)	note	2023	2022
Share capital
Balance, beginning of period		$15	$15
Balance, end of period		15	15
Contributed surplus
Balance, beginning of period		44,674	43,491
Stock based compensation		650	-
Balance, end of period		45,324	43,491
Retained earnings
Balance, beginning of period		793,082	661,384
Net income (loss)		7,677	(56,953)
Balance, end of period		800,759	604,431
Total shareholders’ equity		$846,098	$647,937

See accompanying notes to the unaudited condensed interim consolidated financial statements

Condensed Interim Consolidated Statements of Cash Flows

(Unaudited)

		Three months ended June 30		Six months ended June 30
($CAD Thousands)	note	2023	2022	2023	2022
Operating activities
Net income (loss)		$24,355	$45,473	$7,677	$(56,953)
Items not affecting cash:
Deferred income taxes		3,095	-	(518)	-
Unrealized (gain) loss on risk management contracts	10	(11,134)	(28,182)	(16,157)	114,411
Depletion and depreciation	8	17,255	17,637	37,658	35,319
Stock-based compensation	15	325	-	650	-
Accretion	9	223	189	440	348
Other non-cash expenses		17	2	33	2
Foreign exchange (gain) loss		(6,228)	13,066	(6,532)	7,080
Amortization of debt issuance costs	11	(6,363)	9,560	(977)	19,368
Change in non-cash working capital	16	2,095	9,808	(3,130)	(21,334)
Cash provided by operating activities		23,640	67,553	19,144	98,241
Financing activities
Repayment of long-term debt		-	(60,691)	-	(60,691)
Lease payments	12	(6)	(18)	(12)	(18)
Cash used by financing activities		(6)	(60,709)	(12)	(60,709)
Investing activities
Property, plant and equipment expenditures	8	(1,911)	(7,706)	(4,428)	(12,906)
Restricted cash		(8,000)	(8,100)	(12,050)	(13,317)
Change in non-cash working capital (accrued additions to PP&E)	16	845	386	(1,108)	3,144
Cash used in investing activities		(9,066)	(15,420)	(17,586)	(23,079)
Exchange rate impact on cash and cash equivalents held in foreign currency		(89)	(1,823)	(27)	(1,947)
Change in cash and cash equivalents		14,479	(10,399)	1,519	12,506
Cash and cash equivalents, beginning of period		22,403	83,774	35,363	60,869
Cash and cash equivalents, end of period		$36,882	$73,375	$36,882	$73,375

See accompanying notes to the unaudited condensed interim consolidated financial statements

Notes to the Interim Consolidated Financial Statements

As at June 30, 2023 and for the three and six months ended June 30, 2023 and 2022
(Unaudited)

1.	CORPORATE INFORMATION

Greenfire Resources Inc. (the “Company” or “GRI”) is a corporation incorporated under the Alberta Business Corporations Act. The Company and its subsidiaries are engaged in the exploration, development and operation of oil and gas properties, and focuses primarily in the Athabasca oil sands region of Alberta. The Company’s corporate head office is located at 1900, 205 5th Avenue SW, Calgary, AB T2P 2V7.

In December 2022, the Company and M3-Brigade Acquisition III Corp., a New York Stock Exchange listed special purpose acquisition company, entered into a definitive agreement for a business combination (the “Business Combination). In April 2023 the Company filed its Registration Statement with the United States Securities Exchange Commission. The Business Combination is expected to close before the end of 2023, subject to customary closing conditions, including the receipt of necessary regulatory approvals. During the six months ended June 30, 2023, $4.2 million were incurred in relation to the Business Combination

2.	BASIS OF PRESENTATION AND STATEMENT OF COMPLIANCE

These unaudited condensed interim consolidated financial statements (“interim consolidated financial statements”) have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) using International Accounting Standard IAS 34: “Interim Financial Reporting”. They are condensed as they do not include all of the information required for full annual consolidated financial statements, and they should be read in conjunction with the audited annual consolidated financial statements for the year ended December 31, 2022.

In these interim consolidated financial statements, all dollars are expressed in Canadian dollars, which is the Company’s functional currency, unless otherwise indicated. These interim consolidated financial statements have been prepared on a historical cost basis, except for certain financial instruments which are measured at their estimated fair value.

The Company has one reportable operating segment which is made up of its oil sands operations based on geographic location (Athabasca oil sands region of Alberta, Canada), nature of the products sold and integration of facilities and operations. The chief operating decision maker is the President and CEO, who reviews operating results at this level to assess financial performance and make resource allocation decisions. The Company determines its operating segments based on the differences in the nature of operations, products sold, economic characteristics and regulatory environments and management. All of the Company’s non-current assets are located in and revenue is earned in Canada.

These interim consolidated financial statements were approved by the Board of Directors on August 14, 2023.

Notes to the Interim Consolidated Financial Statements

As at June 30, 2023 and for the three and six months ended June 30, 2023 and 2022
(Unaudited)

3.	MATERIAL ACCOUNTING POLICY INFORMATION

The unaudited interim consolidated financial statements follow the same accounting policies as the most recent annual audited consolidated financial statements with the following exceptions. The IASB issued amendments to IAS 1 Presentation of Financial Statements to require entities to disclose their material accounting policy information rather than their significant accounting policies. To support this amendment the IASB also amended IFRS Practice Statement 2 Making Materiality Judgements. The IASB also issued amendments to IAS 12 that require entities to recognize deferred tax on transactions that, on initial recognition, give rise to equal amounts of taxable and deductible temporary differences. The amendments were adopted on January 1, 2023 and did not have a significant impact on the Company’s interim condensed consolidated financial statements.

The timely preparation of financial statements requires that management make estimates and assumptions and use judgment. Accordingly, actual results may differ from estimated amounts as future confirming events occur. Significant estimates and judgment used in the preparation of the interim consolidated financial statements are described in the Company’s audited consolidated financial statements for the year ended December 31, 2022.

4.	FINANCIAL INSTRUMENTS

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants who are independent, knowledgeable and willing and able to transact would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. The Company is able to classify fair value balances based on the observability of these inputs. The authoritative guidance for fair value measurements establishes three levels of the fair value hierarchy, defined as follows:

●	Level 1: Unadjusted, quoted prices for identical assets or liabilities in active markets;

●	Level 2: Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly for substantially the full term of the asset or liability; and

●	Level 3: Significant, unobservable inputs for use when little or no market data exists, requiring a significant degree of judgment.

The following table summarizes the method by which the Company measures its financial instruments on the consolidated balance sheets and the corresponding hierarchy rating for their derived fair value estimates:

Financial Instrument	Fair Value Hierarchy	Classification & Measurement
Cash and cash equivalents	Level 1	Amortized cost
Restricted cash	Level 1	Amortized cost
Accounts receivable	Level 2	Amortized cost
Risk management contracts	Level 2	Fair value through profit and loss
Accounts payable and accrued liabilities	Level 2	Amortized cost
Long-term debt	Level 2	Amortized cost

The carrying values of cash and cash equivalents, restricted cash, accounts receivable and accounts payable and accrued liabilities included on the consolidated balance sheets approximates the fair values of the respective assets and liabilities due to the short-term nature of those instruments.

The estimated fair value of long-term borrowings has been determined based on period-end trading prices of long-term borrowings on the secondary market (level 2).

The Company is exposed to a number of different financial risks arising from normal course business exposures, as well as the Company’s use of financial instruments. There have been no changes in the Company’s objectives, policies or risks surrounding financial instruments.

Notes to the Interim Consolidated Financial Statements

As at June 30, 2023 and for the three and six months ended June 30, 2023 and 2022
(Unaudited)

4.	FINANCIAL INSTRUMENTS (cont.)

Commodity price risk

The Company is exposed to commodity price risk on its oil sales due to fluctuations in market prices. The Company continues to execute a consistent risk management program that is primarily designed to reduce the volatility of revenue and cash flow, generate sufficient cash flows to service debt obligations, and fund the Company’s operations. The Company’s risk management liabilities consist of WTI and light-heavy crude differential swaps and options. The Company may utilize financial and/or physical delivery contracts to fix commodity prices on a portion of its future production. The Company does not use financial derivatives for speculative purposes. Refer to Note 10 for further details on the Company’s risk management contracts.

Liquidity risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities. The Company actively manages its liquidity through cash and debt management strategies. Such strategies include continuously monitoring forecasted and actual cash flows from operating, financing and investing activities and opportunities for further financings. The Company believes that it has access to sufficient capital through internally generated cash flows to meet current spending forecasts and financial obligations for at least twelve months.

The following table details the financial liabilities as at June 30, 2023:

(CAD$ thousands)	<1 year	1-2 years	2+ years	Total
Accounts payable and accrued liabilities	39,843	-	-	39,843
Lease liabilities[1]	186	149	1,538	1,873
Risk management contracts	10,847	-	-	10,847
Long-term debt[1]	61,156	93,872	133,519	288,547
Total financial liabilities	112,032	94,021	135,057	341,110

[1]	These amounts include the notional principal and interest payments

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s accounts receivable. The Company is primarily exposed to credit risk from receivables associated with its oil sales. The Company manages its credit risk exposure by transacting with high-quality credit-worthy counterparties and monitoring creditworthiness and/or credit ratings on an ongoing basis. Trade receivables from oil sales are generally collected on the 25th day of the month following production. Joint interest receivables are typically collected within one to three months of the invoice being issued. The Company has not previously experienced any material credit losses on the collection of accounts receivable. Refer to Note 6 for further details.

Revenue

The Company has long-term marketing agreements with a single counterparty (“Sole Petroleum Marketer”), which has exclusive marketing rights over the Company’s production and diluent purchases at Hangingstone Expansion (“Expansion”), until October 2026 and at Hangingstone Demo (“Demo”), until April 2024. Fees paid to the Sole Petroleum Marketer as part of these agreements include, marketing, incentive and royalty fees. These fees are expensed as incurred as transportation and marketing expenses. In addition, the Sole Petroleum Marketer provides letters of credit in support of the Company’s long-term transportation commitments. As a result of these marketing agreements, the Company is exposed to concentration and credit risks, as all sales are to a single counterparty.

Notes to the Interim Consolidated Financial Statements

As at June 30, 2023 and for the three and six months ended June 30, 2023 and 2022
(Unaudited)

5.	RESTRICTED CASH

As at June 30, 2023 the Company had a $46.8 million credit facility with its Sole Petroleum Marketer (“Credit Facility”) that was used to issue $46.8 million in letters of credit related to the Company’s long-term pipeline transportation agreements. Under the terms of the Credit Facility, over a period of 24 months and beginning in October 2021, the Company is required to contribute cash to a cash-collateral account (“Reserve Account”) until the balance of the Reserve Account is equal to 105% of the aggregate face value of the Credit Facility. During the six months ended June 30, 2023, the Company contributed $12.0 million in restricted cash to the Reserve Account.

As at June 30, 2023 the Company had $47.4 million in restricted cash, which consisted of $39.3 million restricted cash in the Reserve Account and $8.1 million of restricted cash that collateralizes the Company’s credit cards and other transportation commitments.

6.	ACCOUNTS RECEIVABLE

As at ($ thousands)	June 30, 2023	December 31, 2022
Trade receivables	$30,465	$22,428
Joint interest receivables	6,046	11,880
Accounts receivable	$36,511	$34,308

At June 30, 2023, the Company was exposed to concentration risk associated with its outstanding trade receivables and joint interest receivables balances. Of the Company’s trade receivables at June 30, 2023, 100% was receivable from two companies at approximately 71% and 29% each (December 31, 2022- 100% was receivable from two companies at 64% and 36% each). At June 30, 2023, 100% of the Company’s joint interest receivables were held by a single company (December 31, 2022- 100% by a single company). Maximum exposure to credit risk is represented by the carrying amount of accounts receivable on the balance sheet. There are no material financial assets that the Company considers past due, and no accounts have been written off.

7.	INVENTORIES

As at ($ thousands)	June 30, 2023	December 31, 2022
Oil inventories	$3,685	$7,560
Warehouse materials and supplies	7,029	7,008
Inventories	$10,714	$14,568

During the three and six months ended June 30, 2023, approximately $137.6 million and $315.8 million, respectively (June 30, 2022 - $199.7 million and $333.7 million) of inventory was recorded in operating expenses, diluent expense, transportation expense and depletion and depreciation in the condensed consolidated statements of comprehensive income (loss). As at June 30, 2023 and December 31, 2022, the Company had no inventory write downs.

Notes to the Interim Consolidated Financial Statements

As at June 30, 2023 and for the three and six months ended June 30, 2023 and 2022
(Unaudited)

8.	PROPERTY, PLANT AND EQUIPMENT (“PP&E”)

($ thousands)	Developed and producing	Right-of-use	Corporate assets	Total
Cost
Balance as at December 31, 2021	1,016,654	-	462	1,017,116
Expenditures on PP&E	39,425	-	167	39,592
Right-of-use asset additions	-	969	-	969
Revaluation of decommissioning liabilities	1,237	-	-	1,237
Balance as at December 31, 2022	1,057,316	969	629	1,058,914
Expenditures on PP&E	4,428	-	-	4,428
Right-of-use asset additions	-	460	-	460
Balance as at June 30, 2023	1,061,744	1,429	629	1,063,802
Accumulated DD&A
Balance as at December 31, 2021	27,949	-	47	27,996
Depletion and depreciation (1)	67,623	60	185	67,868
Balance as at December 31, 2022	95,572	60	232	95,864
Depletion and depreciation (1)	37,479	103	76	37,658
Balance as at June 30, 2023	133,051	163	308	133,522
Net book Value
Balance at December 31, 2022	961,744	$909	397	963,050
Balance at June 30, 2023	$928,693	$1,266	$321	$930,280

(1)	As at June 30, 2023 $389 of DD&A was capitalized to inventory (December 31, 2022- $766).

No indicators of impairment were identified at June 30, 2023, and as such no impairment test was performed.

9.	DECOMMISSIONING LIABILITIES

The Company’s decommissioning liabilities result from net ownership interests in oil assets including well sites, gathering systems and processing facilities. The Company estimates the total undiscounted inflated amount of cash flows required to settle its decommissioning liabilities to be approximately $206.5 million (December 31, 2022- $206.5 million). A credit-adjusted discount rate of 12% (December 31, 2022- 12%) and an inflation rate of 2.0% (December 31, 2022- 2.0%) were used to calculate the decommissioning liabilities. A 1.0% change in the credit-adjusted discount rate would impact the discounted value of the decommissioning liabilities by approximately $1.1 million with a corresponding adjustment to PP&E. The decommissioning liabilities are estimated to be settled in periods up to year 2071.

A reconciliation of the decommissioning liabilities is provided below:

As at ($ thousands)	June 30, 2023	December 31, 2022
Balance, beginning of period	$7,543	$5,517
Revaluation	-	1,283
Accretion expense	440	743
Balance, end of period	$7,983	$7,543

Notes to the Interim Consolidated Financial Statements

As at June 30, 2023 and for the three and six months ended June 30, 2023 and 2022
(Unaudited)

10.	RISK MANAGEMENT CONTRACTS

The Company is exposed to commodity price risk on its oil sales due to fluctuations in market prices. The Company continues to execute a consistent risk management program that is primarily designed to reduce the volatility of revenue and cash flow, generate sufficient cash flows to service debt obligations, and fund the Company’s operations. The Company’s risk management liabilities consist of WTI, light-heavy crude and natural gas differential swaps and options. The Company may utilize financial and/or physical delivery contracts to fix commodity prices on a portion of its future production. The Company does not use financial derivatives for speculative purposes.

The Company’s obligations under its Notes (see note 11) includes a requirement to implement a 12-month forward commodity price risk management program encompassing not less than 50% of the hydrocarbon output under the proved developed producing reserves forecast in the most recent reserves report, as determined by a qualified and independent reserves evaluator. This requirement is assessed at the end of every fiscal quarter for the duration of time that the Notes remain outstanding.

The Company’s commodity price risk management program does not involve margin accounts that require posting of margin with increased volatility in underlying commodity prices. Financial risk management contracts are measured at fair value, with gains and losses on re-measurement included in the consolidated statements of comprehensive income (loss) in the period in which they arise.

Financial contracts

The Company’s financial risk management contracts are subject to master netting agreements that create the legal right to settle the instruments on a net basis. The following table summarizes the gross asset and liability positions of the Company’s individual risk management contracts that are offset in the consolidated balance sheets:

	As at June 30, 2023		As at December 31, 2022
(CAD$ thousands)	Asset	Liability	Asset	Liability
Gross amount	$104	$(10,951)	$21,375	$(48,379)
Amount offset	(104)	104	(21,375)	21,375
Risk Management contracts	$-	$(10,847)	$-	$(27,004)

The following table summarizes the financial commodity risk management gains and losses:

	Three months ended June 30		Six months ended June 30
($ thousands)	2023	2022	2023	2022
Realized gain (loss) on risk management contracts	$(6,777)	$(57,263)	$(6,957)	$(91,044)
Unrealized gain (loss) on risk management contracts	11,134	28,182	16,157	(114,410)
Gain (loss) on risk management contracts	$4,357	$(29,081)	$9,200	$(205,454)

As at June 30, 2023, the following financial commodity risk management contracts were in place:

	WTI- Fixed Price Swap			WTI- Put Options			WTI- Costless Collar
Term	Volume (bbls)	Swap Price (US$/bbl)(1)	Volume (bbls)	Strike Price (US$/bbl)	Option Premium ($US/bbl)	Volume (bbls)	Put Strike Price (US$/bbl)	Call Strike Price (US$/bbl)
Q3 2023	-	-	1,278,551	50.00	4.73	-	-	-
Q4 2023	-	-	371,169	50.00	5.90	742,337	50.00	108.25
Q1 2024	-	-	-	-	-	877,968	60.00	77.00
Q2 2024	-	-	-	-	-	877,968	60.00	74.55

(1)	Presented as weighted average prices

Notes to the Interim Consolidated Financial Statements

As at June 30, 2023 and for the three and six months ended June 30, 2023 and 2022
(Unaudited)

10.	RISK MANAGEMENT CONTRACTS (cont.)

	Natural Gas-Fixed Price Swaps
Term	Volume (GJs)	Swap Price (CAD$/GJ)
Q4 2023	305,000	2.97
Q1 2024	455,000	2.97

The following table illustrates the potential impact of changes in commodity prices on the Company’s net income, before tax, based on the financial risk management contracts in place at June 30, 2023:

	Change in WTI		Change in Natural Gas
As at June 30, 2023 ($ thousands)	Increase of $5.00/bbl	Decrease of $5.00/bbl	Increase of $0.10/GJ	Decrease of $0.10/GJ
Increase (decrease) to fair value of commodity risk management contracts	-	-	$76	$(76)

The Company’s commodity risk management contracts are held with two large reputable financial institution. As a result, the Company concluded that credit risk associated with its commodity risk management contracts is low.

11.	LONG-TERM DEBT AND BONDHOLDER WARRANTS

Long-term debt

On August 12, 2021, the Company issued US$312.5 million of senior secured notes (“the Notes”) and 312,500 detachable share purchase warrants (“Bondholder Warrants”) as part of a debt offering (“the Offering”). The Notes had an original issuer discount of 3.5% and bear interest at the fixed rate of 12.00% per annum, payable semi-annually, and mature on August 12, 2025. The Notes are secured by a first priority lien on substantially all the assets of the Company and its wholly owned subsidiaries. Subject to certain exceptions and qualifications, the Notes contain certain covenants that limit the Company’s ability to, among other things, incur additional indebtedness, create or permit liens to exist, and make certain restricted payments, dispositions and transfers of assets. The Notes also contain minimum hedging requirements. As at June 30, 2023 and December 31, 2022, the Company was compliant with all covenants.

As at ($ thousands)	June 30, 2023	December 31, 2022
US dollar denominated debt:
12.00% senior notes issued at 96.5% of par (USD$217.9 million at June 30, 2023 and US$217.9 million at December 31, 2022)(1)	$288,547	$295,173
Unamortized debt discount and debt issue costs	(41,742)	(40,765)
Total term debt	$246,805	$254,408
Current portion of long-term debt	$61,156	$63,250
Long-term debt	$185,649	$191,158

(1)	The U.S. dollar denominated debt was translated into Canadian dollars as at June month-end exchange rate of 1.324 (December 31, 2022- 1.3544).

Under the terms of the Notes, the Company is required to redeem 75% of Excess Cash Flow in every six-month period, with the first period beginning on September 17, 2021 and ending March 31, 2022. Excess Cash Flow is defined as the net change in cash for the six-month period minus net cash used in or provided by financing activities (other than any amounts used to reduce the principal amount of the Notes or any indebtedness that is subordinated to the Notes). Cash amounts deposited into the Reserve Account (see note 5) are excluded from the Excess Cash Flow calculation. Letters of credit issued by banks in the ordinary course of business are also excluded from the definition of Excess Cash Flow. The redemption price for this Excess Cash Flow redemption is equal to 106% of the principal amount, plus accrued and unpaid interest to the date of redemption. The Company has up to 65 days after a six-month period to affect the redemption, with a 30-day notice period. For the period ended June 30, 2023, the estimated Excess Cash Flow redemption for the next 12 months was estimated at $61.2 million (December 31, 2022- $63.3 million) and is recorded on the Company’s financial statements as a current liability.

Notes to the Interim Consolidated Financial Statements

As at June 30, 2023 and for the three and six months ended June 30, 2023 and 2022
(Unaudited)

11.	LONG-TERM DEBT AND BONDHOLDER WARRANTS (cont.)

At any time prior to August 15, 2023, the Company may on any one or more occasions redeem, on a pro rata basis, all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a prepayment premium, and accrued and unpaid interest, if any, to, but not including, the date of redemption. The prepayment premium is calculated as follows:

On the redemption date, the greater of:

(1)	1.0% of the principal amount of the Note; or

(2)	the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at August 15, 2023 (see table below), plus (ii) all required interest payments due on the Note through August 15, 2023 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the “Treasury Rate” as of such redemption date plus 50.0 basis points; over (b) the principal amount of the Note.

“Treasury Rate” defined as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to August 15, 2023; provided, that if the period from the redemption date to August 15, 2023, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

The Company also has the option to redeem the Notes at the following specified redemption prices:

US$312.5 million 12.00% senior notes
On or after August 15, 2023 to August 15, 2024	106.0
On or after August 15, 2024 to February 15, 2025	103.0
On or after February 15, 2025	100.0

The Company is exposed to foreign exchange rate fluctuations on the principal value and interest payments in respect of its Notes. As of June 30, 2023, a 10% change to the value of the Canadian dollar relative to the US dollar would result in a foreign exchange gain (loss) of approximately $28.8 million (December 31, 2022 - $29.3 million).

As at June 30, 2023, the carrying value of the Company’s long-term debt was $288.5 million and the fair value was $306.8 million (December 31, 2022 carrying value – $254.4 million, fair value – $315.7 million).

The Notes are subject to fixed interest rates and are not exposed to changes in interest rates.

Bondholder warrants

The Offering included one, detachable, five-year share purchase warrant for every US$1,000 in face value of Notes issued resulting in the issue of 312,500 Bondholder Warrants that entitle the holder to acquire up to 3,225,806 common shares at $0.01 per warrant. The Bondholder Warrants were exercisable and detachable 30 days post the closing of the JACOS acquisition. The Notes and Bondholder Warrants were separated on October 18, 2021. These warrants were issued in conjunction with the Offering to enable the bondholders to acquire 25% of the Company, prior to new equity being raised by the Company, at a nominal value. The remaining 75% was to be held by the founders of the Company, a group that included the four shareholders, key management and employees.

Notes to the Interim Consolidated Financial Statements

As at June 30, 2023 and for the three and six months ended June 30, 2023 and 2022
(Unaudited)

11.	LONG-TERM DEBT AND BONDHOLDER WARRANTS (cont.)

The Bondholder Warrants have been determined to be equity instruments and have been allocated a portion of the net proceeds raised by the Offering based on the relative fair value of the Notes and the Bondholder Warrants. The fair value of the Bondholder Warrants was determined by the Company using a level 3 fair value hierarchy. In determining the fair value of the Bondholder Warrants the Company considered all available information, including indicative valuation estimates provided by the agents of the Offering, secondary market bid and ask prices, adjusted for the risks related to the closing of the JACOS acquisition that existed at their date of issue in August 2021.

12.	LEASE LIABILITIES

The Company has recognized the following leases:

($ thousands)	June 30, 2023	December 31, 2022
Balance, beginning of year	$963	$-
Additions	460	970
Interest expense	34	19
Payments	(12)	(26)
Balance, end of year	$1,445	$963
Current portion	$186	$98
Non-current portion	$1,259	$865

The Company’s minimum lease payments are as follows:

As at June 30 ($ thousands)	2023
Within 1 year	$186
Within 2 to 5 years	576
Later than 5 year	1,111
Minimum lease payments	1,873
Amounts representing finance charges	(428)
Present value of net minimum lease payments	$1,445

During the year ended December 31, 2022, the Company entered a 7-year term finance lease for new office space, which has been recognized as a right-of-use asset and lease liability at inception in the consolidated balance sheets. During the six months ended June 30, 2023, the initial 7-year lease was extended an additional 3 years. The liability was remeasured at the present value of the remaining lease payments discounted at the Company’s estimated incremental borrowing rate.

Notes to the Interim Consolidated Financial Statements

As at June 30, 2023 and for the three and six months ended June 30, 2023 and 2022
(Unaudited)

13.	FINANCING AND INTEREST

	Three months ended June 30		Six months ended June 30
($ thousands)	2023	2022	2023	2022
Accretion on long-term debt	$4,870	$21,398	$19,714	$43,703
Other interest	305	573	560	1,210
Accretion on decommissioning liabilities	223	189	440	348
Financing and interest expense	$5,398	$22,160	$20,714	$45,261

14.	COMMITMENTS

The following table summarized the Company’s estimated future unrecognized commitments as at June 30, 2023:

($ thousands)	Remaining 2023	2024	2025	2026	2027	Beyond 2027	Total
Credit facility	9,784	-	-	-	-	-	9,784
Transportation	16,205	31,880	30,561	28,956	29,044	232,368	369,014
Total	$25,989	$31,880	$30,561	$28,956	$29,044	$232,368	$378,798

The Company has commitments related to pipeline transportation services, and credit facility commitments associated with its pipeline transportation commitments.

15.	SHARE CAPITAL AND WARRANTS

Share capital

As at June 30, 2023 the Company’s authorized share capital consists of an unlimited number of common shares and there was a total of 8,951,624 common shares outstanding. The following table summarized changes to the Company’s common share capital:

	Six months ended June 30, 2023		Year ended December 31, 2022
	Number of shares	Amount	Number of shares	Amount
Shares outstanding
Balance, beginning of period	8,951,624	$14,516	8,951,624	$14,516
Stock issued	-	-	-	-
Balance, end of period	8,951,624	$14,516	8,951,624	$14,516

The following table summarizes the Company’s weighted average shares outstanding:

	Three months ended June 30		Six months ended June 30
($ thousands)	2023	2022	2023	2022
Weighted average shares outstanding-basic	8,951,624	8,951,624	8,951,624	8,951,624
Dilutive effect of warrants	3,939,320	3,927,353	3,937,227	3,756,130
Weighted average shares outstanding- diluted	12,890,944	12,878,977	12,888,851	12,707,754

Notes to the Interim Consolidated Financial Statements

As at June 30, 2023 and for the three and six months ended June 30, 2023 and 2022
(Unaudited)

15.	SHARE CAPITAL AND WARRANTS (cont.)

The dilutive effect of warrants is reflective of the total specified number of shares issuable under the original warrant agreement, which contemplates an adjustment for the number of performance warrants exercised.

Bondholder warrants

As at June 30, 2023, the Company had 312,500 Bondholder Warrants outstanding which entitled the holders of these warrants, in aggregate, the right to purchase 25% of the Company’s issued and outstanding common shares commencing October 18, 2021 to a maximum of 3,225,806 common shares at $0.01 per shares. Based on the issued and outstanding common shares of the Company, Bondholders have the right to acquire 2,983,866 common shares at $0.01 per share.

The table below summarizes the outstanding warrants as it equates to the total common shares issuable to bondholders:

	Six months ended June 30, 2023		Year ended December 31, 2022
	Number of warrants	Exercise price	Number of warrants	Exercise price
Bondholder Warrants outstanding
Balance, beginning of period	312,500	$0.01	312,500	$0.01
Bondholder Warrants issued	-	-	-	-
Balance, end of period	312,500	$0.01	312,500	$0.01
Exchange ratio, end of period	9.55	-	9.55	-
Common shares issuable on exchange	2,983,866	-	2,983,866	-

Performance warrants

In February 2022, the Company implemented a warrant plan as part of the Company’s long-term incentive plan for employees and service providers, whereby up to 725,806 warrants (“Performance Warrants”) are issuable under the plan. These Performance Warrants have both performance and time vesting criteria before there is the ability to exercise the option to purchase one common share of the Company for each Performance Warrant. As of the date of these consolidated financial statements, the vesting criteria was met for approximately 36,849 performance warrants, which can be converted into 36,849 common shares. All Performance Warrants expire 10 years after issuance.

The table below summarizes the outstanding warrants as it equates to the total common shares issuable to performance warrant holders:

	Six months ended June 30, 2023		Year ended December 31, 2022
	Number of warrants	Weighted Average Exercise price	Number of warrants	Weighted Average Exercise price
Performance Warrants outstanding
Balance, beginning of period	712,930	$15.79	-	$-
Performance warrants issued	8,526	58.67	761,264	15.88
Performance warrants forfeited	(3,528)	14.18	(48,334)	17.12
Balance, end of period	716,878	$16.26	712,930	$15.79
Common shares issuable on exchange	716,878	-	712,930	-

Notes to the Interim Consolidated Financial Statements

As at June 30, 2023 and for the three and six months ended June 30, 2023 and 2022
(Unaudited)

15.	SHARE CAPITAL AND WARRANTS (cont.)

The fair market value of the Performance Warrants was $10.7 million at the date of issuance. The fair value of each warrant was estimated on its grant date using the Black Scholes Merton valuation model with the following assumptions:

	2022 Assumptions	2023 Assumptions
Average risk-free interest rate	1.46%	3.55%
Average expected dividend yield	-	-
Average expected volatility[1]	60.00%	57.00%
Average expected life (years)	3-5	2-5

[1]	Expected volatility has been based on historical share volatility of similar market participants

The Performance Warrants expire 10 years after the issuance date. For the three and six months ended June 30, 2023, the Company recorded $0.3 and $0.7 million of stock-based compensation in general and administrative expenses related to the performance warrant plan.

16.	SUPPLEMENTAL CASH FLOW INFORMATION

The following table reconciles the net changes in non-cash working capital and other liabilities from the consolidated balance sheet to the consolidated statement of cash flows:

	Three months ended June 30		Six months ended June 30
($ thousands)	2023	2022	2023	2022
Change in accounts receivable	$(667)	$(502)	$(2,203)	$(38,330)
Change in inventories	46	(3,425)	3,854	1,604
Change in prepaid expenses and deposits	(376)	196	903	(3,558)
Change in accounts payable and accrued liabilities	4,006	14,119	(6,726)	21,867
	3,009	10,388	(4,172)	(18,417)
Other items impacting changes in non-cash working capital:
Unrealized foreign exchange gain (loss) related to working capital	(69)	(194)	(66)	227
	2,940	10,194	(4,238)	(18,190)
Related to operating activities	2,095	9,808	(3,130)	(21,334)
Related to investing activities (accrued additions to PP&E)	845	386	(1,108)	3,144
Net change in non-cash working capital	2,940	10,194	(4,238)	(18,190)
Cash interest paid (included in operating activities)	$(878)	$(2,856)	$(18,308)	$(27,470)
Cash interest received (included in operating activities)	$668	$14	$791	$11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Greenfire Resources Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Japan Canada Oil Sands Limited (the “Company”) as at September 17, 2021, December 31, 2020 and January 1, 2020, the related statements of comprehensive income (loss), shareholders’ equity (deficit), and cash flows, for the period ended September 17, 2021 and the year ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at September 17, 2021, December 31, 2020 and January 1, 2020, and its financial performance and its cash flows for the period ended September 17, 2021 and year ended December 31, 2020, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte LLP

Chartered Professional Accountants

Calgary, Canada

April 21, 2023

We have served as the Company’s auditor since 2022.

Japan Canada Oil Sands Limited
Balance Sheets

As at ($CAD 000’s)	note	September 17, 2021	December 31, 2020	January 1, 2020
Assets
Current assets
Cash and cash equivalents	6	$4,412	$46,743	$159,591
Restricted cash		500	—	672
Accounts receivable	7	56,517	29,113	30,565
Inventories	8	7,438	7,440	18,550
Due from related parties		—	6	18
Prepaid expenses and deposits		4,285	2,594	2,446
		73,152	85,896	211,842
Non-current assets
Property, plant and equipment	9	298,457	292,855	640,757
Right of use asset	10	487	841	1,372
		298,944	293,696	642,129
Total assets		$372,096	$379,592	$853,971
Liabilities
Current liabilities
Accounts payable and accrued liabilities		27,149	51,838	56,260
Current portion of long-term debt	16	—	76,392	77,928
Current portion of lease liability	10	521	544	493
Due to related parties		—	1,007	1,009
		27,670	129,781	135,690
Non-current liabilities
Long-term debt	16	—	608,249	698,144
Long-term lease liability	10	—	335	879
Decommissioning obligation	12	7,920	7,728	7,147
		7,920	616,312	706,170
Total liabilities		35,590	746,093	841,860
Shareholders’ equity
Share capital	22	1,609,045	1,010,871	1,010,871
Retained earnings (deficit)		(1,272,539)	(1,377,372)	(998,760)
		336,506	(366,501)	12,111
Total equity and liabilities		$372,096	$379,592	$853,971

Commitments and contingencies (note 19)

Subsequent events (note 23)

See accompanying notes to the financial statements

These Financial Statements were approved by the Board of Directors.

Robert Logan, Director	David Phung, Director

Japan Canada Oil Sands Limited
Statements of Comprehensive Income (Loss)

($CAD 000’s, except per share amounts)	note	Period ended September 17, 2021	Year ended December 31, 2020
Revenues
Oil sales		$382,635	$279,248
Royalties		(7,178)	(2,019)
Oil sales, net of royalties		375,457	277,229

Interest income	13	43	925
Other income	13	985	1,684
		376,485	279,838
Expenses
Diluent expense	17	171,174	158,272
Transportation and marketing	17	27,853	39,368
Operating expenses	17	56,479	67,409
General and administrative		6,793	5,680
Financing and interest	18	11,154	21,602
Depletion and depreciation	9,10	78,267	108,379
Impairment (recovery)	9	(73,252)	270,000
Exploration		(383)	3,352
Foreign exchange gain		(6,433)	(15,612)
Total expenses		271,652	658,450
Net income (loss) and comprehensive income (loss)		$104,833	$(378,612)
Net income (loss) per share
Basic	22	$3.46	$(12.50)
Diluted	22	$3.46	$(12.50)

See accompanying notes to the financial statements

Japan Canada Oil Sands Limited
Statements of Changes in Shareholders’ Equity (Deficit)

($CAD 000’s)	note	Period Ended September 17, 2021	Year Ended December 31, 2020
Share capital
Beginning balance	22	$1,010,871	$1,010,871
Capital contributions	22	645,674	—
Return of capital		(47,500)
Ending balance		1,609,045	1,010,871
Deficit
Beginning balance		(1,377,372)	(998,760)
Net income (loss)		104,833	(378,612)
Ending balance		(1,272,539)	(1,377,372)
Total shareholders’ equity		$336,506	$(366,501)

See accompanying notes to the financial statements

Japan Canada Oil Sands Limited
Statements of Cash Flows

($CAD 000’s)	note	Period Ended September 17, 2021	Year ended December 31, 2020
Operating activities
Net income (loss)		$104,833	$(378,612)
Items not affecting cash:
Depletion and depreciation	9,10	78,267	108,379
Impairment (recovery)	9	(73,252)	270,000
Inventory markdown		(226)	(438)
Accretion	12	320	444
Unrealized foreign exchange gain		(6,238)	(15,512)
Amortization of debt issuance costs	16,18	2,887	321
Decommissioning obligation settlements		(52)	(31)
Other non-cash items		(76)	(50)
Change in non-cash working capital	21	(61,929)	8,812
Cash generated from (used) by operating activities		44,534	(6,687)
Financing activities
Repayment of long-term debt	16	(341,432)	(79,086)
Lease liability payments	10	(358)	(493)
Capital contributions	22	304,570	—
Return of capital		(47,500)
Cash used by financing activities		(84,720)	(79,579)
Investing activities
Property, plant and equipment expenditures	9	(9,757)	(27,478)
Change in non-cash working capital (accrued additions to PP&E)		6,866	(2,622)
Cash used in investing activities		(2,891)	(30,100)
Exchange rate impact on cash and cash equivalents held in foreign currency		1,246	2,846
Change in cash and cash equivalents	6	(41,831)	(113,520)
Cash and cash equivalents, beginning	6	46,743	160,263
Cash and cash equivalents, end	6	$4,912	$46,743

See accompanying notes to the financial statements

Japan Canada Oil Sands Limited
Notes to the Financial Statements

1.	CORPORATE INFORMATION

Japan Canada Oil Sands Limited (“JACOS” or the “Company”) is a corporation incorporated under the Canada Business Corporations Act. The Company is engaged in the exploration, development and operation of oil and gas properties, and focuses primarily in the Athabasca oil sands region of Alberta. The Company’s corporate head office was located at 2300, 639 5 Ave SW, Calgary, Alberta T2P 0M9. The Company was a wholly-owned subsidiary of Canada Oil Sands Co., Ltd. (“CANOS” or the “Parent Company”). The overall ownership structure of JACOS and related parties of JACOS is as follows:

Company Name	Relationship to JACOS	Purpose
Japan Petroleum Exploration Co Ltd (Japex)	Parent of CANOS	Debt guarantee fees
Canada Oil Sands Ltd (CANOS)	Parent of JACOS	Expat services and plant and equipment reimbursements
Japex Canada Ltd	Subsidiary of Japex	Administrative cost reimbursements for corporate filings
JGI Inc.	Subsidiary of Japex	Geological exploration services
Japex Montney Ltd	Subsidiary of Japex	Administrative cost reimbursement for payroll services

2.	BASIS OF PRESENTATION AND STATEMENT OF COMPLIANCE

The financial statements represent the Company’s initial presentation of its results and financial position under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The financial statements were prepared in accordance with IFRS as issued by the IASB.

A summary of Company’s significant accounting policies under IFRS is presented in Note 3. These policies have been retrospectively and consistently applied except where specific exemptions permitted an alternative treatment upon transition to IFRS in accordance with IFRS 1 as disclosed in Note 5.

An explanation of how the transition to IFRS has affected the reported balance sheet, changes to shareholders’ equity, income and comprehensive income (loss), and cash flows of the Company is provided in Note 5.

On September 17, 2021 the Company was acquired by Greenfire Resources Inc. As a result, these financial statements present the Company’s financial position at September 17, 2021 and the results of its financial performance and changes in its financial position for the period then ended. Comparative information presented in these financial statements is for the twelve-month fiscal year which ended December 31, 2020. As such, certain amounts in the financial statements are not entirely comparable.

In these financial statements, all dollars are expressed in Canadian dollars, which is the Company’s functional currency, unless otherwise indicated. These financial statements have been prepared on a historical cost basis, except for certain financial instruments which are measured at their estimated fair value.

These financial statements were approved by the Board of Directors on April 19, 2023.

3.	SIGNIFICANT ACCOUNTING POLICIES

Joint arrangements

The Company undertakes certain business activities through joint arrangements. Interests in joint arrangements have been classified as joint operations. A joint operation is established when the Company has rights to the assets and obligations for the liabilities of the arrangement. The Company only recognizes its proportionate share in assets, liabilities, revenues and expenses associated with its joint operations.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Foreign currency translation

Foreign currency transactions are translated into Canadian Dollars at exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities that are denominated in foreign currencies are translated to the functional currency using the exchange rate as of the balance sheet date. The resulting translation differences arising from monetary assets and liabilities denominated in foreign currencies are included in the Statement of Comprehensive Income (Loss).

Operating segments

The Company determines its operating segments based on the differences in the nature of operations, products sold, economic characteristics and regulatory environments and management. As the Company only has operations in the Athabasca region, the Company has determined that the Company’s assets, liabilities and operating results for the development and production of bitumen from the oil sands located in the Athabasca region is the Company’s only operating segment.

Financial instruments and fair value measurement

Fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants in its principal or most advantageous market at the measurement date.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are further categorized using a three-level hierarchy that reflects the significance of the lowest level of inputs used in determining fair value:

●	Level 1 — Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

●	Level 2 — Pricing inputs are other than quoted prices in active markets included in Level 1. Prices in Level 2 are either directly or indirectly observable as of the reporting date. Level 2 valuations are based on inputs, including quoted forward prices for commodities, time value, and volatility factors, which can be substantially observed or corroborated in the marketplace.

●	Level 3 — Valuations in this level are those with inputs for the asset or liability that are not based on observable market data.

At each reporting date, the Company determines whether transfers have occurred between levels in the hierarchy by reassessing the level of classification for each financial asset and financial liability measured or disclosed at fair value in the financial statements based on the lowest level of input that is significant to the fair value measurement as a whole. Assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement within the fair value hierarchy.

The following table summarizes the method by which the Company measures its financial instruments on the balance sheets and the corresponding hierarchy rating for their derived fair value estimates:

Financial Instrument	Fair Value Hierarchy	Classification & Measurement
Cash and cash equivalents	Level 1	Amortized cost
Restricted cash	Level 1	Amortized cost
Accounts receivable	Level 2	Amortized cost
Due from related parties	Level 2	Amortized cost
Accounts payable	Level 2	Amortized cost
Due to related parties	Level 2	Amortized cost
Long-term bank loans payable	Level 2	Amortized cost

Japan Canada Oil Sands Limited
Notes to the Financial Statements

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Financial Instruments

Classification and Measurement of Financial Instruments

JACOS’s financial assets and financial liabilities are classified into two categories: Amortized Cost and Fair Value through Profit and Loss (“FVTPL”). The classification of financial assets is determined by their context in the Company’s business model and by the characteristics of the financial asset’s contractual cash flows. The Company does not classify any of its financial instruments as Fair Value through Other Comprehensive Income.

Financial assets and financial liabilities are measured at fair value on initial recognition, which is typically the transaction price, unless a financial instrument contains a significant financing component. Subsequent measurement is dependent on the financial instrument’s classification.

●	Amortized Cost Cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable and accrued liabilities, and long-term debt are measured at amortized cost. The contractual cash flows received from the financial assets are solely payments of principal and interest and are held within a business model whose objective is to collect the contractual cash flows. The financial assets and financial liabilities are subsequently measured at amortized cost using the effective interest method.

●	FVTPL Risk management contracts, all of which are derivatives, are measured initially at FVTPL and are subsequently measured at fair value with changes in fair value immediately charged to the statements of comprehensive income (the “statements of income”). The Company did not have any risk management contracts as at September 17, 2021, December 31, 2020 or January 1, 2020.

Impairment of Financial Assets

Impairment of financial assets carried at amortized cost is determined by measuring the assets’ expected credit loss (“ECL”). Accounts receivable are due within one year or less; therefore, these financial assets are not considered to have a significant financing component and a lifetime ECL is measured at the date of initial recognition of the accounts receivable. ECL allowances have not been recognized for cash and cash equivalents due to the virtual certainty associated with their collection.

The ECL pertaining to accounts receivable is assessed at initial recognition and this provision is re-assessed at each reporting date. ECLs are a probability-weighted estimate of possible default events related to the financial asset (over the lifetime or within 12 months after the reporting period, as applicable) and are measured as the difference between the present value of the cash flows due to JACOS and the cash flows the Company expects to receive, including cash flows expected from collateral and other credit enhancements that are a part of contractual terms. The carrying amounts of financial assets are reduced by the amount of the ECL through an allowance account and losses are recognized as an impairment of financial assets in the statements of income.

Based on industry experience, the Company considers its commodity sales and joint interest accounts receivable to be in default when the receivable is more than 90 days past due. Once the Company has pursued collection activities and it has been determined that the incremental cost of pursuing collection outweighs the benefits, JACOS derecognizes the gross carrying amount of the financial asset and the associated allowance from the balance sheets.

Derecognition of Financial Liabilities

A financial liability is derecognized when the obligation under the liability is discharged or canceled or expires. If an amendment to a contract or agreement comprises a substantial modification, JACOS will derecognize the existing financial liability and recognize a new financial liability, with the difference recognized as a gain or loss in the statements of income. If the modification results in the derecognition of a liability any associated fees are recognized as part of the gain or loss. If the modification is not deemed to be substantial, any associated fees adjust the liability’s carrying amount and are amortized over the remaining term.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Derivative instruments and hedging activities

The Company periodically enters into derivative contracts to manage its exposure to commodity price and foreign exchange risks. These derivative contracts, which are generally placed with major financial institutions, may take the form of forward contracts, futures contracts, swaps, or options. The reference prices, upon which the commodity derivative contracts are based, reflect various market indices that have a high degree of historical correlation with actual prices received by the Company for its oil production.

Derivatives are initially recognized at fair value on the date a contract is entered into and are subsequently re-measured at their fair value. The Company’s derivative instruments, while providing effective economic hedges, are not designated as hedges for accounting purposes. Changes in the fair value of any derivatives that are not designated as hedges for accounting purposes are recognized within net income (loss) and comprehensive income (loss) consistent with the underlying nature and purpose of the derivative instruments.

Revenue

Revenue is measured based on consideration to which the Company expects to be entitled in a contract with a customer. The Company recognizes revenue primarily from the sale of diluted bitumen. Revenue is recognized when performance obligations are satisfied. This occurs when the product is delivered, control of the product and title or risk of loss transfers to the customer. Transaction prices are determined at inception of the contract and allocated to the performance obligations identified. Payment is generally received in the following one month to three months after the sale has occurred.

The Company sells its production pursuant to fixed and variable-priced contracts. The transaction price for variable-priced contracts is based on the commodity price, adjusted for quality, location, or other factors, whereby each component of the pricing formula can be either fixed or variable, depending on the contract terms. Revenue is recognized when a unit of production is delivered to the contract counterparty. The amount of revenue recognized is based on the agreed upon transaction.

Royalty expenses are recognized as production occurs.

Interest income

Interest income on cash and cash equivalents and restricted cash, is recorded as earned. For outstanding investments that mature in future periods, income is accrued up to the end of the applicable reporting period based on the terms and conditions of the individual instruments.

Cash and cash equivalents

The Company considers all cash on hand, depository accounts held by banks, money market accounts and highly liquid investments with an original maturity of three months or less to be cash equivalents. The types of financial instruments in which the Company currently invests in include term deposits and guaranteed investment certificates.

Accounts receivable

Accounts receivable are amounts due from customers from the rendering of services or sale of goods in the ordinary course of business. Accounts receivables are classified as current assets if payment is due within one year or less. Accounts receivables are recognized initially at fair value and subsequently measured at amortized cost.

Inventories

Inventories consist of crude oil products and warehouse materials and supplies. The carrying value of inventory includes direct and indirect expenditures incurred in the normal course of business in bringing an item or product to its existing condition and location. The Company values inventories at the lower of cost and net realizable value on a weighted average cost basis. Net realizable value is the estimated selling price less applicable selling expenses. If the carrying value exceeds net realizable value, a write-down is recognized. A change in circumstances could result in a reversal of the write-down for the inventory that remains on hand in a subsequent period.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property, plant and equipment (“PP&E”)

PP&E is measured at cost to acquire, less accumulated depletion and depreciation, and net of any impairment losses. The Company begins capitalizing oil exploration costs after the right to explore has been obtained and includes land acquisition costs, geological and geophysical activities, drilling expenditures and costs incurred for the completion and testing of exploration wells. The Company capitalizes all subsequent investments attributable to the development of its oil assets if the expenditures are considered a betterment and provide a future benefit beyond one year. The Company’s capitalized costs primarily consist of pad construction, drilling activities, completion activities, well equipment, processing facilities, gathering systems and pipelines. Borrowing costs attributable to long-term development projects are also capitalized.

Capitalized costs are classified as exploration and evaluation (“E&E”) assets if technical feasibility and commercial viability have not yet been established. Technical feasibility and commercial viability are generally deemed to exist when proved reserves are present and the Company has sanctioned the project for commercial development. Capitalized costs are classified as PP&E assets if they are attributable to the development of oil reserves after technical feasibility and commercial viability have been achieved. Once the technical feasibility and commercial viability of E&E assets have been established, the E&E assets are tested for impairment and reclassified to PP&E. The majority of the Company’s PP&E is depleted using the unit-of-production method relative to the Company’s estimated total recoverable proved plus probable (“2P”) reserves. The depletion base consists of the historical net book value of capitalized costs, plus the estimated future costs required to develop the Company’s estimated recoverable proved plus probable reserves. The depletion base excludes E&E and the cost of assets that are not yet available for use in the manner intended by Management. Corporate assets and other capitalized costs are depreciated over their estimated useful lives primarily using the declining-balance method.

There were no E&E costs as at September 17, 2021, December 31, 2020 or January 1, 2020.

Provisions and contingent liabilities

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the statement of financial position date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows. The Company’s provisions primarily consist of decommissioning liabilities associated with dismantling, decommissioning, and site disturbance remediation activities related to its oil assets.

At initial recognition, the Company recognizes a decommissioning asset and corresponding liability on the balance sheet. Decommissioning obligations are measured at the present value of expected future cash outflows required to settle the obligations. Decommissioning liabilities are measured based on the approximate historical inflation rate and then discounted to net present value using a credit adjusted risk-free discount rate. Any change in the present value, as a result of a change in discount rate or expected future costs, of the estimated obligation is reflected as an adjustment to the provision and the corresponding item of property, plant and equipment. The liability for decommissioning costs is increased each period through the unwinding of the discount, which is included in finance and interest costs in the statements of comprehensive income (loss). Decommissioning liabilities are remeasured at each reporting period primarily to account for any changes in estimates or discount rates. Actual expenditures incurred to settle the obligations reduce the liability.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contingent liabilities reflect a possible obligation that may arise from past events and the existence of which can only be confirmed by the occurrence or non-occurrence of one or more uncertain future events, not wholly within the control of the Company. Contingent liabilities are not recognized on the balance sheet unless they can be measured reliably and the possibility of an outflow of economic benefits in respect of the contingent obligation is considered probable. Disclosure of contingent liabilities is provided when there is a less than probable, but more than remote, possibility of material loss to the Company.

Impairment of non-financial assets

For the purpose of estimating the asset’s recoverable amount, PP&E assets are grouped into cash generating units (“CGU”s). A CGU is the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets. The Company’s PP&E assets are currently held in one CGU.

PP&E assets are reviewed at each reporting date to determine whether there is any indication of impairment. If indicators of impairment exist, the recoverable amount of the asset or CGU is estimated as the greater of value-in-use (“VIU”) and fair value less costs of disposal (“FVLCOD”). VIU is estimated as the discounted present value of the expected future cash flows from continuing use of the asset or CGU. FVLCOD is the amount that would be realized from the disposition of an asset or CGU in an arm’s length transaction between knowledgeable and willing parties. An impairment loss is recognized in earnings or loss if the carrying amount of the asset or CGU exceeds its estimated recoverable amount.

At each reporting period, PP&E, E&E and right-of-use assets are tested for impairment reversal at the CGU level when there are indicators that a previous impairment recorded has been reversed. Impairment reversal is limited to the carrying amount which would have been recorded had no historical impairment been recorded.

Leases

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. A lease obligation and corresponding right-of-use asset are recognized at the commencement of the lease. Lease liabilities are initially measured at the present value of the unavoidable lease payments and discounted using the Company’s incremental borrowing rate when an implicit rate in the lease is not readily available. Interest expense is recognized on the lease obligations using the effective interest rate method. The right-of-use assets are recognized at the amount of the lease liabilities, adjusted for lease incentives received and initial direct costs, on commencement of the leases. Right-of-use assets are depreciated on a straight-line basis over the lease term. The Company is required to make judgments and assumptions on incremental borrowing rates and lease terms. The carrying balance of the leased assets and lease liabilities, and related interest and depreciation expense, may differ due to changes in market conditions and expected lease terms. Short-term and low value leases have not been included in the measurement of lease liabilities.

Income taxes

Income tax is comprised of current and deferred tax. Income tax expense is recognized in the statement of income (loss) except to the extent that it relates to share capital, in which case it is recognized in equity. Current tax is the expected tax payable (receivable) on the taxable income (loss) for the period, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized using the balance sheet method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized on the initial recognition of assets or liabilities in a transaction that is not a business combination and does not affect profit, other than temporary differences that arise in shareholder’s equity. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted at the reporting date.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

3.	SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred tax assets and liabilities are offset on the balance sheet if there is a legally enforceable right to offset and they relate to income taxes levied by the same tax authority. A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the temporary differences can be utilized. Deferred tax assets are reviewed at each reporting date and are not recognized until such time that it is more likely than not that the related tax benefit will be realized.

Per share information

Basic per share information is calculated using the weighted average number of common shares outstanding during the year. Diluted per share information is calculated using the basic weighted average number of common shares outstanding during the year, as the Company did not have shares which could have had a dilutive effect on net income during the year.

Investment tax credits

Investment tax credits are deducted from the related expenditures when there is reasonable assurance that they are recoverable.

Transportation

In order to facilitate pipeline transportation, the Company uses condensate as diluent for blending with the Company’s bitumen. Transportation costs include expenses related to third-party pipelines and terminals used to transport blended bitumen.

4.	SIGNIFICANT ACCOUNTING JUDGEMENTS AND ESTIMATES

The timely preparation of the financial statements requires that management make estimates and assumptions and use judgement regarding the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during that period. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. The estimated fair value of financial assets and liabilities are subject to measurement uncertainty. Accordingly, actual results may differ materially from estimated amounts as future confirming events occur. Significant judgements, estimates and assumptions made by management in the preparation of these financial statements are outlined below.

Inventories

The Company evaluates the carrying value of its inventory at the lower of cost and net realizable value. The net realizable value is estimated based on current market prices less selling costs that the Company would expect to receive from the sale of its inventory.

Decommissioning obligations

The provision for decommissioning obligations is based upon numerous assumptions including settlement amounts, inflation factors, credit-adjusted discount rates, timing of settlement and changes in the legal, regulatory, environmental and political environments. Actual costs and cash outflows could differ from the estimates as a result of changes in any of the above noted assumptions.

Income Taxes

The provision for income taxes is based on judgments in applying income tax law and estimates on the timing and likelihood of reversal of temporary differences between the accounting and tax bases of assets and liabilities. The provision for income taxes is based on the Company’s interpretation of the tax legislation and regulations which are also subject to change. Deferred tax assets are recognized when it is considered probable that deductible temporary differences will be recovered in future periods, which requires management judgment. Deferred tax liabilities are recognized when it is considered probable that temporary differences will be payable to tax authorities in future periods, which requires management judgment. Income tax filings are subject to audit and re-assessment and changes in facts, circumstances and interpretations of the standards may result in a material change to the Company’s provision for income taxes. Estimates of future income taxes are subject to measurement uncertainty. Deferred income tax assets are assessed by management at the end of the reporting period to determine the likelihood that they will be realized from future earnings.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

4.	SIGNIFICANT ACCOUNTING JUDGEMENTS AND ESTIMATES (cont.)

Bitumen reserves

The estimation of reserves involves the exercise of judgment. Forecasts are based on engineering data, estimated future prices, expected future rates of production and the cost and timing of future capital expenditures, all of which are subject to many uncertainties and interpretations. The Company expects that over time its reserves estimates will be revised either upward or downward based on updated information such as the results of future drilling and production. Reserves estimates can have a significant impact on net earnings, as they are a key component in the calculation of depletion and for determining potential asset impairment.

Impairments

CGU’s are defined as the lowest grouping of assets that generate identifiable cash inflows that are largely independent of the cash inflows of other assets or groups of assets. The classification of assets into CGU’s requires significant judgment and interpretations with respect to the integration between assets, the existence of active markets, external users, shared infrastructures, and the way in which management monitors the Company’s operations. The recoverable amounts of CGU’s and individual assets have been determined as the higher of the CGU’s or the asset’s fair value less costs of disposal and its value in use. These calculations require the use of estimates and significant assumptions and are subject to changes as new information becomes available including information on future commodity prices, expected production volumes, quantity of proved and probable reserves and discount rates as well as future development and operating costs. Changes in assumptions used in determining the recoverable amount could affect the carrying value of the related assets and CGU’s.

Property, plant and equipment

Producing assets within PP&E are depleted using the unit-of-production method based on estimated total recoverable proved plus probable reserves and future costs required to develop those reserves. There are several inherent uncertainties associated with estimating reserves. By their nature, these estimates of reserves, including the estimates of future prices and costs, and related future cash flows are subject to measurement uncertainty, and the impact on the financial statements of future periods could be material.

Joint arrangements

Judgement is required to determine when the Company has joint control of a contractual arrangement, which requires a continuous assessment of the relevant activities and when the decisions in relation to those activities require unanimous consent. Judgement is also required to classify a joint arrangement as either a joint operation or a joint venture when the arrangement has been structured through a separate vehicle. Classifying the arrangement requires the Company to assess its rights and obligations arising from the arrangement. Specifically, the Company considers the legal form of the separate vehicle, the terms of the contractual arrangement and other relevant facts and circumstances. This assessment often requires significant judgement, and a different conclusion on joint control, or whether the arrangement is a joint operation or a joint venture, may have a material impact on the accounting treatment.

Leases — estimating the incremental borrowing rate

The Company cannot readily determine the interest rate implicit in the lease, therefore, it uses its incremental borrowing rate (“IBR”) to measure lease liabilities. The IBR is the rate of interest that the Company would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. The IBR therefore reflects what the Company ‘would have to pay’, which requires estimation when no observable rates are available or when they need to be adjusted to reflect the terms and conditions of the lease. The Company estimates the IBR using observable inputs (such as market interest rates) when available and is required to make certain entity-specific estimates.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

4.	SIGNIFICANT ACCOUNTING JUDGEMENTS AND ESTIMATES (cont.)

Other

The COVID-19 pandemic, which began in early 2020, continues to create uncertainty and negatively impact the commodity price environment by suppressing the continued recovery in global economic activity and demand for hydrocarbon products. It continues to be difficult to forecast and account for the risk posed by the COVID-19 pandemic.

5.	FIRST-ADOPTION OF IFRS

These financial statements, for the period ended September 17, 2021 are the first financial statements the Company has prepared in accordance with IFRS. For the periods from January 1, 2011, up to and including the year ended December 31, 2020, the Company prepared its financial statements in accordance with US GAAP.

Accordingly, the Company has prepared financial statements that comply with IFRS applicable as at September 17, 2021, together with the comparative period data for the year ended December 31, 2020, as described in the summary of significant accounting policies. In preparing the financial statements, the Company’s opening balance sheet was prepared as at January 1, 2020, the Company’s date of transition to IFRS. This note explains the principal adjustments made by the Company in restating its US GAAP financial statements, including the balance sheet as at January 1, 2020 and the financial statements as of, and for, the year ended December 31, 2020 and the period ended September 17, 2021.

Exemptions applied

IFRS 1 First-time Adoption of International Financial Reporting Standards sets forth guidance for the initial adoption of IFRS. Under IFRS 1 the standards are applied retrospectively at the transitional balance sheet date with all adjustments to assets and liabilities recognized in retained earnings unless certain exemptions are applied. The Company has applied the following optional exemptions to its opening balance sheet dated January 1, 2020:

●	The estimates at January 1, 2020, and at December 31, 2020, are consistent with those made for the same dates in accordance with US GAAP (after transitional adjustments to reflect any differences in accounting policies). The estimates used by the Company to present these amounts in accordance with IFRS reflect conditions at January 1, 2020, the date of transition to IFRS and as at December 31, 2020.

The Company has assessed the classification and measurement of financial assets on the basis of the facts and circumstances that exist at January 1, 2020.

The Company has elected to measure oil and gas assets at January 1, 2020 on the following basis:

●	Deemed costs

●	IFRS requires that property, plant and equipment associated with oil and natural gas development and production be monitored and depreciated at a more granular level than was required under full costs accounting allowable under US GAAP. Upon adoption of IFRS the Company elected to use fair value as deemed cost of PP&E. The fair value was determined using fair value less cost to sell based on a discounted future cash flows of proved plus probable reserves using forecast prices and costs.

●	Leases

●	Lease liabilities were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate at January 1, 2020. Hindsight was applied in determining the lease term for leases with extension options. Right-of-use assets were measured at the amount equal to the lease liabilities, adjusted by the amount of any prepaid or accrued lease payments relating to that lease recognized in the balance sheet immediately before January 1, 2020

Japan Canada Oil Sands Limited
Notes to the Financial Statements

5.	FIRST-ADOPTION OF IFRS (cont.)

●	Decommissioning Liabilities

●	The Company has measured all decommissioning obligations at January 1, 2020. There is no difference between this amount and the US GAAP carrying amount and therefore no adjustment has been made to retained earnings in respect of this exemption.

●	The adoption of IFRS has not changed the Company’s actual cash flows, it has resulted in changes to the Company’s reported financial position and results of operations. In order to allow the users of the financial statements to better understand these changes, the Company’s balance sheets at January 1, 2020, and December 31, 2020 as prepared under US GAAP and statements of comprehensive income for the year ended December 31, 2020, as prepared under US GAAP, have been reconciled to IFRS, with the resulting differences explained.

Balance Sheet
As at January 1, 2020

($CAD thousands)	note	US GAAP	Effect of transition to IFRS	IFRS
Assets
Current assets
Cash and cash equivalents		$159,591	$—	$159,591
Restricted cash		672		672
Accounts receivable		30,565	—	30,565
Inventories		18,550	—	18,550
Due from related parties		18	—	18
Prepaid expenses and deposits		2,446	—	2,446
		211,842	—	211,842
Non-current assets
Property, plant and equipment	A	1,500,757	(860,000)	640,757
Right of use asset	C	—	1,372	1,372
Deferred tax	D	67,673	(67,673)	—
		1,568,430	(926,301)	642,129
Total assets		$1,780,272	$(926,301)	$853,971
Liabilities
Current liabilities
Accounts payable and accrued liabilities		56,260	—	56,260
Current portion of long-term debt		77,928	—	77,928
Current portion of lease liability	C	—	493	493
Due to related parties		1,009	—	1,009
		135,197	493	135,690
Non-current liabilities
Long-term debt		698,144	—	698,144
Long-term lease liability	C	—	879	879
Decommissioning obligations		7,147	—	7,147
		705,291	879	706,170
Total liabilities		840,488	1,372	841,860
Shareholders’ equity
Share capital		1,010,871	—	1,010,871
Deficit	A	(71,087)	(927,673)	(998,760)
		939,784	(927,673)	12,111
Total equity and liabilities		$1,780,272	$(926,301)	$853,971

Japan Canada Oil Sands Limited
Notes to the Financial Statements

5.	FIRST-ADOPTION OF IFRS (cont.)

Balance Sheet
As at December 31, 2020

($CAD thousands)	note	US GAAP	Effect of transition to IFRS	IFRS
Assets
Current assets
Cash and cash equivalents		$46,743	$—	$46,743
Accounts receivable		29,113	—	29,113
Inventories		7,440	—	7,440
Due from related parties		6	—	6
Prepaid expenses and deposits		2,594	—	2,594
		85,896	—	85,896
Non-current assets
Property, plant and equipment	A,B	1,443,639	(1,150,784)	292,855
Right of use asset	C	—	841	841
Deferred tax		67,247	(67,247)	—
		1,510,886	(1,217,190)	293,696
Total assets		$1,596,782	$(1,217,190)	$379,592
Liabilities
Current liabilities
Accounts payable and accrued liabilities		51,838	—	51,838
Current portion of long-term debt		76,392	—	76,392
Current portion of lease liability	C	—	544	544
Due to related parties		1,007	—	1,007
		129,237	544	129,781
Non-current liabilities
Long-term debt		608,249	—	608,249
Long-term lease liability	C	—	335	335
Decommissioning obligations		7,728	—	7,728
		615,977	335	616,312
Total liabilities		745,214	879	746,093
Shareholders’ equity
Share capital		1,010,871	—	1,010,871
Deficit	A,B,C	(159,303)	(1,218,069)	(1,377,372)
		851,568	(1,218,069)	(366,501)
Total equity and liabilities		$1,596,782	$(1,217,190)	$379,592

Japan Canada Oil Sands Limited
Notes to the Financial Statements

5.	FIRST-ADOPTION OF IFRS (cont.)

Statement of comprehensive income
For the year ended December 31, 2020

($CAD thousands, except per share amounts)	note	US GAAP	Effect of transition to IFRS	IFRS
Revenue
Oil sales		$279,248	$—	$279,248
Royalties		(2,019)	—	(2,019)
		277,229	—	277,229
Interest income		925	—	925
Other income		1,684	—	1,684
		279,838	—	279,838

Expenses
Diluent expense		158,272	—	158,272
Transportation and marketing		39,368	—	39,368
Operating expenses		67,409	—	67,409
General and administrative	C	6,250	(570)	5,680
Financing and interest	C	21,525	77	21,602
Depletion and depreciation	B,C	87,064	21,315	108,379
Impairment	A	—	270,000	270,000
Exploration and other expenses		3,352	—	3,352
Foreign Exchange loss/(gain)		(15,612)	—	(15,612)
		367,628	290,822	658,450
Loss before income taxes		$(87,790)	$(290,822)	$(378,612)

Deferred income taxes		427	(427)	—
Net loss and comprehensive loss		$(88,217)	$(290,395)	$(378,612)

Loss per share
Basic		$(2,91)	$(9.58)	$(12.49)
Diluted		$(2.91)	$(9.58)	$(12.49)

A Impairment of property, plant and equipment (“PP&E”)

In accordance with IFRS, impairment tests of PP&E must be performed at the CGU level as opposed to the entire PP&E balance which was required under US GAAP through the full cost ceiling test. Impairment is recognized if the carrying value exceeds the recoverable amount for a CGU. Upon adoption of IFRS the Company elected to use fair value as deemed cost of PP&E. The fair value was determined using fair value less cost to sell based on a discounted future cash flows of proved plus probable reserves using forecast prices and costs. A fair value adjustment of $860 million was recognized on transition as of January 1, 2020.

For the year ended December 31, 2020, as a result of decreased forward oil prices which impacted the fair value less costs to sell derived from the Company’s reserves, an impairment charge of $270 million was recognized based on discounted future cash flows of proved plus probable reserves using forecast prices and costs at 16 percent.

B Depletion of PP&E

Upon transition to IFRS, the Corporation adopted a policy of depleting bitumen interests on a unit of production basis over proved plus probable reserves. The depletion policy under the previous GAAP was based on units of production over proved reserves. In addition, under US GAAP future development costs were not included in the depletion calculation. There was no impact of this difference on adoption of IFRS as at January 1, 2020 as a result of the IFRS 1 election, as discussed in note above. For the year ended December 31, 2020 depletion and depreciation was increased by $20.7 million as a result of changes to the depletion calculation.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

5.	FIRST-ADOPTION OF IFRS (cont.)

C Leases

Under US GAAP, the Company had not adopted ASC 842 Leases. As a result, leases were classified as a finance lease or an operating lease. Operating lease payments are recognized as an operating expense in profit or loss on a straight-line basis over the lease term. Under IFRS, as explained in Note 3, a lessee applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets and recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets. At the date of transition to IFRS, the Company applied the transitional provision and measured lease liabilities at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate at the date of transition to IFRS. Right-of-use assets were measured at the amount equal to the lease liabilities adjusted by the amount of any prepaid or accrued lease payments. As a result, the Company recognized an increase of $1.4 million in lease liabilities and $1.4 million in right-of-use assets. In addition, depreciation increased by $0.5 million, finance costs increased by $0.1 million and general and administration costs decreased by $0.6 million for the period ended December 31, 2020.

D Deferred tax

The various transitional adjustments resulted in various temporary differences. According to the accounting policies in Note 3, the Company has to recognize the tax effects of such differences. Deferred tax adjustments are recognized in correlation to the underlying transaction either in retained earnings or a separate component of equity.

E Statement of cash flows

Under US GAAP, a lease is classified as a finance lease or an operating lease. Cash flows arising from operating lease payments are classified as operating activities. Under IFRS, a lessee generally applies a single recognition and measurement approach for all leases and recognizes lease liabilities. Cash flows arising from payments of principal portion of lease liabilities are classified as financing activities. Therefore, cash outflows from operating activities decreased by $0.1 million and cash outflows from financing activities increased by the same amount for the period ended December 31, 2020.

F Functional currency

Under IFRS, the framework used to determine the functional currency is similar to that used to determine the currency of measurement under US GAAP; however, under IFRS, the indicators for determining the functional currency are broken down into primary and secondary indicators. Primary indicators are closely linked to the primary economic environment in which the entity operates. Secondary indicators provide supporting evidence to determine an entity’s functional currency. Primary indicators receive more weight under IFRS than US GAAP. In 2019 the Company’s revenue contracts had changed from primarily being US dollar denominated to Canadian dollar denominated. The change in revenue contracts resulted in cash flows being driven primarily by the Canadian dollar. Due to the change in the primary economic environment in which the Company operates, management has concluded that the functional currency of the Company under IFRS is the Canadian dollar. Under US GAAP, the functional currency of the Company was the US dollar.

Accordingly, all non-monetary assets and liabilities have been converted to the Canadian dollar at their respective historical rates.

6. CASH AND CASH EQUIVALENTS

As at September 17, 2021, the Company held cash of $4.4 million and $0.5 million in restricted cash (December 31, 2020 — cash of $46.7 million, January 1, 2020 — cash of $159.6 million and $0.7 million restricted cash). The credit risk associated with the Company’s cash and cash equivalents was considered low as the Company’s balances were held with large Canadian or Provincial chartered banks.

JACOS has long-term pipeline transportation contracts in place which are subject to credit requirements requiring letters of credit to guarantee future payments under the contracts. Prior to the corporate divestiture to Greenfire Resources Inc. JACOS had approximately $51 million in letters of credit outstanding in relation to these long-term pipeline transportation agreements. The annual guarantee fees incurred is calculated at an interest rate of 0.8%.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

7.	ACCOUNTS RECEIVABLE

As at ($000’s)	September 17, 2021	December 31, 2020	January 1, 2020
Accounts receivable	$56,517	$29,113	$30,565

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s accounts receivable. The Company is primarily exposed to credit risk from receivables associated with its oil sales. The Company’s customer base consisted of large integrated energy companies. The Company manages its credit risk exposure by transacting with high-quality credit worthy counterparties and monitoring credit worthiness and/or credit ratings on an ongoing basis.

At September 17, 2021, December 31, 2020 and January 1, 2020, credit risk from the Company’s outstanding accounts receivable balances was considered low due to a history of collections and the receivables that were held by credit worthy counterparties. There were no overdue balances for the above ending periods.

8.	INVENTORIES

As at ($000’s)	September 17, 2021	December 31, 2020	January 1, 2020
Oil inventories	$5,559	$5,703	$17,114
Warehouse materials and supplies	1,879	1,737	1,436
Inventories	$7,438	$7,440	$18,550

During the period ended September 17, 2021, approximately $171 million (December 31, 2020 — $158 million) of purchased inventory was recorded in diluent expense in the statements of comprehensive income (loss).

9.	PROPERTY, PLANT AND EQUIPMENT (“PP&E”)

$(000’s)	Petroleum properties and related equipment	Furniture and other equipment	Total
Cost
Balance as at January 1, 2020	637,755	3,002	640,757
Expenditures on PP&E	27,385	310	27,695
Balance as at December 31, 2020	665,140	3,312	668,452
Expenditures on PP&E	9,755	2	9,757
Balance as at September 17, 2021	674,895	3,314	678,209
Accumulated DD&A
Balance as at January 1, 2020	—	—	—
Depletion and depreciation	105,075	522	105,597
Impairment	270,000	—	270,000
Balance as at December 31, 2020	375,075	522	375,597
Depletion and depreciation	77,083	324	77,407
Impairment reversal	(73,252)	—	(73,252)
Balance as at September 17, 2021	378,906	846	379,752
Net book Value
Balance at January 1, 2020	637,755	3,002	640,757
Balance at December 31, 2020	290,065	2,790	292,855
Balance at September 17, 2021	295,989	2,468	298,457

Japan Canada Oil Sands Limited
Notes to the Financial Statements

9.	PROPERTY, PLANT AND EQUIPMENT (“PP&E”) (cont.)

For the period ended September 17, 2021, due to increases in forward oil prices, a test for impairment reversal was completed. The recoverable value was based on fair value less costs of disposal (“FVLCOD”). FVLCOD is the amount that would be realized from the disposition of an asset or CGU in an arm’s length transaction between knowledgeable and willing parties. As JACOS had a sales agreement is place with Greenfire Resources Inc., the asset was written up to the value assigned in the agreement, which was approximately $298.5 million.

At December 31, 2020, due to the continued depressed oil prices as a result of the COVID-19 pandemic, the Company determined that there were indicators of impairment for its CGU. The recoverable amount was not sufficient to support the carrying amount which resulted in an impairment of $270 million. The recoverable amount was based on its FVLCOD which was estimated using a discounted cash flow model of proved plus probable cash flows from an independent reserve report prepared as at December 31, 2020.

The recoverable amount of the Company’s CGU was calculated at December 31, 2020 using the following benchmark reference prices for the years 2021 to 2028 adjusted for commodity differentials specific to the Company. The prices and costs subsequent to 2029 have been adjusted for inflation at an annual rate of 2%.

	2021	2022	2023	2024	2025	2026	2027	2028
WCS heavy oil (CA$/bbl)	$45.16	$49.67	$53.95	$57.92	$59.09	$60.26	$61.47	$62.70
WTI crude oil (US$/bbl)	$48.00	$51.50	$54.50	$57.79	$58.95	$60.13	$61.33	$62.56

The following table demonstrates the sensitivity of the estimated recoverable amount of the Company’s CGU to possible changes in key assumptions inherent in the estimate.

$(000’s)	Amount	Impairment	Change in discount rate of 1%	Change in diluted bitumen pricing of $2.50
Hangingstone Expansion CGU	$290,065	$270,000	$21,500	$87,500

10.	LEASES

The Company has recognized the following leases:

$(000’s)	Total
Lease obligation at January 1, 2020	$1,372
Interest expense	77
Payments	(570)
Balance as at December 31, 2020	879
Interest expense	32
Payments	(390)
Balance as at September 17, 2021	$521

The Company has recognized the following right of use asset:

$(000’s)	Total
Right of use at January 1, 2020	$1,372
Depreciation	(531)
Balance as at December 31, 2020	841
Depreciation	(354)
Balance as at September 17, 2021	$487

The Company incurs lease payments related to its head office. The lease will expire in July 2022. The Company has recognized a lease liability measured at the present value of the remaining lease payments using the Company’s weighted-average incremental borrowing rate of 7%.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

11.	INCOME TAXES

The Company has $1.6 billion in unclaimed federal tax deductions and $1.2 billion in unclaimed provincial tax deductions that are available indefinitely to be applied against income generated from oil and gas activities.

The Company has obtained investment tax credits, which will expire as follows:

$(000’s)
2039	$143
Total	$143

Although management considers the investment tax credits claimed to be reasonable and appropriate, they are subject to assessment in the future at such time as they are used to reduce income taxes otherwise payable and portions of the claims could be disallowed.

The Company has accumulated Federal Non-Capital Loss Carryforward that will expire as follows:

$(000’s)
2035	$38,453
2036	187,478
2037	58,725
2038	29,991
2040	36,168
2041	1,232,793
Total	$1,583,608

The Company has accumulated Provincial Non-Capital Loss Carryforward that will expire as follows:

$(000’s)
2036	$76,903
2037	58,725
2038	29,991
2040	25,968
2041	999,628
Total	$1,191,215

Income tax expense is summarized as follows:

$(000’s)	For the period ended September 17, 2021	For the year ended December 31, 2020
Income (loss) before taxes	104,833	(378,612)
Expected statutory income tax rate	23%	24%
Expected income tax expense (recovery)	24,112	(90,867)
Permanent differences	(731)	(1,530)
Effect of Alberta provincial tax rate change	—	12,877
Unrecognized deferred tax assets	(23,381)	79,520
Deferred income tax expense (recovery)	$—	$—

Japan Canada Oil Sands Limited
Notes to the Financial Statements

12.	DECOMMISSIONING OBLIGATIONS

The Company’s decommissioning obligations result from net ownership interests in oil assets including well sites, gathering systems and processing facilities. The Company estimates the total undiscounted escalated amount of cash flows required to settle its decommissioning obligations to be approximately $97 million. A credit-adjusted discount rate of 7% and an inflation rate of 1.8% were used to calculate the decommissioning obligations. A 1.0% change in the credit-adjusted discount rate would impact the discounted value of the decommissioning obligations by approximately $0.3 million with a corresponding adjustment to PP&E or net income (loss). The decommissioning obligations are estimated to be settled in periods up to year 2075.

A reconciliation of the decommissioning liabilities is provided below:

As at $(000’s)	September 17, 2021	December 31, 2020
Beginning balance	$7,728	$7,147
Change in estimate	(75)	167
Liabilities settled in the year	(53)	(30)
Accretion expense	320	444
Ending balance	$7,920	$7,728

13.	OTHER INCOME AND EXPENSES

$(000’s)	For the period ended September 17, 2021	For the year ended December 31, 2020
Interest income	$43	$925
Gross overriding royalty	935	39
Other	50	1,645
Other income	$1,028	$2,609

14.	FINANCIAL RISK MANAGEMENT

The Company is exposed to financial risk on its financial instruments including cash and cash equivalents, short-term investments, accounts receivable, due from related parties, prepaid expenses and deposits, accounts payable and due to related parties, and long-term banks loans payable. The Company manages its exposure to financial risks by operating in a manner that minimizes its exposure to the extent practical. The Company’s financial instruments as at September 17, 2021 and December 31, 2020 include accounts receivable, accounts payable and accrued liabilities. The fair value of accounts receivable, accounts payable and accrued liabilities approximate their carrying amounts due to its short-term maturity.

The main financial risks affecting the Company are discussed below:

Credit risk

Credit risk arises when a failure by counterparties to discharge their obligations could reduce the amount of future cash inflows from financial instruments on hand as at the balance sheet date. The Company’s financial instrument subject to credit risk is accounts receivable.

The maximum exposure to credit risk is represented by the carrying amount of each financial asset on the balance sheet. On an ongoing basis, the Company assesses whether there should be any impairment of the financial instruments. There are no material financial instruments that the Company considers past due.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

14.	FINANCIAL RISK MANAGEMENT (cont.)

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they are due. The Company actively manages its liquidity through cost control and debt management policies. Such strategies include continuously monitoring forecast and actual cash flows. The Company relies on additional funding from Canada Oil Sands Co, Ltd (Parent Company). The nature of the oil and gas industry is very capital intensive. As a result, the Company prepares annual capital expenditure budgets and utilizes authorizations for expenditures for projects to manage capital expenditures. Please refer to note 16 “Long-term Debt” for additional information on liquidity risk.

Accounts payable is considered due to suppliers in one year or less while bank debt is repaid in semi-annual equal installments, which began in June 2020 and will end in December 2029. Further, interest is paid semi-annually on the outstanding principal amount during the term of the loan.

Market risk

Market risk is the risk of loss that might arise from changes in market factors such as interest rates, foreign exchange rates and equity prices.

●	Interest rate risk

Interest rate risk arises because of the fluctuation in interest rates. The Company’s objective in managing interest rate risk is to minimize the interest expense on liabilities and debt. The Company does not believe that the results of operations or cash flows would be affected to any significant degree by a sudden change in market interest rates.

●	Foreign currency risk

The Company’s debt is denominated in US dollars. As well, the Company has certain revenue contracts which are denominated and settled in US dollars. The Company manages the risk of foreign exchange fluctuations by monitoring its’ US dollar cash flow. The net carrying value of these US dollar denominated balances is as follows:

As at $(000’s CAD)	September 17, 2021	December 31, 2020	January 1, 2020
Cash	$2,198	$37,302	$120,256
Accounts Receivable	$16,023	$6,577	$14,767
Long-term debt	—	$684,641	$776,073

If there was a 1% strengthening or weakening of the Canadian dollar against the US dollar, the corresponding impact would be as follows:

As at $(000’s CAD)	September 17, 2021	December 31, 2020	January 1, 2020
Cash	$22	$373	$1,203
Accounts receivable	$160	$66	$148
Long-term debt	—	$6,846	$7,761

●	Commodity price risk

Commodity price risk arises due to fluctuations in commodity prices. Management believes it is prudent to manage the variability in cash flows by occasionally entering into hedges. The Company utilizes various types of derivatives and financial instruments, such as swaps and options, and fixed-price normal course of business purchase and sale contracts to manage fluctuations in cash flows. As at September 17, 2021, the Company has no outstanding derivatives in place.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

15.	CAPITAL MANAGEMENT

The Company’s capital consists primarily of shareholders equity, working capital and long-term debt. The Company manages its capital structure to maximize financial flexibility by making adjustments in light of changes in economic conditions and the risk characteristics of the underlying assets. Each potential investment opportunity is assessed to determine the nature and amount of capital required together with the relative proportions of debt and equity to be deployed to ensure that the Company will be able to continue as a going concern and to provide a return to shareholders through exploring and developing its assets. As the Company is in the early stages of these activities, it will meet its capital requirements through continued funding from the existing shareholder or the ultimate parent company. The Company does not presently utilize any quantitative measures to monitor its capital and is not subject to any externally imposed capital requirements.

16.	LONG-TERM DEBT

As at $(000’s CAD)	September 17, 2021	December 31, 2020	January 1, 2020
US dollar denominated debt:
LIBOR plus 0.1%	$—	$343,764	$389,640
LIBOR plus 1.0%	—	$343,764	$389,640
Amortization of debt issuance costs and issuer discount	—	(2,887)	(3,207)
Total term debt	$—	$684,641	$776,073
Current portion of long-term debt	$—	$76,392	$77,928
Long-term debt	$—	$608,249	$698,144

Interest is paid semi-annually on the outstanding principal amount during the life of the loan. The principal repayment schedule included semi-annual equal installments, which began in June 2020 and was scheduled to end in December 2029.

As a condition of Greenfire Resources Inc. acquiring all of the issued and outstanding shares of the Company, all outstanding bank debt was required to be settled prior to September 17, 2021. In order to facilitate the settlement of the outstanding loans, on September 9, 2021 CANOS contributed additional capital to the Company, thus increasing the value of their stated capital. Approximately $305 million of the debt was repaid with the remaining balance of $341 million in debt being assumed by the Parent Company. No additional shares were issued.

17.	DILUENT, TRANSPORTATION & MARKETING AND OPERATING EXPENSES

$(000’s)	For the period ended September 17, 2021	For the year ended December 31, 2020
Diluent expense	$171,174	$158,272
Transportation and marketing	27,853	39,368
Operating expenses	56,479	67,409
Total expenses	$255,506	$265,049

Diluent, transportation & marketing and operating expenses are costs incurred in the field that are required in order to produce and get bitumen to a sales market.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

18.	FINANCING AND INTEREST

$(000’s)	For the period ended September 17, 2021	For the year ended December 31, 2020
Accretion on long-term debt	$7,455	$13,791
Guarantee fees	3,348	7,290
Interest on settlement of lease liability	31	77
Accretion on decommissioning liabilities	320	444
Financing and interest expense	$11,154	$21,602

19.	COMMITMENTS AND CONTINGENCIES

The Company has lease commitments related to office premises (Note 10). The Company also has transportation agreements mainly related to pipeline transportation services. Future minimum amounts payable under these commitments are as follows:

$(000’s)	September 18 to December 31, 2021	2022	2023	2024	2025	2026	Beyond 2026	Total
Office leases	155	361	—	—	—	—	—	516
Transportation	7,804	30,027	30,111	30,231	29,175	28,110	249,569	405,567
Total	7,959	30,388	30,111	30,231	29,175	28,110	249,569	406,083

The Company is currently involved in legal claims associated with the normal course of operations and it believes that any liabilities that might arise from such matters, to the extent not provided for, are not likely to have a material effect on its financial statements.

20.	RELATED PARTY TRANSACTIONS

The following related party transactions occurred in the normal course of business and are recorded as income (expense) or capital items in the Company’s financial statements.

$(000’s)	For the period ended September 17, 2021	For the year ended December 31, 2020
Operating, general and administrative expenses and financing(a)	$(3,140)	$(4,888)
Exploration expenses(b)	(89)	—
Plant and equipment expenditure(c)	(15)	(47)
Other income(d)	11	12
Reimbursement for costs incurred on behalf of related parties(e)	82	50
Services provided by management(f)	(493)	(4,922)

(a)	These costs were paid to the Parent Company for expat services and to Japan Petroleum Exploration Co., Ltd. for guarantee fees.

(b)	All exploration expenses were paid to JGI, Inc.

(c)	Reimbursements to the Parent Company for plant and equipment costs.

(d)	The Company also provided accounting and other management services to Japex Canada Ltd and Japex Montney Ltd.

(e)	Reimbursement from the Parent Company and Japex Montney Ltd. for miscellaneous costs which were incurred by the Company.

(f)	One of the Company’s external directors is employed by Bennett Jones L.L.P. The firm provides legal advisory services to the Company. The above amounts represent amounts paid to Bennett Jones L.L.P. for legal services.

Japan Canada Oil Sands Limited
Notes to the Financial Statements

20.	RELATED PARTY TRANSACTIONS (cont.)

The following related party amounts were outstanding:

As at $(000’s)	September 17, 2021	December 31, 2020	January 1, 2020
Due from:
Japex Canada Ltd.	$—	$6	$18
	$—	$6	$18
Due to:
Japan Petroleum Exploration Co., Ltd.	$—	$712	$788
Canada Oil Sands Co., Ltd.	—	235	221
JGI, Inc.	—	60	—
	$—	$1,007	$1,009

The corporation considers directors and officers of the Company as key management personnel.

$(000’s)	For the period ended September 17, 2021	For the year ended December 31, 2020
Salaries, benefits, and director fees	$3,886	$3,207

21.	SUPPLEMENTAL CASH FLOW INFORMATION

The following table reconciles the net changes in non-cash working capital and other liabilities from the balance sheet to the statement of cash flows:

$(000’s)	For the period ended September 17, 2021	For the year ended December 31, 2020
Change in accounts receivable	$(27,404)	$1,452
Change in inventories	(278)	9,298
Change in due from related parties	6	12
Change in prepaid expenses and deposits	(1,691)	(148)
Change in accounts payable and accrued liabilities	(24,689)	(4,422)
Change in due to related parties	(1,007)	(2)
	$(55,063)	$6,190
Related to operating activities	$(61,929)	$8,812
Related to investing activities (accrued additions to PP&E)	6,866	$(2,622)
Net change in non-cash working capital	$(55,063)	$6,190
Cash interest paid (included in operating activities)	$7,947	$20,837
Cash interest received (included in operating activities)	$43	$925

Japan Canada Oil Sands Limited
Notes to the Financial Statements

22.	SHARE CAPITAL

31,000,000 common shares are authorized to be issued.

	Period ended September 17, 2021		Year ended December 31, 2020
$(000’s)	Number of shares	Amount	Number of shares	Amount
Shares outstanding
Balance, beginning of period	30,302,083	$1,010,871	30,302,083	$1,010,871
Return of capital	—	(47,500)	—	—
Capital contribution	—	645,674	—	—
Balance, end of period	30,302,083	$1,609,045	30,302,083	$1,010,871

As a condition of Greenfire Resources Inc. acquiring all of the issued and outstanding shares of the Company, The JBIC loan and Mizuho loan were required to be settled prior to September 17, 2021. In order to facilitate the settlement of the outstanding loans, on September 9, 2021 CANOS contributed additional capital to the Company, thus increasing the value of their stated capital. This was completed with two separate transactions. In the first transaction CANOS provided JACOS with a $305 million capital contribution to repay the half of the outstanding loans. In the second transaction CANOS assumed the remaining outstanding debt of $341 million in exchange for additional stated capital in JACOS. No additional shares were issued with the transactions. In August 2021, $47.5 million of capital was returned to CANOS.

	Period ended September 17, 2021	Year ended December 31, 2020
Weighted average shares outstanding-basic and diluted	30,302,083	30,302,083

23.	SUBSEQUENT EVENTS

In the first half of 2021 the Company initiated a strategic alternatives process. Such alternatives may have included a corporate sale or sale of the Company’s assets. On September 17, 2021, Greenfire Resources Inc. acquired all the issued and outstanding common shares of the Company in exchange for $346 million.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
M3-Brigade Acquisition III Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of M3-Brigade Acquisition III Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in Class A common stock subject to possible redemption and stockholders’ deficit, and cash flows for the year ended December 31, 2022 and for the period from March 25, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from March 25, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company does not have sufficient cash and working capital to sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2021.

New York, New York
March 31, 2023

M3-BRIGADE ACQUISITION III CORP.
BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$497,693	$1,485,734
Prepaid expenses and other current assets	5,853	—
Prepaid insurance	399,947	479,940
Prepaid income taxes	44,735	—
Total current assets	948,228	1,965,674

Prepaid insurance – long term portion	—	399,943
Investments and marketable securities held in trust	306,523,972	303,005,300
Total Assets	$307,472,200	$305,370,917

LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$2,254,640	$774,431
Due to related parties	19,477	192,374
Income taxes payable	—	1,600
Total current liabilities	2,274,117	968,405

Forward purchase agreement liability	338,517	—
Subscription purchase agreement liability	1,325,615	—
Deferred underwriting fees	14,280,000	14,280,000
Total liabilities	18,218,249	15,248,405

Commitments and Contingencies
Class A common stock subject to possible redemption
Class A common stock subject to possible redemption, $0.0001 par value; 500,000,000 shares authorized; 30,000,000 issued and outstanding; at December 31, 2022 and 2021	306,188,408	303,000,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized (excluding 30,000,000 shares subject to possible redemption) as of December 31, 2022 and 2021	—	—
Class B common stock. $0.0001 par value, 50,000,000 shares authorized; 7,500,000 issued and outstanding as of December 31, 2022 and 2021	750	750
Additional paid in capital	—	—
Accumulated deficit	(16,935,207)	(12,878,238)
Total Stockholders’ Deficit	(16,934,457)	(12,877,488)
TOTAL LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT	$307,472,200	$305,370,917

The accompanying notes are an integral part of the financial statements.

M3-BRIGADE ACQUISITION III CORP.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2022	For the Period from March 25, 2021 (Inception) Through December 31, 2021
Operating and formation costs	$2,791,936	$562,058
Loss from operations	(2,791,936)	(562,058)

Other income (expense):
Change in fair value of forward purchase agreement liability	(338,517)	—
Initial loss on subscription purchase agreement liability	(1,224,602)	—
Change in fair value of subscription purchase agreement liability	(101,013)	—
Interest earned on marketable securities held in Trust Account	3,827,114	—
Unrealized gain on marketable securities held in Trust Account	560,912	5,300
Dividend on cash and marketable securities held in Trust Account	100,146	—
Total other income, net	2,824,040	5,300

Income (loss) before income tax provision	32,104	(556,758)
Income tax provision	(900,665)	(1,600)
Net loss	$(868,561)	$(558,358)

Weighted average shares outstanding, Class A common stock	30,000,000	7,046,263
Basic and diluted net (loss) income per share, Class A common stock	$(0.00)	$0.82
Weighted average shares outstanding, Class B common stock	7,500,000	7,019,573
Basic and diluted net loss per share, Class B common stock	$(0.11)	$(0.91)

The accompanying notes are an integral part of the financial statements.

M3-BRIGADE ACQUISITION III CORP
STATEMENTS OF CHANGES IN CLASS A COMMON STOCK SUBJECT
TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM MARCH 25, 2021
(INCEPTION) TO DECEMBER 31, 2021

	Class A common stock subject to possible redemption		Class B common stock		Additional Paid In	Accumulated	Total Stockholders equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(deficit)
Balance – March 25, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Sale of Class B shares to founders	—	—	7,500,000	750	24,250	—	25,000
Sale of Units during IPO	30,000,000	300,000,000	—	—	—	—	—
Sale of private placement warrants	—	—	—	—	11,290,000	—	11,290,000
Allocation of fair value of public warrants	—	(8,176,627)	—	—	8,176,627	—	8,176,627
Class A common stock issuance costs	—	(20,091,938)	—	—	(542,192)	—	(542,192)
Accretion of carrying value to redemption value	—	31,268,565	—	—	(18,948,685)	(12,319,880)	(31,268,565)
Net loss	—	—	—	—	—	(558,358)	(558,358)
Balance December 31, 2021	30,000,000	303,000,000	7,500,000	750	—	(12,878,238)	(12,877,488)
Accretion of carrying value to redemption value	—	3,188,408	—	—	—	(3,188,408)	(3,188,408)
Net loss	—	—	—	—	—	(868,561)	(868,561)
Balance December 31, 2022	30,000,000	$306,188,408	7,500,000	$750	$—	$(16,935,207)	$(16,934,457)

The accompanying notes are an integral part of the financial statements.

M3-BRIGADE ACQUISITION III CORP.
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2022	For the Period from March 25, 2021 (Inception) Through December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(868,561)	$(558,358)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value of forward purchase agreement liability	338,517	—
Initial loss on subscription purchase agreement liability	1,224,602	—
Change in fair value of subscription purchase agreement liability	101,013	—
Interest on marketable securities held in Trust Account	(3,827,114)	—
Unrealized gain on marketable securities held in Trust Account	(560,912)	(5,300)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(5,853)	—
Prepaid insurance	79,993	(879,883)
Prepaid income taxes	(44,735)	—
Prepaid insurance	399,943	—
Accounts payable and accrued expenses	1,480,209	455,196
Income taxes payable	(1,600)	1,600
Net cash used in operating activities	(1,684,498)	(986,745)

Cash Flows from Investing Activities:
Investment in marketable securities held in Trust Account	—	(303,000,000)
Proceeds from sale and redemption of marketable securities held in Trust Account	913,828,542	—
Purchase of marketable securities held in Trust Account	(912,959,188)	—
Net cash provided by (used in) investing activities	869,354	(303,000,000)

Cash Flows from Financing Activities:
Due to related parties	19,477	—
Repayment of due to related parties	(192,374)	—
Proceeds from sale of private placement warrants	—	11,290,000
Proceeds from sale of shares of Class B common stock	—	25,000
Proceeds from sale of IPO Units, net of costs	—	294,157,479
Net cash (used in) provided by financing activities	(172,897)	305,472,479

Net Change in Cash	(988,041)	1,485,734
Cash – Beginning of period	1,485,734	—
Cash – End of period	$497,693	$1,485,734

Supplemental cash flow information:
Cash paid for income taxes	$947,000	$—

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs paid through due to related parties	$—	$192,374
Deferred offering costs paid by the Sponsor in exchange for the issuance of shares of Class B common stock	$—	$25,000
Deferred underwriting fees	$—	$14,280,000
Accretion of Class A common stock to redemption value	$3,188,408	$—

The accompanying notes are an integral part of the financial statements.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

M3-Brigade Acquisition III Corp. (the “Company”) is a blank check company incorporated as a Delaware corporation on March 25, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from March 25, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (“IPO”), which is described below, and its activities relating to the sourcing of an initial Business Combination. The Company believes it will not generate any operating revenue until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend and interest income from the proceeds derived from the IPO.

The Company’s sponsor is M3-Brigade Sponsor III LP, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on October 21, 2021 (the “Effective Date”). On October 26, 2021, the Company consummated the IPO of 30,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $300,000,000. The underwriters had a 45-day option from the effectiveness date of the IPO (October 21, 2021) to purchase up to an additional 3,915,000 units to cover over-allotments, if any. The underwriters purchased 3,900,000 additional units pursuant to this right as part of the IPO, which units are included in the 30,000,000 total IPO units. On December 4, 2021, the underwriters’ remaining over-allotment option expired unexercised.

Simultaneously with the closing of the IPO, the Company consummated the sale of 5,786,667 and 1,740,000 Private Placement Warrants (the “Private Warrants”) to the Sponsor and Underwriter, respectively at a price of $1.50 per Private Warrant, generating total gross proceeds of $11,290,000.

Transaction costs of the IPO amounted to approximately $20,634,000 consisting of $5,220,000 of underwriting fees, $14,280,000 of deferred underwriting fees and approximately $1,134,000 of other offering costs. Net proceeds received from the IPO were approximately $294,157,000 after payment of the underwriting fees of $5,220,000 and approximately $623,000 of other costs.

Following the closing of the IPO on October 26, 2021, an amount of $303,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in the Trust Account. This amount included $3,000,000 from the sale of the Private Placement Warrants in order to provide the investors a $10.10 redemption value per share or $303,000,000 total redemption value. The funds held in the Trust Account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting fees and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by stock exchange rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights with respect to the Company’s warrants. The Public Shares subject to redemption are recorded as temporary equity upon the completion of the Initial Public Offering and subsequently accreted to redemption value in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity”.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”). In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, “Redeemable Non-controlling Interest, Equity”, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the Public Shares were issued with other freestanding instruments (i.e., public warrants), the initial carrying value of the shares of Class A common stock classified as temporary equity was the allocated proceeds determined in accordance with ASC 470-20, “Debt — Debt with Conversion and other Options”. Because of the redemption feature noted above, the shares of Class A common stock are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Redemptions of the Company’s Public Shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Company’s Business Combination. If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares (as defined in Note 5) if the Company fails to complete a Business Combination within the Combination Period (as defined below) and (c) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

The Company had until October 26, 2022, 12 months from the closing of the Initial Public Offering (assuming the Sponsor does not exercise its option to extend the period of time that the Company has to complete an initial business combination by up to 3 months, up to four times, or such other time period in which the Company must consummate an initial business combination pursuant to an amendment to the Company’s amended and restated certificate of incorporation) to complete a Business Combination (the “Combination Period”). On October 12, 2022, the Company’s board of directors, at the request of the Sponsor, approved an extension of the period of time the Company has to consummate its initial business combination until January 26, 2023. On October 27, 2022, in connection with such extension, the Sponsor or its affiliates or designees deposited an additional $1,696,500 into the Company’s Trust Account, in part from the Company’s working capital, for the benefit of the Company’s public stockholders. On January 18, 2023, the Company’s board of directors, at the request of the Sponsor, approved an extension of the period of time the Company has to consummate its initial business combination until April 26, 2023. On January 27, 2023, in connection with such extension, the Sponsor or its affiliates or designees deposited an additional of $1,696,500 into the Company’s Trust Account, in part from the Company’s working capital, for the benefit of the Company’s public stockholders (see Note 12). The Company’s stockholders will not be entitled to vote on or redeem their shares in connection with any such extension. Pursuant to the terms of the Certificate of Incorporation, in order to extend the period of time to consummate a Business Combination in such a manner, the Sponsor, upon no less than five days’ advance notice prior to the applicable deadline, must deposit an additional $1,696,500 into the Trust Account (which may be in part from the Company’s working capital) on or prior to the date of the applicable deadline, for each 3-month extension. The Sponsor is not obligated to extend the time for the Company to complete a Business Combination. In the event that the Company receives notice from the Sponsor five days prior to the applicable deadline of its wish for the Company to effect an extension, the Company intends to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds have been timely deposited. Our sponsor has the option to accelerate its extension request, subject to the deposit of the relevant amount of additional funds into the Trust Account, at any time prior to the consummation of the Business Combination with the same effect of extending the time the Company will have to consummate a Business Combination by 3,6, 9 or 12 months, as applicable.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes or working capital requirements (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the Underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The Company has not independently verified whether the Company’s Sponsor has sufficient funds to satisfy its indemnity obligations and the Company’s Sponsor may not be able to satisfy those obligations. The Company has not asked the Company’s Sponsor to reserve for such eventuality. The Company believes the likelihood of the Company’s Sponsor having to indemnify the Trust Account is limited because the Company will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Recent Developments

Appointment of new members to Board of Directors

On November 1, 2022, the Company appointed two new members to its Board of Directors, each of whom is to be paid a fee of $125,000 for his services. Such fees have been paid in full in December 2022.

Business Combination Agreement

On December 14, 2022, the Company entered into a Business Combination Agreement, by and among the Company, Greenfire Resources Ltd. (“PubCo”), DE Greenfire Merger Sub Inc. (“Merger Sub”), 2476276 Alberta ULC, (“Canadian Merger Sub”), and Greenfire Resources Inc (“Greenfire”).

Conditions to the Closing

The consummation of the Transactions is subject to the satisfaction or waiver of certain customary closing conditions, among others (i) the approval of the Transactions and related matters by the equity holders of the Company and Greenfire, (ii) the absence of any laws or injunctions prohibiting the Transactions, (iii) the accuracy (subject to agreed materiality thresholds) of the parties’ representations and warranties contained in the Business Combination Agreement, (iv) the absence of any “Material Adverse Effect” on either the Company or Greenfire, (v) approval for listing of the PubCo Common Shares by the New York Stock Exchange, (vi) approval of the Plan of Arrangement by the Alberta Court of King’s Bench, and (vii) the parties’ compliance in all material respects with their respective covenants under the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing (a) by mutual written consent of the Company and Greenfire, (b) by either the Company or Greenfire, if the approval of the equity holders of the Company or Greenfire is not obtained, (c) by either the Company or Greenfire, if the other party has materially breached its covenants or representations under the Business Combination Agreement, (d) by either the Company or Greenfire, if the Closing has not occurred on or before September 14, 2023, subject to either party’s ability to extend such date by two three-month periods in the event that specified approvals have not been obtained, (e) by either the Company or Greenfire, if there is a final, non-appealable order of a governmental authority prohibiting the consummation of the Transactions, and (f) by the Company if Greenfire has not delivered certain specified financial statements by April 15, 2023.

Subscription Purchase Agreements

On December 14, 2022, concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (the “Subscription Purchase Agreements”) with certain investors (the “Transaction Financing Investors”), pursuant to which the Transaction Financing Investors have subscribed for an aggregate of (i) 4,950,496 the Company’s Class A Shares for an aggregate purchase price of approximately $50,000,000 (the “PIPE Investment”). The Transaction Financing will be consummated prior to or substantially concurrently with the Closing.

The PIPE Investment will be automatically reduced based on the amount remaining in the Trust Account after giving effect to any redemptions by the Company’s Class A common shareholders.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Greenfire Shareholder Support Agreement

On December 14, 2022, concurrently with the execution of the Business Combination Agreement, the Company, PubCo, Merger Sub, Canadian Merger Sub and Greenfire entered into a Shareholder Support Agreement with certain Greenfire shareholders (the “Greenfire Shareholder Support Agreement”), pursuant to which, among other things, such Greenfire shareholders have agreed to vote their Greenfire Shares to approve and adopt the Business Combination Agreement and the Transactions.

Sponsor Agreement

On December 14, 2022, concurrently with the execution of the Business Combination Agreement, the Sponsor, the Company, PubCo and Greenfire entered into a Sponsor Agreement (the “Sponsor Agreement”), pursuant to which, among other things, the Sponsor has agreed to (a) vote in favor of and support the Business Combination Agreement and the Transactions, (b) consummate the Sponsor Class B Share Forfeitures and the Sponsor Warrant Forfeiture in accordance with the Business Combination Agreement and (c) make a cash payment of $1,000,000 to Greenfire promptly following the Closing.

Investor Support Agreements

Concurrently with the execution of the Business Combination Agreement, the Company entered into Investor Support Agreements with certain holders of the Company’s outstanding public warrants, pursuant to which, among other things, such warrant holders agreed to vote all of the Company’s public warrants currently held by them in favor of any amendment to the terms of the Company’s public warrants solely to amend the terms of the public warrants together with any amendments required to give effect thereto such that all of the public warrants shall be exchanged for $0.50 per whole SPAC Warrant upon the closing of the Business Combination.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus and war could have a negative effect on the Company’s financial position, results of its operations and search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation launched a military campaign against Ukraine. In response to these actions, the United States, the European Union and other governmental authorities have imposed a series of sanctions and penalties upon Russia and certain of its political and business leaders, and may impose additional sanctions and penalties, which restrict the ability of companies throughout the world to do business with Russia. In addition, a number of companies throughout the world who were not directly restricted by those sanctions have voluntarily elected to cease doing business with companies affiliated with Russia and it is anticipated that Russia will continue to retaliate with its own restrictions and sanctions. It is expected that these events will have an impact upon, among other things, financial markets for the foreseeable future. If the disruptions caused by these events continue for an extended period of time, our ability to search for a business combination or finance such business combination, and the business, operations and financial performance of any target business with which we ultimately consummate a business combination, may be materially adversely affected. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Going Concern

At December 31, 2022, the Company had $497,693 of cash outside of the Trust and working capital deficit of $1,325,889. Management expects to incur significant costs in pursuit of its acquisition plans. The Company believes it will need to raise additional funds in order to meet the expenditures required for operating its business and to consummate a business combination. Moreover, the Company may need to obtain additional financing or draw on the Working Capital Loans either to complete a Business Combination or because it becomes obligated to redeem a significant number of the Public Shares upon consummation of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of our Business Combination. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following the Business combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations. As of December 31, 2022, there were no amounts outstanding under any Working Capital Loans.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Additionally, related parties have paid certain offering and operating costs on behalf of the Company as needed. As of December 31, 2022 and 2021, the Company owed $19,477 and $192,374 respectively, to the related parties on account of unreimbursed expenses incurred in connection with the sourcing of its initial Business Combination.

The Company’s assessment of going concern considerations was made in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the date these financial statements are issued.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions, including, but not limited to, not being required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company may elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents at December 31, 2022 and 2021.

Marketable Securities Held in Trust Account

At December 31, 2022, investment securities in the Company’s Trust Account consisted of U.S. government securities and mutual funds that invest primarily in U.S. government securities and, at December 31, 2021, investment securities in the Company’s Trust Account consisted of a mutual funds that invest primarily in U.S. government securities. Since all of the Company’s permitted investments consist of treasury securities, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets (see Fair Value Measurements and Note 10).

These securities are presented on the balance sheets at fair value at the end of each reporting period. Earnings on these securities are included in dividends, interest earned, and unrealized gain on marketable securities held in Trust Account in the accompanying statements of operations and are automatically reinvested. The fair value for these securities is determined using quoted market prices in active markets for identical assets.

During the year ended December 31, 2022, the Company withdrew $2,666,000 of dividend and interest income from the Trust account for working capital and to pay taxes. There were no withdrawals made during the year ended December 31, 2021. Of this amount, $1,650,000 was utilized as payment for the extension fee during the year ended December 31, 2022.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage. At December 31, 2022 and 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity outside of the stockholders’ deficit section of the balance sheets.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets. At December 31, 2022 and 2021, the shares of Class A common stock subject to possible redemption in the amount of $306,188,408 and $303,000,000 are presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets, respectively.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit. The Company acknowledges that Class A common stock subject to possible redemption is not true liability or debt, so it doesn’t have to follow debt model. While Trust account balance is reduced by the actual tax payments and withdrawal for payment of working capital expenses, it is acceptable for Class A common stock subject to possible redemption balance to be reduced by the eligible tax expenses recorded (paid or unpaid) under the assumption that the accrued amount will be paid eventually, so such amount does not belong to the public investors. For the year ended December 31, 2022, the Company recorded $3,188,408, in accretion related to dividend and interest earned on cash and marketable securities held in the Trust Account and deposit made representing the payment for extension fee. Accretion attributable to the holders of the Class A common stock subject to possible redemption is reduced by $200,000 and $180,299 of franchise taxes payable in 2022 and 2021, respectively, offset by $44,735 and $0 of prepaid income taxes for 2022 and 2021, respectively. The reconciliation of Class A common stock subject to possible redemption is discussed in Note 8.

Net Income (Loss) Per Common Stock

Net income (loss) per common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for each of the periods, excluding common shares forfeited. The Company has not considered the effect of the 10,000,000 and 7,526,667 shares of Class A common stock issuable upon exercise of the public and private warrants, respectively, in the calculation of diluted income (loss) per share, since the exercise of such warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statements of operations include a presentation of income (loss) per share for Class A common stock subject to possible redemption in a manner similar to the two-class method of loss per common stock. As of December 31, 2022 and 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

The net income (loss) per common share presented in the statements of operations is based upon the following:

	For the Year Ended December 31, 2022	For the period from March 25 2021 (inception) through December 31, 2021
Net loss	$(868,561)	$(558,358)
Accretion of temporary equity to redemption value	(3,188,408)	(31,268,565)
Net loss including accretion of temporary equity to redemption value	$(4,056,969)	$(31,826,923)

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the Year Ended December 31, 2022		For the period from March 25, 2021 (inception) through December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net loss including accretion of temporary equity	$(3,245,575)	$(811,394)	$(25,459,018)	$(6,367,905)
Allocation of accretion of temporary equity to redemption value	3,188,408	—	31,268,565	—
Allocation of net income (loss)	$(57,167)	$(811,394)	$5,809,547	$(6,367,905)
Denominator:
Weighted-average shares outstanding	30,000,000	7,500,000	7,046,263	7,019,573
Basic and diluted income (loss) per share	$(0.00)	$(0.11)	$0.82	$(0.91)

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1, “Other Assets and Deferred Costs” and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs of approximately $1,134,000 consist principally of costs incurred in connection with preparation for the Initial Public Offering. These costs, together with the underwriter fees of $19,500,000 in the aggregate, totaled approximately $20,634,000. Of such offering costs, approximately $20,092,000 were initially charged to Class A common stock subject to possible redemption upon completion of the Initial Public Offering and approximately $542,000, which were allocated to the Public Warrants and the Private Placement Warrants, and initially in Additional Paid-In Capital.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrants

The Company accounts for the Public Warrants (as defined below) and Private Placement Warrants as equity-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent reporting period while the warrants are outstanding.

The Company allocated the IPO proceeds from the Units between Class A common stock and warrants, using the relative fair value method.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Forward Purchase Agreement Liability

On October 21, 2021, the Company entered into a forward purchase agreement with M3-Brigade III FPA LP, an affiliate of the Sponsor, which provides for the purchase of up to $40,000,000 of shares of Class A common stock, for a purchase price of $10.00 per share (the “Forward Purchase Agreement”), in a private placement to occur in connection with the closing of a Business Combination. The obligations under the Forward Purchase Agreement do not depend on whether any shares of Class A common stock are redeemed by our public stockholders. The forward purchase shares will be identical to the shares of Class A common stock included in the units sold in the Initial Public Offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights, as described in the Forward Purchase Agreement.

On December 14, 2022, the Company entered into an FPA Termination Agreement, by and among the Company, M3-Brigade III FPA LP, HT Investments, LLC, Brigade Capital GP, LLC, and the Sponsor, pursuant to which, among other things, the parties agreed to terminate the forward purchase agreement, dated October 21, 2021, by and between the Company and M3-Brigade FPA LP. While the Company has entered into the agreement to terminate the forward purchase option, the forward purchase option remains outstanding until the closing of the Business Combination.

The Company accounts for the Forward Purchase Agreement (“FPA Agreement”) as a derivative instrument in accordance with the guidance in ASC 815-40. The instrument is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statements of operations. The ability of the Company to receive any of the proceeds of the FPA Agreement is dependent upon the financial metrics of the business combination target, among other factors, rendering the receipt of such proceeds outside the control of the Company. Accordingly, a $338,517 and $0 has been ascribed to such liability at December 31, 2022 and 2021, respectively.

Subscription Purchase Agreement Liability

On December 14, 2022, the Company entered into the Subscription Purchase Agreements (see Note 1). The Company accounts for the Subscription Purchase Agreements as a derivative instrument in accordance with the guidance in ASC 815-40. The instrument is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statements of operations. The ability of the Company to receive any of the proceeds of the Subscription Purchase Agreements is dependent upon the financial metrics of the business combination target, among other factors, rendering the receipt of such proceeds outside the control of the Company. Accordingly, a $1,325,615 and $0 has been ascribed to such liability at December 31, 2022 and 2021, respectively.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, with the exception of the forward purchase agreement and marketable securities held in Trust Account, approximates the carrying amounts as presented in the accompanying balance sheets, primarily due to their short-term nature. The fair value of the forward purchase agreement liability and investments and marketable securities held in trust is discussed further in Note 10.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position relating to income taxes.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recently Adopted Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 30,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable public warrant (“Public Warrant”), including the issuance of 3,900,000 Units as a result of the underwriter’s partial exercise of its option to purchase up to 3,915,000 additional Units. A total of 10,000,000 redeemable public warrants were issued. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment at any time commencing on the later of 12 months from the IPO or 30 days after the completion of the Company’s initial business combination.

The Company paid an underwriting fee of 2.0% of the per Unit offering price to the underwriters at the closing of the Initial Public Offering, based upon the number of Units sold without giving effect to the exercise of the underwriter’s overallotment option. An additional 4.5% of the gross offering proceeds (or 6.5%, with respect to the portion of the gross offering proceeds attributable to the underwriter’s exercise of its overallotment option) will be payable upon the Company’s completion of a Business Combination (the “Deferred Discount”). The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) to the Sponsor and the Underwriter of an aggregate of 5,786,667 and 1,740,000 Private Placement Warrants, respectively at a price of $1.50 per Private Placement Warrant, resulting in gross proceeds of $11,290,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment.

A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will be worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On April 12, 2021, the Sponsor purchased 11,500,000 shares of Class B common stock (the “Founder Shares”) for $25,000. On September 7, 2021, the Company effected a reverse stock split of 0.625 of a share of Class B common stock for each outstanding share of Class B common stock, resulting in the Sponsor holding 7,187,500 founder shares. On October 21, 2021, the Company effected a stock dividend of .044 of a share of Class B common stock for each outstanding share of Class B common stock, resulting in the Sponsor holding 7,503,750 founder shares. The Founder Shares are identical to the Class A common stock included in the Units being sold in the Initial Public Offering, except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. Each Founder Share is automatically convertible to a share of Class A common stock on a one-for-one basis at the time of the Company’s initial business combination. The Founder Shares included an aggregate of up to 978,750 Founder Shares subject to forfeiture to the extent that the Underwriter’s over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. On October 25, 2021, the Sponsor forfeited 3,750 Founder Shares in connection with the Underwriter not fully exercising their option to purchase additional units, resulting in the Sponsor holding 7,500,000 Founder Shares. All share amounts and related information have been retroactively restated to reflect the reverse stock split, stock dividend and share forfeiture.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the shares of Class A common stock equal or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, consolidation capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

The Sponsor and Cantor Fitzgerald & Co. (“Cantor”) have purchased from the Company an aggregate of 7,526,667 Private Placement Warrants at a price of $1.50 per warrant (for a gross purchase price of $11,290,000), in a private placement that occurred simultaneously with the completion of the Initial Public Offering (the “Private Placement Warrants”). Our sponsor purchased 5,786,667 Private Placement Warrants and Cantor purchased the remaining 1,740,000 Private Placement Warrants. Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50. No fractional shares will be issued upon exercise of the warrants. A portion of the purchase price the Private Placement Warrants was added to the proceeds from the Proposed Offering, such that a total of $303,000,000 was deposited in the Trust Account. The Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of the initial Business Combination and the Private Placement Warrants are non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants included in the Units sold in the Initial Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the Units in the Initial Public Offering and have no net cash settlement provisions. The Company has classified the warrants within a component of stockholder’s deficit. Under the terms of the warrant agreement governing the Private Placement Warrants, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination.

If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Public Warrants issued to the Sponsor will expire worthless.

Due to Related Parties

On April 12, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company was able to borrow up to an aggregate principal amount of $250,000. The Promissory Note was non-interest bearing and was payable on the earlier of (i) December 31, 2021 or (ii) the consummation of the Initial Public Offering. No borrowings were made under the Promissory Note. Borrowing under this Promissory Note is no longer available.

An affiliate of the Sponsor paid $192,374 of expenses on behalf of the Company prior to the Initial Public Offering. Such advances were to be repaid by the Company out of funds held outside the Trust Account and were repaid on March 30, 2022. As of December 31, 2022 and 2021, there were $19,477 and $192,374 outstanding balance under due to related parties, respectively.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Forward Purchase Agreement

On October 21, 2021, the Company entered into a forward purchase agreement with M3-Brigade III FPA LP, an affiliate of the Sponsor, which provides for the purchase of up to $40,000,000 of shares of Class A common stock, for a purchase price of $10.00 per share (the “Forward Purchase Agreement”), in a private placement to occur in connection with the closing of a Business Combination. The obligations under the Forward Purchase Agreement do not depend on whether any shares of Class A common stock are redeemed by our public stockholders. The forward purchase shares will be identical to the shares of Class A common stock included in the units sold in the Initial Public Offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights, as described in the Forward Purchase Agreement.

The Company accounts for the Forward Purchase Agreement in accordance with the guidance in ASC 815-40 and accounts for such agreements as derivative liability. The liability is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statements of operations. A $338,517 and $0 has been ascribed to such liability at December 31, 2022 and 2021, respectively.

On December 14, 2022, the Company entered into an FPA Termination Agreement, by and among the Company, M3-Brigade III FPA LP, , HT Investments, LLC, Brigade Capital GP, LLC, and the Sponsor, pursuant to which, among other things, the parties agreed to terminate the forward purchase agreement, dated October 21, 2021, by and between the Company and M3-Brigade FPA LP. The termination of the forward purchase agreement is contingent upon the closing of the Business Combination.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account and interest accrued on funds in the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account and any interest accrued on funds in the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account, other than such interest earnings, would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2022 and 2021, the Company had no borrowings under the Working Capital Loans.

NOTE 6 — ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The Company’s accrued expenses as of December 31, 2022 were comprised as follows:

Professional fees and expenses	$1,853,293
Printing and engraving	9,708
Other expenses	391,639
Total	$2,254,640

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 6 — ACCOUNTS PAYABLE AND ACCRUED EXPENSES (cont.)

The Company’s accrued expenses as of December 31, 2021 were comprised as follows:

Professional fees and expenses	$397,000
NYSE listing and filing fees	172,000
Printing and engraving	40,000
Other expenses	165,431
Total	$774,431

Of such accrued expenses at December 31, 2022 and 2021, $150,517 and $319,235 are unpaid offering costs related to the Company’s IPO, respectively.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement (the “Registration Rights Agreement”) signed prior to the effective date of the Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion into shares of Class A common stock). The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Registration Rights Agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. The Company will bear the expenses incurred in connection with the filing of any such registration statement.

Underwriting Agreement

The Company granted the Underwriter a 45-day option from the date of Initial Public Offering to purchase up to 3,915,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discount. As of October 26, 2021, the underwriters had partially exercised their over-allotment option, resulting in the purchase of an additional 3,900,000 Units.

The Underwriter was paid a cash underwriting discount of $0.20 per Unit (without giving effect to the Units issued upon the partial exercise by the underwriter of its over-allotment option; or $0.17 per Unit after giving effect to the incremental Units issued pursuant to such exercise), or $5,220,000 in the aggregate, payable upon the closing of the Initial Public Offering. In addition, the Underwriter will be entitled to a deferred fee of $0.65 per Unit sold pursuant to the Initial Public Offering (after giving to the underwriter’s partial exercise of its overallotment option), or $14,280,000 in the aggregate. The deferred fee will become payable to the Underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Contingent Fee Arrangement

The Company entered into an agreement with a legal vendor to provide services in the event of a potential business combination. This agreement provides for payments of completion of due diligence and drafting of a definitive merger agreement, resulting in total payments of up to approximately $300,000 and is contingent and payable upon the completion of business combination. Additional fees will be payable to such legal vendor in the event that the initial business combination is satisfied, with the amount of such fees to be determined at that time based upon a variety of factors.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 8 — CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION

Class A common stock subject to possible redemption is classified as a liability instrument and is measured at fair value. At December 31, 2022 and 2021, the Class A common stock subject to possible redemption reflected in the balance sheets is reconciled in the following table:

Proceeds at issuance date (October 26, 2021)	$300,000,000
Less:
Proceeds allocated to public warrants	(8,176,627)
Class A common stock issuance cost	(20,091,938)
Plus:
Accretion of carrying value to redemption value	31,268,565
Balance at December 31, 2021	303,000,000
Plus:
Accretion of carrying value to redemption value	3,188,408
Balance at December 31, 2022	$306,188,408

NOTE 9 — STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. At December 31, 2022 and 2021, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue a total of 500,000,000 shares of Class A common stock at par value of $0.0001 each. As of December 31, 2022 and 2021, 30,000,000 shares of Class A common stock were issued and outstanding. All such shares are presented outside of permanent equity since the shares are subject to possible redemption by the holders of Class A common stock under the caption Class A common stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 7,500,000 shares of Class B common stock issued and outstanding.

Holders of Class B common stock will have the right to elect all of the Company’s directors prior to a Business Combination. Holders of shares of Class A common stock and holders of shares of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 9 — STOCKHOLDERS’ DEFICIT (cont.)

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the shares of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its reasonable best efforts to file with the SEC, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating thereto until the warrants expire or, in the case of Public Warrants only, are redeemed. Notwithstanding the above, if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption for Public Warrants.    Once the Public Warrants become exercisable, the Company may redeem for cash the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each Public Warrant holder; and

●	if, and only if, the last reported sale price of the Class A common stock has been at least $18.00 per share (subject to adjustment in compliance with the public warrant agreement) for any ten (10) trading days within a 20-trading day period ending on the third (3rd) trading day prior to the date on which the notice of redemption is given to the public warrant holders.

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period or the Company elected to require the exercise of the Public Warrants on a “cashless basis” as described below. If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 9 — STOCKHOLDERS’ DEFICIT (cont.)

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the agreement governing the Public Warrants. In determining whether to require all holders to exercise their Public Warrants on a “cashless basis”, the Company’s management will consider, among other factors, its cash position, the number of Public Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the Public Warrants. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (as defined below) of the number of shares of Class A common stock over the exercise price of the Public Warrants by (y) the “fair market value.” Solely for purposes of this paragraph, the “fair market value” means the volume-weighted average last reported sale price of the shares of Class A common stock as reported for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Public Warrants. However, except as described below, the Public Warrants will not be adjusted for issuances of shares of Class A common stock at a price below their exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable and will be exercisable at the election of the holder on a “cashless basis.”

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split- up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 9 — STOCKHOLDERS’ DEFICIT (cont.)

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of the Company’s capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends of which are dividends up to $0.50 per share per year, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of Class A common stock by the company if the proposed initial business combination is presented to the stockholders of the Company for approval, or (e) in connection with the redemption of the Company’s public shares upon the Company’s failure to complete the Company’s initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event. No other adjustments will be required to be made including for issuing Class A common stock at below market price and/or exercise price. If the number of outstanding shares of the Company’s Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock. Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the Company’s initial business combination at an issue price or effective issue price of less than $9.20 per common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s sponsor or its affiliates, without taking into account any founder shares held by the Company’s sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial business combination on the date of the consummation of the Company’s initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Company’s initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 9 — STOCKHOLDERS’ DEFICIT (cont.)

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or any that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is are the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Company’s Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of Class A common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or to correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. A change affecting the terms of the Private Placement Warrants will require the approval of holders of at least 50% of the Private Placement Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 9 — STOCKHOLDERS’ DEFICIT (cont.)

Warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Company’s initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants,” to the Company’s officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by the Company so long as they are held by the sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the IPO. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in the IPO.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that the Company has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Company’s Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with the Company following a business combination. If they remain affiliated with the Company, their ability to sell the Company’s securities in the open market will be significantly limited. The Company expects to have policies in place that prohibit insiders from selling the Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, The Company believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, the Company’s Sponsor or an affiliate of the Company’s Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes the Company’s initial business combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. In the event that the Company’s initial business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Company’s Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Neither the Private Placement Warrants nor Public Warrants contain any provisions that change depending upon the characteristics of the holder of the warrant. The warrant agreements contain a provision wherein warrant holders can receive an alternative issuance, including as a result of a tender offer that constitutes a change of control. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. The Company’s Public and Private Placement Warrants are accounted for as equity.

NOTE 10 — RECURRING FAIR VALUE MEASUREMENTS

At December 31, 2022, the assets held in the Trust Account were substantially held in U.S. government securities and in mutual funds that invest primarily in U.S. government securities and, at December 31, 2021, the assets held in the Trust Account were substantially held in mutual funds that invest primarily in U.S. government securities, and (in either such case) reported at fair value. Fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 10 — RECURRING FAIR VALUE MEASUREMENTS (cont.)

The Company’s forward purchase agreement liability and subscription purchase agreement liability are based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value.

The fair value of the forward purchase agreement liability is classified within Level 3 of the fair value hierarchy and a $338,517 and $0 has been ascribed to such liability at December 31, 2022 and 2021, respectively. The fair value of the subscription purchase agreement liability is classified within Level 3 of the fair value hierarchy and a $1,325,615 and $0 has been ascribed to such liability at December 31, 2022 and 2021, respectively.

The following table presents fair value information as of December 31, 2022 and 2021 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

Description	Level	December 31, 2022	December 31, 2021
Assets:
Investments and marketable securities held in trust	1	$306,523,972	$303,005,300
Liabilities:
Forward purchase agreement liability	3	$338,517	$—
Subscription purchase agreement liability	3	$1,325,615	$—

Forward Purchase Agreement Liability

In order to calculate the fair value of the forward purchase agreement liability, the Company utilized the following inputs:

	December 31, 2022	December 31, 2021
Probability of business combination	90%	100%
Underlying common stock price	$10.14	$9.87
Cash flow discount rate	3.99%	0.08%
Unit purchase price	$10.00	$10.00
Estimated maturity date	06/20/2023	6/14/2022
Probability of forward purchase agreement being utilized	0%	0%

The following table presents the changes in the fair value of the forward purchase agreement (“FPA”) liability:

FPA
Fair value as of January 1, 2022	$—
Change in fair value	338,517
Fair value as of December 31, 2022	$338,517

The changes in the fair value of the forward purchase agreement liability for the year ended December 31, 2022 and for the period from March 25, 2021 (inception) through December 31, 2021 are $338,517 and $0, respectively.

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 10 — RECURRING FAIR VALUE MEASUREMENTS (cont.)

Subscription Purchase Agreement Liability

In order to calculate the fair value of the subscription purchase agreement liability, the Company utilized the following inputs:

	December 14, 2022 (Initial measurement)	December 31, 2022
Probability of business combination	90%	90%
Underlying common stock price	$10.10	$10.14
Cash flow discount rate	4.68%	3.99%
Unit purchase price	$10.10	10.10
Estimated maturity date	06/20/2023	6/20/2023
Probability of subscription purchase agreement being utilized	0%	0%

The following table presents the changes in the fair value of the subscription purchase agreement (“SPA”) liability:

SPA
Fair value as of December 14, 2022 (initial measurement)	$1,224,602
Change in fair value	101,013
Fair value as of December 31, 2022	$1,325,615

The changes in the fair value of the subscription purchase agreement liability for the year ended December 31, 2022 and for the period from March 25, 2021 (inception) through December 31, 2021 are $101,013 and $0, respectively.

There were no transfers between levels during the year ended December 31, 2022 and for the period from March 25, 2021 (inception) through December 31, 2021.

NOTE 11 — INCOME TAXES

The components of income tax expense for the year ended December 31, 2022 and for the period from March 25, 2021 (inception) through December 31, 2021 are as follows:

	December 31,
	2022	2021
Federal:
Current income tax expense	$900,665	$1,600
Deferred income tax benefit	(217,432)	(118,032)
State and local:
Current income tax expense	—	—
Deferred income tax expense (benefit)	76,832	(76,832)
Valuation allowance	140,600	195,000
Income tax provision	$900,665	$1,600

M3-BRIGADE ACQUISITION III CORP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 11 — INCOME TAXES (cont.)

Deferred tax benefits noted below are fully reserved due to the uncertainty of future utilization. The Company’s net deferred tax assets at December 31, 2022 and 2021 are as follows:

	December 31,
	2022	2021
Startup/organization expenses	$336,457	$195,000
Net operating loss carryforward	(992)	—
Total deferred tax assets	335,465	195,000
Valuation allowance	(335,465)	(195,000)
Net deferred tax assets	$—	$—

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2022, the change in the valuation allowance was $140,465. For the period from March 25, 2021 (inception) through December 31, 2021, the change in the valuation allowance was $195,000.

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the year ended December 31, 2022 and for the period from March 25, 2021 (Inception) through December 31, 2021 is as follows:

	For the year ended December 31, 2022	For the period from March 25, 2021 (Inception) through December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	14.0%
True-up adjustment for state taxes	239.3%	0.0%
Business combination expenses	1,001.8%	0.0%
Fines and penalties	16.8%	0.0%
Change in fair value of forward purchase agreement liability	221.4%	0.0%
Change in fair value of subscription purchase agreement liability	867.1%	0.0%
Valuation allowance	437.9%	(35.0)%
Income tax provision	2,805.4%	0.0%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax return for the year ended December 31, 2022 remains open to examination by the taxing authorities. The Company’s tax return for the period from March 25, 2021 (inception) through December 31, 2021 has been filed with taxing authorities on September 27, 2022.

NOTE 12 — SUBSEQUENT EVENTS

On January 18, 2023, the Company’s board of directors, at the request of the Sponsor, approved an extension of the period of time the Company has to consummate its initial business combination until April 26, 2023. On January 27, 2023, in connection with such extension, the Sponsor or its affiliates or designees deposited an additional of $1,696,500 into the Company’s Trust Account, in part from the Company’s working capital, for the benefit of the Company’s public stockholders.

M3-BRIGADE ACQUISITION III CORP.

CONDENSED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2023	2022

Assets
Current assets:
Cash	$498,089	$497,693
Prepaid expenses and other current assets	17,995	5,853
Prepaid insurance	159,979	399,947
Prepaid income taxes	—	44,735
Total current assets	676,063	948,228

Marketable securities held in Trust Account	312,953,334	306,523,972
Total Assets	$313,629,397	$307,472,200

LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$2,487,999	$2,254,640
Due to related parties	20,747	19,477
Income taxes payable	1,354,702	—
Total current liabilities	3,863,448	2,274,117

Forward purchase agreement liability	—	338,517
Subscription purchase agreement liability	1,924,301	1,325,615
Deferred underwriting fees	14,280,000	14,280,000
Total liabilities	20,067,749	18,218,249

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption
Class A common stock subject to possible redemption, $0.0001 par value; 500,000,000 shares authorized; 30,000,000 issued and outstanding as of June 30, 2023 and December 31, 2022	311,540,346	306,188,408

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized (excluding 30,000,000 shares subject to possible redemption) as of June 30, 2023 and December 31, 2022	—	—
Class B common stock. $0.0001 par value, 50,000,000 shares authorized; 7,500,000 issued and outstanding as of June 30, 2023 and December 31, 2022	750	750
Additional paid in capital	—	—
Accumulated deficit	(17,979,448)	(16,935,207)
Total Stockholders’ Deficit	(17,978,698)	(16,934,457)
TOTAL LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT	$313,629,397	$307,472,200

The accompanying notes are an integral part of the unaudited condensed financial statements.

M3-BRIGADE ACQUISITION III CORP.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating costs	$557,726	$263,380	$917,060	$615,801
Loss from operations	(557,726)	(263,380)	(917,060)	(615,801)

Other income (expense):
Change in fair value of forward purchase agreement liability	43,105	341,659	338,517	(38,381)
Change in fair value of subscription purchase agreement liability	318,612	—	(598,686)	—
Gain on marketable securities (net), dividends and interest on cash and marketable securities held in Trust Account	$3,607,144	61,838	6,916,363	92,350
Total other income, net	3,968,861	403,497	6,656,194	53,969

Income (Loss) before provision for income taxes	3,411,135	140,117	5,739,134	(561,832)
Provision for income taxes	(747,000)	—	(1,431,437)	—
Net income (loss)	$2,664,135	$140,117	$4,307,697	$(561,832)

Weighted average shares outstanding, Class A redeemable common stock	30,000,000	30,000,000	30,000,000	30,000,000
Basic and diluted net (loss) income per share, Class A redeemable common stock	$0.09	$0.00	$0.15	$(0.02)

Weighted average shares outstanding, Class B common stock	7,500,000	7,500,000	7,500,000	7,500,000
Basic and diluted net (loss) income per share, Class B common stock	$0.00	$0.00	$(0.03)	$(0.02)

The accompanying notes are an integral part of the unaudited condensed financial statements.

M3-BRIGADE ACQUISITION III CORP.

CONDENSED STATEMENTS OF CHANGES IN CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023

	Class A common stock subject to possible redemption		Class B common stock		Additional Paid In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2023	30,000,000	$306,188,408	7,500,000	$750	$—	$(16,935,207)	$(16,934,457)
Accretion of Class A common stock to redemption value	—	2,609,796	—	—	—	(2,609,796)	(2,609,796)
Net income	—	—	—	—	—	1,643,562	1,643,562
Balance — March 31, 2023	30,000,000	$308,798,204	7,500,000	$750	$—	$(17,901,441)	$(17,900,691)
Accretion of Class A common stock to redemption value	—	2,742,142	—	—	—	(2,742,142)	(2,742,142)
Net income	—	—	—	—	—	2,664,135	2,664,135
Balance — June 30, 2023	30,000,000	$311,540,346	7,500,000	$750	$—	$(17,979,448)	$(17,978,698)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Class A common stock subject to possible redemption		Class B common stock		Additional Paid In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — December 31, 2021	30,000,000	$303,000,000	7,500,000	$750	—	$(12,878,238)	$(12,877,488)
Accretion of Class A common Stock to Redemption Value	—	35,812	—	—	—	(35,812)	(35,812)
Net loss	—	—	—	—	—	(701,949)	(701,949)
Balance — March 31, 2022	30,000,000	$303,035,812	7,500,000	$750	—	$(13,615,999)	$(13,615,249)
Accretion of Class A common Stock to Redemption Value	—	61,838	—	—	—	(61,838)	(61,838)
Net income	—	—	—	—	—	140,117	140,117
Balance — June 30, 2022	30,000,000	$303,097,650	7,500,000	$750	—	$(13,537,720)	$(13,536,970)

The accompanying notes are an integral part of the unaudited condensed financial statements.

M3-BRIGADE ACQUISITION III CORP.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net income (loss)	$4,307,697	$(561,832)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in fair value of forward purchase agreement liability	(338,517)	38,381
Change in fair value of subscription purchase agreement liability	598,686	—
Gain on marketable securities (net), dividends and interest on cash and marketable securities held in Trust Account	(6,105,877)	(92,350)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(12,142)	(9,918)
Prepaid insurance	239,968	239,968
Prepaid income taxes	44,735	—
Income taxes payable	1,354,702	—
Accounts payable and accrued expenses	233,359	245,492
Net cash provided by (used in) operating activities	322,611	(140,259)

Cash Flows from Investing Activities:
Investments of cash into Trust Account	—	(16,603)
Proceeds from redemption of U.S. government securities held in Trust Account	310,537,998	303,035,557
Purchase of U.S. government securities	—	(303,018,954)
Purchase of marketable securities held in Trust Account	(310,861,483)	—
Net cash used in investing activities	(323,485)	—

Cash Flows from Financing Activities:
Proceeds from related party	1,270	—
Repayment of due to related parties	—	(192,374)
Net cash provided by (used in) financing activities	1,270	(192,374)

Net Change in Cash	396	(332,633)
Cash – Beginning of period	497,693	1,485,734
Cash – End of period	$498,089	$1,153,101

Supplemental disclosure of non-cash investing and financing activities:
Accretion of Class A common stock to redemption value	$5,351,938	$97,650

Supplemental cash information:
Payment for income taxes	$32,000	$—

The accompanying notes are an integral part of the unaudited condensed financial statements.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

M3-Brigade Acquisition III Corp. (the “Company”) is a blank check company incorporated as a Delaware corporation on March 25, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

As of June 30, 2023, the Company had not commenced any operations. All activity for the period from March 25, 2021 (inception) through June 30, 2023 relates to the Company’s formation and the initial public offering (“IPO”), which is described below, and its activities relating to the sourcing of an initial Business Combination. The Company believes it will not generate any operating revenue until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend and interest income from the proceeds derived from the IPO.

The Company’s sponsor is M3-Brigade Sponsor III LP, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on October 21, 2021 (the “Effective Date”). On October 26, 2021, the Company consummated the IPO of 30,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $300,000,000. The underwriters had a 45-day option from the effectiveness date of the IPO (October 21, 2021) to purchase up to an additional 3,915,000 units to cover over-allotments, if any. The underwriters purchased 3,900,000 additional units pursuant to this right as part of the IPO, which units are included in the 30,000,000 total IPO units. On December 4, 2021, the underwriters’ remaining over-allotment option expired unexercised.

Simultaneously with the closing of the IPO, the Company consummated the sale of 5,786,667 and 1,740,000 Private Placement Warrants (the “Private Warrants”) to the Sponsor and Underwriter, respectively at a price of $1.50 per Private Warrant, generating total gross proceeds of $11,290,000.

Following the closing of the Initial Public Offering on October 26, 2021, an amount of $303,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in the Trust Account. This amount included $3,000,000 from the sale of the Private Placement Warrants in order to provide the investors a $10.10 redemption value per share or $303,000,000 total redemption value. The funds held in the Trust Account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by stock exchange rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights with respect to the Company’s warrants. The Public Shares subject to redemption are recorded as temporary equity upon the completion of the Initial Public Offering and subsequently accreted to redemption value in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity”.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares (a) in connection with the Company’s liquidation, (b) if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and (c) in connection with certain amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”). In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, “Redeemable Non-controlling Interest, Equity”, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the Public Shares were issued with other freestanding instruments (i.e., public warrants), the initial carrying value of the shares of Class A common stock classified as temporary equity was the allocated proceeds determined in accordance with ASC 470-20, “Debt— Debt with Conversion and other Options”. Because of the redemption feature noted above, the shares of Class A common stock are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

Redemptions of the Company’s Public Shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Company’s Business Combination. If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares (as defined in Note 4) if the Company fails to complete a Business Combination within the Combination Period (as defined below) and (c) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company’s charter provides that it initially had until October 26, 2022, which was 12 months from the closing of the Initial Public Offering, to complete a Business Combination, but also provides the Company with the right to (a) extend such period of time by up to 3 months, up to four times (each, an “Optional Extension”) and (b) seek an extension of such time period to a later date pursuant to an amendment to the Company’s amended and restated certificate of incorporation (the period in which to complete an initial Business Combination, after giving effect to any extensions, being referred to as the “Combination Period”). In order to effect an Optional Extension, the Sponsor is required to give at least five days’ advance notice to the Company prior to the applicable deadline and then to deposit an additional $1,696,500 into the Company’s Trust Account for the benefit of the Company’s public stockholders, which amount may be drawn, in part, from the accrued interest held in the Trust, and deposited into the Trust. The Company’s board of directors, at the request of the Sponsor, has approved three Optional Extensions, such that the period of time available to the Company to consummate an initial Business Combination currently expires on July 26, 2023, and the Company retains one additional Extension Option to extend such date to October 26, 2023.  In connection with the exercise of each such Extension Option, the Company has deposited an additional $1,696,500 into the Trust Account for the benefit of the Company’s public stockholders, which amount was drawn, in part, from the accrued interest held in the Trust and deposited into the Trust. The Company’s charter allows distribution of accrued interest on the Trust Account to be withdrawn from the Company’s Trust Account for working capital purposes. The Company’s stockholders are not entitled to vote on or redeem their shares in connection with the exercise of any Optional Extensions. The Sponsor is not obligated to extend the time for the Company to complete a Business Combination.

If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes or working capital requirements (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

On April 13, 2023, the Company’s board of directors, at the request of the Sponsor, approved an extension of the period of time the Company has to consummate its initial business combination from April 26, 2023 to July 26, 2023. On April 18, 2023, in connection with such extension, the Sponsor and its affiliates or designees deposited an additional of $1,696,500 into the Company’s Trust Account, which amount was drawn, in part, from the accrued interest held in the Trust, and deposited into the Trust Account. On July 20, 2023, the Company issued a press release announcing the approval by the Company’s board of directors, at the request of M3-Brigade Sponsor III LP (the “Sponsor”), of an extension of the period of time the Company has to consummate its initial business combination until October 26, 2023 and an additional deposit of $1,696,500 was placed in the Company’s Trust Account on July 27, 2023, which amount was drawn, in part, from the accrued interest held in the Trust Account.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the Underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The Company has not independently verified whether the Company’s Sponsor has sufficient funds to satisfy its indemnity obligations and the Company’s Sponsor may not be able to satisfy those obligations. The Company has not asked the Company’s Sponsor to reserve for such eventuality. The Company believes the likelihood of the Company’s Sponsor having to indemnify the Trust Account is limited because the Company will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Recent Developments

Appointment of new members to Board of Directors

On November 1, 2022, the Company appointed two new members to its Board of Directors, each of whom was to be paid a fee of $125,000 for his services. Such fees were paid in full in December 2022.

Business Combination Agreement

On December 14, 2022, the Company (“MBSC”) entered into a Business Combination Agreement (as amended on April 21, 2023 and June 15, 2023, and as may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among MBSC, Greenfire Resources Ltd., an Alberta corporation (“PubCo”), DE Greenfire Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of PubCo, 2476276 Alberta ULC, an Alberta corporation and a direct, wholly owned subsidiary of PubCo, and Greenfire Resources Inc., an Alberta corporation. The following description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, a copy of which is included as Annex A to the definitive proxy statement filed with the SEC on August 14, 2023. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Business Combination Agreement.

Conditions to the Closing

The consummation of the Transactions is subject to the satisfaction or waiver of certain customary closing conditions, among others (i) the approval of the Transactions and related matters by the equity holders of the Company and Greenfire, (ii) the absence of any laws or injunctions prohibiting the Transactions, (iii) the accuracy (subject to agreed materiality thresholds) of the parties’ representations and warranties contained in the Business Combination Agreement, (iv) the absence of any “Material Adverse Effect” on either the Company or Greenfire, (v) approval for listing of the PubCo Common Shares by the New York Stock Exchange, (vi) approval of the Plan of Arrangement by the Alberta Court of King’s Bench, and (vii) the parties’ compliance in all material respects with their respective covenants under the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing (a) by mutual written consent of the Company and Greenfire, (b) by either the Company or Greenfire, if the approval of the equity holders of the Company or Greenfire is not obtained, (c) by either the Company or Greenfire, if the other party has materially breached its covenants or representations under the Business Combination Agreement, (d) by either the Company or Greenfire, if the Closing has not occurred on or before September 14, 2023, subject to either party’s ability to extend such date by two three-month periods in the event that specified approvals have not been obtained, (e) by either the Company or Greenfire, if there is a final, non-appealable order of a governmental authority prohibiting the consummation of the Transactions, and (f) by the Company if Greenfire has not delivered certain specified financial statements by April 15, 2023. There have been no termination events to date of filing this Form 10-Q.

Subscription Purchase Agreements

On December 14, 2022, concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (the “Subscription Purchase Agreements”) with certain investors (the “Transaction Financing Investors”), pursuant to which the Transaction Financing Investors have subscribed for an aggregate of (i) 4,950,496 the Company’s Class A Shares for an aggregate purchase price of approximately $50,000,000 (the “PIPE Investment”). The Transaction Financing will be consummated prior to or substantially concurrently with the Closing.

The PIPE Investment will be automatically reduced based on the amount remaining in the Trust Account after giving effect to any redemptions by the Company’s Class A common shareholders.

Greenfire Shareholder Support Agreement

On December 14, 2022, concurrently with the execution of the Business Combination Agreement, the Company, PubCo, Merger Sub, Canadian Merger Sub and Greenfire entered into a Shareholder Support Agreement with certain Greenfire shareholders (the “Greenfire Shareholder Support Agreement”), pursuant to which, among other things, such Greenfire shareholders have agreed to vote their Greenfire Shares to approve and adopt the Business Combination Agreement and the Transactions.

Sponsor Agreement

On December 14, 2022, concurrently with the execution of the Business Combination Agreement, the Sponsor, the Company, PubCo and Greenfire entered into a Sponsor Agreement (the “Sponsor Agreement”), pursuant to which, among other things, the Sponsor has agreed to (a) vote in favor of and support the Business Combination Agreement and the Transactions, (b) consummate the Sponsor Class B Share Forfeitures and the Sponsor Warrant Forfeiture in accordance with the Business Combination Agreement and (c) make a cash payment of $1,000,000 to Greenfire promptly following the Closing.

Investor Support Agreements

Concurrently with the execution of the Business Combination Agreement, the Company entered into Investor Support Agreements with certain holders of the Company’s outstanding public warrants, pursuant to which, among other things, such warrant holders agreed to vote all of the Company’s public warrants currently held by them in favor of any amendment to the terms of the Company’s public warrants solely to amend the terms of the public warrants together with any amendments required to give effect thereto such that all of the public warrants shall be exchanged for $0.50 per whole SPAC Warrant upon the closing of the Business Combination.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Risks and Uncertainties

In February 2022, the Russian Federation launched a military campaign against Ukraine. In response to these actions, the United States, the European Union and other governmental authorities have imposed a series of sanctions and penalties upon Russia and certain of its political and business leaders, and may impose additional sanctions and penalties, which restrict the ability of companies throughout the world to do business with Russia. In addition, a number of companies throughout the world who were not directly restricted by those sanctions have voluntarily elected to cease doing business with companies affiliated with Russia and it is anticipated that Russia will continue to retaliate with its own restrictions and sanctions. It is expected that these events will have an impact upon, among other things, financial markets for the foreseeable future. If the disruptions caused by these events continue for an extended period of time, our ability to search for a business combination or finance such business combination, and the business, operations and financial performance of any target business with which we ultimately consummate a business combination, may be materially adversely affected. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Going Concern

At June 30, 2023, the Company had $498,089 of cash outside of the Trust Account and a working capital deficit of $3,187,385. Management expects to incur significant costs in pursuit of its acquisition plans. The Company believes it will need to raise additional funds in order to meet the expenditures required for operating its business and to consummate a business combination. Moreover, the Company may need to obtain additional financing or draw on the Working Capital Loans either to complete a Business Combination or because it becomes obligated to redeem a significant number of the Public Shares upon consummation of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of our Business Combination. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following the Business combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations. As of June 30, 2023 and December 31, 2022, there were no amounts outstanding under any Working Capital Loans.

Additionally, related parties have paid certain offering and operating costs on behalf of the Company as needed. As of June 30, 2023 and December 31, 2022, the Company owed $20,747 and $19,477 respectively, to the related parties on account of unreimbursed expenses incurred in connection with the sourcing of its initial Business Combination.

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential Business Combination transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the date these financial statements are issued.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 31, 2023. The interim results for the three and six months ended June 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future periods.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions, including, but not limited to, not being required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company may elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of June 30, 2023 and December 31, 2022.

Marketable Securities Held in Trust Account

At June 30, 2023 and December 31, 2022, investment securities in the Company’s Trust Account consisted of U.S. government securities and mutual funds that invest primarily in U.S. government securities. Since all of the Company’s permitted investments consist of treasury securities, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets.

These securities are presented on the balance sheets at fair value at the end of each reporting period. Earnings on these securities are included in Gain on marketable securities (net), dividends and interest on cash and marketable securities held in Trust Account in the accompanying statements of operations and are automatically reinvested. The fair value for these securities is determined using quoted market prices in active markets for identical assets.

During the three and six months ended June 30, 2023, the Company withdrew $1,646,500 of dividend and interest income from the Trust Account for payment of the extension fee. For the three and six months ended June 30, 2022, there were no withdrawal of interest income from the Trust account for payment of an extension fee.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage. At June 30, 2023 and December 31, 2022, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity outside of the stockholders’ deficit section of the balance sheets.

The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Such changes are reflected in accumulated deficit. While the Trust Account balance is reduced by the actual tax payments and withdrawal for payment of working capital expenses, it is acceptable for Class A common stock subject to possible redemption balance to be reduced by the eligible tax expenses recorded (paid or unpaid) under the assumption that the accrued amount will be paid eventually, so such amount does not belong to the public investors. For the six months ended June 30, 2023, the Company recorded $6,916,373, in accretion related to Gain on marketable securities (net), dividends and interest on cash and marketable securities held in Trust Account and deposit made representing the payment for extension fee. Accretion attributable to the holders of the Class A common stock subject to possible redemption is reduced by $50,000 and $114,987 and $50,000 and $100,000 of franchise taxes payable for the three and six months ended June 30, 2023 and 2022, and $747,000 and $1,431,437 and $0 and $0 for the three and six months ended June 30, 2023 and 2022, respectively.

Net Income (Loss) Per Common Stock

Net income (loss) per common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for each of the periods, excluding common shares forfeited. The Company has not considered the effect of the 10,000,000 and 7,526,667 shares of Class A common stock issuable upon exercise of the public and private warrants, respectively, in the calculation of diluted net income (loss) per share, since the exercise of such warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statements of operations include a presentation of net income (loss) per share for Class A common stock subject to possible redemption in a manner similar to the two-class method of net income (loss) per common stock. As of June 30, 2023 and December 31, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the periods presented.

The net income (loss) per common share presented in the statements of operations is based upon the following:

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022
Net income	$2,664,135	$140,117
Accretion of temporary equity to redemption value	(2,742,142)	(61,838)
Net (loss) income including accretion of temporary equity to redemption value	$(78,007)	$78,279

	For the Six Months Ended June 30, 2023	For the Six Months Ended June 30, 2022
Net income (loss)	$4,307,697	$(561,832)
Accretion of temporary equity to redemption value	(5,351,938)	(97,650)
Net loss including accretion of temporary equity to redemption value	$(1,044,241)	$(659,482)

The following table reflects the calculation of basic and diluted net income (loss) per common stock (in dollars, except per share amounts):

	For the Three Months Ended June 30,
	2023		2022
	Class A	Class B	Class A	Class B
Basic and diluted net (loss) income per share:
Numerator:
Allocation of net (loss) income including accretion of temporary equity	$(62,406)	$(15,601)	$62,624	$15,656
Allocation of accretion of temporary equity to redemption value	2,742,142	—	61,838	—
Allocation of net (loss) income	$2,679,736	$(15,601)	$124,461	$15,656
Denominator:
Weighted-average shares outstanding	30,000,000	7,500,000	30,000,000	7,500,000
Basic and diluted net (loss) income per share	$0.09	$0.00	$0.00	$0.00

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the Six Months Ended June 30,
	2023		2022
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net loss including accretion of temporary equity	$(835,392)	$(208,849)	$(527,586)	$(131,896)
Allocation of accretion of temporary equity to redemption value	5,351,938	—	97,650	—
Allocation of net income (loss)	$4,516,546	$(208,849)	$(429,936)	$(131,896)
Denominator:
Weighted-average shares outstanding	30,000,000	7,500,000	30,000,000	7,500,000
Basic and diluted net income (loss) per share	$0.15	$(0.03)	$(0.02)	$(0.02)

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrants

The Company accounts for the Public Warrants and Private Placement Warrants as equity-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent reporting period while the warrants are outstanding.

The Company allocated the IPO proceeds from the Units between Class A common stock and warrants, using the relative fair value method.

Forward Purchase Agreement Liability

On October 21, 2021, the Company entered into a forward purchase agreement with M3-Brigade III FPA LP, an affiliate of the Sponsor, which provides for the purchase of up to $40,000,000 of shares of Class A common stock, for a purchase price of $10.00 per share (the “Forward Purchase Agreement”), in a private placement to occur in connection with the closing of a Business Combination. The obligations under the Forward Purchase Agreement do not depend on whether any shares of Class A common stock are redeemed by our public stockholders. The forward purchase shares will be identical to the shares of Class A common stock included in the units sold in the Initial Public Offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights, as described in the Forward Purchase Agreement.

On December 14, 2022, the Company entered into an FPA Termination Agreement, by and among the Company, M3-Brigade III FPA LP, HT Investments, LLC, Brigade Capital GP, LLC, and the Sponsor, pursuant to which, among other things, the parties agreed to terminate the forward purchase agreement, dated October 21, 2021, by and between the Company and M3-Brigade FPA LP. The termination of the forward purchase agreement is contingent upon the closing of the Business Combination.

The Company accounts for the Forward Purchase Agreement (“FPA Agreement”) as a derivative instrument in accordance with the guidance in ASC 815-40. The instrument is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statements of operations. The ability of the Company to receive any of the proceeds of the FPA Agreement is dependent upon the financial metrics of the business combination target, among other factors, rendering the receipt of such proceeds outside the control of the Company. Accordingly, $0 and $338,517 has been ascribed to such liability as of June 30, 2023 and December 31, 2022, respectively.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Subscription Purchase Agreement Liability

On December 14, 2022, the Company entered into Subscription Purchase Agreements. The Company accounts for the Subscription Purchase Agreements as a derivative instrument in accordance with the guidance in ASC 815-40. The instrument is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statements of operations. The ability of the Company to receive any of the proceeds of the Subscription Purchase Agreements is dependent upon the financial metrics of the business combination target, among other factors, rendering the receipt of such proceeds outside the control of the Company. Accordingly, $1,924,301 and $1,325,615 has been ascribed to such liability as of June 30, 2023 and December 31, 2022, respectively.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, with the exception of the forward purchase agreement, the subscription purchase agreement liability, and marketable securities held in Trust Account, approximates the carrying amounts as presented in the accompanying balance sheets, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Income Taxes

ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2023 and December 31, 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it, respectively.

ASC 740-270-25-2 requires that an annual effective tax rate be determined, and such annual effective rate applied to year-to-date income in interim periods under ASC 740-270-30-5. Our effective tax rate was 21.90% and 0% for the three months ended June 30, 2023 and 2022, respectively, and 24.94% and 0% for the six months ended June 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and six months ended June 30, 2023 and 2022, due to changes in fair value in forward purchase agreement, subscription purchase agreement and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 3 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) to the Sponsor and the Underwriter of an aggregate of 5,786,667 and 1,740,000 Private Placement Warrants, respectively at a price of $1.50 per Private Placement Warrant, resulting in gross proceeds of $11,290,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment.

A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will be worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

NOTE 4 — RELATED PARTY TRANSACTIONS

Founder Shares

On April 12, 2021, the Sponsor purchased 11,500,000 shares of Class B common stock (the “Founder Shares”) for $25,000. On September 7, 2021, the Company effected a reverse stock split of 0.625 of a share of Class B common stock for each outstanding share of Class B common stock, resulting in the Sponsor holding 7,187,500 founder shares. On October 21, 2021, the Company effected a stock dividend of .044 of a share of Class B common stock for each outstanding share of Class B common stock, resulting in the Sponsor holding 7,503,750 founder shares. The Founder Shares are identical to the Class A common stock included in the Units being sold in the Initial Public Offering, except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. Each Founder Share is automatically convertible to a share of Class A common stock on a one-for-one basis at the time of the Company’s initial business combination. The Founder Shares included an aggregate of up to 978,750 Founder Shares subject to forfeiture to the extent that the Underwriter’s over-allotment was not exercised in full or in part, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. On October 25, 2021, the Sponsor forfeited 3,750 Founder Shares in connection with the Underwriter not fully exercising their option to purchase additional units, resulting in the Sponsor holding 7,500,000 Founder Shares. All share amounts and related information have been retroactively restated to reflect the reverse stock split, stock dividend and share forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the shares of Class A common stock equal or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, consolidation capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

Private Placement Warrants

The Sponsor and Cantor Fitzgerald & Co. (“Cantor”) have purchased from the Company an aggregate of 7,526,667 private placement warrants at a price of $1.50 per warrant (for a gross purchase price of $11,290,000), in a private placement that occurred simultaneously with the completion of the Initial Public Offering (the “Private Placement Warrants”). Our sponsor purchased 5,786,667 Private Placement Warrants and Cantor purchased the remaining 1,740,000 Private Placement Warrants. Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50. No fractional shares will be issued upon exercise of the warrants. A portion of the purchase price the Private Placement Warrants was added to the proceeds from the Proposed Offering, such that a total of $303,000,000 was deposited in the Trust Account. The Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of the initial Business Combination and the Private Placement Warrants are non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants included in the Units sold in the Initial Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the Units in the Initial Public Offering and have no net cash settlement provisions. The Company has classified the warrants within a component of stockholder’s deficit. Under the terms of the warrant agreement governing the Private Placement Warrants, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination.

If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Public Warrants issued to the Sponsor will expire worthless.

Due to Related Parties

An affiliate of the Sponsor paid $192,374 of expenses on behalf of the Company prior to the Initial Public Offering. Such advances were to be repaid by the Company out of funds held outside the Trust Account and were repaid on March 30, 2022. As of June 30, 2023 and December 31, 2022, there were $20,747 and $19,477 outstanding balance under due to related parties, respectively.

Forward Purchase Agreement

On October 21, 2021, the Company entered into a forward purchase agreement with M3-Brigade III FPA LP, an affiliate of the Sponsor, which provides for the purchase of up to $40,000,000 of shares of Class A common stock, for a purchase price of $10.00 per share (the “Forward Purchase Agreement”), in a private placement to occur in connection with the closing of a Business Combination. The obligations under the Forward Purchase Agreement do not depend on whether any shares of Class A common stock are redeemed by our public stockholders. The forward purchase shares will be identical to the shares of Class A common stock included in the units sold in the Initial Public Offering, except the forward purchase shares will be subject to transfer restrictions and certain registration rights, as described in the Forward Purchase Agreement.

The Company accounts for the Forward Purchase Agreement in accordance with the guidance in ASC 815-40 and accounts for such agreements as derivative liability. The liability is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statements of operations. As of June 30, 2023 and December 31, 2022, the liability on account of the Forward Purchase Agreement was $0 and $338,517, respectively.

On December 14, 2022, the Company entered into an FPA Termination Agreement, by and among the Company, M3-Brigade III FPA LP, HT Investments, LLC, Brigade Capital GP, LLC, and the Sponsor, pursuant to which, among other things, the parties agreed to terminate the forward purchase agreement, dated October 21, 2021, by and between the Company and M3-Brigade FPA LP. The termination of the Forward Purchase Agreement is contingent upon the closing of the Business Combination.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account and interest accrued on funds in the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account and any interest accrued on funds in the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account, other than such interest earnings, would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of June 30, 2023 and December 31, 2022, the Company had no borrowings under the Working Capital Loans.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 5 — ACCRUED EXPENSES

The Company’s accrued expenses as of June 30, 2023 were comprised as follows:

Professional fees and expenses	$1,944,051
Delaware franchise tax	495,286
Other expenses	48,662
Total	$2,487,999

The Company’s accrued expenses as of December 31, 2022 were comprised as follows:

Professional fees and expenses	$1,853,293
Delaware franchise tax	380,299
Other expenses	21,048
Total	$2,254,640

Of such accrued expenses at June 30, 2023 and December 31, 2022, $150,517 are unpaid offering costs related to the Company’s IPO, respectively.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement (the “Registration Rights Agreement”) signed prior to the effective date of the Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion into shares of Class A common stock). The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Registration Rights Agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. The Company will bear the expenses incurred in connection with the filing of any such registration statement.

Underwriting Agreement

The Company granted the Underwriter a 45-day option from the date of Initial Public Offering to purchase up to 3,915,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discount. The underwriters partially exercised their over-allotment option, resulting in the purchase of an additional 3,900,000 Units, and the underwriters’ remaining over-allotment option expired unexercised on December 4, 2021.

The Underwriter was paid a cash underwriting discount of $0.20 per Unit (without giving effect to the Units issued upon the partial exercise by the underwriter of its over-allotment option; or $0.17 per Unit after giving effect to the incremental Units issued pursuant to such exercise). In addition, the Underwriter will be entitled to a deferred fee of $0.65 per Unit sold pursuant to the Initial Public Offering (after giving to the underwriter’s partial exercise of its overallotment option), or $14,280,000 in the aggregate. The deferred fee will become payable to the Underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Contingent Fee Arrangement

The Company entered into an agreement with a legal vendor to provide services in the event of a potential business combination. This agreement provides for payments of completion of due diligence and drafting of a definitive merger agreement, resulting in total payments of up to approximately $300,000 and is contingent and payable upon the completion of business combination. Additional fees will be payable to such legal vendor in the event that the initial business combination is satisfied, with the amount of such fees to be determined at that time based upon a variety of factors. As of June 30, 2023, no amount was accrued under this agreement.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 7 — CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION

Class A common stock subject to possible redemption is classified as a liability instrument and is measured at fair value. At June 30, 2023 and December 31, 2022, the Class A common stock subject to possible redemption reflected in the condensed balance sheets is reconciled in the following table:

Proceeds at issuance date (October 26, 2021)	$300,000,000
Less:
Proceeds allocated to public warrants	(8,176,627)
Class A common stock issuance cost	(20,091,938)
Plus:
Accretion of carrying value to redemption value	34,456,973
Balance at December 31, 2022	306,188,408
Plus:
Accretion of carrying value to redemption value	2,609,796
Balance at March 31, 2023	308,798,204
Plus:
Accretion of carrying value to redemption value	2,742,142
Balance at June 30, 2023	$311,540,346

NOTE 8 — STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. At June 30, 2023 and December 31, 2022, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue a total of 500,000,000 shares of Class A common stock at par value of $0.0001 each. As of June 30, 2023 and December 31, 2022, 30,000,000 shares of Class A common stock issued and outstanding. All such shares are presented outside of permanent equity since the shares are subject to possible redemption by the holders of Class A common stock.

Class B Common Stock — The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of June 30, 2023 and December 31, 2022, there were 7,500,000 shares of Class B common stock issued and outstanding.

Holders of Class B common stock will have the right to elect all of the Company’s directors prior to a Business Combination. Holders of shares of Class A common stock and holders of shares of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 8 — STOCKHOLDERS’ DEFICIT (cont.)

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the shares of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its reasonable best efforts to file with the SEC, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating thereto until the warrants expire or, in the case of Public Warrants only, are redeemed. Notwithstanding the above, if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption for Public Warrants. Once the Public Warrants become exercisable, the Company may redeem for cash the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each Public Warrant holder; and

●	if, and only if, the last reported sale price of the Class A common stock has been at least $18.00 per share (subject to adjustment in compliance with the public warrant agreement) for any ten (10) trading days within a 20-trading day period ending on the third (3rd) trading day prior to the date on which the notice of redemption is given to the public warrant holders.

The Company will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period or the Company elected to require the exercise of the Public Warrants on a “cashless basis” as described below. If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the agreement governing the Public Warrants. In determining whether to require all holders to exercise their Public Warrants on a “cashless basis”, the Company’s management will consider, among other factors, its cash position, the number of Public Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the Public Warrants. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (as defined below) of the number of shares of Class A common stock over the exercise price of the Public Warrants by (y) the “fair market value.” Solely for purposes of this paragraph, the “fair market value” means the volume-weighted average last reported sale price of the shares of Class A common stock as reported for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Public Warrants. However, except as described below, the Public Warrants will not be adjusted for issuances of shares of Class A common stock at a price below their exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the Public Warrants may expire worthless.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 8 — STOCKHOLDERS’ DEFICIT (cont.)

The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable and will be exercisable at the election of the holder on a “cashless basis.”

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split- up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of the Company’s capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends of which are dividends up to $0.50 per share per year, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of Class A common stock by the company if the proposed initial business combination is presented to the stockholders of the Company for approval, or (e) in connection with the redemption of the Company’s public shares upon the Company’s failure to complete the Company’s initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event. No other adjustments will be required to be made including for issuing Class A common stock at below market price and/or exercise price. If the number of outstanding shares of the Company’s Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock. Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 8 — STOCKHOLDERS’ DEFICIT (cont.)

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the Company’s initial business combination at an issue price or effective issue price of less than $9.20 per common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s sponsor or its affiliates, without taking into account any founder shares held by the Company’s sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial business combination on the date of the consummation of the Company’s initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Company’s initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or any that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is are the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Company’s Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of Class A common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or to correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. A change affecting the terms of the private placement warrants will require the approval of holders of at least 50% of the private placement warrants.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 8 — STOCKHOLDERS’ DEFICIT (cont.)

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the Company’s initial business combination (except, among other limited exceptions as described under “Principal Stockholders— Transfers of Founder Shares and Private Placement Warrants,” to the Company’s officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by the Company so long as they are held by the sponsor or its permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the IPO. If the private placement warrants are held by holders other than the sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in the IPO.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that the Company has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Company’s sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with the Company following a business combination. If they remain affiliated with the Company, their ability to sell the Company’s securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling the Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, The Company believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, the Company’s sponsor or an affiliate of the Company’s sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes the Company’s initial business combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. In the event that the Company’s initial business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Company’s Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. There were no working capital loans outstanding as of June 30, 2023 and December 31, 2022.

Neither the Private Placement Warrants nor Public Warrants contain any provisions that change depending upon the characteristics of the holder of the warrant. The warrant agreements contain a provision wherein warrant holders can receive an alternative issuance, including as a result of a tender offer that constitutes a change of control. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. The Company’s Public and Private Placement Warrants are accounted for as equity.

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 9 — RECURRING FAIR VALUE MEASUREMENTS

At June 30, 2023 and December 31, 2022, the assets held in the Trust Account were substantially held in U.S. government securities and in mutual funds that invest primarily in U.S. government securities and (in either such case) reported at fair value. Fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets.

The Company’s Forward Purchase Agreement liability and subscription purchase agreement liability are based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value.

The fair value of the Forward Purchase Agreement liability is classified within Level 3 of the fair value hierarchy and a value of $0 and $338,517 has been ascribed to such liability at June 30, 2023 and December 31, 2022, respectively. The fair value of the subscription purchase agreement liability is classified within Level 3 of the fair value hierarchy and a $1,924,301 and $1,325,615 has been ascribed to such liability at June 30, 2023 and December 31, 2022, respectively.

The following table presents fair value information as of June 30, 2023 and December 31, 2022 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

Description	Level	June 30, 2023	December 31, 2022
Assets:
Investments and marketable securities held in Trust Account	1	$312,953,334	$306,523,972
Liabilities:
Forward purchase agreement liability	3	$—	$338,517
Subscription purchase agreement liability	3	$1,924,301	$1,325,615

Forward Purchase Agreement Liability

In order to calculate the fair value of the forward purchase agreement liability, the Company utilized the following inputs:

	June 30, 2023	December 31, 2022
Probability of business combination	95%	90%
Underlying common stock price	$10.45	$10.14
Risk-free rate	5.24%	3.99%
Unit purchase price	$10.00	$10.00
Estimated maturity date	09/01/2023	06/20/2023

M3-BRIGADE ACQUISITION III CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

NOTE 9 — RECURRING FAIR VALUE MEASUREMENTS (cont.)

The following table presents the changes in the fair value of the forward purchase agreement (“FPA”) liability:

FPA
Fair value as of January 1, 2023	$338,517
Change in fair value	(295,412)
Fair value as of March 31, 2023	$43,105
Change in fair value	(43,105)
Fair value as of June 30, 2023	$—

FPA
Fair value as of January 1, 2022	$—
Change in fair value	380,040
Fair value as of March 31, 2022	$380,040
Change in fair value	(341,659)
Fair value as of June 30, 2022	$38,381

The changes in the fair value of the forward purchase agreement liability for the three and six months ended June 30, 2023 are $43,105 and $338,517, respectively, and for the three and six months ended June 30, 2022 are $341,659 and $38,381, respectively.

Subscription Purchase Agreement Liability

In order to calculate the fair value of the subscription purchase agreement liability, the Company utilized the following inputs:

	June 30, 2023	December 31, 2022
Probability of business combination	95%	90%
Underlying common stock price	$10.45	$10.14
Risk-free rate	5.24%	3.99%
Unit purchase price	$10.10	10.10
Estimated maturity date	9/01/2023	6/20/2023

The following table presents the changes in the fair value of the subscription purchase agreement (“SPA”) liability:

SPA
Fair value as of January 1, 2023	$1,325,615
Change in fair value	917,298
Fair value as of March 31, 2023	$2,242,913
Change in fair value	(318,612)
Fair value as of June 30, 2023	$1,924,301

The changes in the fair value of the subscription purchase agreement liability for the three and six months ended June 30, 2023 are $318,612 and $598,686, respectively, and for the three and six months ended June 30, 2022 is $0.

There were no transfers between fair value levels during the periods ended June 30, 2023 and 2022.

NOTE 10 — SUBSEQUENT EVENTS

 The Company evaluated events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued. Based upon this review, other than described below, the Company did not identify any events that would have required adjustment to or disclosure in the unaudited condensed financial statements.

On July 20, 2023, the Company issued a press release announcing the approval by the Company’s board of directors, at the request of M3-Brigade Sponsor III LP (the “Sponsor”), of an extension of the period of time the Company has to consummate its initial business combination until October 26, 2023. In connection with such extension, the Sponsor or its affiliates or designees are required deposit an additional $1,696,500 into the Company’s trust account, in part from the Company’s working capital, for the benefit of the Company’s public stockholders.

On July 27, 2023, the Company issued a press release announcing the receipt of a deposit of $1,696,500 into the Company’s trust account, in part from the Company’s working capital, for the benefit of the Company’s public stockholders. Pursuant to the Company’s amended and restated certificate of incorporation, the period of time the Company has to consummate its initial business combination has been extended until October 26, 2023.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description
2.1.1†	Business Combination Agreement, dated as of December 14, 2022, as amended on April 21, 2023, by and among M3-Brigade Acquisition III Corp., Greenfire Resources Ltd., DE Greenfire Merger Sub Inc., 2476276 Alberta ULC and Greenfire Resources Inc. (incorporated by reference to Exhibit 2.1.1 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
2.1.2	Amendment No. 2 to Business Combination Agreement, dated as of June 15, 2023, among M3-Brigade Acquisition III Corp., Greenfire Resources Ltd., DE Greenfire Merger Sub Inc., 2476276 Alberta ULC and Greenfire Resources Inc. (incorporated by reference to Exhibit 2.1.2 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
2.1.3	Amendment No. 3 to Business Combination Agreement, dated as of September 5, 2023, among M3-Brigade Acquisition III Corp., Greenfire Resources Ltd., DE Greenfire Merger Sub Inc., 2476276 Alberta ULC and Greenfire Resources Inc. (incorporated by reference to Exhibit 2.1 of M3-Brigade Acquisition III Corp.’s Form 8-K, File No. 001-40946, filed with the SEC on September 5, 2023).
2.2	Form of Plan of Arrangement (incorporated by reference to Exhibit 2.2 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
3.1	Articles of Greenfire Resources Ltd., dated as of December 9, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
3.2	By-laws of Greenfire Resources Ltd., dated as of December 9, 2022 (incorporated by reference to Exhibit 3.2 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
4.1	Amended and Restated Warrant Agreement, dated as of September 20, 2023, by and between Greenfire Resources Ltd., Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 2.3 of the Company’s Shell Company Report on Form 20-F, File No. 001-41810, filed with the SEC on September 27, 2023).
4.2	Warrant Agreement, dated as of September 20, 2023, by and between Greenfire Resources Ltd., Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 2.4 of the Company’s Shell Company Report on Form 20-F, File No. 001-41810, filed with the SEC on September 27, 2023).
4.3	Indenture, dated as of September 20, 2023, among Greenfire Resources Ltd., The Bank of New York Mellon, as Trustee, BNY Trust Company of Canada, as Canadian co-trustee, and Computershare Trust Company of Canada, as collateral agent (incorporated by reference to Exhibit 4.3 of the Company’s Shell Company Report on Form 20-F, File No. 001-41810, filed with the SEC on September 27, 2023).
5.1*	Opinion of Burnet, Duckworth & Palmer LLP regarding legality of securities being registered.
5.2*	Opinion of Carter Ledyard & Milburn LLP regarding legality of warrants being registered.
10.1	Form of Investor Rights Agreement, dated September 20, 2023 by Greenfire Resources Ltd., the MBSC Sponsor, certain former shareholders of Greenfire Resources, Inc. and certain other investors set forth therein (incorporated by reference to Exhibit 4.3 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
10.2	Form of Lock-Up Agreement, by and among Greenfire Resources Ltd., M3-Brigade Sponsor III LP, and certain former shareholders of Greenfire Resources, Inc. (incorporated by reference to Annex G of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
10.3	Greenfire Resources Ltd. Omnibus Share Incentive Plan (incorporated by reference to Exhibit 10.6 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
10.4	Form of Indemnity Agreement of Greenfire Resources Inc. (incorporated by reference to Exhibit 10.8 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
10.5.1#	Amended and Restated Crude Oil Purchase and Sale Agreement, dated December 3, 2021, between Greenfire Resources Operating Corporation and Trafigura Canada General Partnership (incorporated by reference to Exhibit 10.10.1 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 7, 2023).
10.5.2	Amended and Restated Marketing Agreement Amending Agreement, dated February 23, 2023, between Greenfire Resources Operating Corporation and Trafigura Canada Limited with respect to the purchase and sale of crude oil (incorporated by reference to Exhibit 10.10.2 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 7, 2023).
10.6.1#	Condensate Purchase and Sale Agreement dated September 17, 2021, between Japan Canada Oil Sands Limited (or any successor in interest thereto) and Trafigura Canada General Partnership (incorporated by reference to Exhibit 10.11.1 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 7, 2023).
10.6.2	Amended and Restated Marketing Agreement Amending Agreement dated February 23, 2023, between Greenfire Resources Operating Corporation and Trafigura Canada Limited with respect to the purchase and sale of condensate (incorporated by reference to Exhibit 10.11.2 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 7, 2023).

Exhibit Number	Description
10.7.1#	Amended and Restated Crude Oil Purchase and Sale Agreement — Wellhead, dated September 17, 2021, between Greenfire Acquisition Corporation and Trafigura Canada General Partnership (incorporated by reference to Exhibit 10.12.1 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 7, 2023).
10.7.2#	Marketing Agreement Amending Agreement dated December 14, 2022, between Greenfire Resources Operating Corporation and Trafigura Canada Limited (incorporated by reference to Exhibit 10.12.2 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 7, 2023).
10.8.1#	Reserve Account Security Agreement dated September 17, 2021, between Japan Canada Oil Sands Limited, GAC Holdco Inc., Greenfire Acquisition Corporation, Greenfire Resources Operating Corporation, Hangingstone Expansion Limited Partnership, and Hangingstone Demo Limited Partnership, as pledgers, and Trafigura Canada General Partnership and Trafigura Trading LLC, as secured creditors (incorporated by reference to Exhibit 10.13.1 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 7, 2023).
10.8.2#	First Amending Agreement to Reserve Account Security Agreement dated March 23, 2023, between Greenfire Resources Inc., Greenfire Resources Operating Corporation, Hangingstone Expansion Limited Partnership and Hangingstone Demo Limited Partnership and Trafigura Canada Limited and Trafigura Trading LLC. (incorporated by reference to Exhibit 10.13.2 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 7, 2023).
10.9#	Credit Agreement, dated as of September 20, 2023, among Greenfire Resources Ltd., Bank of Montreal, as administrative agent and the lenders party thereto (incorporated by reference to Exhibit 4.4 of the Company’s Shell Company Report on Form 20-F, File No. 001-41810, filed with the SEC on September 27, 2023).
21.1	List of subsidiaries of Greenfire Resources Ltd. (incorporated by reference to Exhibit 21.1 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
23.1*	Consent of Deloitte LLP.
23.2*	Consent of BDO USA, P.C.
23.3*	Consent of Burnet, Duckworth & Palmer LLP (included as part of Exhibit 5.1 hereto).
23.4*	Consent of Carter Ledyard & Milburn LLP (included as part of Exhibit 5.2 hereto).
23.5*	Consent of McDaniel & Associates Consultants Ltd. with respect to the Greenfire Resources Inc. reserve reports.
24.1*	Power of Attorney (contained on the signature page of this Registration Statement)
99.1	Reserve Report of McDaniel & Associates Consultants Ltd. as to reserves of Greenfire Resources Inc. as of December 31, 2022 (corrected) (incorporated by reference to Exhibit 99.10 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
99.2	Reserve Report of McDaniel & Associates Consultants Ltd. as to reserves of Greenfire Resources Inc. as of December 31, 2021 (corrected) (incorporated by reference to Exhibit 99.11 of the Company’s Form F-4/A, File No. 333-271381, filed with the SEC on August 11, 2023).
107*	Filing Fee Table

*	Filed herewith
†	Schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
#	Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Provided, however, that financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act to any purchasers, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

(1)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form.

(2)	The registrant undertakes that every prospectus that (i) is filed pursuant to paragraph (1) immediately preceding or (ii) purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on October 20, 2023.

Greenfire Resources Ltd.

By:	/s/ Robert Logan
Name:	Robert Logan
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Robert Logan as the undersigned’s true and lawful attorney-in-fact and agent, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to affect the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacities indicated on October 20, 2023.

Name	Title	Date

/s/ Robert Logan	Chief Executive Officer, Director	10/20/23
Robert Logan	(Principal Executive Officer)

/s/ Tony Kraljic	Chief Financial Officer, Director	10/20/23
Tony Kraljic	(Principal Financial and Accounting Officer)

/s/ Jonathan Klesch	Director	10/20/23
Jonathan Klesch
/s/ Julian McIntyre	Director	10/20/23
Julian McIntyre
/s/ Venkat Siva	Director	10/20/23
Venkat Siva
/s/ Matthew Perkal	Director	10/20/23
Matthew Perkal
/s/ William Derek Aylesworth	Director	10/20/23
William Derek Aylesworth

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, Greenfire Resources Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States on October 20, 2023.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director